UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ARC Group, Inc.

(Exact Name of registrant as specified in its charter)

Nevada	59-3649554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1409 Kingsley Ave., Ste. 2 Orange Park, FL	32073
(Address of principal executive offices)	(Zip Code)

(904) 741-5500
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered Pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.01 par value per share

Title of Class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ARC Group, Inc.

FORM 10

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ITEM 1.	BUSINESS.

Overview

We were formed in April 2000 to develop the Dick’s Wings and Grill® restaurant franchise (“Dick’s Wings”), and are the owner, operator and franchisor of the Dick’s Wings brand of restaurants. Our Dick’s Wings franchise is currently comprised of 19 restaurants owned and/or franchised located in the States of Florida, Georgia and Texas. Dick’s Wings offers a variety of boldly-flavored menu items highlighted by our Buffalo, New York-style chicken wings spun in our signature sauces and seasonings. We offer our customers a casual, family-fun restaurant environment designed to appeal to both families and sports fans alike. At Dick’s Wings, we strive to provide our customers with a unique and enjoyable experience Flavor. From first bite to last call®.

On August 30, 2018, we acquired the Fat Patty’s® restaurant concept (“Fat Patty’s”), which is currently comprised of four restaurants located in West Virginia and Kentucky. Fat Patty’s offers a variety of specialty burgers and sandwiches, wings, appetizers, salads, wraps, and steak and chicken dinners in a family friendly, sports-oriented environment designed to appeal to a mix of families, students, professors, locals, and visitors.

During fiscal year 2019, we were the franchisee of a Tilted Kilt restaurant in Gonzales, Louisiana which we forfeited at the end of 2019.

On October 11, 2019, the Company acquired substantially all of the assets of WingHouse. WingHouse is comprised of 20 company-owned restaurants located in Florida

Our restaurants serve lunch and dinner and provide a full-service bar. They offer a variety of specialty burgers and sandwiches, wings, appetizers, salads, wraps, and steak and chicken dinners in a family friendly, sports-oriented environment designed to appeal to a mix of families, students, professors, locals, and visitors as well as offering kids meal options for children. We offer dine-in, take-out and third-party delivery services at all our locations. All our restaurants offer an extensive selection of domestic, imported and craft beers and wine, and the majority of our restaurants feature a full bar offering a variety of liquor and spirits. We also introduce new menu items from time to time.

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We are focused on continually elevating our unique and high-quality food and beverage offerings. Our goal is to balance the established menu offerings that appeal to our loyal customers with new menu items that increase customer frequency and attract new customers. We believe that the development of new products can drive traffic by expanding our customer base and help us continue to build brand leadership in food quality and taste. For all new menu rollouts, new product launches are combined with a new menu design and updated pricing to reflect the current economic environment, as well as our current strategic marketing and creative plan. All our menu items are made-to-order and are available for take-out.

The restaurants are established and operated under a comprehensive and unique system that includes: (i) distinctive signage, interior and exterior design, decor and color scheme; (ii) special recipes and menu items, including proprietary products and ingredients; (iii) uniform standards, specifications, and procedures for operations; (iv) quality and uniformity of products and services offered; (v) inventory, management and financial control procedures (including point of purchase and tracking systems); (vi) training and assistance; and (vii) advertising and promotional programs, all of which we may change, improve, and further develop.

Dick’s Wings Franchise

Restaurants

As of December 31, 2020, our Dick’s Wings franchise was comprised of traditional restaurants like our Dick’s Wings & Grill restaurants, which are full- service restaurants, and non-traditional units such as the Dick’s Wings concession stands at TIAA Bank Field (formerly EverBank Field) and Veterans Memorial Arena in Jacksonville, Florida (the “Concession Stand”). The Concession Stand ceased its operations on January 2020, due to the effects of COVID-19. On December 31, 2020, the Company had 16 Dick’s Wings & Grill restaurants owned and operated by franchisees and three (3) Dick’s Wings & Grill restaurants owned and operated by the Company. The Concession Stand at TIAA Bank Field and Veterans Memorial Arena operated by us. As of the date of this Annual Report, the Company has 16 Dick’s Wings & Grill Restaurants owned and operated by franchisees, with three (3) Dick’s Wings & Grill restaurants owned and operated by us.

The restaurants typically range in size from 3,500 to 5,500 square feet and require an initial capital investment per restaurant of between $237,500 and $772,500. The initial capital investment is comprised of cash pre-opening costs and build-out costs. Factors contributing to the fluctuation in the initial capital investment per location include the size of the property, the geographical location, the type of construction, the cost of liquor and other licenses, and the type and amount of concessions, if any, received from landlords. We offer lower cost conversion packages that provide prospective franchisees with flexibility to convert existing restaurants of other brands into a Dick’s Wings restaurant. Because of this, some of our restaurants may be smaller or larger or cost more or less than the typical ranges.

The restaurants are typically open on a daily basis from 11 a.m. to 10 p.m. Sunday through Thursday, and from 11 a.m. to 12 a.m. on Friday and Saturday, although closing times may vary depending on the day of the week and applicable regulations governing the sale of alcoholic beverages.

Menus

Our Dick’s Wings restaurants feature a variety of menu items highlighted by our traditional and boneless Buffalo, New York- style chicken wings spun in our signature sauces and seasonings. Our sauces and seasonings range in heat intensity from mild to very hot and combined with such flavors as Bourbon, Cajun Ranch, Caribbean Jerk, Florida Girl, Garlic Parmesan, Georgia Girl, Gold Rush, Honey BBQ, Lemon Pepper, Mango Habanero, Ragin’ Cajun, Smokey Mountain Gold, and our signature flavor, the Victory Lane Wings™. Our proprietary hot sauces include our Firestorm™ and our ultra-hot Dick’s Secret Sauce™. These sauces and seasonings can be blended to create more than 365 flavors. We also sell our proprietary Dick’s Secret Sauce and Firestorm sauces at our restaurants. Our sauces and seasonings complement and distinguish our chicken wings and other menu offerings to create a bold flavor profile for our customers. Other menu items that we offer include chicken tenders, quesadillas, specialty burgers and sandwiches, salads, wraps, flatbreads, and desserts.

Franchisees and Franchise Agreements

Our Dick’s Wings franchise program is designed to promote consistency and quality. We believe that it is important to maintain strong and open relationships with our franchisees. To this end, we invest a significant amount of time working with our franchisees on key aspects of the business, including products, equipment, operational improvements and standards, and management techniques. Franchisees are approved on the basis of their business background, evidence of restaurant management experience, net worth and capital available for investment in relation to the scope of the proposed business relationship. Franchisees can range in size from individuals owning a single restaurant to larger corporate entities owning several restaurants.

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Franchisees are required to execute a franchise agreement containing a standard set of terms and conditions prior to opening a Dick’s Wings restaurant. Under our franchise agreement, we grant franchisees the right to operate restaurants using the “Dick’s Wings” trademarks, trade dress and other intellectual property within the Dick’s Wings system, which includes uniform operating procedures, standards for consistency and quality of products, technical knowledge, and procedures for accounting, inventory control and management. In return, franchisees supply capital, initially by paying a franchisee fee to us in the amount of $35,000, purchasing or leasing the building and land, and purchasing the equipment, signs, seating, inventories and supplies necessary for the operation of the restaurant, and, over the longer term, by reinvesting in the restaurant. Franchisees are required to make weekly royalty payments to us in an amount equal to five percent of the gross revenue they generate during the applicable week. They are also required to spend at least two percent of their gross revenue on local advertising and contribute at least one percent, but not more than two percent, of their gross revenue to our general advertising fund.

Our franchise agreements require that each franchised restaurant be operated in accordance with our defined operating procedures, adhere to the menu established by us, meet applicable quality, service, health and cleanliness standards, and comply with all applicable laws. We have the right to terminate a franchise agreement if the franchisee fails to pay us royalties, make contributions and expenditures for advertising, or otherwise operate and maintain its restaurant in accordance with the requirements of the agreement. Franchise agreements are not assignable by the franchisee without our consent, and we have a right of first refusal if a franchisee proposes to sell a restaurant. The initial term of the typical franchise agreement is 10 years with a 10-year renewal option for the franchisee, subject to conditions contained in the franchise agreement.

We also offer area development agreements pursuant to which we grant franchisees the right to open a specified number of Dick’s Wings restaurants within an exclusive development area in accordance with a specified development schedule. Our area development agreement establishes the number of restaurants that must be developed within a defined geographic area and the deadlines by which these restaurants must open. Franchisees that enter into an area development agreement pay us an initial franchise fee of $35,000 for the first restaurant and an area development fee determined by multiplying $15,000 by the number of additional restaurants to be opened in the area. Thereafter, franchisees pay us an initial franchise fee of $30,000 for each subsequent restaurant that they open, against which a credit in the amount of $15,000 is applied. The area development agreement can be terminated by us if, among other reasons, the area developer fails to open restaurants on schedule.

Fat Patty’s Concept

On August 30, 2018, we acquired Fat Patty’s. Our Fat Patty’s concept is comprised of four Fat Patty’s restaurants located in Ashland, Kentucky, and Hurricane, Huntington and Barboursville, West Virginia. The Huntington restaurant is located in the heart of Marshall University in Huntington, West Virginia, and is the original location of the Fat Patty’s brand.

Our Fat Patty’s restaurants are typically located in free standing units or end units in shopping centers, and range in size between 5,000 to 6,000 square feet of space. The restaurants are typically open on a daily basis from 11 a.m. to 1 a.m. Monday through Saturday, and from 11 a.m. to 12 a.m. on Sunday, although closing times may vary depending on the day of the week and applicable regulations governing the sale of alcoholic beverages.

We are focused on continually elevating our unique and high-quality Fat Patty’s food and beverage offerings. Our company’s mission is to be brilliant on the basics. In our business that means highly satisfied guests. We believe in repeat guests that frequent our establishment often. We emphasize over-sized entrees and a great value. We provide a very casual and relaxed atmosphere, with continuous music throughout our establishment. We operate in a clean and safe environment with strict adherence to our policies and procedures.

Menus

Our Fat Patty’s restaurants are proud to offer something to everyone. From burgers and sandwiches to salads and dinners, our guests are sure to find something they love. Fat Patty’s offers a variety of menu items highlighted by our specialty burgers with seasonings and toppings only we can create. We offer craveable sauces and seasonings on our burgers, chicken wings, chicken strips, wide variety of appetizers, salads, pizzas, sandwiches, wraps, sliders, fish & chips, and desserts. Our 21 burgers feature the biggest-in-town “Big Fat Patty” and an array of “one-of-a-kind” specialty burgers such as the Tex-Mex Patty, the Lasso Patty, Born on the Bayou Patty, and many others.

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WingHouse Bar and Grill Concept

On October 11, 2019, we acquired WingHouse Bar & Grill. Our WingHouse concept is comprised of twenty WingHouse Bar & Grill restaurants located throughout the State of Florida.

Our WingHouse restaurants are typically located in free standing units or end units in shopping centers, and range in size between 5,000 to 8,000 square feet of space. The restaurants are typically open on a daily basis from 11 a.m. to 12 a.m. Sunday through Thursday, and from 11 a.m. to 1 a.m. on Saturday and Sunday, although closing times may vary depending on the day of the week and applicable regulations governing the sale of alcoholic beverages.

We feature The WingHouse Girl at every guest encounter. The WingHouse Girls, from the hostess to the bartender, set the tone of the unforgettable experience – the WingHouse experience. Our guests can go anywhere to get a chicken sandwich or a hamburger. Why the WingHouse? Because of “The WingHouse Girl!” Always upbeat, always saying “Hello!”. WingHouse Girls are friendly and courteous; they say “Hi!” and “Bye!” to every single guest. The music is always playing and inside our four walls there is a feeling of: forget your troubles and enjoy the fun!

We are focused on continually elevating our unique and high-quality WingHouse Girl, food and beverage offerings. Our company’s mission is to be brilliant on the basics. In our business that means highly satisfied guests. We believe in repeat guests that frequent our establishment often. We emphasize over-sized entrees and a great value. We provide a very casual and relaxed atmosphere, with continuous music throughout our establishment. We operate in a clean and safe environment with strict adherence to our policies and procedures. A main attraction to our store is the “World Famous WingHouse Girl.” “The Girl Next Door” that is always polite and always smiling with a great positive outlook on life.

If we execute all these ingredients and are “Brilliant on the Basics,” we feel that the WingHouse will be a success in any neighborhood. that increase customer frequency and attract new customers. We believe that the development of new products can drive traffic by expanding our customer base and help us continue to build brand leadership in food quality and taste. For all new menu roll-outs, new product launches are combined with a new menu design and updated pricing to reflect the current economic environment, as well as our current strategic marketing and creative plan. All our menu items are made-to-order and are available for take-out.

Menus

Our WingHouse restaurants feature a variety of menu items highlighted by our traditional and boneless Buffalo style chicken wings spun in our signature sauces and seasonings. Our sauces and seasonings range in heat intensity from mild to Exxxtreme hot and include such flavors as Teriyaki, Dallas BBQ, Garlic Parmesan, Mild, Medium, Jamaican Jerk, Korean BBQ, Honey Hot, Nashville Hot, Sweet Thai Chili, Mango Habanero, Hot, House on Fire, Exxxtreme, and four dry rubs including Lemon Pepper, Sweet 7 Smokey, Ranch Chipotle, and Blackened Rub. We also sell our proprietary WingHouse Sauces at our restaurants. Our sauces and seasonings complement and distinguish our chicken wings and other menu offerings to create a bold flavor profile for our customers. Other menu items that we offer include our famous naked wings, chicken strips, appetizers, salads, pizzas, burgers, sandwiches, wraps, sliders, baby back ribs, fish & chips, and desserts.

Our WingHouse restaurants serve lunch and dinner and provide a full-service bar. They offer a variety of specialty burgers and sandwiches, wings, appetizers, salads, wraps, and steak and chicken dinners in a family friendly, sports-oriented environment designed to appeal to a mix of families, students, professors, locals, and visitors.

Our WingHouse restaurants offer dine-in and take-out services. They also provide kids meal options for children. All of our restaurants offer an extensive selection of domestic, imported and craft beers and wine, and all of our restaurants feature a full bar offering a variety of liquor and spirits. We also introduce new menu items from time to time.

We feature The WingHouse Girl at every guest encounter. The WingHouse Girls, from the hostess to the bartender, set the tone of the unforgettable experience – the WingHouse experience. Our guests can go anywhere to get a chicken sandwich or a hamburger. Why the WingHouse? Because of “The WingHouse Girl!” Always upbeat, always saying “Hello!”. WingHouse Girls are friendly and courteous; they say “Hi!” and “Bye!” to every single guest. The music is always playing and inside our four walls there is a feeling of: forget your troubles and enjoy the fun!

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We are focused on continually elevating our unique and high-quality WingHouse Girl, food and beverage offerings. Our company’s mission is to be brilliant on the basics. In our business that means highly satisfied guests. We believe in repeat guests that frequent our establishment often. We emphasize over-sized entrees and a great value. We provide a very casual and relaxed atmosphere, with continuous music throughout our establishment. We operate in a clean and safe environment with strict adherence to our policies and procedures. A main attraction to our store is the “World Famous WingHouse Girl.” “The Girl Next Door” that is always polite and always smiling with a great positive outlook on life.

If we execute all these ingredients and are “Brilliant on the Basics,” we feel that the WingHouse will be a success in any neighborhood. that increase customer frequency and attract new customers. We believe that the development of new products can drive traffic by expanding our customer base and help us continue to build brand leadership in food quality and taste. For all new menu roll-outs, new product launches are combined with a new menu design and updated pricing to reflect the current economic environment, as well as our current strategic marketing and creative plan. All of our menu items are made-to-order and are available for take-out.

Branding

We established our Dick’s Wings, Fat Patty’s, and WingHouse brands through coordinated marketing and operational execution that ensures brand recognition, quality and consistency throughout our concepts. These efforts include marketing programs and advertising to support our restaurants. We prominently feature our Dick’s Wings, Fat Patty’s, and WingHouse logos, bright colors, sports memorabilia, televisions and exterior trade dress at our restaurants and as branding for our marketing and advertising materials. Our brands are further strengthened by our emphasis on operational excellence supported by operating guidelines and employee training in our restaurants. We believe our brands have broad appeal because they attract customers of all ages and our menu offers a variety of distinctive items that allow customers to customize their experience, appealing to many tastes. Our distinctive concepts, combined with our high-quality food, make Dick’s Wings, WingHouse, and Fat Patty’s appealing to families, children, teenagers and adults of all ages and socio-economic backgrounds.

Site Selection

Our site selection process for our brands is integral to the successful execution of our growth strategy, and we devote significant effort to the investigation of new locations utilizing a variety of analytical techniques. The process begins with the selection of a proposed site by us or a franchisee. In the case of franchisees, the process is initiated by the franchisee submitting a site proposal package to us. Once the proposal is submitted to us, we review it to determine whether or not we will accept it. Criteria that we consider for our prospective sites and those of our franchisees include:

●	local market demographics, population density and psychographic profiles;

●	occupancy rates and projected growth rates in the trade area;

●	the location and performance of big box retailers and nationally branded peers;

●	available square footage, parking and lease economics;

●	local investment and operating costs;

●	development and expansion constraints;

●	vehicle traffic patterns, visibility and access;

●	regional consumer trends and preferences;

●	those characteristics that are similar to our most successful existing restaurants; and

●	other quantitative and qualitative measures.

The specific rate at which we and our franchisees are able to open new restaurants is determined, in part, by our and their success in locating satisfactory sites, negotiating acceptable lease or purchase terms, securing appropriate local governmental permits and approvals, and by our and their capacity to supervise construction and recruit and train management and hourly employees.

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We periodically re-evaluate restaurant sites to ensure attributes have not deteriorated below our minimum acceptable standards. In the event site deterioration occurs with respect to one of our or our franchisee’s restaurants, we make a concerted effort to improve the restaurant’s performance by providing physical, operating and marketing enhancements unique to each restaurant’s situation. If efforts to restore the restaurant’s performance to acceptable minimum standards are unsuccessful, we consider relocation to a proximate, more desirable site, that will strengthen our presence in the applicable trade area or market. We also evaluate closing the restaurant if the brand’s measurement criteria, such as return on investment and area demographic trends, do not support relocation. Historically, restaurants that we have closed were generally performing below our standards or were near or at the expiration of their lease terms. Our strategic plan is targeted to support our long-term growth objectives, with a focus on continued development of those restaurant locations that have the greatest return potential for us and our shareholders.

Restaurant Atmosphere

We offer our Dick’s Wings, Fat Patty’s, and WingHouse customers a casual, environment designed to appeal to sports fans of all ages. Our restaurants have high-definition televisions located throughout the restaurants, making our restaurants an ideal gathering place for sports enthusiasts. We tailor the content and volume of our video and audio programming to reflect our customers’ tastes. Our Dick’s Wings restaurants also have a children’s area filled with video games and other forms of children’s entertainment that is visible from most of the tables in the restaurant, making our restaurants an ideal place for families to take their children. We believe the design of our restaurants enhances our customers’ experiences, drives repeat visits, and solidifies the broad appeal of our brand.

Operations

We believe that operational excellence is critical to our long-term success. We define operational excellence as an uncompromising attention to the details of our recipes, food preparation, cooking procedures, handling procedures, sanitation, cleanliness and safety. Our operations strategy is designed to drive best-in-class restaurant operations by us and our franchisees and improve friendliness, cleanliness, speed of service and overall customer satisfaction to drive long-term growth.

Our restaurants are required to be operated in accordance with uniform operating standards and specifications relating to the selection, handling and preparation of menu items, food quality and safety, signage, decor, equipment maintenance, cleanliness, uniforms, suppliers, facility standards, customer service and accounting controls. We and our franchisees utilize detailed operations manuals covering all aspects of our restaurant operations, as well as food and beverage manuals that detail the preparation procedures of our recipes. Each franchisee is required to furnish us with weekly sales and operating reports that assist us in monitoring the franchisee’s compliance with its franchise agreement. We make both announced and unannounced inspections of our restaurants to ensure that our practices and procedures are being followed. We systematically review the performance of our restaurants to ensure that each one meets our standards and conduct meetings with our franchisees to discuss the results of our reviews. When a restaurant falls below minimum standards, we conduct a thorough analysis to determine the causes, and implement marketing and operational plans to improve the restaurant’s performance. If the restaurant’s performance does not improve to acceptable levels, the restaurant is evaluated for relocation or closing.

An important aspect of our operating strategy is the efficient design, layout and execution of our kitchen operations. Due to the relatively simple preparation of our menu items, the kitchen consists of fryers, grills and food preparation stations that are arranged assembly-line style for maximum productivity. Given our menu and kitchen design, our kitchens are staffed with hourly employees who require only basic training before reaching full productivity. We do not require the added expense of an on-site chef. The ease and simplicity of our kitchen operations allows us to achieve our goal of preparing quality food with minimal wait times.

Training

Our training program is available to our employees as well as our franchisees and their employees. It offers food safety, quality assurance and other programs that are designed to ensure that our employees and our franchisees and their employees are trained in proper food handling techniques. Before a restaurant opens for business, each of our company-owned restaurant managers and franchisees must attend and successfully complete our training program. The training program is conducted in Jacksonville, Florida and lasts for between two and four weeks, unless we determine that additional training is needed. During our training program, we describe our philosophies and policies for administration, marketing, general manager tasks, operations by position, food preparation, set up and closing procedures, cleaning and sanitation, food borne illnesses and employee hygiene. We also utilize operation simulations. We offer customized instruction as needed and offer additional or refresher training courses from time to time. Our Dick’s Wings company-owned restaurant managers and franchisees are certified in comprehensive state-approved food safety and sanitation courses, such as ServSafe, developed by the National Restaurant Association.

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Marketing and Advertising

We market our Dicks’ Wings restaurants as “Wingin’ it since 1994®” where both families and sports fans can go to have a unique and enjoyable restaurant experience from first bite to last call. We market our Fat Patty’s restaurants as places where both families and sports fans can enjoy a meal in a family friendly, sports-themed environment. The Fat Patty’s brand has become a staple in the communities in which it operates creating a cult-like following with its tag line, “Bite This” on a burger logo. WingHouse’s focus is on good food, served beautifully. Our marketing programs are designed to differentiate our Dick’s Wings, WingHouse, and Fat Patty’s restaurants from the restaurants of our competitors and showcase our food and brand in a family fun atmosphere. These efforts include marketing campaigns and advertising to support our restaurants. The primary goal of these efforts is to build brand awareness throughout the areas where we have restaurants located. Our marketing and advertising campaigns are also designed to: (i) support strong restaurant openings, (ii) drive positive same-store sales through additional visits by our existing customers and visits by new customers, (iii) increase average order size, and (iv) increase profit margins. Given our strategy to be a neighborhood destination, community marketing is key to driving sales and developing brand awareness in each market.

Our marketing strategy is fact-based, using consumer insights to build brand affinity and drive menu optimization. Local advertising is developed and implemented by us and our franchisees, and includes such events as live bands, car shows, pay-per-view television events and pool tournaments. System-wide marketing, advertising and promotions are developed and implemented by us. We pay directly for such activities with respect to our Fat Patty’s brand. We use our general advertising fund as well as our own funds to pay for such activities with respect to our Dick’s Wings brand. We implement periodic promotions as appropriate to maintain and increase the sales and profits of us and our franchisees and strengthen our brands. We also rely on outdoor billboard, direct mail and email advertising, as well as radio, newspapers, digital coupons, search engine marketing and social media such as Facebook and Twitter, as appropriate, to attract and retain customers for us and our franchisees. As part of our marketing strategy, we provide our company-owned restaurants and franchisees with advertising support and guidance to ensure that a consistent message is being delivered to the public.

Supply and Distribution

We strive to maintain high quality standards. In furtherance of this, we establish the standards and specifications for the products used in the development and operation of all of our restaurants and for the direct and indirect sources of most of those items. We also have the right to require, and generally do require, that our company-owned restaurants and franchisees purchase products and services only from manufacturers and suppliers that we approve and utilize distributors that we approve. For example, we have arranged for our Dick’s Wings and WingHouse company-owned restaurants and franchisees to purchase food, supplies and paper goods from Sysco and purchase soda beverages from The Coca-Cola Company. Fat Patty’s orders food, supplies, and paper goods from Gordon Foods. These requirements help us assure the quality and consistency of the products sold at our restaurants and help us protect and enhance the image of the Dick’s Wings, Fat Patty’s and WingHouse brands.

We provide detailed specifications to suppliers for our food ingredients, products and supplies. To maximize our purchasing efficiencies and obtain the lowest possible prices for our ingredients, products and supplies, we negotiate prices based on system-wide usage of these items by our restaurants. Suppliers are chosen based upon their ability to provide competitive pricing, a continuous supply of product that meets all safety and quality specifications, logistics expertise and freight management, customer service, and transparency of business relationships. We have not experienced any significant continuous shortages of supplies, and believe that competitively priced, high quality alternative suppliers are available should the need arise. We do not utilize the services of any purchasing or distribution cooperatives.

Information Technology

All of our restaurants are equipped with a computerized point-of-sale system. Our point-of-sale systems provide effective communication between the kitchen and the server, allowing employees to serve customers in a quick and consistent manner while maintaining a high level of control. Our point-of-sale systems include a back-office system that has the capability to provide support for inventory, payroll, accounting, accounts payable, cash management and management reporting functions. They also help dispatch and monitor delivery activities in our restaurants. Our point-of-sale systems provide us with the ability to generate weekly and period- to-date operating results on a company-wide, brand-wide, regional or individual restaurant basis. This enables us to closely monitor sales, food and beverage costs, and labor and operating expenses at each of our restaurants. Our point-of-sale systems run on non- proprietary hardware with open architecture and offers intuitive touch screen interface and integrated credit and gift card processing.

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We intend to implement additional technology-enabled business solutions in the future targeted at improved financial control, cost management, enhanced customer service and improved employee effectiveness. These solutions will be designed to be used across all of our restaurants and brands. Our strategy is to fully integrate the systems to drive operational efficiencies and enable our employees and franchisees to focus on restaurant operations excellence.

Intellectual Property

We own U.S. registered trademarks for many of the logos, designs and expressions that identify the products and services that we use in our business, including “Dick’s Wings.” “Dick’s Wings & Grill”, “Fat Patty’s” and “WingHouse”. We also have common law trademark rights for certain of our proprietary marks. We believe that our trademarks have significant value and are important to our business. Our policy is to pursue registration of our important trademarks whenever feasible and to oppose vigorously any infringement of our trademarks. Under current law and with proper use and registration, our rights in our trademarks will generally last indefinitely. The use of these trademarks by our franchisees has been authorized in our franchise agreements.

We may rely, and in some circumstances do rely, on trade secrets and common law rights to protect our intellectual property. We have established the standards and specifications for most of the goods and services used in the development, improvement and operation of our restaurants. These proprietary standards, specifications and restaurant operating procedures are trade secrets owned by us. We protect our trade secrets and proprietary information, in part, by entering into confidentiality agreements with our employees and franchisees and have included confidentiality provisions in our franchise agreements. We also seek to preserve the integrity and confidentiality of our proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems. Notwithstanding these protective measures, trade secrets and proprietary rights can be difficult to enforce. While we have confidence in the protective measures that we have implemented, our agreements and security measures may be breached, and we may not have adequate remedies for any such breach.

Competition

The restaurant industry is fragmented and intensely competitive. Dick’s Wings and WingHouse compete directly with Buffalo Wild Wings, East Coast Wings & Grill, Hooters, Hurricane Grill & Wings, Wings ‘N More, Wings N’ Things, Wingstop and other restaurants offering chicken wings as one of their primary food offerings. Fat Patty’s competes directly with gourmet burger restaurants and other restaurants offering burgers as one of their primary food offerings. Dick’s Wings and Fat Patty’s also compete with local and regional sports bars and national casual dining establishments, and to a lesser extent with quick service restaurants such as wing-based and burger-based take-out concepts. Furthermore, because the restaurant industry has few barriers to entry, new competitors may emerge at any time. Dick’s Wings and Fat Patty’s compete with other restaurants and retail establishments on the basis of taste, quality and price of food offered, menu offering, perceived value, service, atmosphere, location and overall dining experience. They also compete with other restaurants and retail establishments for qualified franchisees, site locations and employees to work in our restaurants.

Many of our direct and indirect competitors are well-established national, regional and local restaurant chains that have been in business longer than we have, have greater consumer awareness than we do, and have substantially greater capital, marketing and human resources than we do. Many of our competitors also have greater influence over their respective restaurant systems than we do because of their significantly higher percentage of company-owned restaurants and/or ownership of franchise real estate, giving them a greater ability to implement operational initiatives and business strategies. Some of our competitors are local restaurants that, in some cases, have a loyal customer base and strong brand recognition within a particular market. As our competitors expand their operations and as new competitors enter the industry, we expect competition to intensify. Increased competition could result in price reductions, decreases in profitability and loss of market share by us and our franchisees. In the event we are unable to compete successfully with our current and future competitors, our business, financial condition and results of operations could be materially and adversely affected.

Government Regulation

The restaurant industry is subject to numerous federal, state and local laws and regulations relating to health, safety, sanitation, and building and fire codes, including compliance with applicable zoning, land use and environmental laws and regulations. We and our franchisees are required to obtain various permits and licenses to comply with some of these laws and regulations. Difficulties experienced by us or our franchisees in obtaining, or the failure by us or our franchisees to obtain, required licenses or approvals could delay or prevent the development of a new restaurant in a particular area. Difficulties experienced by us or our franchisees in renewing, or the failure by us or our franchisees to maintain, required licenses or approvals could result in the restaurant being shut down temporarily or permanently by the applicable government agency. We have implemented policies, procedures and training to help ensure that our employees and franchisees comply with these laws and regulations.

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Our restaurants are subject to licensing and regulation by federal, state and local departments relating to alcoholic beverages. We and our franchisees must obtain appropriate licenses from regulatory authorities allowing them to sell liquor, beer and wine at our restaurants. These licenses must be renewed annually and may be suspended or revoked at any time. In addition, alcoholic beverage control regulations affect many aspects of our restaurant operations, including the minimum age of patrons and employees, hours of operation, advertising, trade practices, wholesale purchasing, inventory control, and the handling, storage and dispensing of alcoholic beverages. We and our franchisees may also be subject in certain states to “dram-shop” statutes, which generally allow a person injured by an intoxicated person to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person.

We and our franchisees are subject to federal and state employment laws and regulations, such as the Fair Labor Standards Act and the Immigration Reform and Control Act. These laws and regulations govern such matters as wage and hour requirements, workers’ compensation insurance, unemployment and other taxes, working and safety conditions, and citizenship and immigration status. A significant number of our and our franchisees’ service, food preparation and other employees are paid at rates related to the federal minimum wage, which is currently $7.25 per hour, and state minimum wages. The amount that we and our franchisees must pay these employees is influenced by the tip credit allowance, which is the amount that an employer is permitted to assume an employee receives in tips when the employer calculates the employee’s hourly wage for minimum wage compliance purposes. Increases in the federal minimum wage, directly or by either a decrease in the tip credit amount or an insufficient increase in the tip credit amount to match an increase in the federal minimum wage, would increase labor costs for us and our franchisees. In addition, employee claims based on, among other things, discrimination, harassment, wrongful termination, wage and hour requirements, and payments to employees who receive gratuities, may divert financial and management resources and adversely affect our operations or those of our franchisees.

We and our franchisees must comply with applicable requirements of the Americans with Disabilities Act and related state laws. Under the Americans with Disabilities Act and related state laws, we and our franchisees must provide equivalent service to disabled persons and make reasonable accommodation for their employment, and when constructing or undertaking significant re modeling of our restaurants, we must make those facilities accessible to disabled persons. We and our franchisees must also comply with other anti-discrimination laws and regulations, such as the Civil Rights Act and the Age Discrimination Act, which mandate that people be dealt with on an equal basis regardless of such personal traits as sex, age, race, ethnicity, nationality, sexual orientation and gender identity.

Our franchising activities are subject to the rules and regulations of the Federal Trade Commission (the “FTC”) as well as the rules and regulations of the states in which we operate. The FTC’s “Franchise Rule” and other federal and state laws regulate the sale of franchises, require registration of a franchise disclosure document with state authorities, and require the delivery of a franchise disclosure document to prospective franchisees. These state laws often limit, among other things, the duration and scope of non- competition provisions, the ability of a franchisor to terminate or refuse to renew a franchise, and the ability of a franchisor to designate sources of supply.

The operation of our restaurants is subject to laws and regulations relating to nutritional content, nutritional labeling, product safety, menu labeling and other regulations imposed by the Food and Drug Administration (the “FDA”), including the Food Safety Modernization Act. Regulations relating to nutritional labeling may lead to increased operational complexity and expenses and may negatively impact sales by us and our franchisees.

We and our franchisees are also subject to laws relating to information security, privacy, cashless payments and consumer credit, protection and fraud. An increasing number of government agencies and industry groups have established data privacy laws and standards for the protection of personal information, including social security numbers and financial information.

Environmental Matters

We and our franchisees are subject to various federal, state and local environmental regulations, and increasing focus by U.S. governmental authorities on environmental matters is likely to lead to new governmental initiatives. Various laws concerning the handling, storage and disposal of hazardous materials and restaurant waste and the operation of restaurants in environmentally sensitive locations may impact aspects of our and our franchisees’ operations. To the extent these initiatives cause an increase in supply or distribution costs for us or our franchisees, they may impact our business both directly and indirectly. However, we do not expect compliance with applicable environmental regulations to have a material effect on our capital expenditures, financial condition, results of operations, or competitive position.

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Seasonality

We do not consider our business to be seasonal to any material degree.

Employees

We currently have a total of 1,192 employees. Of this number, 27 full-time employees and 157 part-time employees work in our Fat Patty’s restaurants, 1 full-time employees and 22 part-time employees work in our Tilted Kilt restaurant, and 95 full-time employees and 872 part-time employees work in our Dick’s Wings and WingHouse restaurants. The remaining 18 employees, which were full-time employees, work in our corporate office. Our franchisees are independent business owners, so their employees are not employees of ours and, therefore, are not included in our employee count. None of our employees are represented by a labor union, and we have never experienced a work stoppage. We believe that our working conditions and compensation packages are competitive and that our relations with our employees are good.

Growth Strategy

We are committed to strategies and initiatives that we believe are centered on growing long-term sales, increasing profits, enhancing the customer experience and engaging our franchisees and employees. These strategies are intended to differentiate our brands from the competition, reduce the costs associated with managing our restaurants, and establish a strong presence for our brands in key markets across the country.

Our plan is to grow our company into a diversified restaurant holding company operating a portfolio of premium restaurant brands. We intend to focus on developing brands that offer a variety of high-quality food and beverages in a distinctive, casual, high- energy atmosphere in a diverse set of markets across the United States.

The first major component of our growth strategy is the continued development and expansion of our Dick’s Wings, Fat Patty’s and WingHouse brands. Key elements of our strategy include strengthening the brands, developing new menu items, lowering our costs, improving our operations and service, driving customer satisfaction, and opening new restaurants in new and existing markets in the United States. We believe there are meaningful opportunities to grow the number of Dick’s Wings, Fat Patty’s and WingHouse restaurants in the United States and have implemented a rigorous and disciplined approach to increasing the number of company-owned and franchised restaurants. In our existing markets, we plan to continue to open new restaurants until a market is penetrated to a point that will enable us to gain marketing, operational, cost and other efficiencies. In new markets, we plan to open several restaurants at a time to quickly build brand awareness.

The other major component of our growth strategy is the acquisition of controlling and non-controlling financial interests in other restaurant brands offering us product and geographic diversification, like our acquisition of Fat Patty’s and WingHouse. We plan to complete, and are actively seeking, potential mergers, acquisitions, joint ventures and other strategic initiatives through which we can acquire or develop additional restaurant brands. We are seeking brands offering proprietary menu items that emphasize the preparation of food with high quality ingredients, as well as unique recipes and special seasonings to provide appealing, tasty, convenient and attractive food at competitive prices. As we acquire complementary brands, we intend to develop a scalable infrastructure that will help us expand our margins as we execute upon our growth strategy. Benefits of this infrastructure may include centralized support services for all of our brands, including marketing, menu development, human resources, legal, accounting and information systems. Additional benefits may include the ability to cost effectively employ advertising and marketing agencies for all of our brands, and efficiencies associated with being able to utilize a single distribution model for all of our restaurants. Accordingly, this structure should enable us to leverage our scale and share best practices across key functional areas that are common to all of our brands.

Recent Developments

Acquisition of Fat Patty’s

On August 3, 2018, we entered into an asset purchase agreement to acquire all of the assets associated with Fat Patty’s (the “Fat Patty’s Acquisition”). On August 30, 2018, we completed the Fat Patty’s Acquisition. We agreed to pay the sellers $12,352,000, of which $12,000,000 was paid at closing, $40,000 was paid in September 2018, and the remaining $312,000 was to be paid on the first anniversary of the closing date but the Company did not have the available cash to pay so this amount was settled by Seenu Kasturi directly for $312,000. The Company has settled the amount owed to Seenu Kasturi.

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In connection with the Fat Patty’s Acquisition, on August 30, 2018, we issued a secured convertible promissory note (the “Fat Patty’s Note”) to Seenu G. Kasturi, who is our Chief Executive Officer, Chief Financial Officer and Chairman of our Board of Directors, pursuant to which we borrowed $622,929 to finance the Fat Patty’s Acquisition. All principal and accrued but unpaid interest is due and payable in full on the earlier of: (i) the fifth (5th) anniversary of the date of the Fat Patty’s Note, or (ii) the date that Mr. Kasturi demands repayment in full by providing written notice thereof to us. Interest accrues at the rate of 6% per annum and is payable in full on the maturity date. Mr. Kasturi has the right, at any time during the term of the Fat Patty’s Note and from time to time, to convert all of any portion of the outstanding principal of the Fat Patty’s Note, together with accrued and unpaid interest payable thereon, into shares of our Class A common stock at a conversion rate of $1.36 per share. Mr. Kasturi has not converted any of this note. The Fat Patty’s Note is secured by all of our assets.

On August 3, 2018, we also entered into a purchase and sale agreement with Store Capital Acquisitions, LLC, a Delaware limited liability company (“Store Capital”), pursuant to which we agreed to sell all of the real property acquired in the Fat Patty’s Acquisition to Store Capital. On August 30, 2018, we completed our sale of all of the real property acquired in the Fat Patty’s acquisition to Store Capital for a purchase price of $11,500,000. In connection with the sale, we entered into a master lease agreement with Store Capital pursuant to which we leased the four properties upon which the restaurants acquired in the asset acquisition are located (collectively, “Properties”). The initial term of the lease expires on August 31, 2038. We have the option to extend the term of the lease for four additional successive periods of five years each. The aggregate initial base annual rent is $876,875 and is subject to annual increases commencing September 1, 2019, in an amount equal to the lesser of: (i) 1.75%, or (ii) 1.25 times the change in the Consumer Price Index. We are responsible for all costs and obligations relating to the Properties.

Acquisition of WingHouse

On October 11, 2019, the Company and ARC WingHouse, LLC, a Florida limited liability company that was formed as a wholly-owned subsidiary of the Company (“ARC WingHouse”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Soaring Wings, LLC, a Florida limited liability company (“Soaring Wings”), Soaring Wings HQ, LLC, a Florida limited liability company (“Soaring Wings HQ”), Soaring Wings Advertising, LLC, a Florida limited liability company (“Soaring Wings Advertising”), Soaring Wings IP, LLC, a Florida limited liability company (“Soaring Wings IP”), and the wholly-owned subsidiaries of Soaring Wings that own and operate all of the Restaurants (as defined below) (the “WH Operating Entities”). Soaring Wings, Soaring Wings HQ, Soaring Wings Advertising, Soaring Wings IP and the WH Operating Entities are sometimes collectively referred to as the “Sellers” and each a “Seller”. The Company and ARC WingHouse are sometimes collectively referred to as the “Purchasers”. The transactions contemplated by the Asset Purchase Agreement are sometimes referred to herein collectively as the “WingHouse Acquisition”. The closing of the WingHouse Acquisition occurred on October 11, 2019 (the “Closing Date”).

Sellers were the owners and operators of the WingHouse Bar and Grill restaurant concept (the “WingHouse Concept”), which is comprised of 20 WingHouse Bar and Grill restaurants (the “Restaurants”). Purchasers agreed to pay the Sellers a total of $18,000,000 as adjusted pursuant to a working capital adjustment (the “Purchase Price”), and to assume, satisfy and discharge certain assumed liabilities. On the Closing Date, ARC WingHouse paid $12,000,000 to the Sellers. In addition, ARC WingHouse delivered to SW WH Holdings, LLC, a Florida limited liability company (“SW WH Holdings”), an equity interest in ARC WingHouse of ten percent (10%) ownership interest in ARC WingHouse (the “Equity Interest”). The Company also agreed to deliver to Soaring Wings shares (the “ARC Stock”) of the Company’s common stock on each of the first three anniversaries of the Closing Date. The number of shares of common stock to be delivered on each anniversary will be equal to the quotient of $1,000,000 divided by the following per share prices: (i) $1.40 per share of common stock on the first anniversary, (ii) 2.00 per share of common stock on the second anniversary, and (iii) $3.00 per share of common stock on the third anniversary (collectively, the “ARC Stock Consideration”). The per share price of the ARC Stock Consideration will be equitably adjusted for any stock dividend, stock split, reverse stock split or recapitalization. If the ARC Stock is not listed and quoted for trading on the NYSE, NASDAQ Global Select Market, NASDAQ Global Market or NASDAQ Capital Market on any of the first, second and third anniversaries of the Closing (the first such anniversary referred to as a “Listing Failure Anniversary”), then ARC WingHouse will pay $1,000,000 cash to Soaring Wings on the Listing Failure Anniversary and each anniversary of the Closing after a Listing Failure Anniversary (if any), ending on the third anniversary of the Closing Date in full satisfaction of the Company’s obligation to deliver the ARC Stock Consideration to Soaring Wings on the Listing Failure Anniversary and each anniversary thereafter, ending on the 3rd anniversary (the “Contingent Cash Consideration”). Notwithstanding the existence of a Listing Failure Anniversary, Soaring Wings may, in its sole discretion, elect to receive ARC Stock on the Listing Failure Anniversary and/or any anniversary after the Listing Failure Anniversary in lieu of a $1,000,000 cash payment by providing ARC WingHouse with written notice no less than 30 days before the Listing Failure Anniversary or subsequent anniversary, as applicable. The ARC Stock Consideration is subject to the terms of a Put Agreement (as defined below), and Sellers were granted customary piggy-back registration rights with respect to the ARC Stock Consideration.

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In connection therewith, on October 11, 2019, the Purchasers entered into a Put Agreement (the “Put Agreement”; together with the Asset Purchase Agreement, the “Purchase Agreements”) with Soaring Wings pursuant to which Soaring Wings was granted the right, but not the obligation, upon written notice to the Purchasers given at any time before the Put Deadline (as defined below), to require the Company to purchase, for cash, at the Put Closing (as defined below), all or any portion of the shares of ARC Stock received by Soaring Wings under Section 1.2(c) of the Asset Purchase Agreement or Section 15 of the Put Agreement (the “Put Option”). In the event Soaring Wings receives ARC Stock pursuant to Section 1.2(c) of the Asset Purchase Agreement and puts all of such ARC Stock to the Company, then the amount payable by the Company to Soaring Wings at the Put Closing will be equal to the Put Price (as defined below). In the event Soaring Wings elects to put only a portion of such shares to the Company, either because Soaring Wings received Contingent Cash Consideration on one or more of such anniversaries, Soaring Wings sold some of the ARC Stock, Soaring Wings elected to retain some of the ARC Stock and put only a portion of the ARC Stock to the Company, and/or for any other reason, then the amount payable by the Company to Soaring Wings at the Put Closing will be calculated in the following manner: (x) the Put Price, multiplied by (y) a fraction, the numerator of which is the number of shares of ARC Stock put to the Company by Soaring Wings hereunder, and the denominator of which is the number of shares of ARC Stock received by Soaring Wings under the Asset Purchase Agreement had Soaring Wings received ARC Stock on each of the first, second and third anniversaries of the Closing Date. The amount payable by the Company to Soaring Wings at the Put Closing is referred to herein as, the “Put Payment”. In the event that Soaring Wings receives the Put Price from Purchasers, then, without any action on the part of the Purchasers, SW WH Holdings or any other person, the Equity Interest will be immediately terminated and forfeited to ARC WingHouse and no longer be owned beneficially or of record by SW WH Holdings. The material portions of the note are as follows:

“For the purposes hereof, “Put Price” means an amount equal to: (i) $6,000,000, less (ii) the aggregate dividends (if any) received by Soaring Wings from the Company attributable to any shares of ARC Stock received by Soaring Wings under Section 1.2(c) of the Asset Purchase Agreement and not required to be paid to City National Bank (as defined below) pursuant to that certain Subordination Agreement, dated October 11, 2019, by ARC WingHouse and Soaring Wings for the benefit of City National Bank (the “Subordination Agreement”), less (iii) the aggregate distributions (other than tax distributions) made by ARC WingHouse to Soaring Wings under its operating agreement that are not required to be paid to City National Bank pursuant to the Subordination Agreement, less (iv) the aggregate cash payments made by Purchaser to Soaring Wings following a Listing Failure Anniversary pursuant to Section 1.2(c) of the Asset Purchase Agreement that are not required to be paid to City National Bank pursuant to the Subordination Agreement (and for the avoidance of doubt, were not applied to satisfy losses pursuant to Section 7.9(b) under the Asset Purchase Agreement), less (v) the aggregate amount of losses satisfied by Sellers to Purchasers or their indemnitees pursuant to Sections 7.9(a), (b) and (c) under the Asset Purchase Agreement that are not required to be paid to City National Bank pursuant to the Subordination Agreement.

“For the purposes hereof, “Put Deadline” means the later of (y) the fifth anniversary of the Closing Date and (z) 12 months following the date on which the Company provides written notice to Soaring Wings that: (i) it has indefeasibly paid and satisfied in full the Loan (as defined below), (ii) Soaring Wings is not restricted from exercising its rights under this Agreement (in whole or in part) pursuant to the Subordination Agreement, or otherwise, and (iii) the Company has legally sufficient funds to pay the Put Payment in full.”

In connection with the closing of the WingHouse Acquisition, Seenu G. Kasturi executed a guaranty in favor of Soaring Wings guaranteeing all of the Purchasers’ obligations under the Asset Purchase Agreement, the Put Agreement, and the SW Note (as defined below).

On October 11, 2019, ARC WingHouse entered into a Loan Agreement (the “Loan Agreement”) with City National Bank of Florida (“City National Bank”) pursuant to which the Company borrowed $12,250,000 (the “Loan”) to help fund the acquisition of the WingHouse Concept. In connection therewith, ARC WingHouse issued a promissory note in favor of City National Bank in the amount of $12,250,000 (the “CNB Note”). Interest accrues under the CNB Note at a rate of six percent (6%) per annum. The Company makes monthly payments of principal and interest of $179,481 to City National Bank under the CNB Note. The entire outstanding principal balance of the CNB Note plus all accrued interest is due and payable in full on October 11, 2024.

ARC WingHouse may make prepayments of principal under the CNB Note, provided, however, that (i) if ARC WingHouse prepays any portion of the outstanding balance of the CNB Note during the first year of the term of the CNB Note, ARC WingHouse will pay a fee to City National Bank in an amount equal to three percent (3%) of the amount prepaid by ARC WingHouse in excess of $2,250,000, (ii) if ARC WingHouse prepays any portion of the outstanding balance of the CNB Note during the second year of the term of the CNB Note, ARC WingHouse will pay to City National Bank a fee in an amount equal to two percent (2%) of the amount prepaid by ARC WingHouse, and (iii) if ARC WingHouse prepays any portion of the outstanding balance of the CNB Note during the third (3rd) year of the term of the CNB Note, ARC WingHouse will pay to City National Bank a fee in an amount equal to one percent (1%) of the amount prepaid by ARC WingHouse. Thereafter, ARC WingHouse may make prepayments of principal under the CNB Note without penalty or premium.

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ARC WingHouse deposited $1,250,000 with City National Bank WingHouse in an account that is under the sole control of City National Bank (the “First ARCWH Deposit”). ARC WingHouse granted a security interest to City National Bank in the account and the funds held therein as security for the loan. In connection therewith, to secure the funds for the First ARCWH Deposit, ARC WingHouse issued a promissory note in favor of the Kasturi Children’s Trust, a trust formed under the laws of Louisiana (the “Kasturi Children’s Trust”), in the amount of $1,250,000 (the “KCT Note”) pursuant to which ARC WingHouse borrowed the funds comprising the First ARCWH Deposit. Interest accrues under the KCT Note at a rate of six percent (6%) per annum. The entire outstanding principal balance of the KCT Note plus all accrued interest is due and payable in full on the earlier of (i) the fifth (5th) anniversary of the date of the KCT Note, and (ii) the date that the Kasturi Children’s Trust demands repaying in full by providing written notice thereof to ARC WingHouse. The KCT Note is secured by all of the assets of ARC WingHouse. City National Bank will return the funds to Seenu G. Kasturi, as guarantor for the CNB Note, in the event ARC WingHouse contributes a like amount of funds to City National Bank. City National Bank will return all funds held in the account to Mr. Kasturi or ARC WingHouse, as applicable, upon repayment of the loan by ARC WingHouse.

In addition, ARC WingHouse deposited $1,000,000 with City National Bank in an account that is under the sole control of City National Bank (the “Second ARCWH Deposit”). ARC WingHouse granted a security interest to City National Bank in the account and the funds held therein as security for the loan. In connection therewith, to secure the funds for the Second ARCWH Deposit, ARC WingHouse issued a promissory note in favor of Soaring Wings in the amount of $1,000,000 (the “SW Note”) pursuant to which ARC WingHouse borrowed the funds comprising the Second ARCWH Deposit. Interest accrues under the SW Note at a rate of five percent (5%) per annum. The entire outstanding principal balance of the SW Note plus all accrued interest is due and payable in full on the earliest to occur of: (i) the first anniversary of the date of the SW Note, (ii) the merger or sale of substantially all the membership interest or assets of ARC WingHouse, and (iii) the liquidation, dissolution or winding up of ARC WingHouse. After April 11, 2020, but no sooner than City National Bank receives ARC WingHouse’s audited financial statements for the year ended December 31, 2019 and ARC WingHouse’s quarterly financial statements for the quarter end March 30, 2020, so long as ARC WingHouse is in compliance with the financial covenants contained in the Loan Agreement and no event of default has occurred, City National Bank, upon the request of ARC WingHouse, will disburse certain amounts to pay down the SW Note.

The CNB Note is secured, in part, by that that certain Security Agreement, dated October 11, 2019, executed by ARC WingHouse in favor of City National Bank (as the same may be amended or modified from time to time, the “Security Agreement”), granting City National Bank a lien and security interest in and to all assets owned by ARC WingHouse. In addition, the Company entered into a Negative Pledge Agreement, dated October 11, 2019, pursuant to which the Company agreed not to: (i) sell, transfer, assign or lease any of its assets, except for the transfer or sale of assets in the ordinary course of business for at least equal consideration, (ii) create, incur, assume or suffer to exist certain types of liens on its assets, (iii) enter into any agreement with any person other than City National Bank which prohibits or limits the ability of the Company to create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance upon any of its assets, and (iv) create, incur, assume or suffer to exist certain types of indebtedness.

In connection with the completion of the Loan, Seenu G. Kasturi executed a guaranty in favor of City National Bank guaranteeing all of ARC WingHouse’s obligations under the CNB Note, the Loan Agreement and the other loan documents executed in connection therewith.

On October 11, 2019, ARC WingHouse entered into an agreement (the “WH Assignment Agreement”) with Soaring Wings and Store Master Funding IX, LLC, a Delaware limited liability company (“Store Master Funding”), pursuant to which Soaring Wings assigned all of its rights and obligations under that certain master lease agreement, dated January 31, 2017 between Store Master Funding and Soaring Wings (the “WH Master Lease”) to ARC WingHouse. Under the WH Master Lease, ARC WingHouse leased properties from Store Master Funding upon which 14 restaurants acquired in the WingHouse Acquisition are located (collectively, the “WH Properties”). The initial term of the lease expires on January 31, 2032. The Company has the option to extend the term of the lease for four additional successive periods of five years each. The aggregate base annual rent is $2,041,848 and is subject to increases commencing February 1, 2022 and every five years thereafter in an amount equal to the lesser of: (i) 10%, or (ii) 1.3 times the change in the Consumer Price Index. The Company is responsible for all costs and obligations relating to the WH Properties.

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Available Information

We file reports and other materials with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements. We make available free of charge through our website at www.arcgrpinc.com all materials that we file electronically with the SEC as soon as reasonably practicable after electronically filing or furnishing such material with the SEC. These materials are also available on the SEC’s website at www.sec.gov, and may be read and copied by visiting the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.

The information contained on, or accessible through, our website and the SEC’s website does not constitute a part of this report. The inclusion of our website and the SEC’s website in this report is an inactive textual reference only.

ITEM 1A.	RISK FACTORS.

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this report before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to us, our industry and our stock. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Related to Our Business

The outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic have significantly disrupted and will continue to disrupt our business, which has and could continue to materially affect our financial condition and operating results for an extended period of time.

The outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic, as well as our responses to the outbreak, have significantly disrupted and will continue to disrupt our business. In the United States and other regions, social distancing restrictions have been enacted and, in many areas, individuals are restricted from non-essential movements outside of their homes. In response to the COVID-19 pandemic and these changing conditions, we had to temporarily closed various restaurants across our portfolio for various periods of time. Some states restricted dining rooms or forced restaurants to operate under capacity restrictions for various periods of time as social distancing protocols remain in place. Additionally, an outbreak or perceived outbreak of COVID-19 connected to one or more of our restaurants could cause negative publicity directed at any of our brands and cause customers to avoid our restaurants. We cannot predict how long the pandemic will last or whether it will reoccur, what additional restrictions may be enacted, to what extent off-premises dining will be implemented or continue, or if individuals will be comfortable returning to our dining rooms during or following social distancing protocols. Similarly, we cannot predict the effects the COVID-19 pandemic will have on the restaurant industry as a whole or the share of customer traffic to our restaurants compared to other restaurants or outlets. Any of these changes could materially adversely affect our financial performance.

Our restaurant operations could be further disrupted if any of our restaurant staff members is diagnosed with COVID-19, which has occurred at some of our restaurants, requiring the quarantine of some or all of a restaurant’s staff members and the temporary closure of the restaurant. If a significant percentage of our workforce is unable to work, due to COVID-19 illness, quarantine, limitations on travel or other government restrictions in connection with COVID-19, our operations may be negatively impacted, potentially materially adversely affecting our liquidity, financial condition or results of operations. Our suppliers could be similarly adversely impacted by the COVID-19 outbreak, and we could face shortages of food items or other supplies at our restaurants and our operations and sales could be adversely impacted by such supply interruptions. In addition, we have furloughed staff members and may need to implement additional furloughs. Those staff members might seek and find other employment during the furlough, which could materially adversely affect our ability to properly staff and reopen our restaurants with experienced staff members when the business interruptions caused by COVID-19 abate or end.

The impact of COVID-19 on our business has resulted in the need to perform impairment assessments of the Company’s long-lived assets, goodwill and other intangible assets. Our preliminary financial results for the quarter ended March 31, 2020, do not include these items and the corresponding tax effects, all of which are currently being evaluated. While these items are non-cash in nature, the impact on reported results is expected to be material.

Our efforts to address our rent obligations during the COVID-19 pandemic are ongoing and our ability to obtain rent concessions will vary by landlord. While we continue to engage in discussions with our landlords, certain of our landlords have alleged that we are in default of our leases with them. If we are unable to reach an agreement with these landlords, we may face eviction proceedings, which could be expensive to litigate and may jeopardize our ability to continue operations at the impacted restaurant. The COVID-19 pandemic has also adversely affected our ability to open new restaurants, and we have paused nearly all construction of new restaurants and certain remodeling projects at existing restaurants. These changes may materially adversely affect our ability to grow our business, particularly if these construction pauses are in place for a significant amount of time.

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The impact global and domestic economic conditions have on consumer discretionary spending could materially adversely affect our financial performance.

Dining out is a discretionary expenditure that historically has been influenced by domestic and global economic conditions. The outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic have led to a national and global economic downturn. Consumer discretionary spending has weakened and we expect it to continue to weaken. Reduced discretionary spending could influence off-premise dining, customer traffic in our restaurants when it resumes, and average check amount, which in turn could have a material impact on our financial performance.

Global and domestic conditions, including as a result of COVID-19, that have an effect on consumer discretionary spending include, but may not be limited to: unemployment, general and industry-specific inflation, consumer confidence, consumer purchasing and saving habits, credit conditions, stock market performance, home values, population growth, household incomes and tax policy. Material changes to governmental policy related to domestic and international fiscal concerns, and/or changes in central bank policies with respect to monetary policy, also could affect consumer discretionary spending. Any of these additional factors affecting consumer discretionary spending may further influence customer traffic in our restaurants and average check amount, thus potentially having a further material impact on our financial performance.

We have a history of losses and can provide no assurance that we will ever become profitable.

We incurred a net loss of $10,548,037 for the year ended December 31, 2020, and a net loss of $2,644,446 for the year ended December 31, 2019 and had an accumulated deficit of $18,019,260 at December 31, 2020 and a working capital deficit of $10,778,398 at December 31, 2020. Our future profitability is dependent upon our ability to successfully execute our business plan. We can provide no assurance that we will achieve profitability on a quarterly or annual basis. Accordingly, we may continue to generate losses in the future and, in the extreme case, discontinue operations.

We may need to raise additional capital in the future, which capital may not be available or, if available, may not be available on acceptable terms.

Our current cash resources may not be sufficient to sustain our current operations for the next 12 months. We experienced a cash flow deficit of $3,453,692 and generated $181,107 in cash flow from operating activities during the years ended December 31, 2020 and 2019, we are subject to numerous obligations that will require substantial cash expenditures during the next 12 months. We are a party to operating leases for our corporate headquarters (ARC) and our WingHouse restaurant operations that require minimum annual payments of $48,000 and $61,320 respectively during the year ended December 31, 2020. WingHouse HQ office was moved on December 1, 2020. Rent prior to the move was $14,397 monthly. The new office rent is $5,110. We are also obligated to pay annual lease payments in the amount of $895,886 during the year ended December 31, 2020 for the four Fat Patty’s restaurants that we own. Additionally, we are a party to an emplyment agreement with Seenu G. Kasturi, who serves as our Chief Executive Officer, pursuant to which we currently paying a total of $510,000 per year in cash compensation. Please refer to Item 13. Certain Relationships and Related Transactions, and Director Independence.

We have historically relied upon cash generated by our operations, sales of our equity securities and the use of short- and long-term debt, and more recently loans from Mr. Kasturi to fund our operations. We intend to continue to rely upon each of these sources to fund our operations and expansion efforts, including additional acquisitions of controlling or non-controlling financial interests in other restaurant brands, during the next 12 months.

We can provide no assurance that these sources of capital will be adequate to fund our operations and expansion efforts during the next 12 months. If these sources of capital are not adequate, we will need to obtain additional capital through alternative sources of financing. We may attempt to obtain additional capital through the sale of equity securities or the issuance of short- and long-term debt. If we raise additional funds by issuing shares of our common stock, our stockholders will experience dilution. If we raise additional funds by issuing securities exercisable or convertible into shares of our common stock, our stockholders will experience dilution in the event the securities are exercised or converted, as the case may be, into shares of our common stock. Debt financing may involve agreements containing covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, issuing equity securities, making capital expenditures for certain purposes or above a certain amount, or declaring dividends. In addition, any equity or debt securities that we issue may have rights, preferences and privileges senior to those of the securities held by our stockholders.

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We have not made arrangements to obtain additional capital and can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. Our ability to obtain additional capital will be subject to a number of factors, including market conditions and our operating performance. These factors may make the timing, amount, terms or conditions of any proposed future financing transactions unattractive to us. If we cannot raise additional capital when needed, or if such capital cannot be obtained on acceptable terms, we may not be able to pay our costs and expenses as they are incurred, take advantage of future acquisition opportunities, respond to competitive pressures or unanticipated events, or otherwise execute upon our business plan. This may adversely affect our business, financial condition and results of operations and, in the extreme case, cause us to discontinue operations.

We will be dependent upon our company-owned restaurants for most of our revenue for the foreseeable future.

We acquired our first two company-owned Dick’s Wings restaurants through our acquisition of Seediv, LLC, a Louisiana limited liability company (“Seediv”), on December 19, 2016. We acquired our four Fat Patty’s restaurants on August 30, 2018. We own two other Dick’s Wings restaurants. We acquired WingHouse on October 11, 2019. Prior to December 19, 2016, all of our restaurants were owned and operated by our franchisees. Our ownership of these restaurants represents the first time our current management team has undertaken the ownership and operation of any of our restaurants or concession stands. Approximately 98% and 97% of our revenue was generated through our company-owned restaurants and concession stands during the years ended December 31, 2020 and 2019, respectively. We expect our company-owned restaurants to account for most of our revenue during our 2021 fiscal year and for the foreseeable future. We must successfully operate our company-  owned restaurants and concession stands to generate revenue, cash flows and net income through them. If we are unable to successfully operate our company- owned restaurants and concession stands, our business, financial condition and results of operations will be adversely affected.

We rely on our franchisees for a portion of our revenue, and our financial results are closely tied to the operational success of our franchisees.

Of our 43 restaurants, 16 restaurants are owned and operated by our franchisees and the remaining 27 restaurants are owned and operated by us. Prior to December 19, 2016, all of our restaurants were owned and operated by our franchisees. We generated approximately 1.2% and 2.4% of our revenue through our franchisees during the years ended December 31, 2020 and 2019, respectively. While we expect our company-owned restaurants to account for most of our revenue for the foreseeable future, we expect our franchisees to continue to account for a portion of our revenue for the foreseeable future. In addition, we intend to franchise most of the new restaurants that we open or acquire in the foreseeable future; and we expect royalties and franchise fees to comprise a larger portion of our revenue. As a result, the success of our business will continue to rely upon the operational and financial success of our franchisees.

Our franchisees are independent operators. As a result, we have limited control over how our franchisees run their respective businesses. If our franchisees fail to execute upon our concept and capitalize upon our brand recognition and marketing, their sales may be adversely affected. If our franchisees incur too much debt or if economic or sales trends deteriorate such that they are unable to operate their restaurants profitably or repay existing debt, it could result in them suffering financial distress, including insolvency or bankruptcy. If a significant franchisee or a significant number of our franchisees become financially distressed, our operating results could be impacted through significantly reduced or delayed royalty payments. Moreover, our franchisees may be unwilling or unable to renew their franchise agreements with us due to low sales volumes, high real estate costs or the inability to secure lease renewals. Any event that negatively impacts our franchisees’ sales and operations will negatively impact our revenue through corresponding reductions in the royalty payments that we receive from our franchisees. Accordingly, any such event could have a material adverse effect on our business, financial condition and results of operations.

Our success depends in part upon our ability to grow the number of Dick’s Wings, Fat Patty’s and WingHouse restaurants in our portfolio.

Our growth strategy depends in part on our ability to open new Dick’s Wings, Fat Patty’s and WingHouse restaurants in existing markets as well as new markets where we have little or no operating experience.

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We acquired Fat Patty’s on August 30, 2018 and, as a result, have not yet opened additional Fat Patty’s restaurants. We acquired WingHouse on October 11, 2019 and, as a result, have not yet opened additional WingHouse restaurants. While our Dick’s Wings brand has grown to 20 restaurant locations and nine concession stand locations since our founding in 2000, it is still evolving and has not yet proven its long-term growth potential. While we believe that each of the brands is positioned for expansion, we can provide no assurance that additional new restaurant growth will occur. Our Dick’s Wings and Fat Patty’s brands will continue to be subject to the risks and uncertainties that accompany any emerging restaurant brand.

Our success will depend in part upon our ability to identify and acquire new company-owned restaurants. Our success will also depend in part upon our ability to identify and retain franchisees that have adequate restaurant management experience and capital, the ability of our franchisees to open new restaurants in a timely manner, and the ability of our franchisees to operate their restaurants in a profitable manner. To attract and retain franchisees that have adequate restaurant management experience and capital, we must convince prospective franchisees that opening and operating one or more of our restaurants represents a profitable investment alternative. Changes in consumer preferences, decreases in disposable consumer income, increases in labor costs and certain commodity prices, such as food, supply and energy costs, and unfavorable publicity could negatively affect the marketability of our restaurants to prospective franchisees.

Even if we identify and acquire new company-owned restaurants and successfully recruit qualified franchisees, we and they may fail to open new restaurants in a timely manner. Risks that could impact our and our franchisees’ ability to open new restaurants include the ability of us and our franchisees to identify suitable restaurant locations, negotiate acceptable lease or purchase terms for the locations, secure acceptable financing, obtain required permits and approvals in a timely manner, hire and train qualified personnel, and meet construction schedules.

Moreover, we and our franchisees may fail to operate our restaurants in a profitable manner. Restaurant performance is affected by the different competitive conditions, consumer tastes, and discretionary spending patterns of the people residing in the market where the restaurant is located, as well as the ability of us and our franchisees to generate market awareness of the Dick’s Wings and Fat Patty’s brands. Sales at restaurants opening in new markets may take longer to reach average annual restaurant sales, thereby negatively impacting our revenue.

We can provide no assurance that we will be able to identify, acquire, open and successfully operate new company-owned restaurants. We can also provide no assurance that we will be able to identify and retain franchisees who meet our selection criteria or, if we identify such franchisees, that they will be successful in opening and operating their restaurants in a profitable manner. In the event we fail to identify, acquire, open and successfully operate new company-owned restaurants, or in the event we fail to identify and retain such franchisees or, in the event we do, they fail to open and operate their restaurants in a profitable manner, our business, financial condition and results of operations could be adversely affected.

Strategic acquisitions and other transactions that we complete in the future could prove difficult to integrate, disrupt our business, adversely affect our operating results and dilute shareholder value.

Our growth strategy depends in part upon our ability to expand our business through the acquisition and development of additional restaurant brands, like our acquisition of Seediv, which is the owner of two Dick’s Wings restaurants, on December 19, 2016, our acquisition of Fat Patty’s on August 30, 2018, and our acquisition of WingHouse on October 11, 2019. Accordingly, we are actively seeking potential mergers, acquisitions, joint ventures, investments and other strategic initiatives through which we can acquire or develop additional restaurant brands.

To successfully execute any acquisition or development strategy, we need to identify suitable acquisition or development candidates, negotiate acceptable acquisition or development terms, obtain appropriate financing, and successfully integrate any businesses and assets acquired. Any acquisition or development transaction that we pursue, whether or not successfully completed, will subject us to numerous risks and uncertainties, including:

●	our ability to accurately assess the value, growth potential, strengths, weaknesses, contingent and other liabilities, and potential profitability of the target businesses and assets;

●	our ability to complete the transaction and integrate the operations, technologies, services and personnel of any businesses or assets acquired;

●	the costs associated with the completion of the transaction and the integration of the businesses or assets acquired;

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●	our ability to generate sufficient revenue to offset the transaction costs and achieve projected economic and operating synergies;

●	the diversion of financial and management resources from existing operations and potential loss of key personnel;

●	the risks associated with entering new domestic markets and conducting operations where we have little or no prior experience;

●	the possible negative impact of the transaction on our reputation and the reputation of our Dick’s Wings, Fat Patty’s and WingHouse brands; and

●	the effect of any limitations imposed by federal and state tax laws on our ability to use all or a portion of our pre-transaction net operating losses against post-transaction income.

Management must exercise considerable discretion when estimating the fair value of contingent payments. Although these estimates are based on management’s best knowledge of current events, the estimates could change significantly from period to period. Any changes to the significant unobservable inputs used, including a change in the forecast of net sales for the earn-out periods, may result in a change in the fair value of contingent consideration, and could have a material adverse impact on our results of operations. In addition, actual payments of contingent consideration in the future could be different from the current estimated fair value of the contingent consideration. Further, these arrangements can impact or restrict the integration of acquired businesses and can, and frequently do, result in disputes, including litigation. Any such impact, restrictions or disputes could have a material adverse impact on our business and results of operations.

In addition, acquisition and development transactions could result in us issuing equity securities or short- or long-term debt to finance the transaction. The issuance of additional equity securities would result in dilution to our stockholders. The issuance of securities exercisable or convertible into shares of our common stock would result in dilution to our stockholders in the event the securities are exercised or converted, as the case may be, into shares of our common stock. Debt financing may involve agreements containing covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, issuing equity securities, making capital expenditures for certain purposes or above a certain amount, or declaring dividends. In addition, any equity or debt securities that we issue may have rights, preferences and privileges senior to those of the securities held by our stockholders. Future acquisition and development transactions could also result in us assuming debt obligations and liabilities and incurring impairment charges related to goodwill, investments and other intangible assets.

If we are unable to successfully design and execute our growth strategy, our sales and profitability may be adversely affected.

Our ability to grow sales and increase profitability is dependent upon us executing upon our growth plan. Our ability to execute upon our growth plan is dependent upon, among other things:

●	our and our franchisees’ ability to grow sales and increase operating profits at existing restaurants through the provision of the high-quality food and beverage options and friendly service desired by our customers;

●	our ability to change our marketing and branding strategies in order to appeal to the evolving preferences of our customers;

●	our ability to innovate and implement technology initiatives that provide a unique customer experience;

●	our and our franchisees’ ability to hire, train and retain qualified managers and employees for existing and new restaurants;

●	our and our franchisees’ ability to identify, open and successfully operate new restaurants;

●	our ability to identify adequate sources of capital to finance reinvestment in our existing company-owned restaurants, new restaurant development, and new brands;

●	our ability to identify and acquire new company-owned restaurants; and

●	our ability to expand our business through the acquisition and development of additional restaurant brands.

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If we are delayed or unsuccessful in executing our plan, or if our plan does not yield the desired results, our business, financial condition and results of operations will suffer.

Our growth could strain our personnel and infrastructure resources.

We have entered a stage of rapid growth in our operations which could place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our management to manage growth effectively. Our existing restaurant management systems, financial and management controls, and information and reporting systems and procedures may not be adequate to support our expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, controls and procedures and to locate, hire, train and retain qualified management and operating personnel. If we fail to successfully manage our growth, we may be unable to execute upon our business plan, which could have an adverse effect on our business, financial condition and results of operations.

Our success depends on the value and perception of our Dick’s Wings, Fat Patty’s and WingHouse brands and any brands we may acquire or develop in the future.

Our success depends in large part upon our ability to maintain and enhance the value of our Dick’s Wings and Fat Patty’s brands and our customers’ connection with our Dick’s Wings, Fat Patty’s, WingHouse brands, as well as any additional brands that we acquire or develop in the future. Brand value is based in part on consumer perceptions of a variety of subjective qualities. While we believe we have built a strong reputation for the quality and breadth of our menu items as part of the total experience that customers enjoy in our restaurants, negative business incidents, whether isolated or recurring and whether originating from us, our franchisees or suppliers, could significantly reduce brand value and consumer trust, particularly if the incidents receive publicity or result in litigation. For example, our brands could be damaged by claims or perceptions about the quality or safety of our food or suppliers, regardless of whether such claims or perceptions are true. Any such incident could cause a decline in consumer confidence in, or the perception of, our brands, resulting in a decrease in the value of our brands and consumer demand for our products. This would adversely affect our business, financial condition and results of operations.

Unfavorable publicity could harm our business and our brands.

Multi-unit restaurant businesses such as ours can be adversely affected by publicity resulting from complaints or litigation, or general publicity regarding poor food quality, food-borne illness, personal injury, food tampering, adverse health effects of consumption of various food products or high-calorie foods (including obesity), or other concerns. Media outlets, including new social media platforms, provide the opportunity for individuals and organizations to publicize inappropriate or inaccurate stories or perceptions about us, our restaurants and the restaurant industry. Regardless of whether the allegations or complaints are valid, unfavorable publicity relating to one or more of our restaurants could adversely affect public perception of our entire Dick’s Wings or Fat Patty’s brands. Adverse publicity and its effect on overall consumer perceptions of food safety, or our failure to respond effectively to adverse publicity, could have a material adverse effect on our business and brands.

Our current and future franchisees could take actions that could be harmful to our business.

Our franchisees are contractually obligated to operate their restaurants in accordance with our franchise agreements and applicable law. Although we attempt to properly train and support our franchisees, they are independent third parties that we do not control. Our franchisees own, operate and oversee the daily operations of their respective restaurants. As a result, the ultimate success of any franchised restaurant rests with the franchisee. Adverse actions taken by our franchisees that are beyond our control, such as quality issues related to food preparation or a failure to maintain quality standards at a restaurant, could negatively impact our business and brands.

Increases in food costs could harm our profitability and the profitability of our franchisees.

Our profitability and the profitability of our franchisees depends in part on our ability to anticipate and react to changes in food and supply costs. The market for chicken and beef is particularly volatile and is subject to significant price fluctuations due to seasonal shifts, climate conditions, demand for corn (a key ingredient of chicken and cattle feed), corn ethanol policy, industry demand, commodity markets, food safety concerns, product recalls, government regulation and other factors, all of which are beyond our control and, in many instances, unpredictable. If the price of chicken, beef or other commodities that we and our franchisees use in our and their respective restaurants increases in the future and we choose not to pass, or cannot pass, these increases on to customers, the profitability of us and our franchisees would be negatively impacted. In addition, if we raise our prices to offset increased commodity prices, we and our franchisees may experience reduced sales due to decreased consumer demand, which would have a negative impact on the profitability of us and our franchisees. Any event that negatively impacts our franchisees’ profitability may negatively affect their ability to pay royalties to us and could cause them to close their restaurants. Any decline in franchisee sales would result in reduced royalty payments to us, which in turn would adversely affect our revenue, financial condition and results of operations.

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Changes in commodity prices and other restaurant operating costs could adversely affect the results of operations of us and our franchisees.

Any increase in certain commodity prices, such as food, supply and energy costs, could adversely affect the operating results of us and our franchisees. Because we and our franchisees provide competitively priced food, our and their respective ability to pass along commodity price increases to our customers is limited. Significant increases in gasoline prices could also result in a decrease in customer traffic at our restaurants or the imposition of fuel surcharges by our distributors, each of which could adversely affect the profit margins of us and our franchisees.

The operating expenses of us and our franchisees also include employee wages and benefits and insurance costs (including workers’ compensation, general liability, property and health) which may increase over time as a result of such factors as minimum wage increases and competition. Any such increases could adversely affect the profitability of us and our franchisees. Any such effect on our franchisees may negatively impact their ability to pay royalties to us and could cause them to close their restaurants. This would adversely affect our business, financial condition and results of operations.

We and our franchisees may be subject to increased labor and insurance costs.

The operation of restaurants is subject to federal and state laws governing such matters as minimum wages, working conditions, overtime and tip credits. As federal and state minimum wage rates increase, we and our franchisees may need to increase not only the wages of our minimum wage employees, but also the wages paid to employees at wage rates that are above minimum wage. Labor shortages, increased employee turnover and health care mandates could also increase labor costs. In addition, the current premiums that we and our franchisees pay for various types of insurance may increase at any time, thereby further increasing costs. The dollar amount of claims that we and our franchisees actually incur under our respective insurance policies may also increase at any time, thereby further increasing costs. Additionally, the decreased availability of property and liability insurance has the potential to negatively impact the cost of premiums and the magnitude of uninsured losses incurred by us and our franchisees. The occurrence of any of these events could have a negative impact on our business, financial condition and results of operations.

Shortages or interruptions in the availability and delivery of food and other supplies may result in increased costs for us and our franchisees or result in reductions in revenue generated by us and our franchisees.

The products sold at our restaurants are sourced from a wide variety of suppliers and distributors. We and our franchisees are dependent upon these suppliers and distributors to make and deliver food products and supplies that meet our specifications at competitive prices. Shortages or interruptions in the supply of food items and other supplies to our restaurants could adversely affect the availability, quality and cost of the items we and our franchisees purchase and the operation of our restaurants. Such shortages or disruptions could be caused by product quality issues, production or distribution problems, the inability of our vendors to obtain credit, the financial instability of our suppliers and distributors, the failure of our suppliers or distributors to meet our standards, and other factors relating to the suppliers and distributors. Shortages and disruptions could also be caused by factors outside the control of our suppliers and distributors, such as increased demand, food safety warnings or advisories, inclement weather, natural disasters, such as floods, drought and hurricanes, and other conditions beyond their control. A shortage or interruption in the availability of certain food products or supplies could increase costs and limit the availability of products critical to the operations of our restaurants, which in turn could lead to a decrease in sales and restaurant closures. In addition, the failure by a supplier or distributor to meet its service requirements could lead to a disruption in supplies until a new supplier or distributor is engaged, and any such disruption could have an adverse effect the operations of us and our franchisees, which could in turn have a negative impact on our business, financial condition and results of operations.

If we are unable to identify and obtain suitable new restaurant sites and successfully open new restaurants, future growth in our revenue and profits may be reduced.

We require that all proposed restaurant sites, whether for company-owned or franchised restaurants, meet our site selection criteria. We may make errors in selecting these criteria or applying these criteria to a particular site, or there may not be a sufficient number of new restaurant sites meeting these criteria that would enable us to achieve our planned expansion in future periods. We face significant competition from other restaurant companies and retailers for sites that meet our criteria, and the supply of sites may be limited in some markets. As a result of these factors, our costs to acquire or lease sites may increase, or we may not be able to obtain certain sites due to unacceptable costs, which may reduce our growth.

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Delays in opening new restaurants could hurt our ability to meet our growth objectives. Further, any restaurants that we or our franchisees open may not achieve operating results similar to or better than our existing restaurants. If we are unable to generate positive cash flow from a new restaurant, we may be required to recognize an impairment charge with respect to the assets for that restaurant. If we or our franchisees are unable to achieve operating results similar to or better than those of our existing restaurants, our business will suffer.

Our ability to expand successfully will depend on a number of factors, many of which are beyond our control. These factors include:

●	the ability of us and our franchisees to negotiate acceptable lease or purchase terms for new restaurants;

●	the ability of us and our franchisees to obtain necessary credit from landlords;

●	the ability of us and our franchisees to complete the effective and timely planning, design and build-out of restaurants;

●	the ability of us and our franchisees to create customer awareness of our restaurants in new markets;

●	competition in new and existing markets; and

●	general economic conditions.

If we are unable to select and acquire suitable restaurant sites, open them on time and generate results similar to or better than our existing restaurants, our results of operations may be adversely affected.

New restaurants added to our existing markets may take sales from existing restaurants, and existing restaurant performance in the future may vary from the past.

We and our franchisees intend to open new restaurants in our existing markets, which may reduce sales performance and customer visits for existing restaurants in those markets. In addition, new restaurants added in existing markets may not achieve sales and operating results at the same level as established restaurants in the market. We review established restaurants regularly for financial performance and other related factors including demographics, economic conditions, consumer preferences and brand consistency, and we may remodel, relocate, franchise or close restaurants. Same-store sales, average unit volumes, customer traffic levels and margins of existing restaurants may increase or decrease relative to past performance. Any decrease in these metrics would have a negative impact on our business, financial condition and results of operations.

We may experience higher-than-anticipated costs associated with the opening of new restaurants or with the closing, relocating, and remodeling of existing restaurants, which may adversely affect our results of operations.

Our revenue and expenses can be impacted significantly by the location, number, and timing of the opening of new restaurants and the closing, relocating, and remodeling of existing restaurants. We incur substantial pre-opening expenses each time we open a new restaurant and incur other expenses when we close, relocate, or remodel existing restaurants. These expenses are generally higher when we open restaurants in new markets, but the costs of opening, closing, relocating or remodeling any of our restaurants may be higher than anticipated. An increase in such expenses could have an adverse effect on our business, financial condition and results of operations.

Changes in consumer preferences regarding diet and health could harm our results of operations.

Our success depends, in part, upon the continued popularity of our Dick’s Wings Buffalo, New York-style chicken wings and boneless chicken wings, our Fat Patty’s signature burgers, and our other food and beverage items, as well as the appeal of casual family dining restaurants and sports bars generally. We also depend on trends toward consumers eating away from home. Consumer preferences could change as a result of new information and attitudes regarding diet and health. Health concerns related to the cholesterol, carbohydrate, fat, calorie or salt content of certain food items, including negative publicity over the health aspects of such food items, could affect consumer preferences for our menu items. In addition, the federal government as well as a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to make certain nutritional information available to customers (including caloric, sugar, sodium and fat content).

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The success of our restaurant operations depends, in part, upon our ability to effectively respond to changes in consumer health and disclosure regulations and to adapt our menu offerings to fit the dietary needs and eating habits of our customers without sacrificing flavor. If consumer preferences change significantly, we may be required to modify or discontinue certain of our menu items. To the extent we are unable to respond with appropriate changes to our menu offerings, we and our franchisees could experience a decrease in customer traffic and sales, which would have a negative impact on our business, financial condition and results of operations.

Our restaurants are located in Florida, Georgia Kentucky and West Virginia, which subjects us to risks and uncertainties associated with economic and other trends and developments in that region of the country.

Currently, 16 of our 19 Dick’s Wings restaurants are located in northern Florida. Our remaining three Dick’s Wings restaurants are located in Georgia, and our four Fat Patty’s restaurants are located in West Virginia and Kentucky. All 20 WingHouse restaurants were located in Florida. As a result, we are particularly susceptible to adverse trends and economic conditions in this region of the country, including its labor markets. In addition, given our geographic concentration, negative publicity regarding any of our restaurants in that region could have a material adverse effect on our business and operations, as could other occurrences in that region, such as local competitive changes, changes in consumer preferences, local strikes, new or revised laws or regulations, energy shortages or increases in energy prices. We could also be subject to droughts, fires, like the fire we recently experienced at our Fat Patty’s restaurant located at 5156 State Route 34 in Hurricane, West Virginia, floods or hurricanes, like Hurricane Irma in September 2017 and Hurricane Michael in October 2018, or other natural disasters, which could have a material adverse effect on our business and operations. In the event any of such changes or events were to occur, our business, financial condition and results of operations could be harmed.

Economic conditions have adversely affected, and may continue to adversely affect, our business and operating results.

We believe that our sales, customer traffic and profitability are strongly correlated to consumer discretionary spending, which is influenced by general economic conditions, disposable consumer income and, ultimately, consumer confidence. Our customers may have lower disposable income and reduce the frequency with which they dine out due to a variety of economic factors, including higher levels of unemployment, decreased salaries and wage rates, higher consumer debt levels, rising interest rates, increased energy prices, foreclosures, inflation, higher tax rates, increases in commodity prices and other economic factors that may affect discretionary consumer spending. Although the global economy and Unites States economy have shown signs of recovery during the last few years, the United States could enter a period of depressed economic activity in the future. This could result in reduced customer traffic, reduced average checks or limitations on the prices we can charge for our menu items, any of which could reduce our sales and have an adverse impact on our business, financial condition and results of operations

The impact of negative economic factors on our and our franchisees’ existing and potential landlords, developers and surrounding tenants could also negatively affect our financial results. If our or our franchisees’ landlords are unable to obtain financing or remain in good standing under their existing financing arrangements, they may be unable to provide construction contributions or satisfy other lease obligations owed to us or our franchisees. In addition, if our or our franchisees’ landlords are unable to obtain sufficient credit to continue to properly manage their retail centers, we or our franchisees may experience a drop in the level of quality of such centers. Any of these events may have a negative impact on our business, financial condition and results of operations.

Our ability to develop new restaurants may also be adversely affected by the negative economic factors affecting developers and landlords. Developers and landlords may try to delay or cancel recent development projects (as well as renovations of existing projects) due to instability in the credit markets and recent declines in consumer spending, which could reduce the number of appropriate locations available that we would consider for new restaurants. If any of the foregoing affect any of our or our franchisees’ landlords, developers or surrounding tenants, we and our franchisees could be adversely affected.

We may be unable to compete effectively in the restaurant industry.

The restaurant industry is fragmented and intensely competitive. Dick’s Wings and WingHouse competes directly with Buffalo Wild Wings, East Coast Wings & Grill, Hooters, Hurricane Grill & Wings, Wings ‘N More, Wings N’ Things, Wingstop and other restaurants offering chicken wings as one of their primary food offerings. Fat Patty’s competes directly with gourmet burger restaurants and other restaurants offering burgers as one of their primary food offerings. Dick’s Wings and Fat Patty’s also compete with local and regional sports bars and national casual dining establishments, and to a lesser extent with quick service restaurants such as wing-based and burger-based take-out concepts. Furthermore, because the restaurant industry has few barriers to entry, new competitors may emerge at any time. Dick’s Wings and Fat Patty’s compete with other restaurants and retail establishments on the basis of taste, quality and price of food offered, menu offering, perceived value, service, atmosphere, location and overall dining experience. They also compete with other restaurants and retail establishments for qualified franchisees, site locations and employees to work in our restaurants.

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Many of our direct and indirect competitors are well-established national, regional and local restaurant chains that have been in business longer than we have, have greater consumer awareness than we do, and have substantially greater capital, marketing and human resources than we do. Many of our competitors also have greater influence over their respective restaurant systems than we do because of their significantly higher percentage of company-owned restaurants and/or ownership of franchise real estate, giving them a greater ability to implement operational initiatives and business strategies. Some of our competitors are local restaurants that, in some cases, have a loyal customer base and strong brand recognition within a particular market. As our competitors expand their operations and as new competitors enter the industry, we expect competition to intensify. Increased competition could result in price reductions, decreases in profitability and loss of market share by us and our franchisees. In the event we are unable to compete successfully with our current and future competitors, our business, financial condition and results of operations could be materially and adversely affected.

The restaurant industry is subject to extensive federal, state and local laws, compliance with which is both complex and costly.

The restaurant industry is subject to extensive federal, state and local laws and regulations, including:

●	the Fair Labor Standards Act, Immigration Reform and Control Act, and other federal and state laws governing such employment matters as minimum wage requirements, overtime pay, tip credits, healthcare, paid leaves of absence, mandated training, working conditions, payroll taxes, sales taxes, workers’ compensation, union memberships, citizenship requirements and immigration;

●	federal, state and local laws governing health, sanitation, safety and fire standards, the sale of liquor, zoning, land use, traffic, environmental matters and other matters, as well as the acquisition of permits and licenses in connection therewith;

●	the Americans with Disabilities Act, which is a federal law that prohibits discrimination on the basis of disability in public accommodations and employment, and other federal and state laws governing anti-discrimination, such as the Civil Rights Act and the Age Discrimination Act;

●	the FTC’s “Franchise Rule” and other federal and state laws that govern the offer and sale of franchises and other aspects of the franchisor-franchisee relationship, including terminations and the refusal to renew franchises;

●	the FDA’s Food Safety Modernization Act and other federal and state laws that govern nutritional content, nutritional labeling, product safety, menu labeling and other aspects of our restaurants’ operations; and

●	federal and state privacy, consumer protection and other laws.

Compliance with all of these laws and regulations is costly and exposes us and our franchisees to the possibility of litigation and governmental investigations and proceedings. Certain laws, such as the Americans with Disabilities Act, could require us or our franchisees to expend significant funds to make modifications to our or their respective restaurants if we or they fail to comply with applicable standards. Other rules, such as the FTC’s “Franchise Rule”, could result in the imposition of a ban or temporary suspension on our future franchise sales and a mandate that we make offers of rescission or restitution to our franchisees. If we or our franchisees fail to comply with the laws and regulatory requirements of federal, state and local authorities, we and our franchisees could be subject to, among other things, revocation of required licenses, administrative enforcement actions, fines, sanctions, and civil and criminal liability, any of which would have an adverse effect on our business, financial condition and results of operations.

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The sale of alcoholic beverages at our restaurants subjects us and our franchisees to additional regulations and potential liability.

Because our restaurants sell alcoholic beverages, we and our franchisees are required to comply with the alcohol licensing requirements of the federal government and the states and municipalities where our restaurants are located. Alcoholic beverage control regulations require us and our franchisees to apply to a state authority and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on-premises and to provide service for extended hours and on Sundays. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of our restaurants, including the minimum age of patrons and employees, restaurant hours of operation, advertising and trade practices, wholesale purchasing, inventory control and handling, the storage and dispensing of alcoholic beverages, and other relationships with alcohol manufacturers, wholesalers and distributors. If we or our franchisees fail to comply with federal, state or local regulations, the licenses held by us or our franchisees may be revoked, and we or they may be forced to terminate the sale of alcoholic beverages at one or more of our or their restaurants. This would have a negative impact on sales by us and our franchisees, which in turn would have a negative impact on our business, financial condition and results of operations.

In addition, we and our franchisees are subject to state and local “dram shop” statutes, which may subject us and our franchisees to uninsured liabilities. These statutes generally allow a person injured by an intoxicated person to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Because a plaintiff may seek punitive damages, which may not be fully covered by insurance, this type of action could have an adverse impact on the business, financial condition and results of operations of us and our franchisees. Further, adverse publicity resulting from any such allegations may adversely affect our business and our brands.

We and our franchisees may not be able to obtain and maintain licenses and permits necessary to operate our restaurants.

The restaurant industry is subject to various federal, state and local government regulations, including those relating to the sale of food and alcoholic beverages, all of which are subject to change from time to time. To comply with these regulations, we and our franchisees must obtain licenses and permits to operate our and their restaurants. Typically, the licenses and permits must be renewed annually and may be revoked, suspended or denied renewal for cause at any time if governmental authorities determine that the operations of us or our franchisees violate applicable regulations. The failure of us or our franchisees to obtain and maintain these licenses and permits could delay or result in our decision to cancel the opening of new restaurants or result in the temporary suspension or permanent shutdown of existing restaurants, any of which would adversely affect our business, financial condition and results of operations.

Food safety and food-borne illness concerns may have an adverse effect on our business.

Food safety is a top priority for us, and we dedicate substantial resources to ensure that our customers enjoy safe, quality food products. Notwithstanding this, food-borne illnesses, such as E. coli, hepatitis A, trichinosis, “mad cow disease” and salmonella, and food safety issues, such as food tampering, contamination and adulteration, have occurred in the restaurant industry in the past and could occur again in the future. If one of our customers becomes ill from food-borne illnesses or as a result of food safety issues, all of our restaurants may be temporarily closed. In addition, instances or allegations of food-borne illness or food safety issues, real or perceived, involving our restaurants, restaurants of our competitors, or restaurant suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), or otherwise involving the types of food served at our restaurants, could result in negative publicity that could adversely affect sales by us and our franchisees. The occurrence of food-borne illnesses or food safety issues could also adversely affect the price and availability of affected ingredients, which could result in disruptions in our supply chain. Any report or publicity linking us or one of our restaurants to instances of food-borne illnesses or food safety issues could adversely affect our brands and reputation as well as our business, financial condition and results of operations, and possibly lead to litigation.

Health concerns arising from outbreaks of viruses may have a material adverse effect on our business.

The United States and other countries have experienced, and may experience in the future, outbreaks of viruses, such as H1N1, or “swine flu,” avian flu, SARS and various other forms of influenza. Some viruses, such as avian flu, may cause fear about the consumption of chicken, eggs and other products derived from poultry, which could cause customers to consume less poultry and related products. Avian flu outbreaks could also adversely affect the price and availability of poultry. Other viruses, such as H1N1, may be transmitted through human contact. The risk of contracting viruses could cause employees or customers to avoid gathering in public places, which could adversely affect restaurant customer traffic or the ability to adequately staff restaurants. We could also be adversely affected if jurisdictions in which we have restaurants impose mandatory closures, seek voluntary closures or impose restrictions on the operation of our restaurants. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or health risk may negatively affect our business, financial condition and results of operations.

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Our failure or inability to enforce our trademarks, trade secrets and other proprietary rights could adversely affect our competitive position or the value of our brands.

We own U.S. registered trademarks for many of the signs, designs and expressions that identify the products and services that we use in our business, including “Dick’s Wings” “Dick’s Wings & Grill,” “WingHouse” and “Fat Patty’s”. We also have common law trademark rights for certain of our proprietary marks and rely upon trade secrets to protect certain of our rights. We believe that our trademarks, trade secrets and other proprietary rights have significant value and are important to our business and competitive position. We, therefore, devote time and resources to the protection of these rights. Our policy is to pursue registration of our important trademarks whenever feasible and to oppose vigorously any infringement of our trademarks. We protect our trade secrets and proprietary information, in part, by entering into confidentiality agreements with our employees and consultants and include confidentiality provisions in our franchise agreements. We also seek to preserve the integrity and confidentiality of our proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems.

We cannot assure you that the protective actions that we have taken will successfully prevent unauthorized use or imitation of our intellectual property and proprietary rights by other parties. In the event third parties unlawfully use or imitate our intellectual property and proprietary rights, we could suffer harm to our image, brands and competitive position. If we commence litigation to enforce our intellectual property and proprietary rights, we will incur significant legal fees and may not be successful in enforcing our rights. Moreover, we cannot assure you that third parties will not claim infringement by us of their intellectual property and proprietary rights in the future. Any such claim, whether or not it has merit, could be time-consuming and distracting for management to defend, result in costly litigation, require us to enter into royalty or licensing agreements, or cause us to change existing menu items or delay the introduction of new menu items. As a result, any such claim could have a material adverse effect on our business, financial condition and results of operations.

Our inability to renew existing leases or enter into new leases for new or relocated company-owned restaurants on favorable terms may adversely affect our results of operations.

Each of our company-owned restaurants are located on leased premises and are subject to varying lease-specific arrangements. When our leases expire in the future, we will evaluate the desirability of renewing the leases. While we currently expect to pursue all renewal options, no guarantee can be given that such leases will be renewed or, if renewed, that rents will not increase substantially. The success of our restaurants depends in large part on their leased locations. As demographic and economic patterns change, current leased locations may or may not continue to be attractive or profitable. Possible declines in trade areas where our restaurants are located or adverse economic conditions in surrounding areas could result in reduced revenue in those locations. In addition, desirable lease locations for new restaurant openings or for the relocation of existing restaurants may not be available at an acceptable cost when we identify a particular opportunity for a new restaurant or relocation. If we are unable to renew existing leases or enter into new leases for new or relocated company-owned restaurants on favorable terms, our business, financial condition and results of operations may be harmed.

We depend upon our executive officers and may not be able to retain or replace these individuals or recruit additional personnel, which could harm our business.

We believe that we have benefited substantially from the leadership and experience of our executive officers, including Seenu G. Kasturi, who is our Chief Executive Officer and Yannick Bastien, our Chief Financial Officer. Our executive officers may terminate their employment with us at any time without penalty, and we do not maintain key person life insurance policies on any of our executive officers. The loss of the services of any of our executive officers could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis. In addition, any such departure could be viewed in a negative light by investors and analysts, which could cause the price of our common stock to decline. As our business expands, our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified executive-level personnel. Our inability to attract and retain qualified executive officers could impair our growth and have an adverse effect on our business, financial condition and results of operations.

We and our franchisees must attract and retain qualified restaurant personnel to operate our and their respective restaurants.

Our future performance will depend upon the ability of us and our franchisees to attract, motivate, develop and retain a sufficient number of qualified restaurant personnel, including restaurant managers and hourly employees. Competition for these employees is intense, and the availability of employees varies widely from restaurant to restaurant. If we or our franchisees lose the services of our or their respective restaurant employees and are unable to replace them with qualified personnel as needed, or if restaurant management and employee turnover increases, we could experience restaurant disruptions due to management changeover, potential delays in new restaurant openings, or adverse customer reactions to inadequate customer service levels due to employee shortages, all of which would adversely affect our business, financial condition and results of operations.

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We could be party to litigation that could adversely affect us by diverting management attention, increasing our expenses and subjecting us to significant monetary damages and other remedies.

From time to time, we may be subject to complaints or lawsuits by restaurant customers and employees alleging that they suffered an illness or injury after a visit to one of our restaurants, or that we have problems with food quality or operations. We may also be subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims, and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and other matters. In addition, the restaurant industry has been subject to a growing number of claims relating to the nutritional content of food products, as well as claims that the menus and practices of restaurant chains have led to the obesity of some customers. A number of these industry lawsuits have resulted in the payment of substantial damages by defendants. We may also file suit or be subject to legal proceedings relating to the compliance by our franchisees with the terms of our franchise agreements and other contractual disputes.

In the event we are subject to these types of claims in the future, such claims may be expensive to defend against and may divert resources away from our operations, regardless of whether any such claims are valid or whether we are ultimately found liable. In the event we are found liable for any such claims, we could be required to pay substantial damages. With respect to insured claims, a judgment for monetary damages in excess of any insurance coverage that we have could result in us being required to pay substantial damages. Any adverse publicity resulting from these claims may also adversely affect our reputation, regardless of whether we are found liable. Any such payments of damages or adverse publicity could have a material adverse effect on our business, financial condition and results of operations.

Our current insurance may not provide adequate levels of coverage against claims.

We currently maintain insurance that we believe is appropriate for a business of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure against. Such losses could have a material adverse effect on our business and results of operations. In addition, we self-insure a portion of our expected losses under our insurance policies. Unanticipated changes in the actuarial assumptions and management estimates underlying our reserves for these losses could result in materially different amounts of expense under these programs, which could have a material adverse effect on our business, financial condition and results of operations.

Our business may be harmed by disruptions to our computer hardware, software and Internet applications.

We rely on information systems across our operations, including, for example, point-of-sale processing in our restaurants, the management of our supply chain, the collection of cash, the payment of financial obligations, and various other processes and procedures. Our ability to efficiently manage our business depends on the reliability and capacity of these systems. The failure of these systems to operate effectively, problems with maintenance, upgrading or transitioning to replacement systems, or a breach in security of these systems could cause delays in customer service and reduce efficiency in our operations. In addition, while our computer and communications hardware is protected through physical and software safeguards, it remains vulnerable to fires, storms, floods, hurricanes, power loss, earthquakes, telecommunications failures, physical or software break-ins, software viruses, and similar events. If we fail to maintain the necessary computer capacity and data to support our accounting and billing departments, for example, we could experience a loss of, or delay in receiving, revenue. Significant capital expenditures may be required to remediate any of the above problems, the payment of which could adversely affect our business, financial condition and results of operations.

Failure to protect the integrity and security of personal information of our customers and employees could result in substantial costs, expose us to litigation and damage our reputation.

We accept electronic payment cards from customers in our restaurants. This exposes us to potential security breaches in which credit/debit card information of our customers may be stolen. While we have taken reasonable steps to prevent the occurrence of security breaches in this respect, we may in the future become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit/debit card information, and we may also be subject to lawsuits or other proceedings in the future relating to these types of incidents. Proceedings related to theft of credit/debit card information may be brought by payment card providers, banks, and credit unions that issue cards, cardholders (either individually or as part of a class action lawsuit), and federal and state regulators. Any such proceedings could distract our management from running our business and cause us to incur significant unplanned losses and expenses.

We also receive and maintain certain personal information about our customers and employees. The use of this information by us is regulated at the federal and state levels. If our security and information systems are compromised or our franchisees or employees fail to comply with these laws and regulations and this information is obtained by unauthorized persons or used inappropriately, it could adversely affect our reputation and results of operations and could result in litigation against us or the imposition of fines and penalties. In addition, our ability to accept credit/debit cards as payment in our restaurants and online depends on us maintaining our compliance status with standards set by the PCI Security Standards Council. These standards, set by a consortium of the major credit card companies, require certain levels of system security and procedures to protect our customers’ credit/debit card information as well as other personal information. Privacy and information security laws and regulations change over time, and compliance with these changes may result in cost increases due to necessary system and process changes.

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We rely on third parties for most of our management information systems and for other back-office functions.

We use third-party vendors to provide, support and maintain most of our management information systems. We also outsource certain accounting, payroll and human resource functions to third-party service providers. The parties that we utilize for these services may not be able to handle the volume of activity or perform the quality of service necessary for our operations. The failure of these parties to fulfill their support and maintenance obligations or service obligations could disrupt our operations. Furthermore, the outsourcing of certain of our business processes could negatively impact our internal control processes. Any such effects on our operations or internal controls could have an adverse effect on our business, financial condition and results of operations.

Our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media could materially adversely impact our business.

There has been a marked increase in the use of social media platforms, including weblogs (blogs), social media websites, and other forms of Internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. Many of our competitors are expanding their use of social media and new social medial platforms are rapidly being developed, potentially making more traditional social media platforms obsolete. As a result, we need to continuously innovate and develop our social media strategies in order to maintain broad appeal with customers and brand relevance.

Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted on such platforms may be inaccurate or adverse to our interests, and we may have little or no opportunity to redress or correct the information. The dissemination of such information online, regardless of its accuracy, could harm our business, reputation and brands.

Other risks associated with the use of social media include improper disclosure of proprietary information, personally identifiable information and out-of-date information, as well as fraud, by our customers, employees, franchisees and business partners. The inappropriate use of social media by our customers, employees, franchisees or business partners could increase our costs, lead to litigation or result in negative publicity that could damage our business, reputation and brands.

The impact of the acquisition of new restaurants and new restaurant openings by us could result in fluctuations in our financial performance.

We acquired our first two company-owned Dick’s Wings restaurants through our acquisition of Seediv on December 19, 2016 , acquired our four Fat Patty’s restaurants on August 30, 2018, and acquired our 24 WingHouse restaurants on October 11, 2019. We own one other Dick’s Wings restaurant. When we acquire a new company-owned restaurant, we experience an immediate increase in sales. In addition, when we open new company-owned restaurants, they typically generate significant customer traffic and, therefore, high sales in their initial months. Over time, these restaurants may experience a decrease in customer traffic and sales compared to their opening months. Accordingly, sales achieved by new company-owned restaurants during their initial months of operation may not be indicative of the results they will generate on an ongoing basis in the future. As a result, due to the foregoing factors, results for one fiscal quarter may not be indicative of results to be expected for any other fiscal quarter or for a full fiscal year.

An impairment in the carrying value of our fixed assets, intangible assets or goodwill could adversely affect our financial condition and results of operations

We evaluate the useful lives of our fixed assets and intangible assets to determine if they are definite- or indefinite-lived assets. Reaching a determination on useful life requires significant judgments and assumptions regarding the expected life, future effects of obsolescence, demand, competition, the level of required maintenance expenditures and the expected lives of other related groups of assets, as well as other economic factors, such as the stability of the industry, legislative action that results in an uncertain or changing regulatory environment and expected changes in distribution channels. We cannot accurately predict the amount and timing of any impairment of assets. Should the value of fixed assets or intangible assets become impaired, we will have to recognize an impairment charge for the related asset. In the event we recognize any additional impairment charges in the future, such charges may have a material adverse effect on our business, financial condition and results of operations.

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In addition, we may be required to record goodwill in the event we acquire additional restaurants or brands in the future. Goodwill represents the excess of cost over the fair value of identified net assets of business acquired. We review any goodwill for impairment annually, or whenever circumstances change in a way which could indicate that impairment may have occurred. Goodwill is tested at the reporting unit level. We identify potential goodwill impairments by comparing the fair value of the reporting unit to its carrying amount, which includes goodwill and other intangible assets. If the carrying amount of the reporting unit exceeds the fair value, this is an indication that impairment may exist. We calculate the amount of the impairment by comparing the fair value of the assets and liabilities to the fair value of the reporting unit. The fair value of the reporting unit in excess of the value of the assets and liabilities is the implied fair value of the goodwill. If this amount is less than the carrying amount of goodwill, impairment is recognized for the difference. A significant amount of judgment is involved in determining if an indication of impairment exists. Factors may include, among others:

●	a significant decline in our expected future cash flows;

●	a sustained, significant decline in our stock price and market capitalization;

●	a significant adverse change in legal factors or in the business climate;

●	unanticipated competition;

●	the testing for recoverability of a significant asset group within a reporting unit; and

●	slower growth rates.

We will be required to record a non-cash impairment charge if the testing performed indicates that goodwill has been impaired.

Significant adverse weather conditions and other disasters could negatively impact our results of operations.

Our restaurants could be negatively affected by adverse weather conditions and acts of God, such as regional winter storms, fires, floods, hurricanes, tropical storms and earthquakes, and other disasters, such as oil spills. Most of our restaurants are located in Florida and Georgia, making them particularly susceptible to hurricanes, tropical storms and flooding, such as Hurricane Irma which caused substantial flooding in the greater Jacksonville, Florida area in September 2017 and Hurricane Michael which cause substantial damage to the Florida pan handle in October 2018. We also recently experienced a fire at our Fat Patty’s restaurant located at 5156 State Route 34 in Hurricane, West Virginia. The occurrence of any such events in the future could cause substantial damage to our restaurants and result in one or more of our restaurants being closed for an indefinite period of time. Such damages could also subject us or our franchisees to substantial repair costs and have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Stock

Future sales of our common stock may cause our stock price to decline.

As of October 4th, 2021, there were 7,399,557 shares of our common stock and 449,581 shares of our Series A Convertible Preferred Stock outstanding. Of this number, 2,705,823 shares of common stock were freely tradable without restriction, unless the shares are purchased by our affiliates. The remaining 4,916,954 shares of common stock and all of the shares of Series A Convertible Preferred Stock were “restricted securities” as that term is defined under Rule 144 of the Securities Act. None of our directors, executive officers or employees is subject to lock-up agreements or market stand-off provisions that limit their ability to sell shares of our common stock. The sale of a large number of shares of our common stock, or the belief that such sales may occur, could cause a drop in the market price of our common stock.

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The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

The market price of our common stock may fluctuate significantly in response to a number of factors, many of which we cannot control, including:

●	fluctuations in our annual or quarterly operating results;

●	changes in capital market conditions or other adverse economic conditions;

●	upgrades or downgrades by securities analysts following our stock;

●	changes in estimates of our future financial results by securities analysts following our stock;

●	our achievement, or our failure to achieve, projected financial results;

●	future sales of our stock by our officers, directors or significant stockholders;

●	investors’ perceptions of our business and prospects relative to other investment alternatives;

●	acquisitions, joint ventures, capital commitments or other significant transactions by us or our competitors;

●	global economic, legal and regulatory factors unrelated to our performance; and

●	the other risks and uncertainties set forth herein.

The stock market experiences significant price and volume fluctuations that affect the market price of the stock of many companies and that are often unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations. In addition, the initiation of any such action could cause the price of our common stock to decline.

Our quarterly and annual operating results may fluctuate due to increases and decreases in sales, food costs and other factors.

Our quarterly and annual operating results may fluctuate significantly because of a variety of factors, including:

●	increases or decreases in same-store sales;

●	the timing of new restaurant openings;

●	our ability to operate effectively in new markets;

●	the profitability of our restaurants, particularly in new markets;

●	labor availability and costs for management and other personnel;

●	changes in consumer preferences and competitive conditions;

●	negative publicity relating to us, our restaurants, our vendors or the products we serve;

●	disruptions in the type and delivery of our supplies;

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●	changes consumer confidence and fluctuations in discretionary spending;

●	changes in our food costs, labor costs or other variable costs and expenses;

●	potential distractions or unusual expenses associated with our expansion plans;

●	the impact of inclement weather, natural disasters, and other calamities; and

●	economic conditions in the jurisdictions in which we operate and nationally.

As a result of the factors discussed above, as well the other factors set forth herein, our operating results for one fiscal quarter or year are not necessarily indicative of results to be expected for any other fiscal quarter or year. These fluctuations may cause future operating results to fall below our estimates or the expectations of our stockholders or the investment community in general. If our results of operations do not meet the expectations of our stockholders or the investment community, the price of our common stock may decline.

Seenu G. Kasturi beneficially owns approximately 18.3% of our outstanding common stock and 100% of our outstanding Series A Convertible Preferred Stock and has the ability to control our business and affairs, which may prevent us from taking actions that may be favorable to our other stockholders.

As of October 4, 2021, Seenu G. Kasturi, who is our Chief Executive Officer and Chairman of our board of directors, beneficially owned approximately 18.3% of our outstanding common stock and 100% of our outstanding Series A Convertible Preferred Stock, collectively representing 88.1% of the total voting power of our capital stock. As a result, Mr. Kasturi has the ability to control all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of us or impeding a merger or consolidation, takeover or other business combination involving us that could be favorable to you

An active trading market for our shares of common stock does not currently exist and we can provide no assurance that such a market will develop in the future.

Our shares of common stock are thinly traded. Only a small percentage of our common stock is available to be traded and the price, if traded, may not reflect its actual or perceived value. The liquidity of our stock will be dependent on the perception of our operating business, among other things. Investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. Conversely, trading may be at an inflated price relative to our performance due to, among other things, the lack of available sellers of our shares. In addition, in the event our shares of common stock are trading at a low price, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept shares of our common stock for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low-priced shares of common stock as collateral for any loans. We can provide no assurance that an active trading market for our shares of common stock will develop in the future.

Our shares of common stock are not listed for trading on a national securities exchange.

Our common stock currently trades on the OTCQB marketplace maintained by the OTC Markets Group, Inc. (the “OTCQB”) and is not listed for trading on a national securities exchange. Investments in securities trading on the OTCQB are generally less liquid than investments in securities trading on a national securities exchange. While we intend to apply to a national securities exchange to list our shares for trading in the future, we can provide no assurance that we will do so or that, if we do, our application will be approved. The failure of our shares to be approved for trading on a national securities exchange may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We identified material weaknesses in our internal control over financial reporting during the assessment of our internal control that we performed in connection with the preparation of our audited consolidated financial statements included herein.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require management to complete an annual assessment of our internal control over financial reporting. During the preparation of our audited consolidated financial statements for the year ended December 31, 2018, we identified several control deficiencies that have been classified as material weaknesses in our internal control over financial reporting. A material weakness is a control deficiency that results in a more than remote likelihood that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis by our employees in the normal course of their assigned functions. Based on the material weaknesses identified, management concluded that our internal control over financial reporting was not effective as of December 31, 2020.

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The standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We may encounter problems or delays in completing the activities necessary to make future assessments of our internal control over financial reporting and completing the implementation of any necessary improvements. Future assessments may require us to incur substantial costs and may require a significant amount of time and attention of management, which could seriously harm our business, financial condition and results of operations.

If we are unable to establish and maintain an effective system of internal control, we may not be able to accurately report our financial results on a timely basis or prevent fraud.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports on a timely basis or prevent fraud, we may not be able to manage our business as effectively as we would if an effective internal control environment existed, and our business and reputation with investors may be harmed. We have not performed an in-depth analysis to determine if undiscovered failures of internal controls exist and may in the future discover areas of our internal control environment that need improvement. If we are unable to establish and maintain an effective system of internal control, we may not be able to report our financial results in an accurate and timely manner or prevent fraud.

We are not required to obtain an attestation report on our assessment of our internal control over financial reporting from an independent registered public accounting firm, which may cause investors to lose confidence in us and cause the price of our common stock to be negatively impacted.

Under rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are not required to obtain from our independent registered public accounting firm an attestation report on our assessment of our internal control over financial reporting, and we have not voluntarily sought such a report in the past. If we do not voluntarily seek to obtain an unqualified attestation report on our assessment of our internal control over financial reporting from our independent registered public accounting firm in the future, or if we seek to obtain such a report but our independent registered public accounting firm is unable to provide one to us, investors may lose confidence in us and the price of our common stock may be negatively impacted.

We are not subject to certain of the corporate governance provisions of the Sarbanes-Oxley Act of 2002 and, without voluntary compliance with such provisions, we will not receive the benefits and protections they were enacted to provide.

Our common stock is not listed for trading on a national securities exchange. As a result, we are not subject to certain of the corporate governance rules established by the national securities exchanges pursuant to the Sarbanes-Oxley Act of 2002. These rules relate to independent director standards, director nomination procedures, audit and compensation committee standards, the use of an audit committee financial expert and the adoption of a code of ethics. Unless we voluntarily elect to fully comply with all of these rules, we will not receive the benefits and protections they were enacted to provide.

Applicable SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is a “penny stock” as defined under Rule 3a51-1 of the Exchange Act and is accordingly subject to SEC rules and regulations that impose limitations upon the manner in which our common stock can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend penny stocks to persons other than established customers or certain accredited investors must make a special written suitability determination regarding the purchaser and receive the purchaser’s written agreement to participate in the transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

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We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future.

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future. We intend to use any cash generated from our operations for reinvestment in the growth of our business. Any determination to pay dividends in the future will be made by our board of directors and will depend upon our results of operations, financial condition, contractual restrictions and growth plan, restrictions imposed by applicable law, and other factors deemed relevant by our board of directors. Accordingly, the realization of a gain on stockholders’ investments in our common stock will depend on the appreciation of the price of our common stock. We can provide no assurance that our common stock will appreciate in value or even maintain the price at which stockholders purchased their shares.

ITEM 2.	FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations and other parts of this report contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this report are based on information available to us on the date hereof, and, except as required by law, we assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth herein under Item 1A. Risk Factors and elsewhere in this report. See also “Special Note Regarding Forward-Looking Statements” beginning on page 16 of this report. The following should be read in conjunction with our consolidated financial statements beginning on page F-1 of this report.

Overview

We were formed in April 2000 to develop the Dick’s Wings restaurant franchise, and are the owner, operator and franchisor of the Dick’s Wings brand of restaurants. Our Dick’s Wings franchise is currently comprised of 19 restaurants located in the States of Florida and Georgia. Dick’s Wings offers a variety of boldly-flavored menu items highlighted by our Buffalo, New York-style chicken wings spun in our signature sauces and seasonings. We offer our customers a casual, family-fun restaurant environment designed to appeal to both families and sports fans alike. At Dick’s Wings, we strive to provide our customers with a unique and enjoyable experience from first bite to last call.

On August 30, 2018, we acquired the Fat Patty’s restaurant concept. The Fat Patty’s concept is comprised of four restaurants located in West Virginia and Kentucky. Fat Patty’s offers a variety of specialty burgers and sandwiches, wings, appetizers, salads, wraps, and steak and chicken dinners in a family friendly, sports-oriented environment designed to appeal to a mix of families, students, professors, locals, and visitors. A description of the transaction is set forth herein under Item 1. Business – Recent Developments – Acquisition of Fat Patty’s in our consolidated financial statements.

On October 11, 2019, we acquired the WingHouse restaurant concept. The WingHouse concept is comprised of 20 restaurants located in Florida. WingHouse offers a variety of menu items highlighted by our traditional and boneless Buffalo style chicken wings spun in our signature sauces and seasonings. Our WingHouse restaurants serve lunch and dinner and provide a full-service bar. They offer a variety of specialty burgers and sandwiches, wings, appetizers, salads, wraps, and steak and chicken dinners in a family friendly, sports-oriented environment designed to appeal to a mix of families, students, professors, locals, and visitors. A description of the transaction is set forth herein under Item 1. Business – Recent Developments – Acquisition of WingHouse and Note 4. Acquisition of WingHouse in our consolidated financial statements

Strategy

Our plan is to grow our company into a diversified restaurant holding company operating a portfolio of premium restaurant brands. We intend to focus on developing brands that offer a variety of high-quality food and beverages in a distinctive, casual, high- energy atmosphere in a diverse set of markets across the United States.

The first major component of our growth strategy is the continued development and expansion of our Dick’s Wings, Fat Patty’s and WingHouse brands by building on our successful franchising model. Key elements of our strategy include strengthening the brands, developing new menu items, lowering our collective costs, improving operating systems and customer service by driving customer satisfaction. Our growth strategy is centered on identifying qualified operators and assist them in opening new restaurants in new and existing markets in the United States. We believe there are meaningful opportunities to grow the number of Dick’s Wings, Fat Patty’s and WingHouse restaurants in the United States and have implemented a rigorous and disciplined approach to increasing the number of franchised restaurants. In our existing markets, we plan to continue to open new restaurants until a market is penetrated to a point that will enable us to gain marketing, operational, cost and other efficiencies. In new markets, we plan to open several restaurants at a time to quickly build brand awareness.

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The other major component of our growth strategy is the acquisition of controlling and non-controlling financial interests in other restaurant brands offering us product and geographic diversification, like our acquisition of Fat Patty’s and WingHouse. We plan to complete, and are actively seeking, potential mergers, acquisitions, joint ventures and other strategic initiatives through which we can acquire or develop additional restaurant brands. We are seeking brands offering proprietary menu items that emphasize the preparation of food with high quality ingredients, as well as unique recipes and special seasonings to provide appealing, tasty, convenient and attractive food at competitive prices. As we acquire complementary brands, we intend to develop a scalable infrastructure that will help us expand our margins as we execute upon our growth strategy. Benefits of this infrastructure may include centralized support services for all of our brands, including marketing, menu development, human resources, legal, accounting and information systems. Additional benefits may include the ability to cost effectively employ advertising and marketing agencies for all of our brands, and efficiencies associated with being able to utilize a single distribution model for all of our restaurants. Accordingly, this structure should enable us to leverage our scale and share best practices across key functional areas that are common to all of our brands.

Financial Results

We achieved revenue of $53,290,401 for the year ended December 31, 2020, compared to $29,091,024 for the year ended December 31, 2019, primarily due to an increase in sales of food and beverage products by the company-owned restaurants that we acquired through our acquisition and full year operations of WingHouse. Our total operating expenses increased $26,838,048 to $57,914,923 for the year ended December 31, 2020 from $31,076,875 for the year ended December 31, 2019, primarily due to an increase in restaurant operating costs associated with the operation of the company-owned restaurants that we acquired through our acquisition of WingHouse. Accordingly, we incurred a loss from operations of $4,624,522 and $1,985,851 during the years ended December 31, 2020 and 2019, respectively. We generated a net loss of $10,548,037, or $1.40 per share of common stock, for the year ended December 31, 2020, compared to a net loss of $2,644,446, or $0.36 per share of common stock, for the year ended December 31, 2019. We had total assets of $82,679,370 and $86,081,618 at December 31, 2020 and 2019, respectively, and we experienced a cash flow deficit of $3,453,692 and generated $181,107 in cash flow from operating activities during the years ended December 31, 2020 and 2019 respectively. for the years ended December 31, 2020 and 2019, respectively.

We have two reportable segments, which are company-owned restaurants and franchise operations. Information on our reportable segments and a reconciliation of income from operations to net (loss) / income is set forth herein under Note 20. Segment Reporting in our consolidated financial statements.

Covid-19

In March of 2020, the world experienced a pandemic akin to other historical pandemics in its global reach. Unlike historical pandemics, the economic and cultural impact was unprecedented. The initial assessment by many retailers indicated a short term reduction in operations. Over the following months, the available information about the Covid-19 virus, its effect on society and the government’s response to curb its impact dramatically changed those initial business forecast. The company experienced some store closures and other operating stores limited to take out or third-party delivery sales only. We quickly pivoted our focus to increasing our take out sales by adding new third party relationships, augmenting our online customer access, and redirecting our marketing to drive our online presence.

The uncertainty surrounding the persistence of the Corona Virus’ economic partial shut down compelled us to make some calculated decisions on closures. Several of our newly acquired locations delt with historically challenging performance issues prior to the pandemic. The executive team evaluated these locations on an individual basis to determine if allocation of resources needed to sustain the fixed costs through the pandemic would jeopardize the company’s financial resilience through the crisis. Given the unknown duration, depth and permanent behavioral changes the pandemic would cause, the executive team chose a more conservative approach to its long term outlook by permanently closing its bottom performing locations. It is the company’s belief that lease termination negotiations were significantly more favorable due to the unknow factors faced by the company and its landlords alike. As a result, the company permanently closed four WingHouse locations and one company owned Dick’s Wings and Grill.

2020 Highlights

Through the challenges of the pandemic, the company and its subsidiaries experienced a series of successes. Some of these projects were 2020 initiatives which were completed in 2021.

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For Dick’s Wings and Grill;

●	Stella training platform introduced to company and franchised system which provides brand consistency
●	Senior Vice President of Operations resourced to enhance brand consistency and strengthen our franchise system
●	Successfully launching a new menu focused on improving food cost by 2%
●	Successfully launching a new lunch menu resulting in 1.5% food cost improvement
●	Opening of a Texas based franchise in Carrollton, TX
●	Reopening of a previously closed franchised location in Jacksonville
●	Increased revenue in ten of seventeen Dick’s Wings and Grill stores in 2021 versus 2019. (Excludes Carrolton and Yellow Bluff)
●	Increased revenue in Seventeeen of Seventeen Dick’s Wings and Grill stores in 2021 versus 2019. (Excludes Carrolton and Yellow Bluff)
●	Voted Best Wings
●	Continued partnership with Jaguars, Icemen and Sharks
●	Addition of key personnel, including a Marketing Director and Culinary Chef
●	Introduction of Toast POS and 365 for operational alignment
●	LTO focused approach to drive additional sales and navigating increasingly challenging commodities
●	Billboard marketing campaigns to drive awareness
●	Continued involvement with BOTG
●	Remodeling of the corporate owned Blanding location
●	Franchise Advisory Committee was created to provide alignment between the franchisor and franchisee relationship. This critical step will allow for a stronger foundation as we continue to shift our focus to the franchise system for all of our brands
●	Successfully achieved negotiated partial abatement and royalty payment plans which provided relief to our franchisees while enabling the company to continue operations through the pandemic

For WingHouse;

●	Launched OLO in 3rd Quarter of 2021
●	Buccaneers Agreement at Ramond James Stadium in 3rd Quarter of 2021
●	Creation and launch of WingHouse Brand Balanced Scorecard 4th Quarter of 2020 with the purpose of driving the right behaviors and outcomes when it comes to People, Guests, Sales, profits, and Ops Excellence
●	Launched Menu LTO program in 4th Quarter of 2020
●	Launched Pizza Program across the entire Brand in 2nd Quarter of 2021
●	Improving brand performance while operating through Covid-19 related adversity in spite of having to close multiple stores and furlough more than 2/3rds of the team. As a result, WingHouse was able to bounce back to 28% growth in 2021 YTD vs 2020 and to Flat same store sales vs 2019
●	Significantly reduced vendor agings which existed at acquisition of the WingHouse. It is noteworthy that the acquisition of the WingHouse occurred five and a half months prior to the onset of the Covid-19 shut downs.
●	Re-Launch of WingHouse Brand Calendar in 2020
●	Moved to QR code menu in 3rd Quarter of 2021 with Beer Board Partnership
●	Launched the WH Newsletter which is distributed each period to keep the brand abreast of upcoming marketing focus, events, and ops news

Outlook

We expect to build on our solid franchising system currently in place with Dick’s Wings and Grill. Our objective is to follow tested and proven industry practices by pivoting our focus to developing our franchisee base while refranchising our corporate owned stores. Our goal is to reach 98% franchisee owned operations. With the completion and publishing the Franchise Disclosure Document for WingHouse, we have taken a significant step to that end. We are positioned to begin the vetting of prospective franchisees and sell or transfer our corporate stores. The resulting effect will ultimately convert some of our restaurants to royalty generating assets. Notwithstanding the foregoing, in the event we complete additional acquisitions of controlling or non-controlling financial interests in other brands through mergers, acquisitions, joint ventures or other strategic initiatives, such as our acquisition of Fat Patty’s and WingHouse, our financial results will include and reflect the financial results of the target entities. Our objective, however, will remain the same; acquisition and conversion. Accordingly, the completion of any such transactions in the future may have a substantial beneficial or negative impact on our business, financial condition and results of operations.

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Our strategic preservation of our viable operations through the Covid-19 pandemic positioned us to benefit from the significant competitive attrition. The devastating effects of Covid-19 resulted in an estimated 110,000 restaurant closures throughout the United States. By default, our surviving operations have thrived due this reduction of consumer options. Having identified this potential opportunity in the early onset of Covid-19, we invested in menu development, LTO offerings, and launching of a new lunch menu segment to retain redirected consumers. As the results have proven, our strategy provided for increases in revenues at most of our locations when compared to pre-pandemic volumes. In addition, these offering initiatives provided for increased customer retention, a key factor of long term revenue growth.

Critical Accounting Policies

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our audited consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors, that we believe to be reasonable under the circumstances. Actual results may differ under different estimates and assumptions.

The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our consolidated financial statements because they inherently involve significant judgments and uncertainties. For a more complete discussion of our accounting policies and procedures, see our consolidated financial statements beginning on page F-1 of this report.

Revenue Recognition

On January 1, 2018, we adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 606, Revenue From Contracts With Customers (“ASC 606”). ASC 606 supersedes the current revenue recognition guidance, including industry-specific guidance. ASC 606 provides a single framework in which revenue is required to be recognized to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services.

We adopted this new guidance effective the first day of fiscal year 2018, using the modified retrospective method of adoption. Under this method, the cumulative effect of initially adopting the guidance was recognized as an adjustment to the opening balance of equity at January 1, 2018. Therefore, the comparative period has not been adjusted and continues to be reported under the previous revenue recognition guidance. The details of the significant changes and quantitative impact of the changes are discussed below.

Franchise Fees

ASC 606 impacted the timing of recognition of franchise fees. Under previous guidance, these fees were typically recognized upon the opening of restaurants. Under ASC 606, the fees are deferred and recognized as revenue over the term of the individual franchise agreements. The effect of the required deferral of fees received in a given year will be mitigated by the recognition of revenue from fees retrospectively deferred from prior years. As a result of the adoption of ASC 606, we recognized deferred franchise fees in the amount of $196,478 on our consolidated balance sheet as of January 1, 2018 and an increase in our accumulated deficit by the same amount on that date. We recognized a total of $31,250 of deferred franchise fees as income during the year ended December 31, 2020. Accordingly, the carrying value of our deferred franchised fees was $209,766 at December 31, 2020. We incurred an increase in our accumulated deficit by $72,500 for the year ended December 31, 2020.

Advertising Funds

ASC 606 also impacted the accounting for transactions related to our general advertising fund. Under previous guidance, franchisee contributions to and expenditures by the fund were not included in our consolidated financial statements. Under ASC 606, we record contributions to and expenditures by the fund as revenue and expenses within our consolidated financial statements. We recognized contributions to and expenditures by the fund of $120,840 and $127,584 for the years ended December 31, 2020, December 31, 2019, respectively.

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Gift Card Funds

Additionally, ASC 606 impacted the accounting for transactions related to our gift card program. Under previous guidance, estimated breakage income on gift cards was deferred until it was deemed remote that the unused gift card balance would be redeemed. Under ASC 606, breakage income on gift cards is recognized as gift cards are utilized. This effect of this change on our consolidated financial statements was negligible.

Disaggregation of Revenue

The following table disaggregate revenue by primary geographical market and source:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Primary Geographic Area
Florida	$43,784,015	$17,897,046
Georgia	859,873	1,053,739
Kentucky	1,875,751	2,533,631
Louisiana	-	625,227
North Carolina	3,500	1,500
Texas	13,414	1,250
West Virginia	6,753,848	6,978,631
Total Revenue	$53,290,401	$29,091,024

Sources of Revenue
Restaurant Sales	$52,514,801	$28,209,181
Royalties	623,510	710,645
Franchise Fees	31,250	17,968
Advertising Fund Fees	120,840	127,584
Other Revenues	-	25,646
Total Revenue	$53,290,401	$29,091,024

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Contract Balances

The following table presents changes in deferred franchise fees as of and for the year ended December 31, 2020:

Deferred franchise fees at January 1, 2020	$168,516
Revenue recognized during the period	(31,250)
New deferrals due to cash received	72,500

Deferred franchise fees at December 31, 2020	$209,766

Anticipated Future Recognition of Deferred Franchise Fees

The following table presents the estimated franchise fees to be recognized in the future related to performance obligations that were unsatisfied at December 31, 2020:

Year	Franchise Fees Recognized
2021	$30,176
2022	28,250
2023	25,887
2024	25,250
2025	15,000
Thereafter	85,203
Total	$209,766

Year	Franchise Fees Recognized
2020	$24,000
2021	22,925
2022	21,000
2023	18,637
2024	18,000
Thereafter	63,954
Total	$168,516

Acquisition of Fat Patty’s

On August 30, 2018, we acquired all of assets of Fat Patty’s.

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Acquisition of Fat Patty’s in our consolidated financial statements.

The acquisition of Fat Patty’s was accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with us considered the acquirer of Fat Patty’s. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates, with the remaining purchase price, if any, recorded as goodwill. For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in our consolidated financial statements, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” We incurred $82,929 of acquisition-related transaction costs. Pursuant to the provisions of ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges were not included as components of consideration transferred but were accounted for as expenses in the period in which the costs were incurred.

Acquisition of WingHouse

On October 11, 2019, we acquired all of assets of WingHouse. A description of the transaction is set forth herein under Note 4. Acquisition of WingHouse in our consolidated financial statements.

The acquisition of WingHouse was accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with us considered the acquirer of Fat Patty’s. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates, with the remaining purchase price, if any, recorded as goodwill. For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in our consolidated financial statements, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Pursuant to the provisions of ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges were not included as components of consideration transferred but were accounted for as expenses in the period in which the costs were incurred.

Stock-Based Compensation

We account for employee stock-based compensation in accordance with the fair value recognition provisions of ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). Under this method, compensation expense includes compensation expense for all stock-based payments based on the grant-date fair value. Such amounts have been reduced to reflect our estimate of forfeitures of all unvested awards.

We account for non-employee stock-based compensation in accordance with ASC 718 and ASC Topic 505, Equity (“ASC 505”). ASC 718 and ASC 505 require that we recognize compensation expense based on the estimated fair value of stock-based compensation granted to non-employees over the vesting period, which is generally the period during which services are rendered by the non-employees.

We use the Black-Scholes pricing model to determine the fair value of the stock-based compensation that we grant to employees and non-employees. The Black-Scholes pricing model takes into consideration such factors as the estimated term of the securities, the conversion or exercise price of the securities, the volatility of the price of our common stock, interest rates, and the probability that the securities will be converted or exercised to determine the fair value of the securities. The selection of these criteria requires management’s judgment and may impact our net income or loss. The computation of volatility is intended to produce a volatility value that is representative of our expectations about the future volatility of the price of our common stock over an expected term. We used our share price history to determine volatility and cannot predict what the price of our shares of common stock will be in the future. As a result, the volatility value that we calculated may differ from the actual volatility of the price of our shares of common stock in the future.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASU 2016-02”), establishing Accounting Standards Codification (“ASC”) Topic 842, Leases (“ASC Topic 842”), which modified and superseded the guidance under ASC Topic 840, Leases (“ASC Topic 840”). The FASB subsequently issued several other Accounting Standards Updates, including ASU 2018-11 and ASU 2018-12, which among other things provide for a practical expedient related to the recognition of the cumulative effect on retained earnings resulting from the adoption of the pronouncements.

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ASC Topic 842 modifies the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification determines whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less are accounted for in the same manner as operating leases under ASC Topic 840.

The Company adopted ASC Topic 842 effective January 1, 2019 applying the modified retrospective transition approach. Under this approach, results for reporting periods beginning after January 1, 2019, are presented under Topic 842, while prior periods are not adjusted and continue to be reported under the accounting standards in effect for those periods. The Company recognized $3,832,779 and $3,832,286 of additional assets and liabilities, respectively, in connection with its operating leases upon the adoption of ASC Topic 842 on January 1, 2019. The Company did not recognize any additional assets or liabilities in connection with its financing lease upon the adoption of ASC Topic 842 on January 1, 2019.

The Company determines whether a contract is or contains a lease at inception of the contract based on whether an identified asset exists and whether the Company has the right to obtain substantially all of the benefit of the assets and to control its use over the full term of the agreement. When available, the Company uses the rate implicit in the lease to discount lease payments to present value. However, none of our leases provide a readily determinable implicit rate. Therefore, the Company estimated its incremental borrowing rate considering both the revolving credit rates and a credit notching approach to discount the lease payments based on information available at lease commencement. There are no material residual value guarantees and no restrictions or covenants included in the Company’s lease agreements. Certain of the Company’s leases include provisions for variable payments. These variable payments are typically determined based on a measure of throughput or actual days or another measure of usage and are not included in the calculation of lease liabilities and right-of-use assets.

The Company elected the package of practical expedients available for implementation, which allows for the following:

●	An entity need not reassess whether any expired or existing contracts are or contain leases;

●	An entity need not reassess the lease classification for any expired or existing leases; and

●	An entity need not reassess initial indirect costs for any existing leases.

Furthermore, the Company elected the optional transition method to make January 1, 2019 the initial application date of the standard. This package of practical expedients allows entities to account for their existing leases for the remainder of their respective lease terms following the previous accounting guidance.

The Company also elected to adopt the optional transition practical expedient provided in ASU 2018-01 to not evaluate under ASC Topic 842 for existing or expired land easements prior to the application date to determine if they meet the definition of a lease.

The impact of ASC Topic 842 is more specifically described herein under Note 12. Leases.

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of ASC Topic 718, Compensation– Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees, with certain exceptions. Under the new guidance, the measurement of equity-classified nonemployee awards is fixed at the grant date. The Company adopted ASU 2018-07 on January 1, 2019. The adoption of ASU 2018-07 did not have a significant impact on the Company’s condensed consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 removes certain exceptions for recognizing deferred taxes for investments, performing intra-period allocation and calculating income taxes in interim periods. ASU 2019-12 also provides guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020. Early adoption is permitted and any adjustments should be reflected as of the beginning of the annual period of adoption. Amendments relevant to the Company should be applied on a prospective basis. The Company is currently assessing the impact of adopting this standard, but does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

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The Company reviewed all other significant newly-issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations or that no material effect is expected on the Company’s condensed consolidated financial statements as a result of future adoption.

Comparison of the Years Ended December 31, 2020 and 2019

Revenue

Revenue consists primarily of proceeds from the sale of food and beverage products by our company-owned restaurants and concession stands, and royalty payments, franchise fees and ad fund fees that we receive from our franchisees. Revenue increased $24,199,377 to $53,290,401 for the year ended December 31, 2020 from $29,091,024 for the year ended December 31, 2019. The increase of $24,199,377 was due to an increase of $24,305,620 for sales of food and beverage products by our company-owned restaurants offset by decreases of $87,135 in Royalty Revenue due to the effects of the Covid-19 related business challenges. Additionally, our revenue decreased by $19,108 for franchise, Advertising Fund Fees and other revenue. The increase in sales of food and beverage products was attributable to the full year operation of restaurants that we acquired through our acquisition of WingHouse, which contributed $41,101,290 of sales of food and beverages. The decrease in franchise and other revenue was due primarily to decreases of $ 6,744 for ad fund fees, a decrease of $25,646 for other revenue and an increase of $13,282 for franchise fees that were recognized beginning January 1, 2020 calculated in accordance to the implementation of ASC 606. The decrease in Royalty Revenue is primarily due to the reduced business activity during the Covid-19 pandemic shut downs.

Operating Expenses

Operating expenses consist of restaurant operating costs, professional fees, employee compensation expense, and general and administrative expenses.

Restaurant Operating Costs. Restaurant operating costs consists of cost of sales, labor expenses, occupancy expenses and other operating expenses that we incur in connection with the operation of our Dick’s Wings company-owned restaurants and concession stands and our Fat Patty’s and WingHouse company-owned restaurants. Restaurant operating costs increased $19,711,265 to $46,990,887 for the year ended December 31, 2020 compared to $27,279,622 for the year ended December 31, 2019. Restaurant operating costs consisted of $17,790,123 for cost of sales, $12,975,194 for labor expenses, $4,952,154 for occupancy expenses, and $11,273,416 for other operating expenses for the year ended December 31, 2020. Restaurant operating costs consisted of $9,705,951 for cost of sales, $9,579,783 for labor expenses, $1,452,731 for occupancy expenses, and $6,541,157 for other operating expenses for the year ended December 31, 2019. The increase of $19,711,265 was in large part due to the full year operation of the restaurants that we acquired through our acquisition of WingHouse compared to operating only from October 11 through December 31, 2019.

Professional Fees. Professional fees consist of fees paid to attorneys, independent accountants, investment banks and placement agents, technology consultants and other professionals and consultants. Professional fees decreased $162,061 to $363,004 for the year ended December 31, 2020 from $525,065 for the year ended December 31, 2019. The decrease of $162,061 was due primarily to decreases of $203,609 for legal fees, offset by increases of $41,548, for consulting fees. We expect our professional fees to increase during the next 12 months as we should be in full operations for 2021 from the temporary operational shut-down due to the Covid-19 pandemic.

Employee Compensation Expense. Employee compensation expense consists of salaries, hourly wages, bonuses and other cash compensation, equity-based compensation and employee benefits paid or granted to our executive officers and non-restaurant employees, and the related payroll taxes. Employee compensation expense increased $5,533,345 to $6,883,111 for the year ended December 31, 2020 from $1,349,766 for the year ended December 31, 2019. The increase of $5,533,345 was due primarily to that we acquired Fat Patty’s and WingHouse restaurants.

General and Administrative Expenses. General and administrative expenses consist of ad fund expenses, selling commissions and expenses, marketing and advertising expenses, acquisition-related transaction costs, bank service charges, computer and internet expenses, dues and subscriptions, licenses and filing fees, insurance expenses, SEC filing expenses, stock listing expenses, investor relations expenses, shareholder meeting expenses, office supplies, rent expense, repairs and maintenance expenses, telephone expenses, travel expenses, utilities expenses and other miscellaneous general and administrative expenses. General and administrative expenses increased $1,755,499 to $3,677,921 for the year ended December 31, 2020 from $1,922,422 for the year ended December 31, 2019. The increase of $1,755,499 was due primarily to increases of $357,554 for marketing and advertising expenses, $64,454 increase in travel expenses, and $35,614 in rental expenses for the corporate office. We expect general and administrative expenses to continue to increase during the next 12 months as we incur increasing expenses for commissions paid to the owner of our concession stands at TIAA Bank Field, our ad fund, marketing and advertising, investor relations, travel, rent, office supplies, insurance and other miscella7neous items associated with the general growth of our business and operations.

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Interest Expense

Interest expense consists of the interest that we record under the master lease agreement that we entered into with Store Capital in August 30, 2018 in connection with the acquisition of Fat Patty’s, our outstanding debt obligations, and our outstanding settlement agreements payable and accrued legal contingencies. In addition, ARC WingHouse issued a promissory note in favor of City National Bank in the amount of $12,250,000 (the “CNB Note”), as a result of the WingHouse acquisition. Interest accrues under the CNB Note at a rate of six percent (6%) per annum. Interest expense increased $715,092 to $1,731,171 for the year ended December 31, 2020 from $1,016,079 for the year ended December 31, 2019. The increase of $715,092 was due primarily for interest that we record under our master lease agreement with Store Capital, and the CNB Note. We expect interest expense to continue to increase during the next 12 months as we continue to record interest under our master lease agreement with Store Capital, and the CNB Note.

Net (Loss) / Income

We generated a net loss of $10,548,037 during the year ended December 31, 2020 and a net loss of $2,644,446 during the year ended December 31, 2019. The difference of $7,903,591 was due primarily to increases of $19,711,265 for restaurant operating costs, $5,533,345 for employee compensation expense, $1,755,499 for general and administrative expenses, $715,092 for interest expense, and a loss of $2,049,947 for disposal of WingHouse assets. This was partially offset by increases of $24,199,377 for revenue, and $162,061 for reduction of professional fees. We expect to begin generating net income during the next 12 months as we generate increasing revenue from operations through our new and existing company-owned and franchised restaurants. Notwithstanding the foregoing, in the event we complete additional acquisitions of controlling or non-controlling financial interests in other brands through mergers, acquisitions, joint ventures or other strategic initiatives, such as our recently completed acquisition of Fat Patty’s, and WingHouse, our financial results will include and reflect the financial results of the target entities. Accordingly, the completion of any such transactions in the future may have a substantial beneficial or negative impact on our business, financial condition and results of operations.

Comparison of the Three-month periods Ended June 30, 2021

Revenue

Revenue consists primarily of proceeds from the sale of food and beverage products by our company-owned restaurants and concession stands, and royalty payments, franchise fees and ad fund fees that we receive from our franchisees. Revenue increased $6,792,602 to $16,066,022 for the three-month period ended June 30, 2021 from $9,273,420 for the three-month period ended June 30, 2020. The increase of $6,792,602 was due to an increase of $6,661,669 for sales of food and beverage products by our company-owned restaurants, and by an increase of $130,933 for franchise and other revenue. We expect revenue to increase during the next 12 months due to the COVID-19 pandemic recovery.

Operating Expenses

Operating expenses consist of restaurant operating costs, professional fees, employee compensation expense, and general and administrative expenses.

Restaurant Operating Costs. Restaurant operating costs consist of cost of sales, labor, occupancy and other operating expenses that we incur in connection with the operation of our Dick’s Wings company-owned restaurants and concession stands, our Fat Patty’s company-owned restaurants and our WingHouse company-owned restaurants. Restaurant operating costs increased $6,945,653 to $14,659,274 for the three-month period ended June 30, 2021 compared to $7,713,621 for the three-month period ended June 30, 2020. Restaurant operating costs consisted of $6,468,955 for cost of sales, $3,900,503 for labor expenses, $1,039,466 for occupancy expenses, and $3,250,350 for other operating expenses for the three-month period ended June 30, 2021. Restaurant operating costs consisted of $2,944,207 for cost of sales, $2,079,143 for labor expenses, $831,166 for occupancy expenses, and $1,859,105 for other operating expenses for the three-month period ended June 30, 2020. The increase of $6,945,653 was due to full operations in 2021, as compared to significant decreased restaurant operations resulting from the COVID-19 pandemic. We expect our restaurant operating costs to increase during the next 12 months due to the COVID-19 pandemic recovery.

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Professional Fees. Professional fees consist of fees paid to attorneys, independent accountants, investment banks and placement agents, technology consultants and other professionals and consultants. Professional fees decreased $106,197 to $0 for the three-month period ended June 30, 2021 from $106,197 for the three-month period ended June 30, 2020. The decrease of $106,197 was due primarily to decreases in legal fees and consulting fees. We expect our professional fees to increase during the next 12 months due to the COVID-19 pandemic recovery.

Employee Compensation Expense. Employee compensation expense consists of salaries, hourly wages, bonuses and other cash compensation, equity-based compensation and employee benefits paid or granted to our executive officers and non-restaurant employees, and the related payroll taxes. Employee compensation expense increased $947,495 to $2,302,407 for the three-month period ended June 30, 2021 from $1,354,912 for the three-month period ended June 30, 2020. The increase of $947,495 was due to full operations in 2021, as compared to significant decreased restaurant operations resulting from the COVID-19 pandemic. We expect employee compensation expense to increase during the next 12 months due to the COVID-19 pandemic recovery.

General and Administrative Expenses. General and administrative expenses consist of ad fund expenses, selling commissions and expenses, marketing and advertising expenses, acquisition-related transaction costs, bank service charges, computer and internet expenses, dues and subscriptions, licenses and filing fees, insurance expenses, SEC filing expenses, stock listing expenses, investor relations expenses, shareholder meeting expenses, office supplies, rent expense, repairs and maintenance expenses, telephone expenses, travel expenses, utilities expenses and other miscellaneous general and administrative expenses. General and administrative expenses decreased $358,748 to $509,708 for the three-month period ended June 30, 2021 from $868,186 for the three-month period ended June 30, 2020. The decrease of $358,478 was due to reduced advertising spending. We expect general and administrative expenses to increase during the next 12 months due to the COVID-19 pandemic recovery.

Interest Expense

Interest expense consists of the interest that we record under the master lease agreement that we entered into with Store Capital on August 30, 2018 in connection with the acquisition of Fat Patty’s, our outstanding debt obligations, and our outstanding settlement agreements payable and accrued legal contingencies. Interest expense increased $71,311 to $508,525 for the three-month period ended June 30, 2021 from $437,214 for the three-month period ended June 30, 2020. We expect interest expense to increase during the next 12 months.

Gain from loan forgiveness

On June 8, 2021, the Company recognized $4,542,860 of other income as a result of the forgiveness of the PPP loan program.

On May 15, 2021, the Company recognized $10,000 of other income as a result of the forgiveness of the EIDL loan.

Net (Loss) / Income

We generated a net income of $2,912,333 during the three-month period ended June 30, 2021, as compared to a net loss of $1,212,917 during the three-month period ended June 30, 2020. The difference of $4,125,250 was due primarily to increases of $6,945,653 for restaurant operating costs, $947,495 for employee compensation expense, and $71,311 for interest expense, offset by an increase of $6,792,602 for revenue, a decrease of $127,955 for professional fees, a decrease of $358,478 for general and administrative expenses, and $4,552,860 from loan forgiveness. We expect to begin generating net income during the next 12 months as we generate increasing revenue from operations through our new and existing company-owned and franchised restaurants and become fully operational from the COVID-19 pandemic. Notwithstanding the foregoing, in the event we complete additional acquisitions of controlling or non-controlling financial interests in other brands through mergers, acquisitions, joint ventures or other strategic initiatives, such as our recently completed acquisition of Fat Patty’s and WingHouse our financial results will include and reflect the financial results of the target entities. Accordingly, the completion of any such transactions in the future may have a substantial beneficial or negative impact on our business, financial condition and results of operations.

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Comparison of the Six-month periods Ended June 30, 2021

Revenue

Revenue consists primarily of proceeds from the sale of food and beverage products by our company-owned restaurants and concession stands, and royalty payments, franchise fees and ad fund fees that we receive from our franchisees. Revenue increased $7,414,976 to $32,514,358 for the six-month period ended June 30, 2021 from $25,099,382 for the six-month period ended June 30, 2020. The increase of $7,414,976 was due to an increase of $7,284,043 for sales of food and beverage products, and an increase of $130,933 of franchise and other revenue. We expect revenue to increase during the next 12 months due to the COVID-19 pandemic recovery.

Operating Expenses

Operating expenses consist of restaurant operating costs, professional fees, employee compensation expense, and general and administrative expenses.

Restaurant Operating Costs. Restaurant operating costs consist of cost of sales, labor, occupancy and other operating expenses that we incur in connection with the operation of our Dick’s Wings company-owned restaurants and concession stands, our Fat Patty’s company-owned restaurants and our WingHouse company-owned restaurants. Restaurant operating costs increased $8,384,635 to $28,860,560 for the six-month period ended June 30, 2021 compared to $20,475,925 for the six-month period ended June 30, 2020. Restaurant operating costs consisted of $12,341,071 for cost of sales, $7,808,528 for labor expenses, $2,006,713 for occupancy expenses, and $6,526,107 for other operating expenses for the six-month period ended June 30, 2021. Restaurant operating costs consisted of $8,127,742 for cost of sales, $5,773,319 for labor expenses, $4,568,151 for occupancy expenses, and $4,568,151 for other operating expenses for the six-month period ended June 30, 2020. The increase of $8,384,635 was due to full operations in 2021, as compared to significant decreased restaurant operations resulting from the COVID-19 pandemic. We expect our restaurant operating costs to increase during the next 12 months due to the COVID-19 pandemic recovery.

Professional Fees. Professional fees consist of fees paid to attorneys, independent accountants, investment banks and placement agents, technology consultants and other professionals and consultants. Professional fees decreased $116,877 to $112,132 for the six-month period ended June 30, 2021 from $229,009 for the six-month period ended June 30, 2020. The decrease of $135,639 was due primarily to decreases in legal fees and consulting fees. We expect our professional fees to increase during the next 12 months due to the COVID-19 pandemic recovery.

Employee Compensation Expense. Employee compensation expense consists of salaries, hourly wages, bonuses and other cash compensation, equity-based compensation and employee benefits paid or granted to our executive officers and non-restaurant employees, and the related payroll taxes. Employee compensation expense increased $924,506 to $4,225,153 for the six-month period ended June 30, 2021 from $3,300,647 for the six-month period ended June 30, 2020. The increase of $924,506 was due to full operations in 2021, as compared to significant decreased restaurant operations resulting from the COVID-19 pandemic. We expect employee compensation expense to increase during the next 12 months due to the COVID-19 pandemic recovery.

General and Administrative Expenses. General and administrative expenses consist of ad fund expenses, selling commissions and expenses, marketing and advertising expenses, acquisition-related transaction costs, bank service charges, computer and internet expenses, dues and subscriptions, licenses and filing fees, insurance expenses, SEC filing expenses, stock listing expenses, investor relations expenses, shareholder meeting expenses, office supplies, rent expense, repairs and maintenance expenses, telephone expenses, travel expenses, utilities expenses and other miscellaneous general and administrative expenses. General and administrative expenses decreased $972,108 to $1,384,099 for the six-month period ended June 30, 2021 from $2,356,207 for the six-month period ended June 30, 2020. We expect general and administrative expenses to increase during the next 12 months due to the COVID-19 pandemic recovery.

Interest Expense

Interest expense consists of the interest that we record under the master lease agreement that we entered into with Store Capital on August 30, 2018 in connection with the acquisition of Fat Patty’s, our outstanding debt obligations, and our outstanding settlement agreements payable and accrued legal contingencies. Interest expense increased $81,004 to $941,603 for the six-month period ended June 30, 2021 from $860,599 for the six-month period ended June 30, 2020. We expect interest expense to increase during the next 12 months.

Loss on Asset Disposal

We incurred a loss of $2,025,631 for revising asset valuation for the six-month period ended June 30, 2020.

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Gain from loan forgiveness

On June 8, 2021, the Company recognized $4,542,860 of other income as a result of the forgiveness of the PPP loan program.

On May 15, 2021, the Company recognized $10,000 of other income as a result of the forgiveness of the EIDL loan.

Net (Loss) / Income

We generated a net income of $1,449,762 during the six-month period ended June 30, 2021, as compared to a net loss of $3,992,426 during the six-month period ended June 30, 2020. The difference of $5,442,188 was due primarily to increases of $8,384,635 for restaurant operating costs, $924,506 for employee compensation expense, and $81,004 for interest expense, offset by an increase of $7,414,976 for revenue, a decrease of $116,877 for professional fees, a decrease of $901,906 for general and administrative expenses, and $4,552,860 gains from loan forgiveness. We expect to begin generating net income during the next 12 months as we generate increasing revenue from operations through our new and existing company-owned and franchised restaurants. Notwithstanding the foregoing, in the event we complete additional acquisitions of controlling or non-controlling financial interests in other brands through mergers, acquisitions, joint ventures or other strategic initiatives, such as our recently completed acquisition of Fat Patty’s and WingHouse our financial results will include and reflect the financial results of the target entities. Accordingly, the completion of any such transactions in the future may have a substantial beneficial or negative impact on our business, financial condition and results of operations.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through cash generated by our operations, private sales of equity securities and the use of short- and long-term debt.

Net cash deficit due to operating activities was $3,453,692 during the year ended December 31, 2020 compared to net cash proceeds from operating activities of $181,107 during the year ended December 31, 2019. The decrease of $3,634,799 was due primarily to a $7,903,591 increase in net loss, an increase in depreciation expense of $601,644, $194,258 for provision of bad debt, $2,941,500 of loss from Guaranty liability, $616,510 from loss of store closure, $2,049,947 from loss on fixed asset disposals, $5,353,718 from amortization of operating lease right-to-use assets, $1,577 for Amortization of Financing Lease right-of-use assets, no amortization of debt discounts, no insurance recovery from impaired fixed assets, payments on operating lease liabilities of $3,992,721, $111,763 from deposits, $394,170 from accounts payable and accrued liabilities – related party, and $295,769 from gift card liabilities. This was partially offset by a $884,600 gain for PPP loan forgiveness, $230,855 decrease from stock-based compensation expense, a decrease of $261,385 of accounts receivable, $43,988 decrease of ad fund receivable, $840,484 decrease of prepaid expense, $99,213 from inventory, $1,495,711 from accounts payable and accrued liabilities, $312,000 from sellers payable, and $62,032 from deferred franchise fees.

Net cash used by investing activities was $4,597,556 during the year ended December 31, 2020 compared to net cash used by investing activities of $11,911,566 during the year ended December 31, 2019. The increase of $7,314,010 for net cash used by investing activities was due primarily to reduced investing activity during the Covid-19 pandemic. The purchase of the Bremer Bank Note by ARC Fat Patty’s was the primary investment by ARC Group and its subsidiaries, with a net investment of $4,030,191. In addition, limited dine-in operation resulted in the reduction of fixed assets purchase by $570,699. Cash Flows from investing activities were also reduced by accrued interest receivables of $125,658. Cash flows from investing activities increased $11,000,000 from the WingHouse acquisition occurring in 2019.

Net cash provided by financing activities was $9,502,052 during the year ended December 31, 2020 compared to net cash provided by financing activities of $14,755,297 during the year ended December 31, 2019. The difference of $5,253,245 was due to increases in proceeds from issuance of notes payable of $2,854,346, increases of proceeds from notes payable – related parties of $257,830, increases in payments on note payable of $4,549,870, increases in payments on note payable – related party of $3,787,498, and an increase of financing lease liability payments of $28,053. This will be slightly offset by increases of $1,468,094 from proceeds of notes payable issuances.

Our primary sources of capital since January 1, 2020 are set forth below.

During the year ended December 31, 2020, we reduced the outstanding balance owed to Blue Victory Holdings by $1,110,296 with a remaining balance of $0. We realized $36,727 in interest expense from the credit facility with Blue Victory Holdings. A summary of the terms of our credit facility with Blue Victory is set forth herein under Note 11. Debt Obligations in our consolidated financial statements.

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On August 30, 2018, we entered into a secured convertible promissory note with Seenu G. Kasturi pursuant to which we borrowed $622,929 to help finance the acquisition of Fat Patty’s, all of which was outstanding at December 31, 2020.

On October 11, 2019, ARC WingHouse entered into a Loan Agreement (the “Loan Agreement”) with City National Bank of Florida (“City National Bank”) pursuant to which the Company borrowed $12,250,000 (the “Loan”) to help fund the acquisition of the WingHouse Concept. A description of the loan agreement is set forth herein under Note 4. Acquisition of WingHouse in our consolidated financial statements.

To date, our capital needs have been met through cash generated by our operations, sales of our equity securities and the use of short- and long-term debt to fund our operations, including our credit facility with Blue Victory. We have used these sources of capital to pay virtually all of the costs and expenses that we have incurred to date. These costs and expenses have been comprised primarily of the restaurant operating costs, professional fees, employee compensation expenses, and general and administrative expenses discussed above. We intend to continue to rely upon each of these sources to fund our operations and expansion efforts.

We can provide no assurance that these sources of capital will be adequate to fund our operations during the next 12 months. If these sources of capital are not adequate, we will need to obtain additional capital through alternative sources of financing. We may attempt to obtain additional capital through the sale of equity securities or the issuance of short- and long-term debt. If we raise additional funds by issuing shares of our common stock, our stockholders will experience dilution. If we raise additional funds by issuing securities exercisable or convertible into shares of our common stock, our stockholders will experience dilution in the event the securities are exercised or converted, as the case may be, into shares of our common stock. Debt financing may involve agreements containing covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, issuing equity securities, making capital expenditures for certain purposes or above a certain amount, or declaring dividends. In addition, any equity securities or debt that we issue may have rights, preferences and privileges senior to those of the shares of common stock held by our stockholders.

We have not made arrangements to obtain additional capital and can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. Our ability to obtain additional capital will be subject to a number of factors, including market conditions and our operating performance. These factors may make the timing, amount, terms and conditions of any proposed future financing transactions unattractive to us. If we cannot raise additional capital when needed, or if such capital cannot be obtained on acceptable terms, we may not be able to pay our costs and expenses as they are incurred, take advantage of future acquisition opportunities, respond to competitive pressures or unanticipated events, or otherwise execute upon our business plan. This may adversely affect our business, financial condition and results of operations and, in the extreme case, cause us to discontinue our operations.

Off-Balance Sheet Arrangements

As of December 31, 2020, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or for other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

ITEM 3.	PROPERTIES.

We lease the property where our corporate headquarters is located as well as the properties upon which each of our company-owned restaurants are located.

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Our corporate headquarters is located at 1409 Kingsley Ave., Ste. 2, Orange Park, Florida. Our three company-owned Dick’s Wings restaurants are located at 100 Marketside Avenue, Suite 301, in the Nocatee development in Ponte Vedra, Florida, 6055 Youngerman Circle in Argyle Village in Jacksonville, Florida, 1531 Baytree Road in Valdosta, Georgia, respectively. Our location at 1136 Thomas Drive in Panama City Beach Florida was permanently closed on December 24, 2019. We also lease the property located at 3427 Bannerman Rd., Suite 104, Tallahassee, Florida where we intend to open an additional Dick’s Wings restaurant in the future. Our four company-owned Fat Patty’s restaurants are located at 1442 Winchester Avenue in Ashland, Kentucky, 5156 State Route 34, Hurricane, West Virginia, 3401 US Route 60 East in Barboursville, West Virginia and 1935 3rd Avenue in Huntington, West Virginia. Our company-owned Tilted Kilt restaurant was located at 2838 S. Outfitter’s Drive in Gonzales, Louisiana, but was permanently closed in 2019. Our final lease payment for this location was processed on December 31, 2019.

The reporting segment consisting of our company-owned restaurant operations utilizes each of the above properties with the exception of the property where our corporate headquarters is located, which is not included in any reporting segment. We believe that our corporate headquarters is adequate to support our operations for the next 12 months, and that the properties upon which our company-owned restaurants are located are adequate to support their respective operations for the next 12 months. A description of our leases is set forth herein under Note 16. Commitments and Contingencies in our consolidated financial statements.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table and the notes thereto set forth, as of October 4, 2021, certain information with respect to the beneficial ownership of: (i) each of our named executive officers, (ii) each of our directors, (iii) each of our named executive officers and directors as a group, and (iv) each person or group that is known to us to be the beneficial owner of more than five percent of our common stock. This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Where information regarding stockholders is based on Schedules 13D and 13G, the number of shares owned is as of the date for which information was provided in such schedules.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of October 4, 2021, upon the exercise or conversion of any options, warrants or other convertible securities. Unless otherwise indicated and subject to community property laws where applicable, we believe that each person or entity named below has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of 1409 Kingsley Ave., Ste. 2, Orange Park, Florida 32073.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (1)
Seenu G. Kasturi	1,416,218	(2)	19.14%
Yannick Bastien	475,000		6.41%
Joseph Dominiak	100,000		1.35%
Ketan B. Pandya	135,700		1.83%
All officers and directors as a group (4 persons)	2,126,918		28.74%
All other Beneficial Owners
Kasturi Children’s Trust(3)	561,777		7.59%
Cede & Co	1,751,973		23.67%
All beneficial owners as a group (6 persons)	4,440,668		60.01%
* Less than one percent.

(1) This table has been prepared based on 7,399,557 shares of our common stock outstanding on October 4, 2021.

(2) Includes on an as-converted basis: (i) 458,037 shares of common stock underlying the Fat Patty’s Note, (ii) 449,581 shares of common stock underlying the Series A convertible preferred stock held by Mr. Kasturi, and (iii) 508,600 shares of common stock underlying a restricted stock award.

(3) The Kasturi Children’s Trust has an address of 3909 I Ambassador Caffery Pkwy, Lafayette, LA 70503.

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ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

The following chart sets forth certain information about each of our directors and executive officers as of December 31, 2020.

Name	Age	Positions Held
Seenu G. Kasturi	50	Chief Executive Officer and Chairman of the Board
Joseph Dominiak	54	President
Alex Andre	45	Chief Financial Officer[1]
Yannick Bastien	48	Chief Financial Officer
Fred D. Alexander	73	Director
Ketan B. Pandya	52	Director

1 Alex Andre resigned as the Company’s Chief Financial Officer on July 29, 2021.

Board of Directors

We believe that our board of directors should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that experience, qualifications or skills in the following areas are most important: (i) organizational leadership and vision; (ii) strategic, financial and operational planning; (iii) restaurant and franchising industry experience; (iv) corporate restructuring and performance enhancement; (v) corporate finance; and (vi) experience as a board member of other corporations. These areas are in addition to the personal qualifications described in this section. We believe that our current board members possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for these board members below. The principal occupation and business experience, for the past five years of our current directors are as follows:

Seenu G. Kasturi has served as our Chief Executive Officer since January 2, 2019 and has served as our Chairman of our board of directors since January 2017. He served as our President from January 2017 to January 2, 2019. He has served as the Vice President and Controller of TKO since June 2018 and as the President and Chief Executive Officer of Blue Victory Holdings, Inc., an asset development firm focused primarily on the ownership and management of branded restaurants, since October 2009. He has also served as the President, Treasurer and Secretary of DWG Acquisitions, LLC, a Louisiana limited liability company that owns and operates restaurants, since February 2013. From June 2005 to October 2009, Mr. Kasturi served as the President of K&L Investment Realty, an owner and manager of restaurants and real estate properties. Prior to that, he served as a certified financial planner, a registered broker and an investment advisor. Mr. Kasturi earned a Bachelor of Arts degree from Andhra University in Visakhapatnam, India.

We believe that Mr. Kasturi is qualified to serve as the Chairman of our board of directors due to his substantial experience with identifying, evaluating, acquiring, financing and improving branded restaurants and other assets, and his extensive financial, transactional and strategic experience demonstrated through his creation of value and growth for companies operating in the restaurant industry for which he served as a member of the companies’ leadership team.

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Fred D. Alexander has served as a member of our board of directors since November 2012. He has served as the Managing Member and Director of Business Development for Quantum Leap, LLC, a real estate company that he founded that acquires, develops, and manages underperforming properties and other assets, since July 2007. Mr. Alexander is the sole owner of all the membership interests of SDA Holdings, LLC, a Louisiana limited liability company that owns TKFO and TKFL. Mr. Alexander also serves as the Managing Member of GOR E&P LLC, an oil and gas exploration and production company that he founded in January 2014, and as the Managing Member and Director of Operations for American Phoenix, LLC, a real estate company that he founded in December 2003 that acquires, develops and markets high-end real estate assets, including apartment buildings, condominiums and shopping centers. He served as the Vice President of Business Development for Blue Victory Holdings, Inc., an asset development firm focused primarily on the ownership and management of branded restaurants, where he was responsible for the identification, acquisition and financing of branded restaurants, from July 2010 to August 2014. Mr. Alexander obtained his college degree at the University of Louisiana, at Lafayette, and has been a licensed real estate broker since 1972.

We believe Mr. Alexander is qualified to serve as a director due to his extensive experience with identifying, evaluating, acquiring and financing branded restaurants and other assets, and his more than 40 years of experience in management, operations and finance.

Ketan B. Pandya has served as a member of our board of directors since August 2013. He has served as the Vice President of Franchise Relations of TKFO since June 2018. Mr. Pandya also serves as our Vice President of Marketing. He has served as a Principal Consultant to the Pro Tech Group, a consulting company, since January 2010. Mr. Pandya served as a Senior Director of National Account Sales for SMART Technologies, a developer of Web-based integrated customer relationship solutions, from March 2012 to November 2013. Prior to that, he served as the Director of Marketing/Sales for Advanced Micro Devices, a multinational semiconductor company, from March 2010 to December 2011, and served as the Senior Manager for Product Marketing and Retail Sales Support for Dell Technologies, a multinational computer technology company, from September 1999 to February 2010. Mr. Pandya earned a B.S. in Electrical Engineering from the University of Louisiana and an MBA with a concentration in marketing from the University of Texas.

We believe Mr. Pandya is qualified to serve as a director due to his strong leadership, business acumen and analytical skills, and the more than 20 years of experience he acquired in senior sales and marketing positions at several multinational corporations.

Executive Officers

Seenu G. Kasturi has served as our Chief Executive Officer since January 2, 2019 and has served as Chairman of our board of directors since January 2017. His background is set forth herein under Item 10. Directors, Executive Officers and Corporate Governance – Board of Directors.

Alex Andre served as the Company’s Chief Financial Officer from July 15, 2019 to July 29, 2021, when his resignations as the Company’s Chief Financial Officer became effective.

Yannick Bastien is our Chief Administrative Officer and the Chief Financial Officer of the Company. Mr. Bastien has served as the Company’s Chief Administrative Officer since April 2020 and served as the Company’s Director of Accounting from September 2015 to April 2020. Prior to joining the Company, he served as the Chief Financial Officer of Global Offshore Resources, LLC, a company specializing in providing manpower resources to the oil and energy industry, from August 2011 to August 2015. From August 2007 to August 2011, Mr. Bastien served as the Chief Financial Officer of Blue Victory Holdings, Inc., an asset development firm focused primarily on the ownership and management of branded restaurants. Prior to that, he was a Series 7 and 63 FINRA-licensed financial advisor at American Express Financial Advisors, a financial services company, where he specialized on the retail side of public markets and focused on analyzing financial results and identifying investment opportunities, from 1997 to 2006. Mr. Bastien earned a Bachelor of Science in Business Administration from Purdue University Global.

We believe Mr. Bastien is qualified to serve as Chief Financial Officer due to his experience in preparing the Company’s public reports for the previous five years, his previously held FINRA licenses and accompanying experience, and his business degree.

Richard Akam served as our Chief Operating Officer since January 2013 and served as our Secretary since July 2013. Mr. Akam served as our Chief Executive Officer from July 2013 to January 2, 2019 and served as our Chief Financial Officer from July 2013 to August 2013. He has also served as the President of TKFO since June 2018. Prior to joining us, Mr. Akam served as the Chief Operating Officer of Ker’s WingHouse from September 2012 to January 2013. From May 2011 to July 2012, he served as the Chief Operating Officer of Twin Peaks Restaurants. Mr. Akam served as the Chief Operating Officer of First Watch Restaurants from February 2005 to December 2008 and as the Chief Operating Officer of Raving Brands from October 2003 to February 2005. Prior to that, he served in various roles with Hooters of America for approximately 20 years, including serving as its President and Chief Executive Officer from 1995 to 2003. Mr. Akam is also the founding member of Akam & Associates, LLC, a restaurant consulting firm that has provided consulting services to the restaurant industry since 2009. Mr. Akam earned a Bachelor of Arts degree from the University of Louisville. Mr. Akam’s employment with the Company was terminated by the Company on March 20, 2020.

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Joe Dominiak is our Chief Operating Officer since November 2019. Mr. Dominiak previously served as Chief Operating Officer for Buffalo Wings and Rings from 2011 unti;l 2018, a club-level sports restaurant franchise with 57 restaurants located in the U.S. and 26 restaurants located internationally, where he had P&L accountabilities of $350M and was responsible for franchise and company operations, franchisee selection and development, purchasing, real estate and construction, human resources, and marketing. During his tenure there, he worked to reverse negative same store sales trends, closed underperforming units and opened new locations. Prior to that, starting in 2011, Mr. Dominiak served as the Executive Vice President of Operations and Managing Partner for Skyline Chili from 2010 until 2011, a restaurant franchise specializing in chili with more than 180 restaurants in 4 states. During his career, Mr. Dominiak has also served as Chief Operating Officer for Camp Bow Wow Corporation from 2010 through 2011, a national dog-boarding company, and Vice President of Operations and Chief Operating Officer for Miracle Restaurant Group, a national franchisee of Arby’s and Dunkin’ Donuts restaurants and held senior roles at Yum Brands/Taco Bell from 1996 through 2006. He also currently serves as the Chairman of the Board of Trustees for Children’s Home of Cincinnati and as a member of the Board of Directors for the Boys and Girls Club of Westchester, 2 and 7 years respectively. He previously served as a Captain in the United States Air Force from 1986 until 1992. He served as General Manager for AlphaDent from 1992 until 1994. He was Director of Operations and Director of Finance for Broadway Stores from 1994 until 1996. We believe Mr. Dominiak is qualified to serve as Chief Financial Officer due to his extensive background in the restaurant industry which is perfectly aligned with our mission at ARC to acquire undervalued and underperforming restaurant chains and franchises and improve their operations and profitability to create shareholder valu

ITEM 6.	EXECUTIVE COMPENSATION.

Compensation Table

The following table provides certain summary information concerning compensation earned by the executive officers named below during the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		All Other Compensation (2)	Total ($)
Seenu G. Kasturi (3)	2020	350,000	-0-	390,000	(4)	-0-	740,000
Chief Executive Officer	2019	350,000	-0-	390,000	(4)	-0-	740,000
Joseph Dominiak	2020	200,000	-0-	100,000	(5)	7,200	307,200
President	2019	200,000	-0-	100,000	(5)	7,200	307,200
Richard W. Akam (6)	2020	160,000	-0-	-0-		-0-	160,000
Chief Operating Officer	2019	160,000	-0-	-0-		-0-	160,000
Alex Andre	2020	175,000	-0-	225,000	(6)	-0-	400,000
Chief Financial Officer	2019	175,000	-0-	225,000	(6)	-0-	400,000
Yannick Bastien	2020
Chief Operating Officer	2019

(1) Represents the grant date fair value of the awards, calculated in accordance with ASC 718. A summary of the assumptions made in the valuation of these awards is provided herein under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Item 11. Executive Compensation – Employment Agreements and Arrangements, and in our consolidated financial statements beginning on page F-1 of this report.

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(2) Consists of a car allowance of $6,000 and a cell phone allowance of $1,200.

(3) Mr. Kasturi was appointed our Chief Executive Officer on January 2, 2019. He has served as our Chief Financial Officer since January 18, 2017. He served as our President from January 18, 2017 to January 2, 2019.

(4) Consists of 390,000 shares recognized in connection with execution of the employment agreement dated January 2, 2019, a third vesting March 31, 2019, March 31, 2020 and March 31, 2021, respectively.

(5) Consists of 100,000 shares recognized in connection execution of the employment agreement dated November 12, 2019, with the following vesting schedule: 33,333 shares on both November 12, 2020 and November 12, 2021, and 33,334 shares vesting on November 12, 2022.

(6) Consists of 225,000 shares recognized in connection with execution of the employment agreement dated April 30, 2019, a third vesting on March 31, 2019, March 31, 2020, and March 31, 2021, respectively. Mr. Andre’s employment was terminated in March, 2020.

Employment Agreements and Arrangements

Seenu G. Kasturi

On January 18, 2017, the Company appointed Seenu G. Kasturi as its President, Chief Financial Officer and Chairman of its board of directors. In connection therewith, on January 18, 2017, the Company entered into an employment agreement with Mr. Kasturi to serve as the President and Chief Financial Officer of the Company. The employment agreement was for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the employment agreement, Mr. Kasturi was paid annual compensation in the amount of $80,000 per year, consisting of: (i) an initial annual base salary of $26,000, and (ii) equity awards equal in value to $54,000 per year. Mr. Kasturi was eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. He was also eligible to receive annual bonuses in the discretion of the Company’s board of directors beginning with the Company’s fiscal year ended December 31, 2017. The employment agreement contains customary confidentiality, non-competition and non- solicitation provisions in favor of the Company.

On January 2, 2019, the Company appointed Seenu G. Kasturi as its Chief Executive Officer. As a result of the appointment, Mr. Kasturi then served as the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of its board of directors. In connection therewith, on January 2, 2019, Mr. Kasturi resigned as the Company’s President.

On January 2, 2019, the Company entered into an amended and restated employment agreement with Mr. Kasturi to serve as the Chief Executive Officer and Chief Financial Officer of the Company. The agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Kasturi will be paid an initial annual base salary in the amount of $350,000. Mr. Kasturi will be eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. He will also be eligible to receive annual bonuses in the discretion of the Company’s board of directors beginning with the Company’s fiscal year ended December 31, 2019. The employment agreement contains customary confidentiality, non- competition and non-solicitation provisions in favor of the Company.

Pursuant to the terms of the new employment agreement, the Company entered into a restricted stock award agreement with Mr. Kasturi pursuant to which the Company granted 390,000 shares of the Company’s common stock to Mr. Kasturi. The shares vest in accordance with the following schedule: (i) 130,000 shares on March 31, 2019; (ii) 130,000 shares on March 31, 2020; and (iii) 130,000 shares on March 31, 2021. In the event the Company terminates the employment of Mr. Kasturi without “cause”, as such term is defined in the employment agreement, his restricted stock award will vest in full immediately. In the event Mr. Kasturi’s employment with the Company terminates by reason of death or “disability”, as such term is defined in the employment agreement, or if the Company terminates Mr. Kasturi’s employment for “cause”, as such term is defined in the employment agreement, or if Mr. Kasturi terminates his own employment with the Company, then any shares that have not yet vested will be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding will automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

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Alex Andre

On April 8, 2019, the Company entered into a restricted stock award agreement with Mr. Andre pursuant to which the Company granted 225,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Andre. The shares vest in accordance with the following schedule: (i) 75,000 shares on April 30, 2020; (ii) 75,000 shares on April 30, 2021; and (iii) 75,000 shares on April 30, 2022. In the event the Company terminates the employment of Mr. Andre without “cause”, as such term is defined in Section 4(c) of the Employment Agreement, his restricted stock award will vest in full immediately. In the event Mr. Andre’s employment with the Company terminates by reason of death or “disability”, as such term is defined in Section 4(b) of the Employment Agreement, or if the Company terminates Mr. Andre’s employment for “cause”, as such term is defined in Section 4(c) of the Employment Agreement, or if Mr. Andre terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

On July 29, 2021, Alex Andre resigned. During his employment period with the Company, two-thirds of the shares vested with Mr. Andre pursuant to the terms of the restricted stock award agreement. Upon learning of Mr. Andre’s decision to resign as the Chief Financial Officer of the Company, the Company’s board of directors determined that it would be appropriate to accelerate the vesting schedule with respect to the remaining one-third of the shares granted given Mr. Andre’s faithful service to the Company. On June 2, 2021, Mr. Bastien purchased Mr. Andre’s 225,000 shares of the Company’s common stock, $0.01 par value per share, for $54,000.

Richard W. Akam

On January 22, 2013, the Company appointed Richard W. Akam to serve as its Chief Operating Officer. In connection therewith, the Company entered into an employment agreement with Mr. Akam pursuant to which it agreed to pay him an annual base salary of $150,000, subject to annual adjustment and discretionary bonuses, plus certain standard and customary fringe benefits. The initial term of the employment agreement is for one year and automatically renews for additional one-year terms until terminated by Mr. Akam or the Company.

The employment agreement provided that, on July 22, 2013, the Company would grant Mr. Akam shares of its common stock equal in value to $50,000 if Mr. Akam was continuously employed by the Company through that date. The number of shares of common stock that the Company would issue to Mr. Akam would be calculated based on the last sales price of the Company’s common stock as reported on the OTCQB on July 22, 2013. The employment agreement also provided that the Company would grant Mr. Akam additional shares of its common stock equal in value to $50,000 on January 1st of each year thereafter if Mr. Akam was continuously employed by the Company through January 1st of the applicable year. The number of shares of common stock that the Company would issue to Mr. Akam for each applicable year would be calculated based on the average of the last sales price of shares of the Company’s common stock as reported on the OTCQB for the month of January of the applicable year.

Notwithstanding the above, and in connection therewith, Mr. Akam agreed that the number of shares that may be earned by him under his employment agreement in connection with any particular grant would be equal to the lesser of: (i) 71,429 shares of common stock, or (ii) the number of shares of common stock calculated by dividing $50,000 by the closing price of the Company’s common stock on the day immediately preceding the date the Company’s obligation to issue the shares to him fully accrues. Mr. Akam also agreed that in the event the Company was unable to fulfill its obligation to issue all of the shares earned by him with respect to any particular grant because it did not have enough shares of common stock authorized and available for issuance,(i) Mr. Akam would not require the Company to issue more shares of common stock than are then authorized and available for issuance by the Company, and (i) the Company would be permitted to settle any liability to Mr. Akam created as a result thereof in cash.

In the event the Company terminates Mr. Akam’s employment without “cause” (as such term is defined in the employment agreement), Mr. Akam will be entitled to receive the following severance compensation from the Company: (i) if the Company terminates Mr. Akam’s employment during the first year of his employment with the Company, that amount of compensation equal to the salary payable to Mr. Akam during that year, (ii) if the Company terminates Mr. Akam’s employment during the second year of his employment with the Company, that amount of compensation equal to nine months of the salary payable to Mr. Akam during that year, (iii) if the Company terminates Mr. Akam’s employment during the third year of his employment with the Company, that amount of compensation equal to six months of the salary payable to Mr. Akam during that year, and (iv) if the Company terminates Mr. Akam’s employment after the third year of his employment with the Company, that amount of compensation equal to three months of the salary payable to Mr. Akam during the year that such termination occurs. Mr. Akam will not be entitled to receive any severance compensation from the Company if the Company terminates his employment for “cause” or as a result of his disability, or if Mr. Akam resigns from his employment with the Company.

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The employment agreement also contains customary provisions that provide that, during the term of Mr. Akam’s employment with the Company and for a period of one year thereafter, Mr. Akam is prohibited from disclosing confidential information of the Company, soliciting Company employees and certain other persons, and competing with the Company.

On July 31, 2013, the Company appointed Richard Akam as its Chief Executive Officer, Chief Financial Officer and Secretary. The Company and Mr. Akam did not amend the employment agreement in connection with the above appointments, and Mr. Akam did not receive any additional compensation in connection with the above appointments.

On August 19, 2013, Richard Akam resigned as the Company’s Chief Financial Officer. Mr. Akam retained his positions as the Company’s Chief Executive Officer, Chief Operating Officer and Secretary.

On January 31, 2017, the Company and Richard W. Akam entered into an amendment to the employment agreement. Under the terms of the amendment, the parties confirmed the appointment of Mr. Akam as the Company’s Chief Operating Officer on January 22, 2013 and as the Company’s Chief Executive Officer on July 31, 2013, clarified that Mr. Akam’s monthly base salary after the initial term of the employment agreement may be adjusted from time to time by the Company with Mr. Akam’s consent, removed the provision relating to the grant of shares of the Company’s common stock to Mr. Akam on January 1st of each year effective December 31, 2016, and clarified that the criteria for Mr. Akam’s annual bonuses will be identified and agreed upon by the Company and Mr. Akam by the end of the 1st quarter of each fiscal year.

On January 2, 2019, the Company entered into a Second Amendment to Employment Agreement with Richard W. Akam pursuant to which Mr. Akam resigned as the Company Chief Executive Officer but retained his positions as the Company’s Chief Operating Officer and Secretary.

Richard Akam’s employment was terminated in March 2020.

Alex Andre

On July 15, 2019, the Company appointed Alex Andre as its Chief Financial Officer. In connection therewith, on July 15, 2019, Seenu G. Kasturi resigned as the Company’s Chief Financial Officer. Mr. Kasturi continued to serve as the Company’s Chief Executive Officer and Chairman of the Company’s board of directors.

On July 15, 2019, the Company entered into an employment agreement with Mr. Andre to serve as the Chief Financial Officer of the Company and, upon the completion of all applicable registration and licensing requirements, to serve as the General Counsel of the Company. The employment agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Andre will be paid an initial annual base salary in the amount of $175,000. On May 1, 2020, Mr. Andre’s salary will increase to $200,000 for the remainder of the employment term. Mr. Andre will be eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. On November 1, 2019, he will be eligible to receive an interim bonus of up to an amount equal to 10% of his then current base salary in the discretion of the Company’s board of directors, and will be eligible to receive annual bonuses on May 1st of each year thereafter of up to an amount equal to 10% of his then current base salary in the discretion of the Company’s board of directors. The employment agreement contains customary confidentiality, non-competition and non-solicitation provisions in favor of the Company.

On April 8, 2019, the Company entered into a restricted stock award agreement with Mr. Andre pursuant to which the Company granted 225,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Andre. The shares vest in accordance with the following schedule: (i) 75,000 shares on April 30, 2020; (ii) 75,000 shares on April 30, 2021; and (iii) 75,000 shares on April 30, 2022. In the event the Company terminates the employment of Mr. Andre without “cause”, as such term is defined in Section 4(c) of the Employment Agreement, his restricted stock award will vest in full immediately. In the event Mr. Andre’s employment with the Company terminates by reason of death or “disability”, as such term is defined in Section 4(b) of the Employment Agreement, or if the Company terminates Mr. Andre’s employment for “cause”, as such term is defined in Section 4(c) of the Employment Agreement, or if Mr. Andre terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

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Alex Andre resigned from the Company, effective July 29, 2021.

Joseph Dominiak

On November 12, 2019, the “Company appointed Joseph Dominiak as its Chief Operating Officer. In connection therewith, on November 12, 2019, Richard W. Akam resigned as the Company’s Chief Operating Officer.

On November 6, 2019, the Company entered into an employment agreement with Mr. Dominiak to serve as the Chief Operating Officer of the Company. The employment agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Dominiak will be paid an initial annual base salary in the amount of $200,000. Beginning January 1, 2021, he will be eligible to receive increases in salary in the discretion of the Company’s board of directors. Mr. Dominiak will be eligible to receive annual bonuses on each anniversary of the Effective Date of up to 20% of his then current base salary in the discretion of the Company’s board of directors. The employment agreement contains customary confidentiality, non-competition and non- solicitation provisions in favor of the Company.

On November 12, 2019, pursuant to the terms of the employment agreement, the Company entered into a restricted stock award agreement with Mr. Dominiak under which the Company granted 100,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Dominiak. The shares vest in accordance with the following schedule: (i) 33,333 shares on November 12, 2020; (ii) 33,333 shares on November 12, 2021; and (iii) 33,334 shares on November 12, 2022. In the event the Company terminates the employment of Mr. Dominiak without “cause”, as such term is defined in Section 4(c) of the employment agreement, then all shares that would have vested within the following 12 months had the Executive continued to be employed by the Company during such period shall immediately vest in full. In the event Mr. Dominiak’s employment with the Company terminates by reason of death or “disability”, as such term is defined in Section 4(b) of the employment agreement, or if the Company terminates Mr. Dominiak’s employment for “cause”, as such term is defined in Section 4(c) of the employment agreement, or if Mr. Dominiak terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

Yannick Bastien

On April 27, 2020, the Company entered into an employment agreement with Mr. Bastien to serve as the Chief Administrative Officer of the Company (the “Employment Agreement”). The Employment Agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the Employment Agreement, Mr. Bastien will be paid an initial annual base salary in the amount of $150,000. Since January 1, 2021, Mr. Bastien has been eligible to receive increases in salary in the discretion of the Company’s board of directors. Mr. Bastien’s salary cannot be reduced after any increase is made in accordance with the terms of the Employment Agreement. Mr. Bastien is eligible to receive annual bonuses on April 1st of each year of up to an amount equal to 10% of his then-current base salary in the discretion of the Company’s board of directors. The Employment Agreement contains customary confidentiality, non-competition, non-solicitation and non-disparagement provisions in favor of the Company. The terms of the Employment Agreement shall continue to be effective with respect to Mr. Bastien’s appointment as the Chief Financial Officer of the Company.

On April 27, 2020, in conjunction with the Employment Agreement, the Company entered into a restricted stock award agreement with Mr. Bastien pursuant to which the Company granted 150,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Bastien. The shares vest in accordance with the following schedule: (i) 50,000 shares on April 27, 2021; (ii) 50,000 shares on April 27, 2022; and (iii) 50,000 shares on April 27, 2023. In the event the Company terminates the employment of Mr. Bastien without “cause,” as such term is defined in Section 4(c) of the Employment Agreement, his restricted stock award will vest in full immediately. In the event Mr. Bastien’s employment with the Company terminates by reason of death or “disability,” as such term is defined in Section 4(b) of the Employment Agreement, or if the Company terminates Mr. Bastien’s employment for “cause,” as such term is defined in Section 4(c) of the Employment Agreement, or if Mr. Bastien terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control,” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

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Director Compensation

We do not provide any compensation to our employee directors and have not adopted a standard compensation package for non-employee directors serving as members of our board of directors. We appointed Seenu G. Kasturi as our President, Chief Financial Officer and Chairman of our board of directors in January 2017. Mr. Kasturi currently serves as our Chief Executive Officer and Chief Financial Officer and Chairman of our Board of Directors. We appointed Fred D. Alexander and Ketan B. Pandya as non-employee members of our board of directors in November 2012 and August 2013, respectively. We intend to add additional non-employee directors to our board of directors in the future. We may in the future provide our non-employee directors with remuneration that may consist of one or more of the following: (i) an annual retainer, (ii) a fee paid for each board meeting attended, (iii) an annual grant of equity compensation, and (iv) reimbursement for reasonable travel expenses incurred to attend meetings of our board of directors. We may provide additional remuneration to board members participating on committees of our board of directors in the event we create committees of our board of directors in the future.

Outstanding Equity Awards at Fiscal Year End

We did not have any unvested stock, stock options or equity incentive plan awards outstanding as of the end of our fiscal year ended December 31, 2019 with respect to any of our executive officers.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Except as otherwise set forth below, all of the following transactions are with Seenu G. Kasturi or an entity affiliated with Mr. Kasturi. On January 18, 2017, Mr. Kasturi was appointed as our President, Chief Financial Officer and Chairman of our Board of Directors. On January 2, 2019, Mr. Kasturi resigned as our President and was appointed as our Chief Executive Officer. Mr. Kasturi currently serves as our Chief Executive Officer, Chief Financial Officer and Chairman of our Board of Directors. As of December 31, 2020 Mr. Kasturi is the beneficial owner of 18.3% of our common stock and 100% of our Series A convertible preferred stock, collectively representing 88.1% of the voting power of our capital stock.

Seenu G. Kasturi has served as Vice President and Controller of TKFO since June 2018. He has owned all of the outstanding membership interests in DWG Acquisitions, LLC, a Florida limited liability company (“DWG Acquisitions”), and Raceland QSR, LLC, a Louisiana limited liability company (“Raceland QSR”), and has served as the President, Treasurer and Secretary of DWG Acquisitions and Raceland, since their formation in 2013 and 2012, respectively. Mr. Kasturi has owned 90% of the equity interests in Blue Victory and has served as its President, Treasurer, Secretary and sole member of its board of directors since its formation in 2009. He also owned all of the outstanding membership interests in Seediv, and served as its President, Treasurer and Secretary, from its formation in July 2016 to December 19, 2016, the date we acquired Seediv.

Acquisitions and Dispositions

Acquisition of Seediv

On December 19, 2016, we acquired all of the outstanding membership interests of Seediv from Seenu G. Kasturi for a purchase price of $600,000 and an earnout payment. Seediv is the owner and operator of the Dick’s Wings & Grill restaurant located at 100 Marketside Avenue, Suite 301, in the Nocatee development in Ponte Vedra, Florida (the “Nocatee Restaurant”) and the Dick’s Wings & Grill restaurant located at 6055 Youngerman Circle in Argyle Village in Jacksonville, Florida (the “Youngerman Circle Restaurant”; together with the Nocatee Restaurant, the “Nocatee and Youngerman Restaurants”). The earn-out payment was determined to be $199,682, of which $144,326 has been paid. As part of the transaction, we assumed debt owed by Seediv to Blue Victory in the amount of $216,469 which we repaid in full during the year ended December 31, 2017. The forgoing debt accrued interest at a rate of 6% per annum and was payable on demand.

Acquisition of Fat Patty’s

On August 30, 2018, we acquired all of the assets associated with Fat Patty’s for a purchase price of $12,352,000. In connection therewith, we issued a secured convertible promissory note to Seenu G. Kasturi pursuant to which we borrowed $622,929 to help finance this acquisition. A description of the promissory note is set forth herein under Item 1. Business – Recent Developments– Acquisition of Fat Patty’s.

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Acquisition of WingHouse

On October 11, 2019, we acquired all of the assets associated with WingHouse for a purchase price of $18,000,000. In connection therewith, Seenu Kasturi executed a guaranty in favor of Soaring Wings guaranteeing all of the Purchasers’ obligations under the Asset Purchase Agreement, the Put Agreement and the SW Note. A description of the guarantee is set forth herein under Item 1. Business – Recent Developments – Acquisition of WingHouse.

Financing Transactions

Blue Victory Line of Credit

In September 2013, we entered into a loan agreement with Blue Victory pursuant to which Blue Victory agreed to extend a revolving line of credit facility to us for up to $1,000,000. In March 2017, we entered into an amendment to the loan agreement with Blue Victory to reduce the maximum amount of funds available under the credit facility from $1,000,000 to $50,000. The credit facility is unsecured, accrues interest at a rate of 6% per annum, and will terminate upon the earlier to occur of the fifth anniversary of the loan agreement or the occurrence of an event of default. The outstanding principal balance of the credit facility and any accrued and unpaid interest thereon are payable in full on the termination date. All loan requests are subject to approval by Blue Victory. Loans may be prepaid by us without penalty and borrowed again at any time prior to the termination date. Blue Victory has the right to convert all or any portion of the outstanding principal of the credit facility, together with accrued interest payable thereon, into shares of common stock at a conversion rate equal to: (i) the closing price of the common stock on the date immediately preceding the conversion date if the common stock is then listed on the OTCQB or a national securities exchange, (ii) the average of the most recent bid and ask prices on the date immediately preceding the conversion date if the common stock is then listed on any of the tiers of the OTC Markets Group, Inc., or (iii) in all other cases, the fair market value of the common stock as determined by us and Blue Victory. There was no principal outstanding under the credit facility at December 31, 2020.

Blue Victory Loan

We borrowed $2,616,870 and repaid $1,742,907 under the loan during the year ended December 31, 2019. Accordingly, the amount of the principal outstanding under the loan was $1,110,296 at December 31, 2019. We recognized $23,744 of interest expense under the loan during years ended December 31, 2019. During the year ended December 31, 2020, we reduced the outstanding balance owed to Blue Victory Holdings by $1,110,296 with a remaining balance of $0. We realized $36,727 in interest expense from the credit facility with Blue Victory Holdings. A summary of the terms of our credit facility with Blue Victory is set forth herein under Note 11. Debt Obligations in our consolidated financial statements.

Series A Convertible Preferred Stock Purchase Agreement

On June 11, 2018, we created a series of preferred stock designated as Series A Convertible Preferred Stock and authorized 1,000,000 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is entitled to 100 votes per share and is convertible into one share of common stock at a conversion price of $0.75 per share of common stock. The conversion price may be paid in cash, through a reduction in the number of shares of common stock to be issued upon conversion, or by other methods approved by the board of directors. The Series A Convertible Preferred Stock is treated pari passu with the common stock in all other respects, including dividends and liquidation. On June 12, 2018, we entered into a securities purchase agreement with Seenu G. Kasturi pursuant to which we sold 449,581 shares of Series A Convertible Preferred Stock to Mr. Kasturi in exchange for 449,581 shares of common stock then held by Mr. Kasturi. As a result of this transaction, Mr. Kasturi holds the substantial majority of the voting power of our outstanding shares of capital stock and has the ability to approve or not approve any matter requiring approval by our stockholders, including the election and removal of directors and approval of any merger, consolidation or sale of all or substantially all of our assets.

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Leases

Youngerman Circle Lease

In May 2014, DWG Acquisitions entered into a triple net lease with Raceland QSR for the Youngerman Circle Restaurant pursuant to which DWG Acquisitions leased approximately 6,500 square feet of space. The lease was assumed by Seediv on December 1, 2016 when Seediv acquired all of the assets and liabilities associated with the Nocatee and Youngerman Circle Restaurants from DWG Acquisitions, and became our obligation when we acquired Seediv on December 19, 2016.

On December 20, 2016, Seediv entered into a new triple net lease with Raceland QSR for the Youngerman Circle Restaurant. The lease provides for 13 base rent payments per year equal to the greater of: (i) $10,000 per rent period, or (ii) 7.5% of the Youngerman Circle Restaurant’s net sales for the applicable rent period. Commencing on the fifth (5th) anniversary and continuing every five years thereafter, the base rent will be equal to the sum of: (i) the average base rent previously in effect for the preceding five- year period, and (ii) the product of such previous average base rent multiplied by 7.5%. The lease has an initial term of 20 years and provides us with an option to extend the lease for two additional five-year periods. We agreed to guarantee the payment and performance of all of Seediv’s obligations under the lease.

Nocatee Lease

In October 2013, DWG Acquisitions entered into a triple net shopping center lease with NTC-REG, LLC (“NTC-REG) for the Nocatee Restaurant pursuant to which DWG Acquisitions leased approximately 2,900 square feet of space. The lease was assumed by Seediv on December 1, 2016 when Seediv acquired all of the assets and liabilities associated with the Nocatee and Youngerman Circle Restaurants from DWG Acquisitions, and became our obligation when we acquired Seediv on December 19, 2016.

On April 1, 2017, DWG Acquisitions, Seediv and NTC-REG entered into an assignment and assumption & first modification to lease agreement for the Nocatee Restaurant. Under the agreement, DWG Acquisitions assigned all of its right, title, interest and claim in and to the Nocatee lease, and Seediv assumed the payment and performance of all obligations, liabilities and covenants of DWG Acquisitions under the lease for the Nocatee Restaurant. In addition, the parties amended certain terms of the lease to state that the lease covers approximately 3,400 square feet of space, to extend the term of the lease for a 60-month period commencing on April 1, 2018 and expiring March 31, 2023, and to change the rent payments to an initial monthly rent payment of $7,035 without an additional annual rent payment.

Kasturi Children’s Trust Lease

In November 2018, we entered into a triple net lease with the Kasturi Children’s Trust (the “Trust”) for our new corporate headquarters located at 1409 Kingsley Ave., Ste. 2, Orange Park, Florida pursuant to which we leased approximately 4,000 square feet of space. The lease is for a term of 60 months and provides for rent payments in the amount of $4,000 per month. The Trust is an irrevocable trust for which the children of Seenu G. Kasturi are the beneficiaries. The trustee of the Trust is an unrelated third party.

Franchise Agreements

Set forth below is a description of each of the franchise agreements to which we have been a party to with DWG Acquisitions during the past two years:

●	In October 2013, DWG Acquisitions became the franchisee of the Nocatee Restaurant. In connection therewith, DWG Acquisitions entered into a franchise agreement with us. We did not require DWG Acquisitions to pay a franchise fee to us under the franchise agreement. The Nocatee Restaurant was acquired by Seediv on December 1, 2016 and then by us when we acquired Seediv on December 19, 2016.

●	In May 2014, DWG Acquisitions became the franchisee of the Youngerman Circle Restaurant. In connection therewith, DWG Acquisitions entered into a franchise agreement with us. We did not require DWG Acquisitions to pay a franchise fee to us under the franchise agreement. The Youngerman Circle Restaurant was acquired by Seediv on December 1, 2016 and then by us when we acquired Seediv on December 19, 2016.

●	In December 2014, DWG Acquisitions became the franchisee of the Dick’s Wings restaurant located in Valdosta, Georgia and entered into a franchise agreement with us. The restaurant closed and the franchise agreement was terminated in October 2018, whereupon we became the owner of the restaurant and moved it to a new location in Valdosta, Georgia.

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●	In March 2015, DWG Acquisitions became the franchisee of the Dick’s Wings restaurant located in Tifton, Georgia and entered into a franchise agreement with us. The restaurant closed and the franchise agreement was terminated in January 2017.

●	In June 2015, DWG Acquisitions became the franchisee of the Dick’s Wings restaurant located in Fleming Island, Florida and entered into a franchise agreement with us. DWG Acquisitions sold the restaurant to an unrelated third party in January 2017, on which date the third party became the franchisee and we terminated the franchise agreement with DWG Acquisitions.

●	In September 2015, DWG Acquisitions became the franchisee of the Dick’s Wings restaurant located in Panama City Beach, Florida and entered into a franchise agreement with us. This restaurant closed and the franchisee agreement was terminated in October 2018, whereupon we became the owner of the restaurant. On December 24, 2019 we permanently closed this location.

●	In March 2016, DWG Acquisitions became the franchisee of the Dick’s Wings restaurant located in Pensacola, Florida and entered into a franchise agreement with us. The restaurant closed and the franchise agreement was terminated in May 2018.

●	In March 2016, DWG Acquisitions became the franchisee of the Dick’s Wings restaurant located in Kingsland, Georgia and entered into a franchise agreement with us. In December 2018, DWG Acquisitions transferred this agreement to an unrelated third party who became the franchisee under the agreement. This location was closed on December 16, 2019.

Tilted Kilt

In September 2018, we became a franchisee of a Tilted Kilt restaurant located in Gonzales, Louisiana. Richard W. Akam, who was at the time serving as our Chief Operating Officer and Secretary, has served as President of TKFO since June 2018, and Ketan Pandya, who serves as a member of our board of directors, has served as Vice President of Franchise Relations of TKFO since June 2018. We paid ad fund fees of $2,416 to Tilted Kilt during the year ended December 31, 2018, and nothing for the year ended December 31, 2019. We are not required to pay any royalties or franchise fees to Tilted Kilt under our franchise agreement with Tilted Kilt.

Sponsorship Agreements

In July 2013, we entered into a three-year sponsorship agreement with the Jacksonville Jaguars, LLC (the “Jacksonville Jaguars”) and, in connection therewith, in August 2013, entered into a subcontractor concession agreement with Levy Premium Foodservice Limited Partnership (“Levy”) for a concession stand to be located at TIAA Bank Field in Jacksonville, Florida. We concurrently assigned all of our rights and obligations under the concession agreement to DWG Acquisitions in return for a fee of $2,000 per month for each full or partial month during which the concession agreement is in effect. In July 2015, we extended our sponsorship agreement with the Jaguars by an additional two years and entered into a subcontractor concession agreement with Ovations Food Services, L.P. (“Ovations”) for a second concession stand at TIAA Bank Field. We concurrently assigned all of our rights and obligations under the second concession agreement to DWG Acquisitions in return for an additional fee of $3,000 per month for each full or partial month during which the concession agreement is in effect.

In September 2016, we terminated our subcontractor concession agreements with Levy and Ovations and the related assignment agreements with DWG Acquisitions, and entered into a sub-concession agreement with Jacksonville Sportservice, Inc. (“Jacksonville Sportservice”) and DWG Acquisitions with respect to the two concession stands previously covered by the Levy and Ovations subcontractor concession agreements. We concurrently assigned all of our rights and obligations under the sub-concession agreement to DWG Acquisitions in return for a fee equal to the revenue generated by the concession stands less all expenses incurred by the concession stands for each full or partial month during which the concession agreement is in effect. In October 2017, we entered into a termination agreement with DWG Acquisitions whereby we terminated the assignment to DWG Acquisitions.

In November 2017, the Company entered into a new five-year sponsorship agreement with the Jacksonville Jaguars. Under the terms of the sponsorship agreement, during each pre-season and regular season football game played by the Jacksonville Jaguars and at certain other events held at the football-based stadium in Jacksonville, Florida currently named “Everbank Field”: (i) the Company had the right to display its branding on one fixed concession stand in the Bud Light Party Zone at Everbank Field and a second concession stand located on the concourse at Everbank Field, (ii) the Company had the right to have its food products sold or otherwise distributed from the stands and/or certain general concession areas at Everbank Field, and (iii) the Company had the right to receive a variety of stadium signage at Everbank Field, radio broadcasting on the Jacksonville Jaguars’ radio programming, and digital advertising on the Jacksonville Jaguars’ website and certain of its social media sites.

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The term of the sponsorship agreement commenced on April 1, 2018 and expired on the later of: (i) the conclusion of the 2022/23 NFL season, and (ii) February 28, 2023. The Company was required to pay the Jacksonville Jaguars annual fees in the amount of $200,000 during the first year of the agreement increasing to $216,490 during the last year of the agreement. In addition, the Company was required to provide the Jacksonville Jaguars with food, beverages and serving products equal in value to $35,000 during the first year of the agreement increasing to $37,890 during the last year of the agreement. In the event the Jacksonville Jaguars played in any post-season playoff games, the Company had to pay the Jacksonville Jaguars an additional amount per playoff game equal to a pro-rated portion of the annual fee applicable during the then-current year of the agreement.

On July 9, 2019, the Company entered into a First Amendment to Sponsorship Agreement with the Jacksonville Jaguars. The amendment amended the terms of the Sponsorship Agreement. Under the terms of the amendment, during each preseason and regular season football game played by the National Football League’s Jacksonville Jaguars and at certain other events held at the football- based stadium in Jacksonville, Florida currently named “TIAA Bank Field”: (i) the Company had the right to display its branding on two fixed concession stands in the stadium located in the Bud Light Party Zone at Everbank Field, five fixed concession stands on the stadium concourse, and two fixed concession stands on the upper club level of the stadium, and up to four portable concession stands on the north end zone deck, (ii) the Company had the right to have its food products sold or otherwise distributed from the stands and/or certain general concession areas at TIAA Bank Field, (iii) the Company had the right to receive a variety of advertising and stadium signage at TIAA Bank Field, radio broadcasting on the Jacksonville Jaguars’ radio programming, and digital advertising on the Jacksonville Jaguars’ website and certain of its social media sites, and (iv) the Company would be identified as the “Official Watch Party Restaurant / Bar for Jaguars away games, including social media spots, radio spots and banner ads.

Following the execution of the First Amendment to Sponsorship Agreement, the Sponsorship Agreement was further amended on August 18, 2020, and then again on May 7, 2021. According to the Second Amendment to the Sponsorship Agreement, in addition to the annual fees, the Company would provide the Jacksonville Jaguars with food, beverage and serving products from its restaurants with values equaling: $35,000 for the first contract year 2018/19); $35,700 for the second contract year (2019/20); and $6,875 for the third contract year (2020/21).to the Third Amendment to the Sponsorship Agreement, the term of the agreement, shall be deemed to have commenced on April 1, 2018 and shall expire upon the later of the conclusion of the 2022/23 NFL season; or the last day of February 2023. Pursuant to the Third Amendment to the Sponsorship Agreement, the Company shall have to pay the Jacksonville Jaguars $200,000 for the first contract year (2018/19); $500,000 for the second contract year (2019/20); $150,000 for the third contract year (2020/21); $100,000 for the fourth contract year (2021/22) and $105,000 for the fifth contract year (2022/23). In the Third Amendment to the Sponsorship Agreement, the Jacksonville Jaguars acknowledge that payments for the first, second and third contract year have been paid in full. The annual fees for the fourth and fifth contract year shall be paid in four equal installment each due on or prior to July 1, August 1, September 1 and October 1 of the applicable contract year.

The Third Amendment to the Sponsorship Agreement also modified the benefits that the Company would be entitled to receive under the Sponsorship Agreement. These included stadium signage, consisting of: (i) ribbon LED signage, during each quarter of a home game, the Company would receive 30 seconds of real time of a display of any of its trademarks on one of the ribbon LED board in the stadium; (ii) corner board LED signage, during each quarter of a home game, the Company would receive 30 seconds to display an advertisement of its business on the LED video boards located in two corners of the stadium; (iii) concourse signage, the display of a Company trademark on four advertising panels in the stadium, during each jaguar’s home game. The benefits also include digital benefits consisting of: (i) Jaguars Gameday Radio Spots, one 30 second spot rotating across the initial broadcast Club Gameday radio programming, for a total of 20 spots each NFL season during the term; and (ii) second screen experience, one minute display of a Company mark per quarter of each team game, within the Jaguar’s second screen experience. The Company shall also receive a one-page display of a Company trademark in the Jacksonville’s teal deal booklet.

Director Independence

Pursuant to Item 407(a)(1)(ii) of Regulation S-K promulgated under the Securities Act, we have adopted the definition of “independent director” as set forth in Rules 5000(a)(19) and 5605(a)(2) of the rules of the Nasdaq Stock Market.

Our board of directors is comprised of Seenu G. Kasturi, Fred D. Alexander and Ketan B. Pandya. Mr. Kasturi currently serves as our Chief Executive Officer, Chief Financial Officer and Chairman of our board of directors. Mr. Kasturi is the beneficial owner of 30.3% of our common stock and 100% of our Series A convertible preferred stock, collectively representing 89.4% of the voting power of our capital stock. We have engaged in numerous transactions with Mr. Kasturi or an entity affiliated with Mr. Kasturi, a description of which is set forth above under – Certain Relationships and Related Transactions. Mr. Alexander is the owner of SDA Holdings, which is the owner of Tilted Kilt. On October 30, 2018, we entered into an agreement with SDA Holdings and Mr. Alexander to purchase all of the issued and outstanding membership interests in SDA Holdings, and in September 2018, we became a franchisee of a Tilted Kilt restaurant in Gonzales, Louisiana. Mr. Pandya serves as our Vice President of Marketing and serves as Vice President of Franchise Relations of TKFO.

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As a result of the foregoing, none of Messrs. Kasturi, Alexander or Pandya qualify as an “independent director” under these rules, and none of Messrs. Kasturi, Alexander or Pandya are “independent” for purposes of Rule 5605(c)(2) of the rules of the Nasdaq Stock Market. Our board of directors has not created any separately-designated standing committees. Officers are elected from time to time by our board of directors and serve at the discretion of our board of directors.

ITEM 8.	LEGAL PROCEEDINGS.

In January 2015, Santander Bank filed a complaint against the Company in the Circuit Court, Fourth Judicial Circuit in and for Duval County, Florida, seeking damages of $194,181 plus interest, costs and attorney’s fees for breach of a guaranty of certain obligations of Ritz Aviation, LLC (“Ritz Aviation”) under a promissory note executed by Ritz Aviation in July 2005. During the Company’s fourth fiscal quarter of 2016, Santander Bank informed the Company that certain assets of Ritz Aviation had been sold for $82,642 and that the proceeds from the sale were applied towards the balance of the damages being sought, resulting in an outstanding balance of damages sought of $111,539. The outstanding balance of damages sought was reflected in accrued legal contingency at December 31, 2019 and 2018. Interest expense in the amount of $ 7,851.06 accrued on the outstanding balance of the accrued legal contingency during each of the years ended December 31, 2020. The interest expense was credited to accrued legal contingency. A total of $57,318.99 and $49,467 of accrued interest, and $10,586 of other expenses (excluding legal fees), were outstanding at December 31, 2020 and 2019, respectively, resulting in an aggregate potential loss of $179,445 and $171,593 at December 31, 2020 and 2019, respectively. This case is currently pending.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock was traded on the OTCQB under the symbol “RLLY.” We were delinquent in our filing of reports which we had a duty to report under the Exchange Act of 1934, as amended. We have failed to file the annual report on Form 10-K for the years ended 2020 and quarterly reports on Form 10-Q’s for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020, March 31, 2021, and June 30, 2021. The Company’s common stock was terminated for trading on the OTC Markets subsequently.

Upon effectiveness of this Form 10 registration statement, we intend to engage a market maker to apply to list our common stock for trading on the OTC Markets. No market maker has applied to list our common stock. We can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if quoted, that a public trading market will develop.

Holders

As of October 4, 2021, the number of stockholders of record of our common stock was 89.

Dividends

We have not paid any dividends on our common stock to date, nor do we intend to pay any dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to finance the growth of our business.

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Equity Compensation Plans

The following table sets forth information as of December 31, 2020 regarding shares of our common stock that are authorized for issuance under equity compensation plans that have been approved by our stockholders and plans that have not been approved by our stockholders. None of our securities were outstanding at December 31, 2020 under plans that have been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	-0-	N/A	1,000,000
Equity compensation plans not approved by security holders:	30,000	$1.49	167,858
Total	30,000	$1.49	1,167,858

Our equity compensation plans consisted of the American Restaurant Concepts, Inc. 2011 Stock Incentive Plan, the ARC Group, Inc. 2014 Stock Incentive Plan, the employment agreement with Seenu G. Kasturi dated January 18, 2017, and an employment offer letter with a non-executive employee. The ARC Group, Inc. 2014 Stock Incentive Plan was approved by our stockholders. The American Restaurant Concepts, Inc. 2011 Stock Incentive Plan, the employment agreement with Mr. Kasturi and the employment offer letter with the non-executive employee were not approved by our stockholders.

A description of each of our equity compensation plans is set forth below.

American Restaurant Concepts, Inc. 2011 Stock Incentive Plan

In August 2011, we adopted the American Restaurant Concepts, Inc. 2011 Stock Incentive Plan. Under the plan, 1,214,286 shares of common stock may be granted to our employees, officers, directors, consultants and advisors under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity- based or equity-related awards. As of December 31, 2020, 142,858 shares of common stock remained available for issuance under the plan. The plan terminates in August 2021. On August 18, 2011, we filed a registration statement on Form S-8, File No. 333-176383, with the SEC covering the public sale of all 1,214,286 shares of common stock available for issuance under the plan.

ARC Group 2014 Stock Incentive Plan

In June 2014, we adopted the ARC Group, Inc. 2014 Stock Incentive Plan. Under the plan, 1,000,000 shares of common stock may be granted to our employees, officers, directors, consultants and advisors under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity-based or equity-related awards. As of December 31, 2020, all 1,000,000 shares of common stock remained available for issuance under the plan. The plan terminates in June 2024.

Employment Agreements

On January 18, 2017, we entered into an employment agreement with Seenu G. Kasturi to serve as our President and Chief Financial Officer. The employment agreement provides in part that beginning April 1, 2017, we will grant Mr. Kasturi equity awards equal in value to $13,500 on April 1st, July 1st, October 1st and January 1st of each year during term of the agreement. The maximum number of shares of common stock that Mr. Kasturi can receive under each of these grants is 25,000 shares of common stock. Accordingly, as of December 31, 2018, a maximum of 25,000 shares of common stock were available for issuance under his employment agreement with us. A summary of the terms of Mr. Kasturi’s employment agreement is set forth above under Item 11. Executive Compensation – Employment Agreements and Arrangements.

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Employment Offer Letter

On May 8, 2018, we entered into an employment arrangement with a non-executive employee. Pursuant to the terms of the employment offer letter, we issued a stock option to the employee that was exercisable into 30,000 shares of common stock at an exercise price of $1.49 and vested in three equal annual installments commencing on the first anniversary of the date of issuance. The stock option terminated in February 2019 upon the termination of the employee’s employment with us. No shares of common stock vested under the stock option.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

In October 2018, Seenu G. Kasturi earned 10,706 shares of common stock pursuant to the terms of his employment agreement with us. The securities were earned to an accredited investor in a private placement transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES.

The Company’s authorized capital consisted of 100,000,000 shares of Class A common stock, par value $0.01 per share, at December 31, 2020 and 2019, respectively, of which 7,604,777 and 7,429,621 shares of common stock were outstanding at December 31, 2020 and 2019, respectively, 1,000,000 shares of Series A convertible preferred stock, par value $0.01 per share, at December 31, 2020 and 2019, of which 449,581 shares were outstanding at December 31, 2020 and 2019, and 2,500,000 shares of Series B convertible preferred stock, $0.01 par value per share, none of which was outstanding at December 31, 2020 and 2019.

In January 2018, the Company issued a total of 5,625 shares of its common stock to certain of its franchisees as incentive compensation. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the date of grant. The Company recognized $9,000 of stock compensation expense in connection therewith during the year ended December 31, 2019.

In June 2018, the Company’s board of directors created Series A convertible preferred stock and authorized 1,000,000 shares of Series A convertible preferred stock, par value $0.01 per share, for issuance. Each share of Series A convertible preferred stock is entitled to 100 votes per share and is convertible into one share of the Company’s common stock at a conversion price of $0.75 per share of common stock. The conversion price may be paid in cash, through a reduction in the number of shares of common stock received, or by other methods approved by the board of directors. In the event any shares of the Series A convertible preferred stock are transferred by the holder thereof, such shares immediately and automatically convert into shares of common stock with the conversion price being paid by the recipient through a reduction in the number of shares of common stock received. The Series A convertible preferred stock is treated pari passu with the common stock in all other respects.

In May 2018, the Company issued a stock option to an employee that is exercisable into 30,000 shares of common stock. The shares were valued on the date of grant by using the Black- Scholes pricing model. The Company recognized $10,002 of stock compensation expense during the year ended December 31, 2018 in connection with the vesting of the option. In February 2019, the stock option terminated in its entirety upon the termination of the employee’s employment with the Company. In connection therewith, the stock compensation previously recognized by the Company during the year ended December 31, 2018 was reversed during the year ended December 31, 2019.

In May 2018, the Company provided an employee with the right to receive $33,000 in cash or 20,000 shares of shares of the Company’s common stock on May 15, 2021. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the date of grant and remeasured as of December 31, 2019. In accordance with ASC 718, as the employee is able to settle the right in either cash or common stock, the Company recognized $6,254 of stock compensation expense in connection therewith during the year ended December 31, 2019 and recorded a corresponding liability which has been recorded in accounts payable and accrued expenses within the Company’s consolidated balance sheet. In February 2019, the right terminated in its entirety upon the termination of the employee’s employment with the Company. In connection therewith, the stock compensation previously recognized by the Company during the year ended December 31, 2019 was reversed during the year ended December 31, 2020.

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In August 2018, the Company entered into an agreement with a firm to provide investor relations services to the Company. Under the terms of the agreement, the Company agreed to pay the firm $12,250 and issue 3,500 shares of common stock to the firm upon the execution of the agreement as compensation for services to be performed during the months of August and September 2018. The Company agreed to pay the firm $7,000 and issue 1,500 shares of common stock each month thereafter during the remainder of the term of the agreement. The Company recognized $9,555 of stock compensation expense under the agreement during the year ended December 31, 2020.

In January 2019, the Company issued a restricted stock award to Seenu G. Kasturi, who is the Company’s Chief Executive Officer, pursuant to the terms of a new employment agreement that the Company entered into with him. The Company recognized $195,329 of stock compensation expense in connection therewith during the year ended December 31, 2020. A description of the new employment agreement and restricted stock award is set forth herein under Note. 16 – Commitments and Contingencies – Employment Agreements – Seenu G. Kasturi.

In January 2019, the Company commenced a private offering of up to 5,000,000 units, each unit comprised of one share of common stock and one warrant to purchase one share of common stock, at a purchase price of $1.40 per unit (the “Offering”). Each warrant was exercisable for a term of five years at an exercise price of $1.55 per share, subject to adjustment. The units were being offered without registration under the Securities Act of 1933, as amended (“Securities Act”), solely to persons who qualify as accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder.

The Company retained Maxim Group, LLC (“Maxim”) to serve as its placement agent for the Offering. The Company agreed to Maxim a placement fee equal to 7% of the aggregate gross proceeds raised in the Offering and warrants exercisable for a term of five years to purchase 4% of the number of shares of common stock included in the units sold in the Offering at an exercise price of $1.55 per share.

The Offering could have been increased by up to an additional $1,000,000 at the mutual discretion of the Company and the placement agent. The initial closing of the Offering was conditioned, among other things, on the Company’s acceptance of subscriptions for at least $500,000 of units and the closing of the Company’s agreement to purchase all of the membership interests in SDA Holdings.

Net proceeds, if any, from the Offering were to be used to fund the deferred portion of the purchase price for the Company’s acquisition of Fat Patty’s, future payments to the persons that owned Tilted Kilt prior to SDA Holdings, and the repayment of the loan made by Seenu G. Kasturi to help fund the acquisitions of Fat Patty’s and Tilted Kilt, and the balance for general corporate purposes.

The Offering was originally contemplated to terminate on March 31, 2019, unless extended by the Company and the placement agent to a date not later than May 31, 2019. On March 31, 2019, the Company extended the offering until May 31, 2019. No securities were sold in the Offering.

In April 2019, the Company granted a restricted stock award to Alex Andre, who is the Company’s Chief Financial Officer, for a total of 225,000 shares of the Company’s common stock. The shares vest in three equal annual installments commencing on April 30, 2020. The Company recognized $69,855 of stock compensation expense in connection therewith during the year ended December 31, 2020.

In April 2019, the Company revised the terms of the Offering. As revised, the Offering covers the sale of up to 1,785,715 units, each unit comprised of one share of Series B convertible preferred stock (the “Shares”) and one warrant to purchase one share of common stock at a purchase price of $1.40 per unit, for an aggregate offering price of $2,500,000. Each warrant was exercisable for a term of five years at an exercise price equal to the lesser of: (i) $1.70 per share, and the greater of: (ii) one hundred twenty percent (120%) of the conversion price of the Shares and $0.28 per share, subject to adjustment. The units were being offered without registration under the Securities Act solely to persons who qualify as accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder.

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The Company retained Maxim and Joseph Gunnar & Co., LLC to serve as its placement agents for the Offering. The Company agreed to pay the placement agents an aggregate placement fee equal to 7% of the aggregate gross proceeds raised in the Offering and warrants exercisable for a term of five years to purchase that number of shares of common stock equal to 7% of the number of Shares issued in the Offering and 7% of the number of shares of common stock underlying the warrants issued in the Offering at an exercise price of $1.70 per share.

The Offering could have been increased by up to an additional $1,000,000 at the mutual discretion of the Company and Maxim. The Offering was set to terminate on April 30, 2019, unless extended by the Company and Maxim to a date not later than May 31, 2019. On April 30, 2019, the Company extended the Offering to May 31, 2019.

The initial closing of the Offering was conditioned, among other things, on the Company’s acceptance of subscriptions for at least $500,000 of Units and the closing of the Company’s agreement to purchase all of the membership interests in SDA Holdings, the sole owner of the entities which own Tilted Kilt.

The net proceeds, if any, from the Offering were be used to fund the partial repayment of the loan made by Seenu G. Kasturi, who is the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of its board of directors, to SDA Holdings to help fund SDA Holding’s acquisition of Tilted Kilt.

In connection therewith, on April 17, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock with the Secretary of State of Nevada designating 2,500,000 shares of the Company’s authorized but unissued shares of preferred stock, $0.01 par value per share, as Series B convertible preferred stock.

The Series B convertible preferred stock has a stated value of $1.40 per share. In the event that the Company is liquidated, dissolved, effects certain mergers or consolidations, transfers all or substantially all of its assets, or completes certain other significant transactions, holders of the Series B convertible preferred stock are entitled to receive, in preference to holders of the Company’s common stock and the Company’s Series A convertible preferred stock, an amount per share equal to the greater of (i) $1.40 plus any declared and unpaid dividends thereon, and (ii) the amount per share such holder would receive if such holder converted such shares of Series B convertible preferred stock into shares of common stock at a conversion price of $1.40, subject to adjustment.

Upon the completion of a firm commitment underwritten public offering (a “Qualified Public Offering”) of the Company’s common stock and concurrent listing of the Company’s common stock on the Nasdaq Stock Market, NYSE or NYSE MKT within 12 months after the final closing of the Offering, each share of Series B convertible preferred stock will automatically convert into the securities issued by the Company in the Qualified Public Offering (the “Conversion Securities”) at a conversion price equal to the lesser of: (a) $1.40 per share, and (b) the greater of:(i) 70% of the public offering price of the Conversion Securities, and (ii) $0.28 per share (the “Conversion Price”), subject to adjustment. The Conversion Price is subject to adjustment for stock splits, stock dividends, or the reclassification of the common stock. In the event that the Company does not complete a Qualified Public Offering within 12 months after the final closing of the Offering or does not file with the SEC the audited financial statements and other financial information required to be filed in connection with the Company’s acquisition of the Fat Patty’s restaurant concept on August 30, 2018 or in connection with the Company’s proposed acquisition of the Tilted Kilt within four months after the final closing of the Offering, the Company will be required to repurchase all Shares issued in the Offering for a purchase price of $1.75 per share.

The Series B convertible preferred stock participates, on an as-converted to common stock basis, in any dividends declared or paid on common stock and votes together with holders of common stock, on an as-converted to common stock basis, on all matters presented to holders of common stock.

The Company cannot undertake certain corporate actions without approval of the holders of a majority of the issued and outstanding shares of Series B convertible preferred stock.

The Offering terminated on May 31, 2019. No securities were sold in the Offering.

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In October 2019, the Company issued the Put Option to Soaring Wings as partial consideration for the Acquisition. A description of the Put Option is set forth herein under Note 5. Acquisition of WingHouse. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the date of grant.

In November 2019, the Company granted a restricted stock award to Joseph Dominiak, who is the Company’s Chief Operating Officer, for a total of 100,000 shares of the Company’s common stock. The shares vest in three annual installments of 33,333 shares, 33,333 shares and 33,334 shares commencing on April 30, 2020. The Company recognized $4,739 of stock compensation expense in connection therewith during the year ended December 31, 2019.

In December 2019, the Company issued 15,000 shares of its common stock to Blue Victory as payment for various outstanding payables. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the date of grant. The Company did not recognize any stock compensation expense in connection therewith during the year ended December 31, 2020.

In December 2019, the Company issued a total of 8,850 shares of its common stock to certain of its franchisees as incentive compensation. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the date of grant.

The Company recognized a total of $81,745 and $312,600 for stock compensation expense during the years ended December 31, 2020 and 2019, respectively. The Company had a total of $3,041,210 and $3,024,822 of stock subscription payable outstanding at December 31, 2020 and 2019, respectively.

ITEM 12.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Our Articles of incorporation provide indemnification to our officers and directors to the fullest extent pursuant to Nevada law. We indemnify our directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED December 31, 2020 AND 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of ARC Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ARC Group, Inc. (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity/(deficit), and cash flows for each year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each year then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

As discussed in Note 2 to the financial statements, the Company had a going concern due to a continual net loss, stockholders’ deficiency and cash used in operations.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluate the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC

We have served as the Company’s auditor since 2020

Houston, TX

October 6, 2021

F-2

ARC Group Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019

Assets

Cash and cash equivalents	$2,560,870	$1,110,066
Restricted cash	2,260,000	2,260,000
Accounts receivable, Current Portion	661,280	459,032
Interest receivable	125,658	-
Ad funds receivable, Current Portion	54,708	10,610
Other receivables	56,821	36,751
Prepaid expenses	799,701	329,578
Inventory	836,401	846,971
Notes receivable, net	-	2,340
Other current assets	12,142	2,730

Total current assets	7,367,581	5,058,078

Deposits	315,251	356,067
Intangible assets, net	6,159,029	6,162,797
Notes Receivable – net of Current Portion	4,030,191
Property and equipment, net	4,225,865	7,661,856
Operating lease right-of-use assets	39,736,532	45,420,680
Financing lease right-of-use assets, net	9,598,183	10,175,399
Goodwill	11,246,738	11,246,741

Total assets	$82,679,370	$86,081,618

Liabilities and stockholders’ equity / (deficit)

Accounts payable and accrued expenses	$5,993,004	$6,841,062
Accounts payable and accrued expenses – related party	1,965,524	1,448,232
Other payables	5,540	5,540
Accrued interest	352,516	152,227
Settlement agreements payable	298,844	287,541
Accrued legal contingency	179,445	171,593
Contingent consideration	55,356	55,356
Deferred franchise fees	30,176	24,000
Gift card liabilities	396,866	91,526
Operating lease liability	1,500,698	580,646
Financing lease liability	234,750	202,944
Seller payable	-	312,000
Notes payable, net	1,461,237	3,253,337
Notes payable – related party, net	4,135,112	2,721,408
Put option	1,536,911	1,536,911

Total current liabilities	$18,145,979	$17,684,323

Deferred franchise fees, net of current portion	179,590	144,516
Operating lease liability, net of current portion	39,794,855	44,857,127
Financing lease liability, net of current portion	10,771,579	11,007,202
Notes payable, net of current portion	22,418,970	10,553,761

Total liabilities	$91,310,973	$84,246,929

Stockholders’ equity / (deficit):

Class A common stock – $0.01 par value: 100,000,000 shares authorized, 7,604,777 and 7,429,621 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	$76,048	$74,296
Series A convertible preferred stock – $0.01 par value: 1,000,000 shares authorized, 449,581 outstanding at December 31, 2020 and December 31, 2019	4,496	4,496

Additional paid-in capital	4,849,679	4,786,074
Stock subscriptions payable	3,041,210	3,024,822
Non-controlling interest in ARC WingHouse	1,416,224	1,837,000
Accumulated Deficit	(18,019,260)	(7,891,999)

Total stockholders’ equity / (deficit)	$(8,631,603)	$1,834,689

Total liabilities and stockholders’ equity / (deficit)	$82,679,370	$86,081,618

The accompanying notes are an integral part of these financial statements

F-3

ARC Group Inc.

Consolidated Statements of Operations

	For The Year Ended
	December 31, 2020	December 31, 2019

Revenue:
Restaurant sales	$52,514,801	$28,234,826
Franchise and other revenue	775,600	856,198

Total net revenue	53,290,401	29,091,024

Operating expenses:
Restaurant operating costs:
Cost of sales	17,790,123	9,705,951
Labor	12,975,194	9,579,783
Occupancy	4,952,154	1,452,731
Other operating expenses	11,273,416	6,541,157
Professional fees	363,004	525,065
Employee compensation expense	6,883,111	1,349,766
General and administrative expenses	3,677,921	1,922,422

Total operating expenses	57,914,923	31,076,875

Loss from operations	(4,624,522)	(1,985,851)

Other (expense) / income:
Interest expense	(1,731,171)	(1,016,079)
Loss from Disposal of Asset	(2,049,947)	-
Income from insurance proceeds	-	219,005
Gain on PPP loan forgiveness	884,600	-
Guaranty Liability loss	(2,941,500)	-
Other income (loss)	(85,497)	138,479

Total other expense	(5,923,515)	(658,595)

Net Loss	$(10,548,037)	$(2,644,446)

Net Loss from non-controlling interests	$(420,776)	$-

Net loss attributable to common shareholders	$(10,127,261)	$(2,644,446)

Net loss per share – basic and fully diluted	$(1.40)	$(0.36)
Weighted average number of shares outstanding – basic and fully diluted	7,520,854	7,258,513

The accompanying notes are an integral part of these financial statements

F-4

ARC Group Inc.

Consolidated Statement of Stockholders’ Equity / (Deficit)

	Common Stock		Preferred Stock		Additional	Stock	Non-
	Shares	Par Value	Shares	Par Value	Paid-in Capital	Subscriptions Payable	Controlling Interests	Accumulated Deficit	Total

Balance at December 31, 2018	6,680,065	$66,801	449,581	$4,496	$4,490,338	$15,453	$-	$(5,247,553)	$(670,465)
Common stock issued for services	749,556	7,495	-	-	305,738	9,369	-	-	322,602
Cancellation of stock option issued for services	-	-	-	-	(10,002)	-	-	-	(10,002)
Acquisition of WingHouse	-	-	-	-	-	3,000,000	1,837,000	-	4,837,000
Net loss	-	-	-	-	-	-	-	(2,644,446)	(2,644,446)
Balance at December 31, 2019	7,429,621	$74,296	449,581	$4,496	$4,786,074	$3,024,822	$1,837,000	$(7,891,999)	$1,834,689
Common stock issued for services	175,156	1,752	-	-	63,605	16,388	-	-	81,745
Net loss	-	-	-	-	-	-	(420,776)	(10,127,261)	(10,548,037)
Balance at December 31, 2020	7,604,777	$76,048	449,581	$4,496	$4,849,679	$3,041,210	$1,416,224	$(18,019,260)	$(8,631,603)

The accompanying notes are an integral part of these financial statements

F-5

ARC Group Inc.

Consolidated Statements of Cash Flows

	For The Year Ended
	December 31, 2020	December 31, 2019

Cash flows from operating activities

Net Loss	$(10,548,037)	$(2,644,446)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation expense	1,213,581	611,937
Provision for bad debt	194,258	-
Guaranty liability loss	2,941,500	-
Loss on store closure	616,510	-
Forgiveness of PPP loans	(884,600)	-
Amortization of operating lease right-of-use assets	5,684,148	330,430
Amortization of financing lease right-of-use assets	577,216	575,639
Amortization of intangible assets	3,768	3,768
Amortization of debt discount	31,218	(122,733)
Stock-based compensation expense	81,745	312,600
Loss on fixed asset disposal	2,049,947	-
Gain from insurance recoveries on impaired fixed assets	-	(100,000)
Changes in operating activities:
Accounts receivable	(396,505)	(135,120)
Ad fund receivable	(44,098)	(110)
Payments on operating lease liability	(4,142,220)	(149,499)
Other receivables	(20,070)	(18,323)
Prepaid expenses	(470,121)	370,363
Inventory	10,572	109,784
Deposits	40,816	(70,947)
Other assets	(9,412)	5,348
Accounts payable and accrued liabilities	(647,770)	847,341
Accounts payable and accrued liabilities – related party	517,292	123,122
Settlement agreements payable	11,303	11,272
Accrued legal settlement	7,852	7,829
Seller Payable	(312,000)	-
Deferred franchise fees	41,250	103,282
Gift card liabilities	(1,835)	9,570
Net cash provided used in operating activities	(3,453,692)	181,107

Cash flows from investing activities

Issuances of notes receivable	(4,030,191)	-
Insurance Recoveries for impaired fixed assets	-	100,000
Repayments of notes receivable	2,340	3,180
Interest Receivable	(125,658)	-
Purchases of fixed assets	(444,047)	(1,014,746)
Acquisition of WingHouse	-	(11,000,000)

Net cash used in by investing activities	(4,597,556)	(11,911,566)

Cash flows from financing activities

Proceeds from issuance of notes payable	15,661,444	12,807,098
Proceeds from issuance of notes payable - related party	2,381,793	2,123,963
Payments on notes payable	(4,549,870)	-
Payments on notes payable - related party	(3,787,498)	-
Payments on financing lease liability	(203,817)	(175,764)
Net cash provided by financing activities	9,502,052	14,755,297

Net increase in cash and cash equivalents	1,450,804	3,024,838
Cash, cash equivalents, and restricted cash, beginning of period	3,370,066	345,228

Cash, cash equivalents, and restricted cash, end of period	$4,820,870	$3,370,066

Supplemental disclosure of cash flow information
Cash paid for interest	$792,638	$177,558
Cash paid for income taxes	$-	$-

Schedule of non-cash transactions

Acquisition of WingHouse concept with note payable and deferred compensation liability	$-	$18,374,000
Recognition of operating lease liability and right-of-use assets	$-	$45,975,202
Recognition of financing lease liability and right-of-use assets	$-	$11,326,676
Debt discount on note receivable	$3,660,843	$-

The accompanying notes are an integral part of these financial statements

F-6

ARC Group, Inc.

Notes to Consolidated Financial Statements

Note 1. Description of Business

ARC Group, Inc., a Nevada corporation (the “Company”), was incorporated in April 2000. The Company’s business is focused primarily on the development of the Dick’s Wings & Grill® restaurant franchise (“Dick’s Wings”), the Fat Patty’s® restaurant concept (“Fat Patty’s”), and the WingHouse Bar & Grill® restaurant concept (“WingHouse”), and the acquisition of financial interests in other restaurant brands. The Dick’s Wings concept is currently comprised of its traditional Dick’s Wings restaurants and non-traditional units like the Dick’s Wings concession stands that the Company has at TIAA Bank Field (formerly EverBank Field) and Jacksonville Veterans Memorial Arena in Jacksonville, Florida. The Fat Patty’s and WingHouse concepts are currently comprised of their traditional Fat Patty’s and WingHouse restaurants, respectively.

On August 30, 2018, the Company acquired substantially all of the assets of Fat Patty’s. Fat Patty’s was comprised of four company-owned restaurants located in West Virginia and Kentucky.

On October 11, 2019, the Company acquired substantially all of the assets of WingHouse. WingHouse was comprised of 24 company-owned restaurants located in Florida. A description of the Company’s acquisition of WingHouse is set forth herein under Note 4. Acquisition of WingHouse.

At December 31, 2020, the Company had 20 Dick’s Wings restaurants and nine Dick’s Wings concession stands, four Fat Patty’s restaurants and 24 WingHouse restaurants. Of the 20 Dick’s Wings restaurants, 16 were located in Florida and four were located in Georgia. The Company’s Dick’s Wings concession stands were also located in Florida. Four of the Company’s Dick’s Wings restaurants were owned by the Company, and the remaining 16 restaurants were owned and operated by franchisees. The Company’s Dick’s Wings concession stands were also owned by the Company. Of the four Fat Patty’s restaurants, three were located in West Virginia and one was located in Kentucky. All four of the Fat Patty’s restaurants were owned by the Company. All of the Company’s WingHouse restaurants were located in Florida and were owned by the Company.

Note 2. Significant Accounting Policies

This summary of significant accounting policies is provided to assist the reader in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes thereto are representations of the Company’s management. The Company’s management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the consolidated financial statements.

Basis of Presentation

The Company’s consolidated financial statements have been prepared using GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. All intercompany accounts and transactions were eliminated in consolidation.

Going Concern

As shown in the accompanying financial statements, the Company incurred net losses of $10,548,037 and $2,644,446 for the years ended December 31, 2020 and 2019, respectively. The Company also had an accumulated deficit of $18,019,260 and a working capital deficit of $10,778,398 at December 31, 2020. Those facts create an substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its successfully executing its plans to generate positive cash flows during its 2021 fiscal year. The Company’s financial statements do not include any adjustments that might be necessary if it were unable to continue as a going concern.

F-7

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the Company’s consolidated financial statements for the 2019 fiscal year have been reclassified to conform to the 2020 fiscal year presentation. These reclassifications did not result in any change to the previously reported total assets, net income or stockholders’ deficit.

Segment Disclosure

The Company has both Company-owned restaurants and franchised restaurants, all of which operate in the full-service casual dining industry in the United States. Pursuant to the standards of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting (“ASC 280”), the Company’s Chief Executive Officer, who comprises the Company’s Chief Operating Decision Maker function for the purposes of ASC 280, concluded that the Company has two segments for reporting purposes, which are Company-owned restaurants and franchise operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less on the date of purchase to be cash equivalents in accordance with ASC Topic 305, Cash and Cash Equivalents. The balance of cash, cash equivalents, and restricted cash was $4,820,870 and $3,370,066 as of December 31, 2020 and December 31, 2019, respectively.

ARC Group Inc.

Cash Reconciliation to the Statements of Cash Flows

	December 31,	December 31,
	2020	2019

Cash and cash equivalents	$2,560,870	$1,110,066
Restricted cash	2,260,000	2,260,000
	$4,820,870	$3,370,066

Accounts Receivable

Accounts receivable are recorded in accordance with ASC Topic 310, Receivables. Accounts receivable consists primarily of credit card receivables, receivables for leasehold improvements, royalties and franchise fees due from franchisees, and vendor allowances. Accounts receivable, net of the allowance for doubtful accounts, represents the estimated net realizable value of the Company’s accounts receivable. The allowance for doubtful accounts is the estimate of the probable credit losses in the Company’s accounts receivable based on a review of account balances. Provisions for doubtful accounts are recorded based on historical collection experience, the age of the receivables and current economic conditions. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recoverability is considered remote.

The accounts receivable balances at December 31, 2020 and 2019 were comprised primarily of credit card sales by Company-owned restaurants, royalties due from the Company’s franchisees, and sales proceeds due from the concessionaire of the Company’s concessions stands, all of which the Company collected in full in January 2021 and 2020, respectively. Accordingly, the allowance for doubtful accounts was $0 and $14,189 at December 31, 2020 and 2019, respectively.

Other Receivables

Other receivables was comprised primarily of receipts from credit card sales by Company- owned Fat Patty’s restaurants that occurred after the Company completed the acquisition of Fat Patty’s that were held by the former owner of Fat Patty’s, all of which are expected to be collected in full by the Company during the next 12 months.

Inventory

Inventory consists primarily of food and beverage products and is accounted for at the lower of cost or net realizable value using the first in, first out method of inventory valuation in accordance with ASC Topic 330, Inventory. Cash flows related to inventory sales are classified in net cash used by operating activities in the consolidated statements of cash flows.

F-8

Intangible Assets, Net

The Company acquired various intangible assets in connection with the acquisition of Fat Patty’s. The intangible assets were comprised of a tradename and a non-compete agreement. The Company amortizes the non-compete agreement on a straight-line basis over the expected period of benefit, which is five years. The tradename has an indefinite life and is not subject to amortization but tested for impairment on an annual basis. The Company recognized $3,768, and $3,768 of amortization expense for the non-compete agreement during the years ended December 31, 2020 and 2019, respectively.

Property and Equipment, Net

Property and equipment is recorded at cost, less accumulated depreciation, in accordance with ASC Topic 360, Property, Plant and Equipment (“ASC 360”). Depreciation is calculated using the straight-line basis over the estimated useful lives of the assets. Leasehold improvements, which include the cost of improvements funded by landlord incentives or allowances, are amortized using the straight-line method over the lesser of the term of the lease, with consideration of renewal options if renewals are reasonably assured because failure to renew would result in an economic penalty, or the estimated useful lives of the assets. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of major improvements to the Company’s property and equipment are capitalized. The cost of maintenance and repairs that do not improve or extend the life of the applicable assets is expensed as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reported in the period realized.

Long-Lived Assets

The Company reviews long-lived assets for impairment at least quarterly or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable in accordance with ASC 360. Assets are reviewed at the lowest level for which cash flows can be identified, which is at the individual restaurant level. The Company evaluates the recoverability of a restaurant’s long-lived assets, including buildings, intangibles, leasehold improvements, furniture, fixtures, and equipment over the remaining life of the primary asset in the asset group, after considering the potential impact of planned operational improvements, marketing programs, and anticipated changes in the trade area. In determining future cash flows, significant estimates are made by management with respect to future operating results for each restaurant over the remaining life of the primary asset in the asset group. If assets are determined to be impaired, the impairment charge is measured by calculating the amount by which the asset carrying amount exceeds its fair value based on the Company’s estimate of discounted future cash flows.

The Company accounts for exit or disposal activities, including restaurant closures, in accordance with ASC Topic 420, Exit or Disposal Cost Obligations. Such costs include the cost of disposing of the assets as well as other facility-related expenses from previously closed restaurants. These costs are generally expensed as incurred. Additionally, at the date the Company ceases using a property under an operating lease, it records a liability for the net present value of any remaining lease obligations, net of estimated sublease income. Any subsequent adjustments to that liability as a result of lease termination or changes in estimates of sublease income are recorded in the period incurred.

Financial Instruments

The Company accounts for its financial instruments in accordance with ASC Topic 825, Financial Instruments, which requires the disclosure of fair value information about financial instruments when it is practicable to estimate that value.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. In accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), the Company determines fair value using a fair value hierarchy that distinguishes between market participant assumptions developed based on market data obtained from sources independent of the Company, and the Company’s own assumptions about market participant assumptions developed based on the best information available in the circumstances.

F-9

The levels of fair value hierarchy are:

Level 1: Quoted prices in active markets for identical assets and liabilities at the measurement date;

Level 2: Observable inputs other than quoted prices included in Level 1, such as: (i) quoted prices for similar assets and liabilities in active markets, (ii) quoted prices for identical or similar assets and liabilities in markets that are not active, and (iii) other inputs that are observable or can be corroborated by observable market data; and

Level 3: Unobservable inputs for which there is little or no market data available.

A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Company. The Company considers observable data to be market data that is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. In contrast, the Company considers unobservable data to be data that reflects the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

General Advertising Fund

The Company has established a general advertising fund that it uses to pay for advertising costs, sales promotions, market research and other support functions intended to maximize general public recognition and acceptance of the Dick’s Wings franchise. Company-owned and franchised restaurants are required to contribute at least 1%, but not more than 2%, of their gross revenue to the Company’s general advertising fund. The Company accounts for cash and cash equivalents held by the general advertising fund as restricted cash on its consolidated balance sheets. The restricted cash of this fund is classified as current if it is expected to be utilized to fund short-term obligations of the general advertising fund. The Company did not have any restricted cash associated with its general advertising fund at December 31, 2020 or 2019. Contributions made by franchisees to the general advertising fund and marketing and advertising expenses paid by the general advertising fund were recognized as revenue and expenses during the years ended December 31, 2020 and 2019.

Goodwill

Goodwill represents the excess purchase price over the estimated fair value of net assets acquired as of the acquisition date. The Company tests goodwill for impairment on an annual basis and between annual tests when impairment indicators are identified, and goodwill is written down when impaired. For its annual goodwill impairment test in all periods to date, the Company has operated under individual reporting units and the fair value of its reporting unit has been determined by the Company’s enterprise value. For its annual impairment test, the Company completed a quantitative assessment and determined that there was no impairment of goodwill. The Company also considered potential impairment indicators of goodwill at December 31, 2020 and noted no indicators of impairment.

Other Payables

Other payables was comprised primarily of accounts payable owed to the former owner of Fat Patty’s for alcohol and other items purchased by him in connection with the operation of the concept.

Revenue Recognition

The Company generates revenue from two primary sources: (a) retail sales at company- operated restaurants; and (b) franchise revenue, which consists of royalties based on a percentage of sales reported by franchised restaurants, funds contributed by franchisees to the Company’s general advertising fund, and initial and renewal franchise license fees.

F-10

Revenue From Company-Owned Restaurants

Revenue from company-owned restaurants is primarily recognized as customers pay for products at the point of sale. The Company reports Company-owned restaurant revenues net of sales and use taxes collected from customers and remitted to governmental taxing authorities.

Revenue From Franchised Restaurants

The Company grants individual restaurant franchises to operators in exchange for initial franchise license fees and continuing royalty payments.

Initial and renewal franchise license fees are payable by the franchisee upon a new restaurant opening or renewal of an existing franchise agreement. Under franchise agreements, the Company provides franchisees with: (a) a franchise license, which includes a non-exclusive license to our intellectual property for the duration of the franchise agreement and where the Company manages a marketing or co-op advertising fund, advertising and promotion management; (b) pre- opening services, such as training and inspections; and (c) ongoing services, such as development of training materials and menu items and restaurant monitoring and inspections. The services that the Company provides are highly interrelated and dependent on the franchise license so the Company does not consider the services to be individually distinct and therefore accounts for them as a single performance obligation. The performance obligation is satisfied by providing a right to use the Company’s intellectual property over the term of each franchise agreement. Accordingly, initial and renewal franchise fees are recognized as revenue on a straight-line basis over the term of the respective agreement.

The Company’s performance obligation under area development agreements generally consists of an obligation to grant exclusive development rights for a particular geographic region over a stated term. These development rights are not distinct from franchise agreements and are creditable towards the initial franchise license fee, so upfront fees paid by franchisees for exclusive development rights are deferred and allocated to the appropriate franchise restaurant when the franchise agreement is executed.

Franchise royalty revenues represents sales-based royalties that are related entirely to the Company’s performance obligation under the franchise agreement. Continuing franchise royalty revenues are based on a percentage of monthly sales and are recognized on the accrual basis as franchise sales occur. In certain circumstances, the Company may reduce or waive franchise license fees and/or the franchise royalty percentage for a period of time.

Franchises contributions to the Company’s general advertising funds are calculated as a percentage of monthly sales. Contributions to the fund generally represent sales-based or fixed monthly fee amounts that are related entirely to the Company’s performance obligation under the franchise agreement and are recognized as franchise sales occur.

ASC Topic 606

On January 1, 2018, the Company adopted the provisions of ASC Topic 606, Revenue From Contracts With Customers (“ASC 606”). ASC 606 supersedes the current revenue recognition guidance, including industry-specific guidance. ASC 606 provides a single framework in which revenue is required to be recognized to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services. The Company adopted this new guidance effective the first day of fiscal year 2018, using the modified retrospective method of adoption. Under this method, the cumulative effect of initially adopting the guidance was recognized as an adjustment to the opening balance of equity at January 1, 2018.

Franchise Fees

ASC 606 impacted the timing of recognition of franchise fees. Under previous guidance, these fees were typically recognized upon the opening of restaurants. Under ASC 606, the fees are deferred and recognized as revenue over the term of the individual franchise agreements. The effect of the required deferral of fees received in a given year will be mitigated by the recognition of revenue from fees retrospectively deferred from prior years. The Company recognized $31,250 and $17,968 of deferred franchise fees as income during the years ended December 31, 2020 and 2019, respectively. The carrying value of the Company’s deferred franchised fees was $209,766 and $168,516 at December 31, 2020 and 2019, respectively.

F-11

Advertising Funds

ASC 606 also impacted the accounting for transactions related to the Company’s general advertising fund. Under previous guidance, franchisee contributions to and expenditures by the fund were not included in the Company’s condensed consolidated financial statements. Under ASC 606, the Company records contributions to and expenditures by the fund as revenue and expenses within the Company’s condensed consolidated financial statements. The Company recognized contributions to and expenditures by the fund of $120,840 and $127,584 during the years ended December 31, 2020 and 2019, respectively.

Gift Card Funds

Additionally, ASC 606 impacted the accounting for transactions related to the Company’s gift card program. Under previous guidance, estimated breakage income on gift cards was deferred until it was deemed remote that the unused gift card balance would be redeemed. Under ASC 606, breakage income on gift cards is recognized as gift cards are utilized. The effect of this change on the Company’s condensed consolidated financial statements was negligible.

Disaggregation of Revenue

The following table disaggregate revenue by primary geographical market and source:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Primary Geographic Area
Florida	$43,784,015	$17,897,046
Georgia	859,873	1,053,739
Kentucky	1,875,751	2,533,631
Louisiana	-	625,227
North Carolina	3,500	1,500
Texas	13,414	1,250
West Virginia	6,753,848	6,978,631
Total Revenue	$53,290,401	$29,091,024

Sources of Revenue
Restaurant Sales	$52,514,801	$28,209,181
Royalties	623,510	710,645
Franchise Fees	31,250	17,968
Advertising Fund Fees	120,840	127,584
Other Revenues	-	25,646
Total Revenue	$53,290,401	$29,091,024

F-12

Deferred Revenue

Deferred revenue consists of contract liabilities resulting from initial and renewal franchise license fees paid by franchisees, which are generally recognized on a straight-line basis over the term of the underlying franchise agreement, as well as upfront development fees paid by franchisees, which are generally recognized on a straight-line basis over the term of the underlying franchise agreement once it is executed or if the development agreement is terminated.

The following table presents changes in deferred franchise fees as of and for the years ended December 31, 2020 and 2019:

Total Liabilities
Deferred franchise fees at January 1, 2019	$65,234
Revenue recognized during the period	(17,968)
New deferrals due to cash received	121,250
Deferred franchise fees at December 31, 2019	$168,516
Revenue recognized during the period	(31,250)
New deferrals due to cash received	72,500
Deferred franchise fees at December 31, 2020	$209,766

Anticipated Future Recognition of Deferred Franchise Fees

The following table presents the estimated franchise fees to be recognized in the future related to performance obligations that were unsatisfied at December 31, 2020:

Franchise
Year	Fees Recognized
2021	$30,175
2022	28,250
2023	25,887
2024	25,250
2025	15,000
Thereafter	85,204
Total	$209,766

Payments Received From Vendors

Vendor allowances include allowances and other funds that the Company receives from vendors. Certain of these funds are determined based on various quantitative contract terms. The Company also receives vendor allowances from certain manufacturers and distributors calculated based upon purchases made by franchisees. Vendor allowances are not recognized as revenue. Instead, they are recognized as a reduction in costs. The Company generally receives payment from vendors approximately 30 days from the end of a month for that month’s purchases.

F-13

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the fair value recognition provisions of ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). Under this method, compensation expense includes compensation expense for all stock-based payments based on the grant-date fair value. Such amounts have been reduced to reflect the Company’s estimate of forfeitures of all unvested awards.

The Company accounts for non-employee stock-based compensation in accordance with ASC 718 and ASC Topic 505, Equity (“ASC 505”). ASC 718 and ASC 505 require that the Company recognize compensation expense based on the estimated fair value of stock-based compensation granted to non-employees over the vesting period, which is generally the period during which services are rendered by the non-employees.

The Company uses the Black-Scholes pricing model to determine the fair value of the stock- based compensation that it grants to employees and non-employees. The Black-Scholes pricing model takes into consideration such factors as the estimated term of the securities, the conversion or exercise price of the securities, the volatility of the price of the Company’s common stock, interest rates, and the probability that the securities will be converted or exercised to determine the fair value of the securities. The selection of these criteria requires management’s judgment and may impact the Company’s net income or loss. The computation of volatility is intended to produce a volatility value that is representative of the Company’s expectations about the future volatility of the price of its common stock over an expected term. The Company used its share price history to determine volatility and cannot predict what the price of its shares of common stock will be in the future. As a result, the volatility value that the Company calculated may differ from the actual volatility of the price of its shares of common stock in the future.

Operating Leases

Rent expense for leases that contain scheduled rent increases is recognized on a straight-line basis over the lease term, including cancelable option periods where failure to exercise such options would result in an economic penalty such that the renewal appears reasonably assured. The straight-line rent calculation and rent expense includes the rent holiday period, which is the period of time between taking control of a leased site and the rent commencement date. The amount by which straight-line rent exceeds actual lease payment requirements in the early years of the lease is accrued as deferred rent liability and reduced in later years when the actual cash payment requirements exceed the straight-line expense. Contingent rents are generally amounts due as a result of sales in excess of amounts stipulated in certain restaurant leases and are included in rent expense as they are incurred. Landlord contributions are recorded when received as a deferred rent liability and amortized as a reduction of rent expense on a straight-line basis over the lease term.

Marketing and Advertising

Contributions to the national advertising fund related to Company-owned restaurants are expensed as contributed and local advertising costs for Company-owned restaurants are expensed as incurred. All other marketing and advertising costs are expensed as incurred. The Company incurred $1,888,886 and $813,866 for marketing and advertising costs during the years ended December 31, 2020 and 2019, respectively.

Start-Up Costs

Start-up costs consists of costs associated with the opening of new Company-owned restaurants and varies based on the number of new locations opening and under construction. These costs are expensed as incurred in accordance with ASC Topic 720, Other Expenses.

Sales Taxes

Sales taxes collected from customers are excluded from revenue. Sales taxes payable are included in accrued expenses until the taxes are remitted to the appropriate taxing authorities in accordance with ASC Topic 450, Contingencies (“ASC 450”).

F-14

Income Taxes

The Company uses the liability method of accounting for income taxes in accordance with ASC Topic 740, Income Taxes, under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date. Valuation allowances are established when it is more likely than not that all or a portion of a deferred tax asset will not be realized in the future. In determining whether a valuation allowance is required, the Company takes into account all evidence with regard to the utilization of a deferred tax asset including past earnings history, expected future earnings, the character and jurisdiction of such earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of a deferred tax asset, carryback and carryforward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. The Company has evaluated the available evidence about future taxable income and other possible sources of realization of deferred tax assets and has established a valuation allowance of $5,761,044 and $1,136,525 at December 31, 2020 and 2019, respectively.

Net deferred tax assets were comprised of the following at December 31, 2020 and 2019, respectively:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Net operating loss carryforwards	$5,733,118	$1,199,902
Accruals	-	93,247
Deferred tax liabilities:
Gain on bargain purchase	-	(156,624)
Valuation allowance	(5,733,118)	(1,136,525)
Net deferred tax assets	$—	$—

The Company had net operating loss carry-forwards of approximately $5,733,118 and $1,199,902 at December 31, 2020 and 2019, respectively, that may be offset against future taxable income. No tax benefit has been reported in the consolidated financial statements for the Company’s 2020 and 2019 fiscal years because the potential tax benefit is offset by a valuation allowance of the same amount. The Company had no uncertain tax positions at December 31, 2020 and 2019.

Utilization of net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations contained in the Internal Revenue Code of 1986, as amended, as well as similar state and foreign provisions. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income and tax, respectively.

On July 31, 2017, Seenu G. Kasturi, who on December 31, 2020 served as the Company’s Chief Executive Officer and Chairman of its board of directors, purchased 2,647,144 shares of the Company’s common stock, which represented approximately 38.4% of the outstanding shares of the Company’s common stock on that date, from William D. Leopold. This transaction has been deemed to have resulted in a change in ownership of the Company pursuant to Internal Revenue Code Section 382. As a result, the Company can utilize up to $120,000 of pre-ownership change net operating loss carryforwards each year.

Subsequent ownership changes could further affect the limitation in future years. These annual limitation provisions may result in the expiration of certain net operating losses and credits before utilization.

F-15

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASU 2016-02”), establishing Accounting Standards Codification (“ASC”) Topic 842, Leases (“ASC Topic 842”), which modified and superseded the guidance under ASC Topic 840, Leases (“ASC Topic 840”). The FASB subsequently issued several other Accounting Standards Updates, including ASU 2018-11 and ASU 2018-12, which among other things provide for a practical expedient related to the recognition of the cumulative effect on retained earnings resulting from the adoption of the pronouncements.

ASC Topic 842 modifies the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification determines whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less are accounted for in the same manner as operating leases under ASC Topic 840.

The Company adopted ASC Topic 842 effective January 1, 2019 applying the modified retrospective transition approach. Under this approach, results for reporting periods beginning after January 1, 2019, are presented under Topic 842, while prior periods are not adjusted and continue to be reported under the accounting standards in effect for those periods. The Company recognized $3,832,779 and $3,832,286 of additional assets and liabilities, respectively, in connection with its operating leases upon the adoption of ASC Topic 842 on January 1, 2019. The Company did not recognize any additional assets or liabilities in connection with its financing lease upon the adoption of ASC Topic 842 on January 1, 2019.

The Company determines whether a contract is or contains a lease at inception of the contract based on whether an identified asset exists and whether the Company has the right to obtain substantially all of the benefit of the assets and to control its use over the full term of the agreement. When available, the Company uses the rate implicit in the lease to discount lease payments to present value. However, none of our leases provide a readily determinable implicit rate. Therefore, the Company estimated its incremental borrowing rate considering both the revolving credit rates and a credit notching approach to discount the lease payments based on information available at lease commencement. There are no material residual value guarantees and no restrictions or covenants included in the Company’s lease agreements. Certain of the Company’s leases include provisions for variable payments. These variable payments are typically determined based on a measure of throughput or actual days or another measure of usage and are not included in the calculation of lease liabilities and right-of-use assets.

The Company elected the package of practical expedients available for implementation, which allows for the following:

●	An entity need not reassess whether any expired or existing contracts are or contain leases;

●	An entity need not reassess the lease classification for any expired or existing leases; and

●	An entity need not reassess initial indirect costs for any existing leases.

Furthermore, the Company elected the optional transition method to make January 1, 2019 the initial application date of the standard. This package of practical expedients allows entities to account for their existing leases for the remainder of their respective lease terms following the previous accounting guidance.

The Company also elected to adopt the optional transition practical expedient provided in ASU 2018-01 to not evaluate under ASC Topic 842 for existing or expired land easements prior to the application date to determine if they meet the definition of a lease.

The impact of ASC Topic 842 is more specifically described herein under Note 12. Leases.

F-16

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of ASC Topic 718, Compensation – Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees, with certain exceptions. Under the new guidance, the measurement of equity-classified nonemployee awards is fixed at the grant date. The Company adopted ASU 2018-07 on January 1, 2019. The adoption of ASU 2018-07 did not have a significant impact on the Company’s condensed consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 removes certain exceptions for recognizing deferred taxes for investments, performing intra-period allocation and calculating income taxes in interim periods. ASU 2019-12 also provides guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020. Early adoption is permitted and any adjustments should be reflected as of the beginning of the annual period of adoption. Amendments relevant to the Company should be applied on a prospective basis. The Company is currently assessing the impact of adopting this standard, but does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

The Company reviewed all other significant newly-issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations or that no material effect is expected on the Company’s condensed consolidated financial statements as a result of future adoption.

Note 3. Net Loss Per Share

The Company calculates basic and diluted net loss per share in accordance with ASC Topic 260, Earnings per Share. Basic net loss per share is based on the weighted-average number of shares of the Company’s common stock outstanding during the applicable period and is calculated by dividing the reported net loss for the applicable period by the weighted-average number of shares of common stock outstanding during the applicable period. Diluted net loss per share is calculated by dividing the reported net loss for the applicable period by the weighted-average number of shares of common stock outstanding during the applicable period, as adjusted to give effect to the exercise or conversion of all potentially dilutive securities outstanding at the end of the applicable period.

All of the shares of common stock underlying exercisable or convertible securities that were outstanding at December 31, 2020 and 2019 were excluded from the computation of diluted net loss per share for the years ended December 31, 2020 and 2019 because they were anti-dilutive. As a result, basic net loss per share was equal to diluted net loss per share for the years ended December 31, 2020 and 2019.

Note 4. Acquisition of WingHouse

On October 11, 2019, the Company and ARC WingHouse, LLC, a Florida limited liability company that was formed as a wholly-owned subsidiary of the Company (“ARC WingHouse”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Soaring Wings, LLC, a Florida limited liability company (“Soaring Wings”), Soaring Wings HQ, LLC, a Florida limited liability company (“Soaring Wings HQ”), Soaring Wings Advertising, LLC, a Florida limited liability company (“Soaring Wings Advertising”), Soaring Wings IP, LLC, a Florida limited liability company (“Soaring Wings IP”), and the wholly-owned subsidiaries of Soaring Wings that own and operate all of the Restaurants (as defined below) (the “WH Operating Entities”). Soaring Wings, Soaring Wings HQ, Soaring Wings Advertising, Soaring Wings IP and the WH Operating Entities are sometimes collectively referred to as the “Sellers” and each a “Seller”. The Company and ARC WingHouse are sometimes collectively referred to as the “Purchasers”. The transactions contemplated by the Asset Purchase Agreement are sometimes referred to herein collectively as the “WingHouse Acquisition”. The closing of the WingHouse Acquisition occurred on October 11, 2019 (the “Closing Date”).

Sellers are the owners and operators of the WingHouse Bar and Grill restaurant concept (the “WingHouse Concept”), which is comprised of 24 WingHouse Bar and Grill restaurants (the “Restaurants”). Purchasers agreed to pay the Sellers a total of $18,000,000 as adjusted pursuant to a working capital adjustment (the “Purchase Price”), and to assume, satisfy and discharge certain assumed liabilities. On the Closing Date, ARC WingHouse paid $12,000,000 to the Sellers. In addition, ARC WingHouse delivered to SW WH Holdings, LLC, a Florida limited liability company (“SW WH Holdings”), an equity interest in ARC WingHouse representing a ten percent (10%) ownership interest in ARC WingHouse (the “Equity Interest”). The Company also agreed to deliver to Soaring Wings shares (the “ARC Stock”) of the Company’s common stock on each of the first three anniversaries of the Closing Date. The number of shares of common stock to be delivered on each anniversary will be equal to the quotient of $1,000,000 divided by the following per share prices: (i) $1.40 per share of common stock on the first anniversary, (ii) 2.00 per share of common stock on the second anniversary, and (iii) $3.00 per share of common stock on the third anniversary (collectively, the “ARC Stock Consideration”). The per share price of the ARC Stock Consideration will be equitably adjusted for any stock dividend, stock split, reverse stock split or recapitalization. If the ARC Stock is not listed and quoted for trading on the NYSE, NASDAQ Global Select Market, NASDAQ Global Market or NASDAQ Capital Market on any of the first, second and third anniversaries of the Closing (the first such anniversary referred to as a “Listing Failure Anniversary”), then ARC WingHouse will pay $1,000,000 cash to Soaring Wings on the Listing Failure Anniversary and each anniversary of the Closing after a Listing Failure Anniversary (if any), ending on the third anniversary of the Closing Date in full satisfaction of the Company’s obligation to deliver the ARC Stock Consideration to Soaring Wings on the Listing Failure Anniversary and each anniversary thereafter, ending on the 3rd anniversary (the “Contingent Cash Consideration”). Notwithstanding the existence of a Listing Failure Anniversary, Soaring Wings may, in its sole discretion, elect to receive ARC Stock on the Listing Failure Anniversary and/or any anniversary after the Listing Failure Anniversary in lieu of a $1,000,000 cash payment by providing ARC WingHouse with written notice no less than 30 days before the Listing Failure Anniversary or subsequent anniversary, as applicable. The ARC Stock Consideration is subject to the terms of a Put Agreement (as defined below), and Sellers were granted customary piggy-back registration rights with respect to the ARC Stock Consideration.

F-17

In connection therewith, on October 11, 2019, the Purchasers entered into a Put Agreement (the “Put Agreement”; together with the Asset Purchase Agreement, the “Purchase Agreements”) with Soaring Wings pursuant to which Soaring Wings was granted the right, but not the obligation, upon written notice to the Purchasers given at any time before the Put Deadline (as defined below), to require the Company to purchase, for cash, at the Put Closing (as defined below), all or any portion of the shares of ARC Stock received by Soaring Wings under Section 1.2(c) of the Asset Purchase Agreement or Section 15 of the Put Agreement (the “Put Option”). In the event Soaring Wings receives ARC Stock pursuant to Section 1.2(c) of the Asset Purchase Agreement and puts all of such ARC Stock to the Company, then the amount payable by the Company to Soaring Wings at the Put Closing will be equal to the Put Price (as defined below). In the event Soaring Wings elects to put only a portion of such shares to the Company, either because Soaring Wings received Contingent Cash Consideration on one or more of such anniversaries, Soaring Wings sold some of the ARC Stock, Soaring Wings elected to retain some of the ARC Stock and put only a portion of the ARC Stock to the Company, and/or for any other reason, then the amount payable by the Company to Soaring Wings at the Put Closing will calculated in the following manner: (x) the Put Price, multiplied by (y) a fraction, the numerator of which is the number of shares of ARC Stock put to the Company by Soaring Wings hereunder, and the denominator of which is the number of shares of ARC Stock received by Soaring Wings under the Asset Purchase Agreement had Soaring Wings received ARC Stock on each of the first, second and third anniversaries of the Closing Date. The amount payable by the Company to Soaring Wings at the Put Closing is referred to herein as, the “Put Payment”. In the event that Soaring Wings receives the Put Price from Purchasers, then, without any action on the part of the Purchasers, SW WH Holdings or any other person, the Equity Interest will be immediately terminated and forfeited to ARC WingHouse and no longer be owned beneficially or of record by SW WH Holdings.

For the purposes hereof, “Put Price” means an amount equal to: (i) $6,000,000, less (ii) the aggregate dividends (if any) received by Soaring Wings from the Company attributable to any shares of ARC Stock received by Soaring Wings under Section 1.2(c) of the Asset Purchase Agreement and not required to be paid to City National Bank (as defined below) pursuant to that certain Subordination Agreement, dated October 11, 2019, by ARC WingHouse and Soaring Wings for the benefit of City National Bank (the “Subordination Agreement”), less (iii) the aggregate distributions (other than tax distributions) made by ARC WingHouse to Soaring Wings under its operating agreement that are not required to be paid to City National Bank pursuant to the Subordination Agreement, less (iv) the aggregate cash payments made by Purchaser to Soaring Wings following a Listing Failure Anniversary pursuant to Section 1.2(c) of the Asset Purchase Agreement that are not required to be paid to City National Bank pursuant to the Subordination Agreement (and for the avoidance of doubt, were not applied to satisfy losses pursuant to Section 7.9(b) under the Asset Purchase Agreement), less (v) the aggregate amount of losses satisfied by Sellers to Purchasers or their indemnitees pursuant to Sections 7.9(a), (b) and (c) under the Asset Purchase Agreement that are not required to be paid to City National Bank pursuant to the Subordination Agreement.

For the purposes hereof, “Put Deadline” means the later of (y) the fifth anniversary of the Closing Date and (z) 12 months following the date on which the Company provides written notice to Soaring Wings that: (i) it has indefeasibly paid and satisfied in full the Loan (as defined below), (ii) Soaring Wings is not restricted from exercising its rights under this Agreement (in whole or in part) pursuant to the Subordination Agreement, or otherwise, and (iii) the Company has legally sufficient funds to pay the Put Payment in full.

In connection with the closing of the WingHouse Acquisition, Seenu G. Kasturi executed a guaranty in favor of Soaring Wings guaranteeing all of the Purchasers’ obligations under the Asset Purchase Agreement, the Put Agreement, and the SW Note (as defined below).

On October 11, 2019, ARC WingHouse entered into a Loan Agreement (the “Loan Agreement”) with City National Bank of Florida (“City National Bank”) pursuant to which the Company borrowed $12,250,000 (the “Loan”) to help fund the acquisition of the WingHouse Concept. In connection therewith, ARC WingHouse issued a promissory note in favor of City National Bank in the amount of $12,250,000 (the “CNB Note”). Interest accrues under the CNB Note at a rate of six percent (6%) per annum. The Company makes monthly payments of principal and interest of $179,481 to City National Bank under the CNB Note. The entire outstanding principal balance of the CNB Note plus all accrued interest is due and payable in full on October 11, 2024.

ARC WingHouse may make prepayments of principal under the CNB Note, provided, however, that (i) if ARC WingHouse prepays any portion of the outstanding balance of the CNB Note during the first year of the term of the CNB Note, ARC WingHouse will pay a fee to City National Bank in an amount equal to three percent (3%) of the amount prepaid by ARC WingHouse in excess of $2,250,000, (ii) if ARC WingHouse prepays any portion of the outstanding balance of the CNB Note during the second year of the term of the CNB Note, ARC WingHouse will pay to City National Bank a fee in an amount equal to two percent (2%) of the amount prepaid by ARC WingHouse, and (iii) if ARC WingHouse prepays any portion of the outstanding balance of the CNB Note during the third (3rd) year of the term of the CNB Note, ARC WingHouse will pay to City National Bank a fee in an amount equal to one percent (1%) of the amount prepaid by ARC WingHouse. Thereafter, ARC WingHouse may make prepayments of principal under the CNB Note without penalty or premium.

F-18

ARC WingHouse deposited $1,250,000 with City National Bank WingHouse in an account that is under the sole control of City National Bank (the “First ARCWH Deposit”). ARC WingHouse granted a security interest to City National Bank in the account and the funds held therein as security for the loan. In connection therewith, to secure the funds for the First ARCWH Deposit, ARC WingHouse issued a promissory note in favor of the Kasturi Children’s Trust, a trust formed under the laws of Louisiana (the “Kasturi Children’s Trust”), in the amount of $1,250,000 (the “KCT Note”) pursuant to which ARC WingHouse borrowed the funds comprising the First ARCWH Deposit. Interest accrues under the KCT Note at a rate of six percent (6%) per annum. The entire outstanding principal balance of the KCT Note plus all accrued interest is due and payable in full on the earlier of (i) the fifth (5th) anniversary of the date of the of the KCT Note, and (ii) the date that the Kasturi Children’s Trust demands repaying in full by providing written notice thereof to ARC WingHouse. The KCT Note is secured by all of the assets of ARC WingHouse. City National Bank will return the funds to Seenu G. Kasturi, as guarantor for the CNB Note, in the event ARC WingHouse contributes a like amount of funds to City National Bank. City National Bank will return all funds held in the account to Mr. Kasturi or ARC WingHouse, as applicable, upon repayment of the loan by ARC WingHouse.

In addition, ARC WingHouse deposited $1,000,000 with City National Bank in an account that is under the sole control of City National Bank (the “Second ARCWH Deposit”). ARC WingHouse granted a security interest to City National Bank in the account and the funds held therein as security for the loan. In connection therewith, to secure the funds for the Second ARCWH Deposit, ARC WingHouse issued a promissory note in favor of Soaring Wings in the amount of $1,000,000 (the “SW Note”) pursuant to which ARC WingHouse borrowed the funds comprising the Second ARCWH Deposit. Interest accrues under the SW Note at a rate of five percent (5%) per annum. The entire outstanding principal balance of the SW Note plus all accrued interest is due and payable in full on the earliest to occur of: (i) the first anniversary of the date of the SW Note, (ii) the merger or sale of substantially all the membership interest or assets of ARC WingHouse, and (iii) the liquidation, dissolution or winding up of ARC WingHouse. After April 11, 2020, but no sooner than City National Bank receives ARC WingHouse’s audited financial statements for the year ended December 31, 2020 and ARC WingHouse’s quarterly financial statements for the quarter end March 30, 2020, so long as ARC WingHouse is in compliance with the financial covenants contained in the Loan Agreement and no event of default has occurred, City National Bank, upon the request of ARC WingHouse, will disburse certain amounts to pay down the SW Note.

The CNB Note is secured, in part, by that that certain Security Agreement, dated October 11, 2019, executed by ARC WingHouse in favor of City National Bank (as the same may be amended or modified from time to time, the “Security Agreement”), granting City National Bank a lien and security interest in and to all assets owned by ARC WingHouse. In addition, the Company entered into a Negative Pledge Agreement, dated October 11, 2019, pursuant to which the Company agreed not to: (i) sell, transfer, assign or lease any of its assets, except for the transfer or sale of assets in the ordinary course of business for at least equal consideration, (ii) create, incur, assume or suffer to exist certain types of liens on its assets, (iii) enter into any agreement with any person other than City National Bank which prohibits or limits the ability of the Company to create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance upon any of its assets, and (iv) create, incur, assume or suffer to exist certain types of indebtedness.

In connection with the completion of the Loan, Seenu G. Kasturi executed a guaranty in favor of City National Bank guaranteeing all of ARC WingHouse’s obligations under the CNB Note, the Loan Agreement and the other loan documents executed in connection therewith.

On October 11, 2019, ARC WingHouse entered into an agreement (the “WH Assignment Agreement”) with Soaring Wings and Store Master Funding IX, LLC, a Delaware limited liability company (“Store Master Funding”), pursuant to which Soaring Wings assigned all of its rights and obligations under that certain master lease agreement, dated January 31, 2017 between Store Master Funding and Soaring Wings (the “WH Master Lease”) to ARC WingHouse. Under the WH Master Lease, ARC WingHouse leased properties from Store Master Funding upon which 14 restaurants acquired in the WingHouse Acquisition are located (collectively, the “WH Properties”). The initial term of the lease expires on January 31, 2032. The Company has the option to extend the term of the lease for four additional successive periods of five years each. The aggregate base annual rent is $2,041,848 and is subject to increases commencing February 1, 2022 and every five years thereafter in an amount equal to the lesser of: (i) 10%, or (ii) 1.3 times the change in the Consumer Price Index. The Company is responsible for all costs and obligations relating to the WH Properties.

F-19

The acquisition of WingHouse was accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with the Company considered the acquirer of WingHouse. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on a report issued by a third-party valuation firm with the remaining purchase price, if any, recorded as goodwill.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the Company’s condensed consolidated financial statements, the guidance in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The goodwill related to the WingHouse acquisition is comprised primarily of expected synergies from combining operations and the acquired intangible assets that do not qualify for separate recognition. Goodwill related to the WingHouse acquisition is not expected to be deductible for tax purposes.

The assets acquired and liabilities assumed were comprised of the following as of October 11, 2019:

Accounts receivable (trade)	$195,982
Inventory	745,732
Prepaid expenses	962,390
Favorable lease asset	163,838
Intangible assets	5,380,000
Goodwill	11,246,741
Fixed assets	5,472,583
Total assets acquired	24,167,266
Accounts payable and other current liabilities	(5,537,938)
Total liabilities assumed	(5,537,938)
Net assets acquired with note payable and deferred compensation liability	$18,629,329

The estimates of fair values recorded are Level 3 inputs that have been determined by management based upon various market and income analyses and recent asset appraisals. The Company made certain adjustments to the amounts initially allocated to intangible assets and accounts payable and other current liabilities after evaluating additional information that was present on the date the acquisition was completed.

The following table summarizes certain financial information for the years ended December 31, 2020 and 2019 contained in the Company’s consolidated financial statements and certain unaudited pro forma financial information for the years ended December 31, 2020 and 2019 as if the acquisition of WingHouse had occurred on January 1, 2019:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Revenue	$53,290,401	$72,983,613
Loss from continuing operations	(4,624,522)	(4,675,326)
Net loss	(10,548,037)	(5,657,696)
Net loss per share – basic & fully diluted	$(1.40)	$(0.76)

The results of operations for WingHouse were included in the Company’s results of operations beginning October 11, 2019. The actual amounts of revenue and net loss for WingHouse that were included in the Company’s consolidated statements of operations for the year ended December 31, 2020 were $41,101,287 $(4,207,790) and for the year ended December 31, 2019 were $11,929,593 and $1,394, respectively.

The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of the actual results that would have occurred had the acquisition been consummated on January 1, 2019 or of the future results of the combined entities. For additional information about the Company’s acquisition of WingHouse, please refer to the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2019.

F-20

Note 5. Inventory

Inventory was comprised of the following at December 31, 2020 and 2019:

	December 31
	2020	2019
Food	$436,093	$423,247
Beverages	400,308	423,724
Total	$836,401	$846,971

Note 6. Property and Equipment, Net

Property and equipment was comprised of the following at December 31, 2020 and 2019:

	December 31
	2020	2019
Leasehold improvements	$3,374,952	$5,356,598
Furniture, fixtures and equipment	4,734,279	6,310,652
Subtotal	8,109,231	11,667,250
Less: accumulated depreciation	(3,883,366)	(4,005,394)
Total	$4,225,865	$7,661,856

Depreciation expense was $1,213,581 and $611,937 during the years ended December 31, 2020 and 2019, respectively.

Note 7. Intangible Assets

The Company acquired various intangible assets in connection with the acquisition of Fat Patty’s on August 30, 2018. Intangible assets associated with Fat Patty’s consisted of a tradename valued at $770,000 and a non-compete agreement valued at $18,840 for a total of $788,840 on August 30, 2018. The Company also acquired intangible assets in connection with the acquisition of WingHouse on October 11, 2019. Intangible assets associated with WingHouse consisted of a tradename valued at $5,380,000 on October 11, 2019.

The Company amortizes the Fat Patty’s non-compete agreement on a straight-line basis over the expected period of benefit, which is five years. The tradenames have an indefinite life and are not subject to amortization but tested for impairment on an annual basis. The Company recognized $3,768 and $3,768 of amortization expense on the non-compete agreement during the years ended December 31, 2020 and 2019. Accordingly, the Company had total intangible assets of $6,159,029 and $6,162,797 at December 31, 2020 and 2019.

F-21

The following table presents the future amortization expense to be recognized from the Company’s intangible assets at December 31, 2020:

Year	Amortization Expense to be Recognized
2021	$3,768
2022	3,768
2023	1,493
2024	—
Thereafter	—
Total	$9,029

Note 8. Goodwill

Changes in the carrying amount of goodwill during fiscal years 2020 and 2019 are summarized as follows:

Balance at December 31, 2018	$—
Acquisition of Wing House	11,246,738
Balance at December 31, 2019	11,246,738
No Activity 2020	—
Balance at December 31, 2020	$11,246,738

Note 9. Fair Value Measurements

On December 19, 2016, the Company acquired all of the issued and outstanding membership interests of Seediv, LLC, a Louisiana limited liability company (“Seediv”), from Seenu G. Kasturi for $600,000 and an earn-out payment. Seediv is the owner and operator of the Dick’s Wings & Grill restaurant located at 100 Marketside Avenue, Suite 301, in the Nocatee development in Ponte Vedra, Florida (the “Nocatee Restaurant”) and the Dick’s Wings & Grill restaurant located at 6055 Youngerman Circle in Argyle Village in Jacksonville, Florida (the “Youngerman Circle Restaurant”; together with the Nocatee Restaurant, the “Nocatee and Youngerman Circle Restaurants”).

In connection with the acquisition of Seediv, the Company agreed to pay contingent consideration in the form of an earn-out payment. The Company determined that the fair value of the liability for the contingent consideration was estimated to be $20,897 at the acquisition date. The Company determined the fair value of the contingent consideration based on a probability- weighted approach derived from earn-out criteria estimates and a probability assessment with respect to the likelihood of achieving the earn-out criteria. The measurement was based upon significant inputs not observable in the market, including internal projections and an analysis of the target markets. The resultant probability-weighted contingent consideration was discounted using a discount rate based upon the weighted-average cost of capital.

As of December 31, 2017, the Company calculated the earnout payment in accordance with the provisions of the membership interest purchase agreement and determined that the earnout payment was $199,682. The Company recognized additional Seediv compensation expense in the amount of $178,785 during the year ended December 31, 2017 in connection with the earnout payment and the liability for the contingent consideration was increased by $178,785 to $199,682 at December 31, 2017. The Company made payments in the amount of $144,326 to Mr. Kasturi with respect to the earnout payment during the year ended December 31, 2019. The Company did not make any payments to Mr. Kasturi during the year ended December 31, 2020. Accordingly, the outstanding balance of contingent consideration was $55,356 at December 31, 2020 and 2019, respectively.

F-22

The following table presents the contingent consideration recorded by the Company in connection with the acquisition of Seediv within the fair value hierarchy utilized to measure fair value on a recurring basis at December 31, 2020 and 2019, respectively:

	Level 1	Level 2	Level 3
December 31, 2020	$—	$55,356	$—
December 31, 2019	$—	$55,356	$—

The earnout payment was to be calculated based on the earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Nocatee and Youngerman Circle Restaurants during the year ended December 31, 2017. As of December 31, 2017, the EBITDA for the Nocatee and Youngerman Circle Restaurants was utilized to compute the ending contingent consideration liability. As a result, the fair value measurement of the contingent consideration represented a Level 2 fair value measurement at December 31, 2020 and 2019 because it was based on other significant observable inputs.

The Company’s other financial instruments consist of cash and cash equivalents, accounts and ad fund receivables, notes receivable, operating and financing lease right-of-use assets and liabilities, accounts payable, accrued expenses and notes payable. The estimated fair values of the cash and cash equivalents, accounts and ad fund receivables, notes receivable, accounts payable, accrued expenses and notes payable (and the related beneficial conversion feature associated with the notes payable) approximate their respective carrying amounts due to the short-term maturities of these instruments. The estimated fair value of the financing and operating lease right-of-use assets and liabilities approximated their respective carrying amounts as the interest rate used in calculating the right-of-use-assets and liabilities approximated the interest rate on the outstanding debt.

Note 10. Notes Receivable

In June 2016, the Company made a loan to one of its franchisees under a promissory note in the aggregate original principal amount of $25,000. In July 2016, the Company made an additional loan to the same franchisee under a line of credit agreement for an aggregate original principal amount of up to $28,136. In September 2016, the Company made an additional loan to the same franchisee under a second line of credit agreement for an aggregate original principal amount of up to $25,000. The loan under the promissory note is for a term of two years, is payable in monthly installments beginning January 1, 2017, and accrues interest at a rate of 5% per annum beginning September 1, 2016. The loan under the $28,136 line of credit agreement was for a term of two years, was payable in monthly installments beginning January 1, 2017, and did not require the payment of any interest. The loan was repaid in full during the year ended December 31, 2017. The loan under the $25,000 line of credit agreement is for a term of two years, is payable in monthly installments beginning January 1, 2017 and accrues interest at a rate of 5% per annum beginning October 1, 2016. A total of $414 was outstanding under the loan at December 31, 2019. The loan was repaid in full during the year ended December 31, 2020. Interest in the aggregate amount of $2 and $715 accrued and was paid in full under the loans during the years ended December 31, 2020 and 2019, respectively. No accrued interest was outstanding under the loans at December 31, 2020 and 2019.

In October 2017, the Company made a loan to one of its franchisees in the aggregate original principal amount of $7,659. The loan is due and payable in full on December 1, 2020, is payable in monthly installments beginning January 1, 2018, and does not require the payment of any interest. A total of $0 and $2,340 of principal was outstanding under the loan at December 31, 2020 and 2019, respectively.

In June 2019, the Company made a loan to one of its franchisees in the aggregate original principal amount of $15,000. The loan is due and payable in monthly installments with an initial payment of $2,000 due July 1, 2019, followed by six monthly payments of $2,000 due on the 27th day of each month thereafter beginning July 27th, with a final payment of $1,000 due on January 27, 2020. The loan does not require the payment of any interest. The loan was paid in full during the year ended December 31, 2020.

Assignment of Bremer Bank Debt

On October 28, 2020, ARC Fat Patty’s and Bremer Bank, National Association, a national banking association (“Bremer Bank”), entered into that certain Assignment Agreement (the “Assignment”) pursuant to which Bremer Bank assigned all of its right, title and interest to a promissory note in the principal amount of $8,000,000 issued by Wisconsin Apple, LLC, a Louisiana limited liability company owned by Seenu G. Kasturi, the Company’s Chief Executive Officer, and the other related loan documents to ARC Fat Patty’s for $4,000,000 (the “Investment Principal”). The note had a remaining outstanding principal amount owed of $7,691,034 (the “Bremer Principal”) on the date of the transaction. Pursuant therewith, Wisconsin Apple LLC, Louisiana Apple LLC, and Seenu Kasturi (the “Guarantors”) collectively guarantee (the “Guarantee”) the $4,000,000 principal investment made by ARC Fat Patty’s LLC in connection with the Bremer Bank National Association Promissory Note assignment. The Guarantors pledge certain amounts owed to Seenu Kasturi by ARC Group Inc in the amounts of $622,929.17 and $2,646,091.01 in addition to the personal and business assets of the Guarantors. The terms of the Note are as follows; Five percent (5%) interest only due and payable at each anniversary date calculated on the $4,000,000 Investment Principal in connection with the Assignment. All Bremer Principal and accrued but unpaid interest is due and payable in full on the earlier of: (i) the fifth (5th) anniversary of the date of the Assignment, or (ii) the sale of Wisconsin Apple LLC. The first of such interest only payment is due on or before October 27, 2021 in the amount of $204,647.59 (Two Hundred Four Thousand Six Hundred Forty Seven Dollars and 59 cents).

The carrying value of the Company’s outstanding notes receivable was $4,030,191 and $2,340  at December 31, 2020 and 2019, respectively, all of 2020 was due from WI Apple, a related company owned by Seenu Katsuri, and the $2,340 amount due as of December 31, 2019 was due from a loan to one of its franchisees. The Company generated interest income of $125,658 and $2 during the years ended December 31, 2020 and 2019, respectively. The Company’s outstanding interest receivable at December 31, 2020 is $125,658.

F-23

Note 11. Debt Obligations

The Company entered into an unsecured loan with Blue Victory during the year ended December 31, 2017. Interest accrues at a rate of six percent (6%) per annum. The entire outstanding principal balance of the Blue Victory Note plus all accrued interest is due and payable on demand by Blue Victory. The Company borrowed $277,707 and repaid $71,877 under the loan during the year ended December 31, 2019. Accordingly, the amount of principal outstanding under the loan was $1,110,296 at December 31, 2019. The Company borrowed $2,381,793 and repaid $3,492,089 under the loan during the year ended December 31, 2020. Accordingly, the amount of principal outstanding under the loan was $0  at December 31, 2020. The Company recognized $36,727 and $20,281 of interest expense under the loan during years ended December 31, 2020 and 2019.

On August 30, 2018, the Company entered into a secured convertible promissory note with Seenu G. Kasturi pursuant to which the Company borrowed $622,929 to help finance the Fat Patty’s Acquisition. At the date of the financing, because the effective conversion rate of the convertible note was less than the market value of the Company’s common stock, a beneficial conversion feature of $155,732 was recorded as a discount to the convertible note and an increase to additional paid in capital. The amount of unamortized debt discount outstanding was $76,806 and $107,952 at December 31, 2020 and 2019, respectively. The principal balance of the note net of unamortized debt discount outstanding was $546,123 and $514,977 at December 31, 2020 and 2019. The Company recognized $37,478 and $37,273 of interest expense under the convertible note during the years ended December 31, 2020 and 2019.

On October 11, 2019, ARC WingHouse entered into the Loan Agreement with City National Bank pursuant to which the Company borrowed $12,250,000 to help fund the acquisition of the WingHouse Concept. In connection therewith, ARC WingHouse issued the CNB Note in favor of City in the amount of $12,250,000. A description of the Loan Agreement and CNB Note is set forth herein under Note 4. Acquisition of WingHouse. The Company repaid $235,002 under the loan during the year ended December 31, 2019. Accordingly, the amount of principal outstanding under the loan was $12,014,998 at December 31, 2019. The Company recognized $123,961 of interest expense under the loan during year ended December 31, 2019. The Company repaid $1,099,692 under the loan during the year ended December 31, 2020. Accordingly, the amount of principal outstanding under the loan was $10,915,306 at December 31, 2020. The Company recognized $621,309 of interest expense under the loan during year ended December 31, 2020 and 2019, respectively.

In addition, on October 11, 2019, ARC WingHouse issued the KCT Note in favor of the Kasturi Children’s Trust in the amount of $1,250,000 pursuant to which ARC WingHouse borrowed the funds comprising the First ARCWH Deposit. A description of the KCT Note is set forth herein under Note 4. Acquisition of WingHouse. No payments were made by ARC WingHouse under the KCT Note during the year ended December 31, 2020. Accordingly, the full principal amount of the KCT Note remained outstanding at December 31, 2020. The Company recognized $75,205, and $9,452, of interest expense under the loan during years ended December 31, 2020 and 2019, respectively.

In addition, on October 11, 2019, ARC WingHouse issued the SW Note in favor of Soaring Wings in the amount of $1,000,000 pursuant to which ARC WingHouse borrowed the funds comprising the Second ARCWH Deposit. A description of the SW Note is set forth herein under Note 4. Acquisition of WingHouse. The full principal amount of the SW Note was paid in full as of December 31, 2020.  The Company recognized $44,604, and $12,603 of interest expense under the loan during years ended December 31, 2020 and 2019, respectively.

F-24

On October 11, 2019, the Company and ARC WingHouse jointly issued a promissory note in favor of Soaring Wings in the amount of $792,100 pursuant to which the Company and ARC WingHouse agreed to repay funds utilized by Soaring Wings to pay various accrued but unpaid expenses of ARC WingHouse (the “Second SW Note”; together with the First SW Note, the “SW Notes”). Interest accrues under the Second SW Note at a rate of nine percent (9%) per annum commencing May 1, 2020. The entire outstanding principal balance of the Second SW Note was fully paid in 2020. The Company recognized $44,604 of interest expense under the loan during year ended December 31, 2020.

Economic Injury Disaster Loans and Grants

In response to COVID-190, on March 23, 2020 congress enacted P.L. 116-123, the Coronavirus Preparedness and Response Supplemental Appropriations Act, 2020, which provided the SBA with an additional $20 million for SBA disaster assistance administrative expenses and made economic injury from the coronavirus an eligible expense for SBA’s Economic Injury Disaster Loans (EIDL). The purpose of the loan was to help businesses meet financial obligations and operating expenses that could have been met had the disaster not occurred. In connection therewith, applicants who qualified were eligible to receive an advance of $10,000 which provided immediate help for businesses affected by the reduced economic activity resulting from COVID-19 related fiats. The terms for the EIDL loads were offered at 3.75% interest on a thirty-year amortization and repayments starting 24 months from the date of the note. The $10,000 advances were later converted to grants by the “Consolidated Appropriations Act of 2021, signed into law by President Trump on December 27th,2020 which provided full and automatic forgiveness of the monetary advances. ARC Group Inc’s subsidiaries applied for, received and were forgiven for several of these advances including; (i) DWAG Valdosta LLC – received on June 30, 2020, (ii) ARC WingHouse – received on July 8,2020, (iii) DWAG Tallahassee – received on July 14, 2020, (iv) ARC Fat Patty’s – received on July 1,2020. On Jul;y 1, 2020 ARC Fat Patty’s also received $150,000 under the EIDL program. The loan was repaid in full on September 11, 2020. ARC Group Inc and its subsidiaries had no obligations under the EIDL program as of December 31. 2020.

First Round of Paycheck Protection Program Loans

Between April 15, 2020 and April 17, 2020, the Company and each of ARC WingHouse, Seediv, ARC Fat Patty’s, DWAG Tallahassee, LLC, a Florida limited liability company that is a wholly-owned subsidiary of the Company, and DWAG Valdosta, LLC, a Georgia limited liability company that is a wholly-owned subsidiary of the Company (“DWAG Valdosta”), executed loan documents for loans in the aggregate amount of $6,064,560 for which City National Bank served as lender pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”). On April 19, 2020, the Company learned that the loans had been funded and closed.

The loans are evidenced by promissory notes issued by the borrowers in favor of City National Bank. The notes have a term of two years and bear interest at a rate of one percent (1%) per year. Monthly principal and interest payments will commence on the six-month anniversary of the loans. The borrowers may prepay the loans at any time without incurring any prepayment penalties. Under the terms of the loans, up to the entire amount of principal and accrued interest may be forgiven to the extent the proceeds of the loans are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the SBA. The notes provide for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and certain material adverse events.

ARC Fat Patty’s Main Street Loan

On September 18, 2020 ARC Fat Patty’s, LLC, a wholly-owned subsidiary of the Company (“ARC Fat Patty’s”) executed a Loan and Security Agreement, a Promissory Note, and related documents for a loan in the aggregate amount of $4,369,860 for which City National Bank of Florida (“City National Bank”) served as lender pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. On September 24, 2020, the Company learned that the Loans had been funded and closed.

F-25

The note has a term of five years and bears interest at a rate per annum equal to: (i) the London Interbank Offered Rate for 30-day U.S. dollar deposits as published in the “Money Rates” column of the local edition of The Wall Street Journal, plus (ii) three percent (3%). Commencing on October 18, 2021 and continuing on the eighteenth (18th) day of each month thereafter, ARC Fat Patty’s shall make consecutive monthly payments of accrued interest. On September 18, 2023 and September 18, 2024, ARC Fat Patty’s must make an annual payment of principal plus accrued but unpaid interest in an amount equal to fifteen percent (15%) of the outstanding principal balance of the note (inclusive of accrued but unpaid interest). The entire outstanding principal balance of the note together with all accrued and unpaid interest is due and payable in full on September 18, 2025. ARC Fat Patty’s may prepay the loan at any time without incurring any prepayment penalties. The note provides for customary events of default, including, among others, those relating to a failure to make payment, bankruptcy, breaches of representations and covenants, and the occurrence of certain events. As security for the Note, ARC Fat Patty’s granted City National Bank a security interest in and to any and all of its property. For the year ended December 31, 2020, the Company incurred $39,263 of interest expense, and as of December 31, 2020 the loan balance was $4,293,913.

Transfer of Soaring Wings Promissory Notes

On October 15, 2020, Soaring Wings sold the SW Notes to the Kasturi Children’s Trust for $625,000. In connection therewith, the Kasturi Children’s Trust and ARC WingHouse entered into allonges to each of the SW Notes pursuant to which: (i) the maturity dates of each of the SW Notes was extended to October 15, 2021, (ii) ARC WingHouse agreed to make quarterly interest payments of $17,882 on the First SW Note commencing January 1, 2021, and (iii) ARC WingHouse agreed to make quarterly interest payments of $12,500 on the Second SW Note commencing January 1, 2021. A description of the SW Note is set forth herein under Note 4. Acquisition of WingHouse.  As of December 31, 2020 this was paid in full.

ARC WingHouse Main Street Loan

On October 22, 2020, ARC WingHouse executed a Loan and Security Agreement, a Promissory Note, and related documents for a loan in the aggregate amount of $3,180,900 for which City National Bank served as lender pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. On October 27, 2020, the Company learned that the Loans had been funded and closed. The note has a term of five years and bears interest at a rate per annum equal to: (i) the London Interbank Offered Rate for 30-day U.S. dollar deposits as published in the “Money Rates” column of the local edition of The Wall Street Journal, plus (ii) three percent (3%). Commencing on November 22, 2021 and continuing on the twenty-second (22nd) day of each month thereafter, ARC WingHouse shall make consecutive monthly payments of accrued interest. On October 22, 2023 and October 22, 2024, ARC WingHouse must make an annual payment of principal plus accrued but unpaid interest in an amount equal to fifteen percent (15%) of the outstanding principal balance of the note (inclusive of accrued but unpaid interest). The entire outstanding principal balance of the note together with all accrued and unpaid interest is due and payable in full on October 22, 2025. ARC WingHouse may prepay the loan at any time without incurring any prepayment penalties. The note provides for customary events of default, including, among others, those relating to a failure to make payment, bankruptcy, breaches of representations and covenants, and the occurrence of certain events. As security for the note, ARC WingHouse granted City National Bank a security interest in and to any and all of its property. For the year ended December 31, 2020, the Company incurred $19,033 of interest expense, and as of December 31, 2020 the loan balance was $3,180,900.

US Premium Finance

ARC WingHouse finances its insurance policy premiums. As such, the Company entered into two policy premium financing contracts with US Premium Financing covering (1) Cyber Liability (CL) & Employment Practiced Liability (EPLI) and (2) Windstorm, Excess Liability, & Property. The CL & EPLI policy was financed at a rate of 5.26% per annum with 10 monthly payments commencing on November 11, 2020. The total policy premium was $80,858 of which the Company made a $20,266 down payment. The resulting principal financed was $60,532 after doc stamps and other fees. Over the life of the loan, the Company will incur $1,469 in total finance charges. The second policy was financed at a rate of 3.5% per annum with 10 monthly payments commencing on September 29, 2020. The total policy premium was $464,704 of which the Company made a $94,102 down payment. The resulting principal financed was $371,904 after doc stamps and other fees. Over the life of the loan, the Company will incur $5,992 in total finance charges.

DWAG Tallahassee Lease Settlement

On December 17, 2020, ARC Group Inc and Bannerman Crossings III entered into a conditional settlement agreement of the Promissory Note and the Shopping Center Lease Agreement, both of which were defaulted under the term of their respective agreements as a result of the Covid-19 pandemic business interruption. In connection therewith, the parties agreed to settle and compromise their claims against each other without any payment, refund, or consideration except as follows; ARC Group Inc shall pay Bannerman Crossings III the total sum of $130,000 pursuant to the following schedule: (i) First payment of $75,000 made upon execution by both parties, the “Execution”, (ii) Second Payment of $15,000 made within 30 days of Execution, (iii) Third Payment of $10,000 made within 60 days of Execution, (iv) Fourth through Ninth Payment of $5,000 made every 30 consecutive days thereafter.

Agreement to Guaranty Obligations

In connection with the completion of the WingHouse Asset Acquisition, Seenu G. Kasturi executed multiple guaranties guaranteeing all of ARC WingHouse’s obligations under the following; (i) the CNB Note, (ii) the SW Note, (iii) the SW Guarantee, (iv) the Store Master Funding WH Master Lease, (v) other WingHouse Leases, (vi) the Store Master Funding Fat Patty’s Master lease, (vii) the Seediv Leases, and (viii) other agreements in connection therewith. By executing the guarantees for the benefit of ARC Group Inc and its subsidiaries, Seenu G Kasturi, the “Gurantor” guaranteed lease and promissory note payments in excess of $58,750,000. In consideration for the Guarantor agreeing to execute the Guarantees, the company agreed to compensate the Guarantor a total of $2,937,500, representing 5% of the total guaranteed payments. The payments are due from immediately available funds in such amounts available at such times they are available. As of December 31, 2020, the balance owed to Seenu G Kasturi in connection with the “Agreement to Guarantee Obligations” was $2,646,091.

F-26

The carrying value of the Company’s outstanding notes payables, net of unamortized discount of $230,599 and $261,817 at December 31, 2020 and December 31, 2019, respectively, and excluding financing and operating lease liabilities, was $28,322,494 and $16,528,506 at December 31, 2020 and 2019, respectively. Of these amounts, $5,596,349 and $5,974,745 were classified as short-term and long-term notes payable at December 31, 2020. The company incurred $1,731,171 and $207,033 of interest expense on its notes payable during the years ended December 31, 2020 and 2019, respectively.

Note 12. Leases

The Company leases certain office space, land, buildings and equipment. The Company’s lease agreements for equipment are immaterial in amount, both individually and collectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants, and none of the Company’s lease agreements include options to purchase the leased property. The Company does not have any significant leases that have not yet commenced that create significant rights and obligations for the Company. The Company elected the practical expedient under ASC 842 to not separate lease and non-lease components.

Most of the Company’s lease agreements have fixed rental payments. Certain of the Company’s lease agreements include fixed rental payments that are adjusted periodically based on rate or are based in part on a percentage of sales. Payments based on a percentage of sales is not considered in the determination of lease payments for purposes of measuring the related lease liability. Most of the Company’s real estate leases include one or more options to renew, with renewal terms that can extend the lease term from three to five years or more. The exercise of lease renewal options is at the Company’s sole discretion. If the Company is reasonably certain that it will exercise such options, the periods covered by such options are included in the lease term and are recognized as part of the Company’s right-of-use assets and liabilities. The Company determines discount rates based on the rates of its outstanding debt.

The following table sets forth information about the Company’s operating and financing lease assets and liabilities included in its condensed consolidated balance sheet as of December 31, 2020:

		December 31,
		2020	2019
Assets
Operating lease right-of-use assets	Right-of-use assets	$39,736,532	$45,420,680
Financing lease right-of-use assets	Right-of-use assets	9,598,183	10,175,399
Total right of use assets		$49,334,715	$55,596,079

Liabilities
Current liabilities:
Operating lease liability	Current operating lease liabilities	1,500,698	580,646
Financing lease liability	Current financing lease liabilities	234,750	202,944
Non-current liabilities:
Operating lease liabilities, net of current portion	Operating lease liabilities	39,794,855	44,857,127
Financing lease liabilities, net of current portion	Financing lease liabilities	10,771,579	11,007,202

Total lease liabilities		$52,301,882	$56,647,919

F-27

The following table sets forth the supplemental cash flow information related to the Company’s leases for the year ended December 31, 2020:

Year Ended December 31, 2020
Cash paid for amounts included in the measurement of lease liabilities:
Financing cash flows from operating leases	$4,142,220

Financing cash flows from financing leases	203,817

The following table sets forth the components of lease costs related to the Company’s leases for the year ended December 31, 2020:

Year Ended December 31, 2020
Operating lease costs	$5,684,148

Financing lease costs:
Amortization of right-of-use assets	$577,216
Interest on lease liabilities	706,226
Total financing lease costs	$1,283,442

The following table shows certain information related to the weighted-average remaining lease terms and the weighted-average discount rates for our operating and financing leases:

	Weighted Average Remaining Lease Term	Weighted Average Discount Rate
	(in years)	(annual)

Operating leases	10.63	7.83%
Financing leases	18.68	8.00%

F-28

The following table sets forth the maturity of our operating and financing leases liabilities as of December 31, 2020:

	Operating	Financing
	Leases	Leases
Year Ended December 31,
2021	$3,986,799	$908,487
2022	4,218,585	924,385
2023	4,110,365	940,562
2024	3,986,342	957,022
2025	3,862,319	973,770
Thereafter	59,315,797	13,912,268
Total lease payments	79,480,207	18,616,493
Less: imputed interest	(38,184,654)	(7,610,164)
Total	$41,295,553	$11,006,329

Note 13. Capital Stock

The Company’s authorized capital consisted of 100,000,000 shares of Class A common stock, par value $0.01 per share, at December 31, 2020 and 2019, respectively, of which 7,604,777 and 7,429,621 shares of common stock were outstanding at December 31, 2020 and 2019, respectively, 1,000,000 shares of Series A convertible preferred stock, par value $0.01 per share, at December 31, 2020 and 2019, of which 449,581 shares were outstanding at December 31, 2020 and 2019, and 2,500,000 shares of Series B convertible preferred stock, $0.01 par value per share, none of which was outstanding at December 31, 2020 and 2019.

In June 2018, the Company’s board of directors created Series A convertible preferred stock and authorized 1,000,000 shares of Series A convertible preferred stock, par value $0.01 per share, for issuance. Each share of Series A convertible preferred stock is entitled to 100 votes per share and is convertible into one share of the Company’s common stock at a conversion price of $0.75 per share of common stock. The conversion price may be paid in cash, through a reduction in the number of shares of common stock received, or by other methods approved by the board of directors. In the event any shares of the Series A convertible preferred stock are transferred by the holder thereof, such shares immediately and automatically convert into shares of common stock with the conversion price being paid by the recipient through a reduction in the number of shares of common stock received. The Series A convertible preferred stock is treated pari passu with the common stock in all other respects.

In May 2018, the Company provided an employee with the right to receive $33,000 in cash or 20,000 shares of shares of the Company’s common stock on May 15, 2021. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the date of grant and remeasured as of December 31, 2019. In accordance with ASC 718, as the employee is able to settle the right in either cash or common stock, the Company recognized $6,254 of stock compensation expense in connection therewith during the year ended December 31, 2018 and recorded a corresponding liability which has been recorded in accounts payable and accrued expenses within the Company’s consolidated balance sheet. In February 2019, the right terminated in its entirety upon the termination of the employee’s employment with the Company. In connection therewith, the stock compensation previously recognized by the Company during the year ended December 31, 2018 was reversed during the year ended December 31, 2019.

F-29

In August 2018, the Company entered into an agreement with a firm to provide investor relations services to the Company. Under the terms of the agreement, the Company agreed to pay the firm $12,250 and issue 3,500 shares of common stock to the firm upon the execution of the agreement as compensation for services to be performed during the months of August and September 2018. The Company agreed to pay the firm $7,000 and issue 1,500 shares of common stock each month thereafter during the remainder of the term of the agreement. The Company recognized $9,555 of stock compensation expense under the agreement during the year ended December 31, 2020, and $22,722 in 2019.

In January 2019, the Company issued a restricted stock award to Seenu G. Kasturi, who is the Company’s Chief Executive Officer, pursuant to the terms of a new employment agreement that the Company entered into with him. The Company recognized $0 and $195,476 of stock compensation expense in connection therewith during the year ended December 31, 2020 and 2019, respectively. A description of the new employment agreement and restricted stock award is set forth herein under Note. 16 – Commitments and Contingencies – Employment Agreements – Seenu G. Kasturi.

In January 2019, the Company commenced a private offering of up to 5,000,000 units, each unit comprised of one share of common stock and one warrant to purchase one share of common stock, at a purchase price of $1.40 per unit (the “Offering”). Each warrant was exercisable for a term of five years at an exercise price of $1.55 per share, subject to adjustment. The units were being offered without registration under the Securities Act of 1933, as amended (“Securities Act”), solely to persons who qualify as accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder.

The Company retained Maxim Group, LLC (“Maxim”) to serve as its placement agent for the Offering. The Company agreed to Maxim a placement fee equal to 7% of the aggregate gross proceeds raised in the Offering and warrants exercisable for a term of five years to purchase 4% of the number of shares of common stock included in the units sold in the Offering at an exercise price of $1.55 per share.

The Offering could have been increased by up to an additional $1,000,000 at the mutual discretion of the Company and the placement agent. The initial closing of the Offering was conditioned, among other things, on the Company’s acceptance of subscriptions for at least $500,000 of units and the closing of the Company’s agreement to purchase all of the membership interests in SDA Holdings.

Net proceeds, if any, from the Offering were to be used to fund the deferred portion of the purchase price for the Company’s acquisition of Fat Patty’s, future payments to the persons that owned Tilted Kilt prior to SDA Holdings, and the repayment of the loan made by Seenu G. Kasturi to help fund the acquisitions of Fat Patty’s and Tilted Kilt, and the balance for general corporate purposes.

The Offering was originally contemplated to terminate on March 31, 2019, unless extended by the Company and the placement agent to a date not later than May 31, 2019. On March 31, 2019, the Company extended the offering until May 31, 2019. No securities were sold in the Offering.

In April 2019, the Company granted a restricted stock award to Alex Andre, who is the Company’s Chief Financial Officer, for a total of 225,000 shares of the Company’s common stock. The shares vest in three equal annual installments commencing on April 30, 2020. The Company recognized $0 and $69,855 of stock compensation expense in connection therewith during the year ended December 31, 2020 and 2019.

In April 2019, the Company revised the terms of the Offering. As revised, the Offering covers the sale of up to 1,785,715 units, each unit comprised of one share of Series B convertible preferred stock (the “Shares”) and one warrant to purchase one share of common stock at a purchase price of $1.40 per unit, for an aggregate offering price of $2,500,000. Each warrant was exercisable for a term of five years at an exercise price equal to the lesser of: (i) $1.70 per share, and the greater of: (ii) one hundred twenty percent (120%) of the conversion price of the Shares and $0.28 per share, subject to adjustment. The units were being offered without registration under the Securities Act solely to persons who qualify as accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder.

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The Company retained Maxim and Joseph Gunnar & Co., LLC to serve as its placement agents for the Offering. The Company agreed to pay the placement agents an aggregate placement fee equal to 7% of the aggregate gross proceeds raised in the Offering and warrants exercisable for a term of five years to purchase that number of shares of common stock equal to 7% of the number of Shares issued in the Offering and 7% of the number of shares of common stock underlying the warrants issued in the Offering at an exercise price of $1.70 per share.

The Offering could have been increased by up to an additional $1,000,000 at the mutual discretion of the Company and Maxim. The Offering was set to terminate on April 30, 2019, unless extended by the Company and Maxim to a date not later than May 31, 2019. On April 30, 2019, the Company extended the Offering to May 31, 2019.

The initial closing of the Offering was conditioned, among other things, on the Company’s acceptance of subscriptions for at least $500,000 of Units and the closing of the Company’s agreement to purchase all of the membership interests in SDA Holdings, the sole owner of the entities which own Tilted Kilt.

The net proceeds, if any, from the Offering were be used to fund the partial repayment of the loan made by Seenu G. Kasturi, who is the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of its board of directors, to SDA Holdings to help fund SDA Holding’s acquisition of Tilted Kilt.

In connection therewith, on April 17, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock with the Secretary of State of Nevada designating 2,500,000 shares of the Company’s authorized but unissued shares of preferred stock, $0.01 par value per share, as Series B convertible preferred stock.

The Series B convertible preferred stock has a stated value of $1.40 per share. In the event that the Company is liquidated, dissolved, effects certain mergers or consolidations, transfers all or substantially all of its assets, or completes certain other significant transactions, holders of the Series B convertible preferred stock are entitled to receive, in preference to holders of the Company’s common stock and the Company’s Series A convertible preferred stock, an amount per share equal to the greater of (i) $1.40 plus any declared and unpaid dividends thereon, and (ii) the amount per share such holder would receive if such holder converted such shares of Series B convertible preferred stock into shares of common stock at a conversion price of $1.40, subject to adjustment.

Upon the completion of a firm commitment underwritten public offering (a “Qualified Public Offering”) of the Company’s common stock and concurrent listing of the Company’s common stock on the Nasdaq Stock Market, NYSE or NYSE MKT within 12 months after the final closing of the Offering, each share of Series B convertible preferred stock will automatically convert into the securities issued by the Company in the Qualified Public Offering (the “Conversion Securities”) at a conversion price equal to the lesser of: (a) $1.40 per share, and (b) the greater of: (i) 70% of the public offering price of the Conversion Securities, and (ii) $0.28 per share (the “Conversion Price”), subject to adjustment. The Conversion Price is subject to adjustment for stock splits, stock dividends, or the reclassification of the common stock. In the event that the Company does not complete a Qualified Public Offering within 12 months after the final closing of the Offering or does not file with the SEC the audited financial statements and other financial information required to be filed in connection with the Company’s acquisition of the Fat Patty’s restaurant concept on August 30, 2018 or in connection with the Company’s proposed acquisition of the Tilted Kilt within four months after the final closing of the Offering, the Company will be required to repurchase all Shares issued in the Offering for a purchase price of $1.75 per share.

The Series B convertible preferred stock participates, on an as-converted to common stock basis, in any dividends declared or paid on common stock and votes together with holders of common stock, on an as-converted to common stock basis, on all matters presented to holders of common stock.

The Company cannot undertake certain corporate actions without approval of the holders of a majority of the issued and outstanding shares of Series B convertible preferred stock.

The Offering terminated on May 31, 2019. No securities were sold in the Offering.

In October 2019, the Company issued the Put Option to Soaring Wings as partial consideration for the Acquisition. A description of the Put Option is set forth herein under Note 4. Acquisition of WingHouse.

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In November 2019, the Company granted a restricted stock award to Joseph Dominiak, who is the Company’s Chief Operating Officer, for a total of 100,000 shares of the Company’s common stock. The shares vest in three annual installments of 33,333 shares, 33,333 shares and 33,334 shares commencing on April 30, 2020. The Company recognized $0, and $4,739 of stock compensation expense in connection therewith during the years ended December 31, 2020, and December 31, 2019, respectively.

In December 2019, the Company issued 15,000 shares of its common stock to Blue Victory as payment for various outstanding payables. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the date of grant.

In December 2019, the Company issued a total of 8,850 shares of its common stock to certain of its franchisees as incentive compensation. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the date of grant.

In 2020, the Company carried a stock payable total of 18,000 shares of common stock to Crescendo Communications as incentive compensation. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the dates of grant. The Company recognized $9,595 of stock compensation expense in connection therewith during the year ended December 31, 2020.

 In January 2020, the Company granted a restricted stock award to Rym Merrill, who is the Company’s Director of Accounting, for a total of 20,000 shares of the Company’s common stock. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the dates of grant. The Company recognized $17,827 of stock compensation expense in connection therewith during the year ended December 31, 2020.

In April 2020, the Company granted a restricted stock award to Yannick Bastien, who is the Company’s Chief Financial Officer, for a total of 150,000 shares of the Company’s common stock. The Company recognized $300 of stock compensation expense in connection therewith during the year ended December 31, 2020.

In May 2020, the Company granted a restricted stock award to Ketan Pandya, who is a Member of the Board of Directors for the Company, for a total of 100,000 shares of the Company’s common stock. The Company recognized $32,000 of stock compensation expense in connection therewith during the year ended December 31, 2020.

In October 2020, the Company issued a total of 15,156 shares of common stock to Let’s Eat as incentive compensation. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the dates of grant. The Company recognized $6,062 of stock compensation expense in connection therewith during the year ended December 31, 2020.

In October 2020, the Company issued a total of 40,000 shares of common stock to John Reynauld as incentive compensation. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the dates of grant. The Company recognized $16,000 of stock compensation expense in connection therewith during the year ended December 31, 2020.

The Company recognized a total of $81,745 and $312,600 for stock compensation expense during the years ended December 31, 2020 and 2019, respectively. The Company had a total of $3,041,210 and $3,024,822 of stock subscription payable outstanding at December 31, 2020 and 2019, respectively.

Note 14. Stock Options and Warrants

The Company issued one stock option during the year ended December 31, 2018. The stock option was exercisable into 30,000 shares of common stock at an exercise price of $1.49 and vested in three equal annual installments commencing on the first anniversary of the date of issuance. The shares were valued on the date of grant by using the Black-Scholes pricing model in accordance with the provisions of ASC Topic 718. In February 2019, the stock option terminated in its entirety. The Company did not issue any stock options or warrants exercisable into shares of the Company’s common stock during the year ended December 31, 2020 and 2019, and no stock options or warrants were exercised during the years ended December 31, 2020 and 2019. There were no stock options or warrants outstanding at December 31, 2020 and 2019.

Note 15. Stock Compensation Plans

American Restaurant Concepts, Inc. 2011 Stock Incentive Plan

In August 2011, the Company adopted the American Restaurant Concepts, Inc. 2011 Stock Incentive Plan. Under the plan, 1,214,286 shares of common stock may be granted to employees, officers and directors of, and consultants and advisors to, the Company under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity-based or equity-related awards. As of December 31, 2020, 142,858 shares of the Company’s common stock remained available for issuance under the plan.The plan terminates in August 2021. On August 18, 2011, the Company filed a registration statement on Form S-8, File No. 333-176383, with the SEC covering the public sale of all 1,214,286 shares of common stock available for issuance under the plan.

ARC Group, Inc. 2014 Stock Incentive Plan

In June 2014, the Company adopted the ARC Group, Inc. 2014 Stock Incentive Plan. Under the plan, 1,000,000 shares of common stock may be granted to employees, officers and directors of, and consultants and advisors to, the Company under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity-based or equity-related awards. As of December 31, 2020, all 1,000,000 shares of the Company’s common stock remained available for issuance under the plan. The plan terminates in June 2024.

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Note 16. Commitments and Contingencies

Employment Agreements

Seenu G. Kasturi

On January 18, 2017, the Company appointed Seenu G. Kasturi as its President, Chief Financial Officer and Chairman of its board of directors. In connection therewith, on January 18, 2017, the Company entered into an employment agreement with Mr. Kasturi to serve as the President and Chief Financial Officer of the Company. The employment agreement was for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the employment agreement, Mr. Kasturi was paid annual compensation in the amount of $80,000 per year, consisting of: (i) an initial annual base salary of $26,000, and (ii) equity awards equal in value to $54,000 per year. Mr. Kasturi was eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. He was also eligible to receive annual bonuses in the discretion of the Company’s board of directors beginning with the Company’s fiscal year ended December 31, 2017. The employment agreement contains customary confidentiality, non-competition and non- solicitation provisions in favor of the Company.

On January 2, 2019, the Company appointed Seenu G. Kasturi as its Chief Executive Officer. As a result of the appointment, Mr. Kasturi then served as the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of its board of directors. In connection therewith, on January 2, 2019, Mr. Kasturi resigned as the Company’s President and Richard W. Akam resigned as the Company’s Chief Executive Officer. Mr. Akam continues to serve as the Company’s Chief Operating Officer and Secretary.

On January 2, 2019, the Company entered into an amended and restated employment agreement with Mr. Kasturi to serve as the Chief Executive Officer and Chief Financial Officer of the Company. The agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Kasturi will be paid an initial annual base salary in the amount of $350,000. Mr. Kasturi will be eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. He will also be eligible to receive annual bonuses in the discretion of the Company’s board of directors beginning with the Company’s fiscal year ended December 31, 2020. The employment agreement contains customary confidentiality, non- competition and non-solicitation provisions in favor of the Company.

Pursuant to the terms of the new employment agreement, the Company entered into a restricted stock award agreement with Mr. Kasturi pursuant to which the Company granted 390,000 shares of the Company’s common stock to Mr. Kasturi. The shares vest in accordance with the following schedule: (i) 130,000 shares on March 31, 2019; (ii) 130,000 shares on March 31, 2020; and (iii) 130,000 shares on March 31, 2021. In the event the Company terminates the employment of Mr. Kasturi without “cause”, as such term is defined in the employment agreement, his restricted stock award will vest in full immediately. In the event Mr. Kasturi’s employment with the Company terminates by reason of death or “disability”, as such term is defined in the employment agreement, or if the Company terminates Mr. Kasturi’s employment for “cause”, as such term is defined in the employment agreement, or if Mr. Kasturi terminates his own employment with the Company, then any shares that have not yet vested will be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding will automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

Richard W. Akam

On January 22, 2013, the Company appointed Richard W. Akam to serve as its Chief Operating Officer. In connection therewith, the Company entered into an employment agreement with Mr. Akam pursuant to which it agreed to pay him an annual base salary of $150,000, subject to annual adjustment and discretionary bonuses, plus certain standard and customary fringe benefits. The initial term of the employment agreement is for one year and automatically renews for additional one-year terms until terminated by Mr. Akam or the Company.

The employment agreement provided that, on July 22, 2013, the Company would grant Mr. Akam shares of its common stock equal in value to $50,000 if Mr. Akam was continuously employed by the Company through that date. The number of shares of common stock that the Company would issue to Mr. Akam would be calculated based on the last sales price of the Company’s common stock as reported on the OTCQB on July 22, 2013. The employment agreement also provided that the Company would grant Mr. Akam additional shares of its common stock equal in value to $50,000 on January 1st of each year thereafter if Mr. Akam was continuously employed by the Company through January 1st of the applicable year. The number of shares of common stock that the Company would issue to Mr. Akam for each applicable year would be calculated based on the average of the last sales price of shares of the Company’s common stock as reported on the OTCQB for the month of January of the applicable year.

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Notwithstanding the above, and in connection therewith, Mr. Akam agreed that the number of shares that may be earned by him under his employment agreement in connection with any particular grant would be equal to the lesser of: (i) 71,429 shares of common stock, or (ii) the number of shares of common stock calculated by dividing $50,000 by the closing price of the Company’s common stock on the day immediately preceding the date the Company’s obligation to issue the shares to him fully accrues. Mr. Akam also agreed that in the event the Company was unable to fulfill its obligation to issue all of the shares earned by him with respect to any particular grant because it did not have enough shares of common stock authorized and available for issuance, (i) Mr. Akam would not require the Company to issue more shares of common stock than are then authorized and available for issuance by the Company, and (i) the Company would be permitted to settle any liability to Mr. Akam created as a result thereof in cash.

In the event the Company terminates Mr. Akam’s employment without “cause” (as such term is defined in the employment agreement), Mr. Akam will be entitled to receive the following severance compensation from the Company: (i) if the Company terminates Mr. Akam’s employment during the first year of his employment with the Company, that amount of compensation equal to the salary payable to Mr. Akam during that year, (ii) if the Company terminates Mr. Akam’s employment during the second year of his employment with the Company, that amount of compensation equal to nine months of the salary payable to Mr. Akam during that year, (iii) if the Company terminates Mr. Akam’s employment during the third year of his employment with the Company, that amount of compensation equal to six months of the salary payable to Mr. Akam during that year, and (iv) if the Company terminates Mr. Akam’s employment after the third year of his employment with the Company, that amount of compensation equal to three months of the salary payable to Mr. Akam during the year that such termination occurs. Mr. Akam will not be entitled to receive any severance compensation from the Company if the Company terminates his employment for “cause” or as a result of his disability, or if Mr. Akam resigns from his employment with the Company.

The employment agreement also contains customary provisions that provide that, during the term of Mr. Akam’s employment with the Company and for a period of one year thereafter, Mr. Akam is prohibited from disclosing confidential information of the Company, soliciting Company employees and certain other persons, and competing with the Company.

On July 31, 2013, the Company appointed Richard Akam as its Chief Executive Officer, Chief Financial Officer and Secretary. The Company and Mr. Akam did not amend the employment agreement in connection with the above appointments, and Mr. Akam did not receive any additional compensation in connection with the above appointments.

On August 19, 2013, Richard Akam resigned as the Company’s Chief Financial Officer. Mr. Akam retained his positions as the Company’s Chief Executive Officer, Chief Operating Officer and Secretary.

On January 31, 2017, the Company and Richard W. Akam entered into an amendment to the employment agreement. Under the terms of the amendment, the parties confirmed the appointment of Mr. Akam as the Company’s Chief Operating Officer on January 22, 2013 and as the Company’s Chief Executive Officer on July 31, 2013, clarified that Mr. Akam’s monthly base salary after the initial term of the employment agreement may be adjusted from time to time by the Company with Mr. Akam’s consent, removed the provision relating to the grant of shares of the Company’s common stock to Mr. Akam on January 1st of each year effective December 31, 2016, and clarified that the criteria for Mr. Akam’s annual bonuses will be identified and agreed upon by the Company and Mr. Akam by the end of the 1st quarter of each fiscal year.

On January 2, 2019, the Company entered into a Second Amendment to Employment Agreement with Richard W. Akam pursuant to which Mr. Akam resigned as the Company Chief Executive Officer but retained his positions as the Company’s Chief Operating Officer and Secretary.

Alex Andre

On July 15, 2019, the Company appointed Alex Andre as its Chief Financial Officer. In connection therewith, on July 15, 2019, Seenu G. Kasturi resigned as the Company’s Chief Financial Officer. Mr. Kasturi continued to serve as the Company’s Chief Executive Officer and Chairman of the Company’s board of directors.

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On July 15, 2019, the Company entered into an employment agreement with Mr. Andre to serve as the Chief Financial Officer of the Company and, upon the completion of all applicable registration and licensing requirements, to serve as the General Counsel of the Company. The employment agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Andre will be paid an initial annual base salary in the amount of $175,000. On May 1, 2020, Mr. Andre’s salary will increase to $200,000 for the remainder of the employment term. Mr. Andre will be eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. On November 1, 2019, he will be eligible to receive an interim bonus of up to an amount equal to 10% of his then current base salary in the discretion of the Company’s board of directors, and will be eligible to receive annual bonuses on May 1st of each year thereafter of up to an amount equal to 10% of his then current base salary in the discretion of the Company’s board of directors. The employment agreement contains customary confidentiality, non-competition and non-solicitation provisions in favor of the Company.

On April 8, 2019, the Company entered into a restricted stock award agreement with Mr. Andre pursuant to which the Company granted 225,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Andre. The shares vest in accordance with the following schedule: (i) 75,000 shares on April 30, 2020; (ii) 75,000 shares on April 30, 2021; and (iii) 75,000 shares on April 30, 2022. In the event the Company terminates the employment of Mr. Andre without “cause”, as such term is defined in Section 4(c) of the Employment Agreement, his restricted stock award will vest in full immediately. In the event Mr. Andre’s employment with the Company terminates by reason of death or “disability”, as such term is defined in Section 4(b) of the Employment Agreement, or if the Company terminates Mr. Andre’s employment for “cause”, as such term is defined in Section 4(c) of the Employment Agreement, or if Mr. Andre terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

Joseph Dominiak

On November 12, 2019, the “Company appointed Joseph Dominiak as its Chief Operating Officer. In connection therewith, on November 12, 2019, Richard W. Akam resigned as the Company’s Chief Operating Officer.

On November 6, 2019, the Company entered into an employment agreement with Mr. Dominiak to serve as the Chief Operating Officer of the Company. The employment agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Dominiak will be paid an initial annual base salary in the amount of $200,000. Beginning January 1, 2021, he will be eligible to receive increases in salary in the discretion of the Company’s board of directors. Mr. Dominiak will be eligible to receive annual bonuses on each anniversary of the Effective Date of up to 20% of his then current base salary in the discretion of the Company’s board of directors. The employment agreement contains customary confidentiality, non-competition and non- solicitation provisions in favor of the Company.

On November 12, 2019, pursuant to the terms of the employment agreement, the Company entered into a restricted stock award agreement with Mr. Dominiak under which the Company granted 100,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Dominiak. The shares vest in accordance with the following schedule: (i) 33,333 shares on November 12, 2020; (ii) 33,333 shares on November 12, 2021; and (iii) 33,334 shares on November 12, 2022. In the event the Company terminates the employment of Mr. Dominiak without “cause”, as such term is defined in Section 4(c) of the employment agreement, then all shares that would have vested within the following 12 months had the Executive continued to be employed by the Company during such period shall immediately vest in full. In the event Mr. Dominiak’s employment with the Company terminates by reason of death or “disability”, as such term is defined in Section 4(b) of the employment agreement, or if the Company terminates Mr. Dominiak’s employment for “cause”, as such term is defined in Section 4(c) of the employment agreement, or if Mr. Dominiak terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

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Leases

The Company is a party to numerous operating and financing leases. A general description of the leases is set forth herein under Note 13. Leases. On August 30, 2018, in connection with the Fat Patty’s Acquisition, the Company entered into the FP Master Lease. On October 11, 2019, in connection with the WingHouse Acquisition, ARC WingHouse entered into the WH Assignment Agreement pursuant to which Soaring Wings assigned all of its rights and obligations under the WH Master Lease to ARC WingHouse. A description of the WH Master Lease is set forth herein under Note 4. Acquisition of WingHouse.

Sponsorship Agreements

In July 2013, the Company entered into a three-year sponsorship agreement with the Jacksonville Jaguars, LLC, a Delaware limited liability company (the “Jacksonville Jaguars”), and, in connection therewith, in August 2013, entered into a subcontractor concession agreement with Levy Premium Foodservice Limited Partnership (“Levy”) for a concession stand to be located at TIAA Bank Field in Jacksonville, Florida. The Company concurrently assigned all of its rights and obligations under the concession agreement to DWG Acquisitions in return for a fee of $2,000 per month for each full or partial month during which the concession agreement is in effect. In July 2015, the Company extended its sponsorship agreement with the Jaguars by an additional two years and entered into a subcontractor concession agreement with Ovations Food Services, L.P. (“Ovations”) for a second concession stand at TIAA Bank Field. The Company concurrently assigned all of its rights and obligations under the second concession agreement to DWG Acquisitions in return for an additional fee of $3,000 per month for each full or partial month during which the concession agreement is in effect.

In September 2016, the Company terminated its subcontractor concession agreements with Levy and Ovations and the related assignment agreements with DWG Acquisitions, and entered into a sub-concession agreement with Jacksonville Sportservice, Inc. (“Jacksonville Sportservice”) and DWG Acquisitions with respect to the two concession stands previously covered by the Levy and Ovations subcontractor concession agreements. The Company concurrently assigned all of its rights and obligations under the sub-concession agreement to DWG Acquisitions in return for a fee equal to the income generated by the concession stands less all expenses incurred by the concession stands for each full or partial month during which the concession agreement is in effect. In October 2017, the Company entered into a termination agreement with DWG Acquisitions whereby the Company terminated the assignment to DWG Acquisitions.

In November 2017, the Company entered into a new five-year sponsorship agreement with the Jacksonville Jaguars. Under the terms of the sponsorship agreement, during each preseason and regular season football game played by the Jacksonville Jaguars and at certain other events held at the football-based stadium in Jacksonville, Florida currently named “Everbank Field”: (i) the Company has the right to display its branding on one fixed concession stand in the Bud Light Party Zone at Everbank Field and a second concession stand located on the concourse at Everbank Field, (ii) the Company has the right to have its food products sold or otherwise distributed from the stands and/or certain general concession areas at Everbank Field, and (iii) the Company has the right to receive a variety of stadium signage at Everbank Field, radio broadcasting on the Jacksonville Jaguars’ radio programming, and digital advertising on the Jacksonville Jaguars’ website and certain of its social media sites.

The term of the sponsorship agreement commenced on April 1, 2018 and expires on the later of: (i) the conclusion of the 2022/23 NFL season, and (ii) February 28, 2023. The Company is required to pay the Jacksonville Jaguars annual fees in the amount of $200,000 during the first year of the agreement increasing to $216,490 during the last year of the agreement. In addition, the Company is required to provide the Jacksonville Jaguars with food, beverages and serving products equal in value to $35,000 during the first year of the agreement increasing to $37,890 during the last year of the agreement. In the event the Jacksonville Jaguars play in any post-season playoff games, the Company will pay the Jacksonville Jaguars an additional amount per playoff game equal to a pro-rated portion of the annual fee applicable during the then-current year of the agreement.

First Amendment to Sponsorship Agreement

In July 2019, the Company entered into a First Amendment to Sponsorship Agreement with the Jacksonville Jaguars. The amendment amended the terms of that certain Sponsorship Agreement, dated November 27, 2017, by and between the Company and the Jaguars. Under the terms of the amendment, during each preseason and regular season football game played by the National Football League’s Jacksonville Jaguars and at certain other events held at the football- based stadium in Jacksonville, Florida currently named “TIAA Bank Field”: (i) the Company has the right to display its branding on two fixed concession stands in the stadium located in the Bud Light Party Zone at Everbank Field, five fixed concession stands on the stadium concourse, and two fixed concession stands on the upper club level of the stadium, and up to four portable concession stands on the north end zone deck, (ii) the Company has the right to have its food products sold or otherwise distributed from the stands and/or certain general concession areas at TIAA Bank Field, (iii) the Company has the right to receive a variety of advertising and stadium signage at TIAA Bank Field, radio broadcasting on the Jacksonville Jaguars’ radio programming, and digital advertising on the Jacksonville Jaguars’ website and certain of its social media sites, and (iv) the Company will be identified as the “Official Watch Party Restaurant / Bar for Jaguars away games, including social media spots, radio spots and banner ads.

The amendment is for a term of 10 NFL football seasons and expires on the later of: (i) the conclusion of the 2028/29 NFL season, and (ii) February 2029. The Company is required to pay the Jaguars annual fees in the amount of $500,000 during the 2019/20 NFL season and $794,444 for each of the next nine NFL seasons. In addition, the Company is required to provide the Jaguars with food, beverages and serving products equal in value to $35,700 during the 2019/20 NFL season increasing to $40,000 for each of the last six NFL seasons. In the event the Jaguars play in any post-season playoff games, the Company will pay the Jaguars an additional amount per playoff game equal to a pro-rated portion of the annual fee applicable during the then-current year of the agreement.

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Second Amendment to Sponsorship Agreement

In August 2020, the Company entered into a Second Amendment to Sponsorship Agreement with the Jacksonville Jaguars. The amendment further amended the terms of that certain Sponsorship Agreement, dated November 27, 2017, by and between the Company and the Jaguars. Under the terms of the amendment, the parties agreed to reduce the benefits to be received by the Company and the term of the agreement. The amendment is for a term of three NFL football seasons, is deemed to have commenced as of April 1, 2018, and expires on the later of: (i) the conclusion of the 2020/21 NFL season, and (ii) the last day in February 2021. The Company is required to pay the Jaguars annual fees in the amount of $200,000 during the 2018/19 NFL season, $500,000 during the 2019/20 NFL season, and $150,000 during the 2020/21 NFL season. In addition, the Company is required to provide the Jaguars with food, beverages and serving products equal in value to $35,000 during the 2018/19 NFL season, $35,700 during the 2019/20 NFL season, and $6,875 during the 2020/21 NFL season.

The following table presents the future minimum annual payments under the sponsorship agreement as of December 31, 2020:

Minimum Annual
Year	Payments
2021	$794,000
2022	794,000
2023	794,000
2024	794,000
2025	794,000
Thereafter	2,382,000
Total	$6,352,000

Teay’s Valley Fire

On March 25, 2019, the Company experienced a fire at its Fat Patty’s restaurant located at 5156 State Route 34 in Hurricane, West Virginia. As a result, the restaurant was closed for repair. The company has an insurance policy in place on the property and received insurance proceeds in the amount of $770,718 under the policy for such items as lost income and damaged equipment during the year ended December 31, 2020. The Company recorded $584,521 of the insurance proceeds under “revenue – restaurant sales” for the year ended December 31, 2020 on its consolidated statements of operations as that portion of the insurance proceeds was paid for lost income from business interruption, and recorded the remaining $186,197 of the insurance proceeds under “income from insurance proceeds” on its consolidated statements of operations for the year ended December 31, 2020 as that portion of the insurance proceeds was for equipment and other assets that were destroyed in the fire. The restaurant reopened on November 18, 2019.

Note 17. Related-Party Transactions

Except as otherwise set forth below, all of the following transactions are with Seenu G. Kasturi or an entity affiliated with Mr. Kasturi. On January 18, 2017, Mr. Kasturi was appointed as the Company’s President, Chief Financial Officer and Chairman of the Company’s board of directors. As of December 31, 2020, Mr. Kasturi was the beneficial owner of 18.3% of the Company’s common stock and 100% of the Company’s Series A convertible preferred stock, collectively representing 88.1% of the voting power of the Company’s capital stock.

Ownership	Number of Shares	Share Type	% of outstanding Shares	Voting Rights
Seenu Kasturi	508,600	Common	6.688	508,600
The kasturi Children’s Trust	561,777	Common	7.387	561,777
Saroj Kasturi	283,900	Common	3.733	283,900
Seenu Kasturi	449,581	Series A Convertible	100	44,958,100
Total Beneficial Voting Rights				46,312,377
Company Total Voting Rights				52,562,877
Percentage of total voting rights				88.1%

Seenu G. Kasturi has served as Vice President and Controller of Tilted Kilt Franchise Operating, LLC, an Arizona limited liability company (“TKFO”) from June 2018 until March 2020, at which time he was appointed President of TKFO. He has owned all of the outstanding membership interests in DWG Acquisitions, LLC, a Louisiana limited liability company (“DWG Acquisitions”), and Raceland QSR, LLC, a Louisiana limited liability company (“Raceland QSR”), and has served as the President, Treasurer and Secretary of DWG Acquisitions and Raceland QSR, since their formation in 2013 and 2012, respectively. Mr. Kasturi has owned 90% of the equity interests in Blue Victory and has served as its President, Treasurer, Secretary and sole member of its board of directors since its formation in 2009. He also owned all of the outstanding membership interests in Seediv, and served as its President, Treasurer and Secretary, from its formation in July 2016 to December 19, 2016, the date the Company acquired Seediv.

Employment Agreements

The Company is a party to employment agreements with certain of its executive officers. A description of the employment agreements is set forth herein under Note 16. Commitments and Contingencies – Employment Agreements.

Financing Transactions

The Company is a party to a credit facility with Blue Victory. A description of the credit facility is set forth herein under Note 11. Debt Obligations.

On September 20, 2021, Seenu G Kasturi agreed to allocate the balance owed under the “Agreement to Guaranty Obligations” to the principal investment made by ARC Fat Patty’s LLC in connection with the Bremer Bank National Association Promissory Note assignment. As a result, the “Agreement to Guarantee Obligations” has been satisfied in full and the Bremer Bank Note Assignment balance reduced commensurately

Leases

On November 15, 2018, the Company entered into a triple net lease with the Kasturi Children’s Trust for its new corporate headquarters located at 1409 Kingsley Ave., Ste. 2, Orange Park, Florida. The lease is for a term of 60 months and provides the Company with an option to extend the lease by three additional five-year periods. The lease provides for rent payments in the amount of $4,000 per month. The Kasturi Children’s Trust is an irrevocable trust for which the children of Seenu G. Kasturi are the beneficiaries. The trustee of the Kasturi Children’s Trust is an unrelated third party.

In October 2013, DWG Acquisitions entered into a triple net shopping center lease with NTC-REG, LLC (“NTC-REG) for the Nocatee Restaurant. The lease provides for an initial monthly rent payment of $1,100 and an additional annual rent payment equal to the amount by which 6% of the restaurant’s annual gross sales exceeds the aggregate monthly rent payments accrued during the applicable year. The lease has an initial term of 53 months and provides DWG Acquisitions with an option to extend the lease by an additional term of 60 months. The lease was assumed by Seediv when Seediv acquired all of the assets and liabilities associated with the Nocatee and Youngerman Circle Restaurants from DWG Acquisitions pursuant to the terms of that certain asset purchase agreement, dated December 1, 2016, by and between Seediv and DWG Acquisitions (the “Seediv Purchase Agreement”).

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On April 1, 2017, DWG Acquisitions, Seediv and NTC-REG entered into an assignment and assumption & first modification to lease agreement for the Nocatee Restaurant. Under the agreement, DWG Acquisitions assigned all of its right, title, interest and claim in and to the Nocatee lease, and Seediv assumed the payment and performance of all obligations, liabilities and covenants of DWG Acquisitions under the lease for the Nocatee Restaurant. In addition, the parties amended certain terms of the lease to state that the lease covers approximately 3,400 square feet of space, to extend the term of the lease for a 60-month period commencing on April 1, 2018 and expiring March 31, 2023, and to change the rent payments to an initial monthly rent payment of $7,035 without an additional annual rent payment.

In May 2014, DWG Acquisitions entered into a triple net lease with Raceland QSRfor the Youngerman Circle Restaurant. The lease provides for a monthly rent payment equal to 7% of the restaurant’s monthly net sales. The lease has an initial term of 10 years and renews automatically for additional one-year terms unless prior written notice is provided by either party. The lease was assumed by Seediv when Seediv acquired all of the assets and liabilities associated with the Nocatee and Youngerman Circle Restaurants from DWG Acquisitions pursuant to the terms of the Seediv Purchase Agreement.

On December 20, 2016, Seediv entered into a new triple net lease with Raceland QSR for the Youngerman Circle Restaurant. The lease provides for rent payments to be made by the Company for each of 13 rent periods per year, with each rent period comprised of four weeks. The lease provides for an initial base rent payment equal to the greater of: (i) $10,000 per rent period, or (ii) 7.5% of the Youngerman Circle Restaurant’s net sales for the applicable rent period. Commencing on the fifth (5th) anniversary and continuing every five years thereafter, the base rent will be equal to the sum of: (i) the average base rent previously in effect for the preceding five-year period, and (ii) the product of such previous average base rent multiplied by 7.5%. The lease has an initial term of 20 years and provides the Company with an option to extend the lease for two additional five-year periods. The Company agreed to guarantee Seediv’s payment and performance of all of its obligations under the lease.

On July 1, 2015, DWG Acquisitions entered into a lease with Arquette Development Corporation, a Florida corporation (“Arquette Development”), for the Dick’s Wings and Grill restaurant located at 1136 Thomas Drive, Panama City Beach, Florida (the “Panama City Lease”). The lease provided for rent payments of $5,000 plus an additional annual rent payment equal to the amount by which 6% of the restaurant’s annual gross sales exceeds $1,200,000. The lease had an initial term of three years and provided DWG Acquisitions with an option to extend the lease for three additional three-year periods. The lease expired on June 30, 2018 and was not renewed by DWG Acquisitions. Upon the expiration of the lease, DWG Acquisitions entered into a month-to- month tenancy with Arquette Development pursuant to which DWAG PCB, LLC, a Florida limited liability company that is a wholly-owned subsidiary of the Company (“DWAG PCB”), makes monthly rent payments of $3,000 to Arquette Development on behalf of DWG Acquisitions.

Amendments to WH Master Lease

On February 12, 2020, April 21, 2020 and October 29, 2020, ARC WingHouse and Store Master Funding entered into that certain Amended and Restated Master Lease, Second Amended and Restated Master Lease and Third Amended and Restated Master Lease, respectively, the collective effect of which was to add the Company and Seenu G. Kasturi, who is the Company’s Chief Executive Officer, as guarantors and to reduce the aggregate base annual rent from $2,041,848 to $1,904,763 in connection with the sale of one of the properties and the closure of the WingHouse restaurant located thereon.

Franchise Agreements

Prior to December 31, 2019, the Company had been a party to several franchise agreements with DWG Acquisitions pursuant to which DWG Acquisitions owned and operated Dick’s Wings restaurants. The terms of these franchise agreements were identical to the terms of the franchise agreements that the Company enters into with unrelated franchisees, except that the Company did not require DWG Acquisitions to pay a franchise fee to the Company under the franchise agreements for the Nocatee and Youngerman Circle Restaurants. The Company generated $204,391 in royalties and franchise fees through its franchise agreements with DWG Acquisitions during the year ended December 31, 2019. The Company also had a total of $41,512 for accounts payable and accrued expenses outstanding from DWG Acquisitions at December 31, 2019. The Company terminated the last of its franchise agreements with DWG Acquisitions during the year ended December 31, 2019 and is no longer a party to any franchise agreements with DWG Acquisitions. Accordingly, it did not generate any royalties and franchise fees during the year ended December 31, 2020. The Company did not have any accounts payable and accrued expenses outstanding from DWG Acquisitions at December 31, 2020.

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In September 2018, the Company became a franchisee of a Tilted Kilt restaurant located in Gonzales, Louisiana. Richard W. Akam, who served as the Company’s Chief Operating Officer and Secretary until November 2019, served as President of TKFO from June 2018 until March 2020, and Ketan Pandya, who serves as a member of the Company’s board of directors, has served as Vice President of Franchise Relations of TKFO since June 2018. Fred D. Alexander, who serves as a member of the Company’s board of directors, is the owner of SDA Holdings. The Company closed the Tilted Kilt restaurant and terminated the franchise agreement in August 2019. The Company paid ad fund fees of $9,423 to Tilted Kilt during the year ended December 31, 2020. The Company was not required to pay any royalties or franchise fees to Tilted Kilt under its franchise agreement with Tilted Kilt. The restaurant closed in August 2019.

Series A Convertible Preferred Stock

In June 2018, the Company entered into a securities purchase agreement with Seenu G. Kasturi pursuant to which the Company issued Mr. Kasturi 449,581 shares of Series A convertible preferred stock in exchange for 449,581 shares of common stock then held by Mr. Kasturi. A description of this transaction is set forth herein under Note 14. Capital Stock.

Acquisitions and Dispositions

On October 4, 2017, Seediv entered into an agreement for purchase and sale of real estate with Raceland QSR pursuant to which Seediv agreed to purchase the real property located at 6055 Youngerman Circle in Argyle Circle, Jacksonville, Florida from Raceland QSR. The purchase price for the property was to be the lesser of: (i) $2,000,000, or (ii) the appraised value of the property determined by the appraisal completed by the financing source proposed to be utilized by Seediv to finance the acquisition of the property. The agreement provided for the payment by Seediv of a deposit of $10,000 within 10 days of the date of the agreement to an escrow agent to be selected by the parties with the remainder of the purchase price to be paid by Seediv at closing. Seediv had the right to terminate the transaction in the event that certain feasibility studies, the title commitment or the appraisal was unsatisfactory to Seediv, or if Raceland QSR breached any of its representations, warranties, covenants, agreements or obligations under the agreement, in which case the deposit would be returned to Seediv. The closing of the transaction was to occur on December 3, 2017.

On November 30, 2017, Seediv and Raceland QSR entered into an amendment to the agreement pursuant to which the parties agreed to extend the closing date by 60 calendar days. On February 1, 2018, Seediv and Raceland QSR entered into a termination agreement and mutual release with respect to the agreement pursuant to which the parties agreed to terminate the agreement and release each other from any claims arising out of the agreement.

On August 30, 2018, the Company closed upon the asset purchase agreement for Fat Patty’s. In connection therewith, the Company issued a secured convertible promissory note to Seenu G. Kasturi pursuant to which the Company borrowed $622,929 to help finance the acquisition. A description of the promissory note is set forth herein under Note 11. Debt Obligations.

On October 30, 2018, the Company entered into a membership interest purchase agreement with SDA Holdings, LLC, a Louisiana limited liability company (“SDA Holdings”), and Fred D. Alexander pursuant to which the Company agreed to acquire all of the issued and outstanding membership interests in SDA Holdings for $10. SDA Holdings is the owner of the Tilted Kilt Pub & Eatery® restaurant franchise.

The closing of the transaction was conditioned upon SDA Holdings, Trustee Services Group (the “Custodian”), Mr. Kasturi, Let’s Eat Incorporated (“Let’s Eat”), the Reilly Group, LLC (the “Reilly Group”) and John Reynauld entering into an amendment to that certain Custodian Agreement, dated June 7, 2018, by an among the parties to add SDA Holdings as a party to the agreement and remove Mr. Kasturi as a party to the agreement, in which event SDA Holdings will be required to deliver 718,563 shares of the Company’s common stock to the Custodian. The closing of the transaction was also conditioned upon the Company raising gross proceeds of at least $2,000,000 through the sale of debt or equity securities, as well as other customary closing conditions. Upon closing of this acquisition, the Company would issue 666,667 shares of common stock to Mr. Kasturi, place 718,563 shares of common stock into escrow to replace a like number of shares placed in escrow by Mr. Kasturi, and through a wholly-owned subsidiary, be the obligor under a demand promissory note in favor of Mr. Kasturi in the principal amount of up to $2,500,000.

On December 31, 2020, SDA Holdings and Messrs. Kasturi and Alexander entered into a termination and mutual release agreement pursuant to which the transaction was terminated and each party released each of the other parties from any and all claims that they may have had under the membership interest purchase agreement.

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Richard W. Akam, who served as the Company’s Chief Operating Officer and Secretary until November 2019, served as President of TKFO from June 2018 until March 2020. Ketan Pandya, who serves as a member of the Company’s board of directors, served as Vice President of Franchise Relations of TKFO from June 2018 until March 2020. Mr. Alexander serves as a member of the Company’s board of directors.

Note 18. Judgments in Legal Proceedings

On February 25, 2011, a legal proceeding entitled Duval Station Investment, LLC vs. Hot Wing Concepts, Inc. d/b/a Dick’s Wings and Grill, and American Restaurant Concepts, Inc. was filed with the Fourth Judicial Circuit Court in and for Duval County, Florida. In the complaint, the plaintiff alleged damages for breach of guaranty. On October 4, 2011, a final judgment was entered by the court in favor of the plaintiff in the amount of $161,747, and on November 11, 2011 a final judgment for attorneys’ fees and costs was entered in favor of the plaintiff in the amount of $33,000. These judgments, together with accrued interest of $2,369 thereon, resulted in a total loss from legal proceedings of $197,116 during the year ended December 25, 2011. The Company had not paid any part of the judgment or the accrued interest thereon. As a result, the loss was reflected in settlement agreements payable at December 31, 2019. Interest expense in the amount of $7,829 accrued on the outstanding balance of the loss during each of the years ended December 31, 2020 and 2019. The interest expense was credited to settlement agreements payable. The Company had accrued interest of $92,794 and $81,522 outstanding at December 31, 2020 and 2019, respectively. The outstanding judgment and legal fees in the amount of $194,747 along with the accrued interest of $104,097 totaled $298,844 at December 31, 2020. The outstanding judgment and legal fees in the amount of $194,747 along with the accrued interest of $92,794 totaled $287,541 at December 31, 2019.

In January 2015, Santander Bank filed a complaint against the Company in the Circuit Court, Fourth Judicial Circuit in and for Duval County, Florida, seeking damages of $194,181 plus interest, costs and attorney’s fees for breach of a guaranty of certain obligations of Ritz Aviation, LLC (“Ritz Aviation”) under a promissory note executed by Ritz Aviation in July 2005. During the Company’s fourth fiscal quarter of 2016, Santander Bank informed the Company that certain assets of Ritz Aviation had been sold for $82,642 and that the proceeds from the sale were applied towards the balance of the damages being sought, resulting in an outstanding balance of damages sought of $111,539. The outstanding balance of damages sought was reflected in accrued legal contingency at December 31, 2020 and 2019. Interest expense in the amount of $7,829 accrued on the outstanding balance of the accrued legal contingency during each of the years ended December 31, 2020. The interest expense was credited to accrued legal contingency. A total of $57,320 and $49,468 of accrued interest, and $10,586 of other expenses (excluding legal fees), were outstanding at December 31, 2020 and 2019, respectively, resulting in an aggregate potential loss of $179,445 and $171,593 at December 31, 2020 and 2019, respectively. This case is currently pending.

Note 19. Segment Reporting

The Company has two reportable segments, which are Company-owned restaurants and franchise operations.

Company-Owned Restaurants

Company-owned restaurants consist of several brands that are aggregated into one reportable segment because of the nature of the products and services, the production processes, the customers, the methods used to distribute the products and services, the nature of the regulatory environment, and store level profit margin for each of the brands are similar. The brands are Dick’s Wings and Grill and Fat Patty’s. All Company-owned restaurants are casual dining restaurants. There were a total of 32 and nine company-owned restaurants at December 31, 2020 and 2019, respectively.

Franchise Operations

The Company only offers franchises for the Dick’s Wings brand. All franchised restaurants are casual dining restaurants. Franchises are sold in markets where expansion is deemed advantageous to the development of the Dick’s Wings brand and system of restaurants. The Company enters into franchise agreements with franchisees to build and operate restaurants using the Dicks Wings brand within a defined geographic area. The agreements have a 10-year term and can be renewed for one additional 10-year term.

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In exchange for royalty payments, advertising funds, franchise fees and area development fees, the Company provides the franchisees with the use of its Dick’s Wings trademarks and Dick’s Wings system, which includes uniform operating procedures, standards for consistency and quality of products, technical knowledge, and procedures for accounting, inventory control and management. The Company also provides franchisees with assistance with site selection, prototypical architectural plans, interior and exterior design and layout, training, marketing and sales techniques, and restaurant openings. Franchisees generally remit royalty payments weekly for the prior week’s sales. Franchise fees and area development fees are paid upon the signing of the related franchise agreements.

Franchisees are required to operate their restaurants in compliance with their franchise agreements, which includes adherence to operating and quality control standards, procedures and specifications established by the Company. Franchisees are evaluated regularly by the Company for compliance with their franchise agreements through the use of periodic, unannounced, on-site inspections and standard evaluation reports.

The Company is not required to provide loans, leases, or guarantees to franchisees or the franchisees’ employees and vendors. If a franchisee becomes financially distressed, the Company is not required to provide financial assistance. If financial distress leads to insolvency of the franchisee or the filing of a petition by or against the franchisee under bankruptcy laws, the Company has the right, but not the obligation, to acquire the franchise at fair value as determined by an independent appraiser selected by the Company.

There were a total of 16 and 19 franchised restaurants at December 31, 2020 and 2019, respectively.

Segment Financial Information

Information on segments and a reconciliation of income from operations to net loss is as follows:

	Year Ended December 31,
	2020	2019
Revenue
Company-owned restaurants	$52,514,801	$28,234,826
Franchise operations	775,600	856,198
Total revenue	$53,290,401	$29,091,024
Net loss
Company-owned restaurants	(2,875,688)	$201,110
Franchise operations	(587,615)	262,538
Total income from operations	(3,463,303)	463,648
Corporate and unallocated expenses	(7,084,734)	(3,108,094)
Net loss	$(10,548,037)	$(2,644,446)

Depreciation and Amortization
Company-owned restaurants	$1,192,768	$606,426
Franchise operations	—	—
Corporate	20,813	5,511
Total	$1,213,581	$611,937

Capital Expenditures
Company-owned restaurants	$444,047	$1,095,746
Franchise operations	—	—
Corporate	—	9,000
Total	$444,047	$1,104,746

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Note 20. Subsequent Events

Second Round of Paycheck Protection Program Loans

Between January 20, 2021 and February 1, 2021, the Company and each of ARC WingHouse, Seediv, ARC Fat Patty’s, LLC, and DWAG Valdosta, LLC, which are subsidiaries of the Company, executed loan documents for loans in the aggregate principal amount of $4,048,850 for which City National Bank served as lender pursuant to the Paycheck Protection Program of the CARES Act as administered by the SBA. Between February 2, 2021 and April 30, 2021, loans in the aggregate principal amount of $4,059,948 were funded and closed.

The loans are evidenced by promissory notes issued by the borrowers in favor of City National Bank. The notes have a term of five years and bear interest at a rate of one percent (1%) per year. Monthly principal and interest payments will commence on 10th day after the first month after the expiration of the Deferment Period (as defined below). The borrowers may prepay the loans at any time without incurring any prepayment penalties. Under the terms of the loans, up to the entire amount of principal and accrued interest may be forgiven to the extent the proceeds of the loans are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the SBA. The notes provide for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and certain material adverse events.

“Deferment Period” means the period commencing on the date the applicable loans closed and ending on the earlier of: (a) the date on which the amount of loan forgiveness for the applicable loan determined under section 1106 of the CARES Act is remitted to City National Bank by the SBA, (b) the date that the SBA advises City National Bank that all or part of the applicable loan has not been forgiven, provided that the applicable borrower has applied for forgiveness within 10 months of the end of the Forgiveness Period (as defined below) of the loan or (c) if the applicable borrower fails to apply for forgiveness for the applicable by the end of the Forgiveness Period, a date that is not earlier than the date that is 10 months after the last day of the Forgiveness Period.

“Forgiveness Period means the period beginning on the date the funds are disbursed to the applicable borrower (the “Disbursement Date”) and ending on any date selected by the borrower that is no earlier than the date eight weeks from the Disbursement Date and no later than the date 24 weeks from the Disbursement Date.

Paycheck Protection Program Loans Forgiveness Program

Paycheck Protection Program (PPP) borrowers may be eligible for loan forgiveness if the funds were used for eligible payroll costs, payments on business mortgage interest payments, rent, or utilities during either the 8- or 24-week period after disbursement. To receive maximum loan forgiveness, borrowers needed to spend at least 60% of their loan on eligible payroll costs, and no more than 40% on eligible non-payroll costs, including business mortgage interest, rent, lease payments, utilities, supplier costs, property damage cost (certain restrictions applied) and certain operations expenditures.

Under the forgiveness program, ARC WingHouse and ARC Fat Patty’s received full forgiveness for SBA loans made under the first round of Paycheck Protection Loan Program. ARC WingHouse received forgiveness in the amount of $4,542,860.00 on June 8, 2021.

First Amendment to the LA Apple Note

On September 1, 2021 ARC Fat Patty’s and Louisiana Apple entered into the First Amendment to the LA Apple Note (the “Amendment”). The Amendment replaced the collective Promissory Notes and Guarantee agreements by and between ARC Fat Patty’s, Wisconsin Apple LLC, Louisiana Apple LLC and Seenu Kasturi personally in their entirety. Pursuant therewith, Wisconsin Apple LLC, Louisiana Apple LLC, and Seenu Kasturi (the “Guarantors”) collectively guarantee (the “Guarantee”) the $4,000,000 principal investment made by ARC Fat Patty’s LLC in connection with the Bremer Bank National Association Promissory Note assignment. The Guarantors pledge certain amounts owed to Seenu Kasturi by ARC Group Inc in the amounts of $622,929.17 and $2,646,091.01 in addition to the personal and business assets of the Guarantors. The Amendment replaces the terms of the Louisiana Apple Note as follows; Five percent (5%) interest only due and payable at each anniversary date of the Louisiana Apple Note calculated on the $4,000,000 Investment Principal in connection with the Assignment. All Bremer Principal and accrued but unpaid interest is due and payable in full on the earlier of: (i) the fifth (5th) anniversary of the date of the Louisiana Apple Note, or (ii) the sale of Wisconsin Apple LLC. The first of such interest only payment is due on or before October 27, 2021 in the amount of $204,647.59 (Two Hundred Four Thousand Six Hundred Forty Seven Dollars and 59 cents).

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Toast

On April 27, 2021 ARC Group Inc entered into a Master Service Agreement with Toast (the “Toast MSA”), a cloud based POS system and restaurant services provider. The Toast MSA provides for the conversion of 50 ARC Group controlled restaurants to the Toast POS platform by October 31, 2022. The MSA locks in the pricing for the monthly software subscription, hardware costs, service fees, and merchant processing fees for 36 months from the date of execution.

Door Dash

ARC Group Inc entered into an MSA with Door Dash on June 10, 2021. The MSA provided a reduction in fees charged by Door Dash on its regular platform and its subscription platform under its “Preferred Partner Commitment” terms. The agreement is non-binding and can be terminated upon written notice.

Virtual Dining Concepts

On September 2 2021, ARC WingHouse entered into an agreement with Virtual Dining Concepts (“VDC”) which established a turnkey ghost kitchen relationship. Under the agreement, Virtual Dining Concepts developes and owns menus, recipes, formulas, specifications, manuals, methods, procedures, techniques, training videos, packaging designs, supplier ordering guides, customer data, distinctive forms, devices, slogans, signs, symbols, tradenames, logos and related intellectual property for VDC’s sale of food and beverage products to the general public under the brand name Mr. Beast Burger. VDC’s customers will place orders for the Mr Beast Burgers on the processing platform and orders are simultaneously be transmitted to ARC WingHouse’s participating locations for preparation, cooking, and packaging. Mr Beast’s Burgers processing platform picks up completed orders from ARC WingHouse and delivers the orders to VDC’s customers or, in some cases, allows VDC’s customers to pick up completed orders directly. This agreement can be terminated without cause upon a three day written notice from either party to either party.

Restaurant365

On May 27, 2021 ARC Group Inc entered into an agreement with Restaurant365 to convert its accounting, scheduling, labor control, PO tracking, Manager Log Books, inventory, food cost and control systems to its cloud based platform. Restaurant365 is the creator of restaurant specific SAAS software with a focus on accounting, inventory, labor, and payroll. The subscription contract covers the 20 WingHouse, 4 Fat Patty’s, and 3 Dick’s Wings locations.

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Tampa Bay Buccaneers Sponsorship Agreement & Stadium Agreement

On July 28, 2021 ARC WingHouse entered into a Sponsorship Agreement & Stadium Agreement with the Tampa Bay Buccaneers. The “sponsorship agreement” provides ARC WingHouse with certain Acquired rights as follows: 1. Advertising and Promotions: (a) Limited Use of Marks. ARC WingHouse shall have the right to use the Team Marks for promotional activity and may refer to themselves as “An Official Partner and/or Sponsor” of the Buccaneers. (b) Run-of-Site Banner Ad Rotation. Team shall display custom banner ads and links on the official Buccaneers website, mobile site, and mobile application. All copy, content and creative shall be approved by Team. Team shall determine the location of the banner ads and links. (c) Social Media. Team will cause at least five (5) posts of Buccaneers-themed Sponsor content on Team’s official social media channels (e.g. Twitter, Facebook, Instagram). Postings will be in support of specific initiatives and programs within WingHouse’s Designated Category. Location, timing, and frequency of such posts will be determined by team, in its sole discretion. All copy, content and creative shall be approved by Team. 2. Gameday Radio: (a) Pre-Game – Network. Team shall cause the broadcast of one (1) :30 commercial during an in network break each network pre-game show. (b) In-Game – Network. Team shall cause the broadcast of one (1) :30 commercial during an in network break each network in-game broadcast. (c) Post-Game – Network. Team shall cause the broadcast of one (1) :30 commercial during an in network break each network post-game show. 3. Non-Gameday Radio: (a) Players Radio Show. Team shall cause the radio broadcast of one (1) :30 commercial spot to air in each weekly Players Radio Show on Team’s flagship radio station. Day and time of show to be determined by Team. (b) Spot Bank. Team shall cause the radio broadcast of fifty (50) :30 commercial spots on stations designated by Team. Days and times of broadcast to be determined by Team. 4. Hospitality: (a) VIP Draft Party Invitations. Team shall provide two (2) VIP invitations to the official Buccaneers Draft Party. (b) VIP Mini-Camp Practice Day Invitations. Team shall provide two (2) invitations to attend a mini-camp practice during the Buccaneers off-season. The date of the practice session will be selected by WingHouse from a list provided by Team. Event includes food and beverages. (c) VIP BBQ Invitations. Team shall provide two (2) invitations to a private BBQ or similar event at AdventHealth Training Center during the Buccaneers bye week or on a date determined by Team. Event includes food and beverages. (d) VIP Training Camp Passes. Team shall provide two (2) VIP passes to attend a pre-season training camp practice session. The date of the training camp practice session will be selected by WingHouse from a list provided by Team. Event includes food and beverages. 5. Memorabilia: (a) Autographed Footballs. WingHouse shall receive ten (10) autographed footballs. The player(s) providing the autographs will be subject to availability and determined by the Team and a certificate of authenticity will be provided. (b) Autographed Jersey. WingHouse shall receive one (1) autographed jersey. The player providing the autograph will be subject to availability and determined by the Team and a certificate of authenticity will be provided. (c) Autographed Helmets. WingHouse shall receive one (1) autographed helmet. The player providing the autograph will be determined by Team and a certificate of authenticity will be provided. 6. Appearances: (a) Player Appearance. Team shall provide an appearance by one (1) Buccaneers player. The player shall be selected by Team and subject to availability. The appearance shall be for a maximum of two (2) hours in duration and located at a WingHouse-designated event within fifty miles of AdventHealth Training Center. Date and time shall be subject to availability as determined by Team. The player appearance shall be subject to the terms and conditions of this Agreement, in addition to any applicable NFL and NFLPA rules and regulations. (b) Alumni Appearance. Team shall provide an appearance by one (1) former Buccaneers player. The former player shall be selected by Team and subject to availability. The appearance shall be for a maximum of two hours in duration and located at a WingHouse designated event within fifty miles of AdventHealth Training Center. Date and time for such appearance shall be subject to availability as determined by Team. (c) Cheer Team Appearances. Team shall provide one (1) appearance by two (2) Buccaneers cheer team members. The cheer team members shall be selected by Team and subject to availability. The appearance shall be for a maximum of two hours in duration and located at a WingHouse-designated event within fifty miles of AdventHealth Training Center. Date and time for the appearance shall be subject to availability as determined by Team. All of the rights which are made available to WingHouse hereunder on a per Contract Year basis, including, but not limited to, rights to hold an event and rights to tickets, must be utilized within the applicable Contract Year and are not eligible to be “rolled over” into subsequent Contract Years. In addition, to the extent Team is no longer able to make available any of the rights described for any reason other than as set forth in the Agreement, Team agrees that it shall make available additional rights to WingHouse hereunder in order to compensate WingHouse for the loss of such rights. Unless otherwise specifically described: (a) All costs associated with all elements of the Acquired Rights shall be borne by WingHouse; (b) All elements of the Acquired Rights (including, but not limited to, the logos, announcements, content, signage, giveaways, artwork, scoreboard messages, appearance, distribution, location, display and size) are subject to Team’s prior written approval; (c) All dates, times, and airings related to all elements of the Acquired Rights are subject to Team’s prior written approval and are to be determined at Team’s sole discretion; and (d) All ticket locations and game dates are subject to availability and are determined by Team at its sole discretion.

The annual Sponsorship Fee payable by Sponsor hereunder shall be as follows: Contract Year Sponsor Fee (Cash) 2021 (First Contract Year) $265,000 2022 (Second Contract Year) $280,750 2023 (Third Contract Year) $297,288 2024 (Fourth Contract Year) $314,652 2025 (Fifth Contract Year) $332,885 For the First Contract Year, WingHouse shall pay the Sponsor Fee as follows: fifty percent (50%) upon execution of this Agreement; twenty five percent (25%) on or before September 1, 2021; and twenty five percent (25%) on or before October 1, 2021. For applicable Contract Years thereafter, WingHouse shall pay twenty five percent (25%) of the Sponsor Fee on or before April 1 of the applicable Contract Year; twenty five percent (25%) of the Sponsor Fee on or before June 1 of the applicable Contract Year; twenty five percent (25%) of the Sponsor Fee on or before August 1 of the applicable Contract Year; and twenty five percent (25%) of the Sponsor Fee on or before October 1 of the applicable Contract Year.

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Stadium Rights. 1. Promotions: (a) Game Day Activation. With Team’s prior written approval, ARC WingHouse may develop and execute game day presence and/or fan interaction programs to be held outside of Stadium at site location(s) approved by Team during each Buccaneers Home Game, such as hosting a kiosk; provided, however, that any costs associated with such programs will be the responsibility of ARC WingHouse. ARC WingHouse shall have the right to hand out materials, provided, however, that any materials must be directly related to the Designated Category and be pre-approved in writing by Team. 2. Signage: a) Tower Wall LED. ARC WingHouse’s logo will be displayed on a static, digital position on one 1) Tower Wall LED. ARC WingHouse’s logo will be displayed in incremental time periods beginning twenty (20) minutes prior to kick-off through the conclusion of the game. The total amount of display time will be a minimum of four (4) minutes per Buccaneers Home Game. ARC WingHouse’s logo will be similarly displayed during non-Team events during which Team has access to, and control over, the content on the scoreboards. Display time equally rotating with other partners during the Team-controlled event inventory for non-Team events. (b) Concourse Pillar Blades. Team shall cause the placement of two (2) signs located on foundation pillars on the lower/upper level concourse of the Stadium. Each sign represents one (1) side of double-sided pillar blades. ARC WingHouse acknowledges that the message displayed must incorporate a Buccaneers-related theme. 3. Concessions: (a) Sale Rights. ARC WingHouse’s products may be sold by the Food & Beverage Concessionaire (“Concessionaire”) at the Stadium (exact concession products and related items shall be decided by Team in consultation with ARC WingHouse). Should Concessionaire sell ARC WingHouse’s products at the Stadium, ARC WingHouse shall provide Concessionaire with ability to purchase ARC WingHouse’s product and related items: (1) at the lowest wholesale price offered by ARC WingHouse in the state of Florida; (2) in quantities and sizes acceptable to Concessionaire; and (3) on delivery terms acceptable to Concessionaire. In no event shall the cost of product and/or related items increase by more than 3% in any year. (b) Concession Stand Signage. Should Concessionaire sell ARC WingHouse’s products at the Stadium, Team shall cause the placement of ARC WingHouse’s logo/identification on three (3) concession stands (one in the main concourse and two in the upper concourse - as determined by Concessionaire). All costs associated with such signage shall be split equally between the Parties. Additionally, logos/identification for ARC WingHouse’s products will be listed on menu board strips of select concession outlets that serve ARC WingHouse’s products (as determined by Concessionaire). (c) Branded Portables. Should Concessionaire sell ARC WingHouse’s products at the Stadium, Team shall cause the placement of ARC WingHouse identification/logo on two (2) portable concession carts throughout the Stadium main concourse (all costs associated with such branding of each portable shall be the responsibility of ARC WingHouse). (d) Royalty. For all ARC WingHouse products purchased at the Stadium, ARC WingHouse shall earn a five percent (5%) royalty on “Net Sales” received directly by Concessionaire. Payment of royalty shall be due on the fifteenth (15th) day of each month during the Term (in accordance with such separate agreement with Concessionaire). Concession prices shall be determined solely by Concessionaire. “Net Sales” shall be defined as gross sales of all ARC WingHouse products less applicable sales tax and credit card fees. For clarity, Net Sales shall not include any beverages (alcoholic or otherwise) sold at such concession location. 4. Hospitality: (a) Season Tickets – Lower Level. Team shall provide ARC WingHouse with four (4) lower level tickets in a location selected by ARC WingHouse from a list provided by Team, for each preseason and regular season game at the Stadium. The use of the seats shall be subject to all Season Ticket Terms and Conditions located at www.buccaneers.com/terms as may be modified at Team’s sole discretion. (b) Season Parking Pass. Team shall provide ARC WingHouse with two (2) parking passes, in locations selected by Team, for each Buccaneers preseason and regular season game at the Stadium.

In consideration for the Stadium Rights, WingHouse agrees to pay to Team the Stadium Fee as follows: 2021 (First Contract Year) $50,000, 2022 (Second Contract Year) $50,000, 2023 (Third Contract Year) $50,000, 2024 (Fourth Contract Year) $50,000, 2025 (Fifth Contract Year) $50,000.

Asset Purchase Agreement with Elite Food Management, Inc.

On October 4, 2021, ARC Winghouse, LLC and ARC Group Inc., acting as “Sellers”, and Elite Food Management, Inc., a Florida corporation, acting as the “Purchaser,” entered into a preliminary asset purchase agreement (the “APA”). Pursuant to the terms and conditions of the APA, Sellers sold to Purchaser twenty (20) WingHouse Bar + Grill restaurants (the “Business”), including: (i) all accounts receivable, (ii) all inventory, (iii) and all or substantially all material agreements and assets (except for the intellectual property, which is an excluded asset in the Agreement. Purchaser also assumed the Loyalty Program Benefits and all other liabilities of Sellers, solely to the extent that such liabilities relate to the operation of the Business after the Closing. These include all liabilities under the Assumed Contracts, all liabilities to customers and suppliers, all liabilities to employees, all liabilities for taxes and proceedings commenced post-closing, etc. The purchase price for the acquisition was: (i) $1.00, (ii) payment of the Estimated Closing Working Capital, and (iii) the assumption, satisfaction, and discharge of all Assumed Liabilities. The acquisition is expected to close on November 30, 2021. Pending the closing of the acquisition, Arc WingHouse LLC, as “Owner,” and Elite Food Management, Inc., as “Manager,” have entered into a restaurant management services agreement (the “Management Agreement”), where the Owner agreed to allow the Manager to manage and operate the Business pending the Closing of the acquisition. Under the terms and conditions of the Management Agreement, the Manager shall be responsible for the day-to-day operations, direction, management, and supervision of the Business, and shall provide all operating and management services for the Business; provide all reasonably necessary personnel to provide the services; comply with all laws applicable to the operation, maintenance, and management of the Business; maintain the Business free and clear of all liens and encumbrances. Owner will only be responsible for paying for liabilities, liens and encumbrances outside of the day-to-day operations of the Business, including all bank loans in which the Owner is the debtor. Daily cash receipts will be deposited in an “Operating Account,” under Owner’s name. Manager will be a signatory on the Operating Account. All costs and expenses related to the operation of the business will be paid from the Operating Account. As consideration for the services provided by the Manager, the Manager will receive all profits derived from operating the Business. The full, faithful, timely payment and performance by Purchaser of all obligations set forth in the APA and the Management Agreement are unconditionally and irrevocably guaranteed by Albert Aminpour, Michael Aminpour and Tony Frazier, who have executed a personal guarantee (the “Guarantee”) for the benefit or ARC WingHouse LLC.

Agreement to Guarantee Obligations

On September 20, 2021, Seenu G Kasturi agreed to allocate the balance owed under the “Agreement to Guaranty Obligations” to the principal investment made by ARC Fat Patty’s LLC in connection with the Bremer Bank National Association Promissory Note assignment. As a result, the “Agreement to Guaranty Obligations” has been satisfied in full and the Bremer Bank Note Assignment balance reduced commensurately.

Franchise Disclosure Document for ARC WingHouse

On August 23, 2021 ARC WingHouse completed its Franchise Disclosure Document (FDD). ARC WingHouse intends to begin the process of re-franchising most of our company owned stores and develop our Franchisee base to meet a ratio relative to industry average ratios between corporate stores and franchised stores.

On January 12,2021, ARC Grouip Inc funded the Settlement Agreement and Mutual Releasee by and between ARC Group, Inc. and Richard W. Akam. The Company and Akam were parties to that certain Employment Agreement, dated January 22, 2013, as amended by that certain First Amendment to Employment Agreement dated January 31, 2017 and that certain Second Amendment to Employment Agreement, dated January 2, 2019 (collectively, the “Employment Agreement”). Pursuant to the termination and subsequent settlement agreement, ARC Group Inc purchased Akam’s outstanding 242,720 shares for $0.29 per share. The net amount of the settlement was $100,000, of which $70,388.80 was allocated to the purchase of Akam’s company stock at $0.29 per share and the remaining $29,611.20 allocated as the cash settlement portion of the settlement agreement.

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PART I – FINANCIAL INFORMATION

Item 1. Financial Statements.

ARC Group, Inc.

Condensed Consolidated Balance Sheets

	June 30	December 31,
	2021	2020
	(Unaudited)
Assets

Cash and cash equivalents	$3,309,783	$2,560,870
Restricted cash	2,260,000	2,260,000
Accounts receivable, net	608,012	661,280
Ad funds receivable, net	42,974	125,658
Interest receivable	383,165	54,708
Other receivables	38,397	56,821
Prepaid expenses	528,666	799,701
Inventory	947,749	836,401
Other current assets	4,071	12,142

Total current assets	8,122,817	7,367,581

Deposits	319,490	315,251
Intangible assets, net	6,157,145	6,159,029
Notes receivable, net of Current Portion	4,030,191	4,030,191
Property and equipment, net	4,391,508	4,225,865
Operating lease right-of-use assets	36,683,487	39,736,532
Financing lease right-of-use assets, net	9,312,729	9,598,183
Goodwill	11,246,738	11,246,738

Total assets	$80,264,105	$82,679,370

Liabilities and stockholders’ equity / (deficit)

Accounts payable and accrued expenses	$3,644,238	$5,993,004
Accounts payable and accrued expenses – related party	1,692,005	1,965,524
Other payables	-	5,540
Accrued interest	608,848	352,516
Settlement agreements payable	895,346	298,844
Accrued legal contingency	183,326	179,445
Contingent consideration	55,356	55,356
Deferred franchise fees	25,176	30,176
Gift card liabilities	377,164	396,866
Operating lease liability	1,487,694	1,500,698
Financing lease liability	250,103	234,750
Notes payable, net	2,776,729	1,461,237
Notes payable – related party, net	6,666,026	4,135,112
Put option	1,536,911	1,536,911

Total current liabilities	$20,198,922	$18,145,979

Deferred franchise fees, net of current portion	140,090	179,590
Operating lease liability, net of current portion	36,570,249	39,794,855
Financing lease liability, net of current portion	10,643,274	10,771,579
Notes payable, net of current portion	19,947,740	22,418,970

Total liabilities	$87,500,275	$91,310,973

Stockholders’ equity / (deficit):

Class A common stock – $0.01 par value: 100,000,000 shares authorized 7,399,557 and 7,604,777 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	$73,997	$76,048
Series A convertible preferred stock – $0.01 par value: 1,000,000 shares authorized, 449,581 outstanding at June 30, 2021 and December 31, 2020, respectively	4,496	4,496
Series B convertible preferred stock – $0.01 par value: 2,500,000 shares authorized, -0- outstanding at June 30, 2021 and December 31, 2020, respectively	-	-
Additional paid-in capital	4,794,280	4,849,679
Stock subscriptions payable	3,044,330	3,041,210
Non-controlling interest in ARC WingHouse	1,710,530	1,416,224
Accumulated deficit	(16,863,803)	(18,019,260)

Total stockholders’ equity / (deficit)	(7,236,170)	(8,631,603)

Total liabilities and stockholders’ equity / (deficit)	$80,264,105	$82,679,370

The accompanying notes are an integral part of these financial statements

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ARC Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	For the 3 Months Ended June 30,		For the 6 Months Ended June 30,
	2021	2020	2021	2020

Revenue:
Restaurant sales	$15,774,169	$9,112,500	$32,040,829	$24,756,786
Franchise and other revenue	291,853	160,920	473,529	342,596
Total net revenue	16,066,022	9,273,420	32,514,358	25,099,382

Operating expenses:
Restaurant operating costs:
Cost of sales	6,468,955	2,944,207	12,341,071	8,127,742
Labor	3,900,503	2,079,143	7,808,528	5,773,319
Occupancy	1,039,466	831,166	2,346,832	2,006,713
Other operating expenses	3,250,350	1,859,105	6,526,107	4,568,151
Professional fees	-	106,197	112,132	229,009
Employee compensation expense	2,302,407	1,354,912	4,225,153	3,300,647
General and administrative expenses	509,708	868,186	1,384,099	2,356,207

Total operating expenses	17,471,389	10,042,916	34,743,922	26,361,788

Loss from operations	(1,405,367)	(769,496)	(2,229,564)	(1,262,406)

Other (expense) / income:
Interest expense	(508,525)	(437,214)	(941,603)	(860,599)
(Loss) on asset disposal	-	(24,623)	-	(2,025,631)
Gain from PPP loan forgiveness	4,542,860	-	4,542,860	-
Gain from EIDL loan forgiveness	10,000	-	10,000	-
(Loss) from settlement	(695,031)	-	(695,031)	-
Gain from lease modification	251,452	-	251,452	-
Other income	716,944	18,416	511,648	156,210

Total other (expense) / income	4,317,700	(443,421)	3,679,326	(2,730,020)

Net Income (loss)	$2,912,333	$(1,212,917)	$1,449,762	$(3,992,426)
Net income (loss) from non-controlling interests	354,505	(36,361)	294,305	(237,430)
Net income (loss) attributable to common shareholders	2,557,828	(1,176,556)	1,155,457	(3,754,996)

Net income (loss) per share – basic	$0.36	$(0.17)	$0.20	$(0.55)

Net income (loss) per share – diluted	0.33	(0.17)	0.15	(0.55)

Weighted average number of shares outstanding – basic	7,399,557	7,496,874	7,408,921	7,469,951

Weighted average number of shares outstanding – diluted	7,862,089	7,496,874	7,871,453	7,469,951

The accompanying notes are an integral part of these financial statements

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ARC Group, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2021	2020

Cash flows from operating activities

Net income (loss)	$1,449,762	$(3,992,426)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	426,732	753,154
Write off of Fixed Assets	-	2,025,631
Gain from PPP loan forgiveness	(4,542,860)	-
Gain from EIDL loan forgiveness	(10,000)	-
Redemption of common stock	(70,389)	-
Gain from lease modification	(251,452)	-
Amortization of operating lease right-of-use assets	3,053,045	343,560
Amortization of financing lease right-of-use assets	374,928	287,031
Amortization of intangible assets	1,884	1,884
Amortization of debt discount	15,347	15,524
Stock-based compensation expense	16,058	56,779

Changes in operating activities:
Accounts receivable	53,268	(16,385)
Ad fund receivable	11,734	(25,340)
Payments on operating lease liability	(3,237,610)	(320,744)
Other receivables	18,424	(34,574)
Prepaid expenses	271,035	204,443
Inventory	(111,348)	100,904
Deposits	(4,239)	24,694
Other current assets	8,071	24,815
Accounts payable and accrued liabilities	(2,097,974)	688,628
Accounts payable and accrued liabilities – related party	244,167	239,765
Settlement agreements payable	596,502	5,621
Accrued legal settlement	3,881	3,904
Deferred franchise fees	(44,500)	56,875
Gift card liabilities	(19,702)	262,351
Seller Payable	-	(312,000)
Net cash (used by) provided by operating activities	(3,845,056)	369,399

Cash flows from investing activities
Interest receivable	(257,507)	—
Repayments of notes receivable	-	1,276
Purchases of fixed assets	(592,375)	(89,691)
Net cash (used by) investing activities	(849,882)	(88,415)

Cash flows from financing activities

Proceeds from issuance of notes payable	4,330,827	6,715,923
Proceeds from issuance of notes payable – related party	2,623,258	—
Repayments of notes payable – related party	(414,954)	(709,256)
Repayments of notes payable	(982,328)	(604,006)
Payments on financing lease liability	(112,952)	(97,310)
Net cash (used) / provided by financing activities	5,443,851	5,305,351

Net decrease in cash and cash equivalents	748,913	5,586,335
Cash and cash equivalents, beginning of period	4,820,870	3,370,066

Cash and cash equivalents, end of period	5,569,783	8,956,401

Supplemental disclosure of cash flow information

Cash paid for interest	$313,015	$357,853
Cash paid for income taxes	$-	$-

Schedule of non-cash transactions
Change in non-controlling interest	$294,305	$237,430

The accompanying notes are an integral part of these financial statements

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ARC Group, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Description of Business

ARC Group, Inc., a Nevada corporation (the “Company”), was incorporated in April 2000. The Company’s business is focused primarily on the development of the Dick’s Wings & Grill® restaurant franchise (“Dick’s Wings”), the Fat Patty’s® restaurant concept (“Fat Patty’s”), and the WingHouse Bar & Grill® restaurant concept (“WingHouse”), and the acquisition of financial interests in other restaurant brands. The Dick’s Wings concept is currently comprised of its traditional Dick’s Wings restaurants and non-traditional units like the Dick’s Wings concession stands that the Company has at TIAA Bank Field (formerly EverBank Field) and Jacksonville Veterans Memorial Arena in Jacksonville, Florida. The Fat Patty’s and WingHouse concepts are currently comprised of their traditional Fat Patty’s and WingHouse restaurants, respectively.

On October 11, 2019, the Company acquired substantially all of the assets of WingHouse. WingHouse was comprised of 24 company-owned restaurants located in Florida.

At June 30, 2021, the Company had 20 Dick’s Wings restaurants and nine Dick’s Wings concession stands, four Fat Patty’s restaurants and 19 WingHouse restaurants. Of the 20 Dick’s Wings restaurants, 16 were located in Florida and four were located in Georgia. The Company’s Dick’s Wings concession stands were also located in Florida. Four of the Company’s Dick’s Wings restaurants were owned by the Company, and the remaining 17 restaurants were owned and operated by franchisees. The Company’s Dick’s Wings concession stands were also owned by the Company. Of the four Fat Patty’s restaurants, three were located in West Virginia and one was located in Kentucky. All four of the Fat Patty’s restaurants were owned by the Company. All of the Company’s WingHouse restaurants were located in Florida and were owned by the Company.

Note 2. Significant Accounting Policies

This summary of significant accounting policies is provided to assist the reader in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes thereto are representations of the Company’s management. The Company’s management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the consolidated financial statements.

Basis of Presentation

The Company’s consolidated financial statements have been prepared using GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. All intercompany accounts and transactions were eliminated in consolidation.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the Company’s consolidated financial statements for the 2020 fiscal year have been reclassified to conform to the 2021 fiscal year presentation. These reclassifications did not result in any change to the previously reported total assets, net income or stockholders’ deficit.

Segment Disclosure

The Company has both Company-owned restaurants and franchised restaurants, all of which operate in the full-service casual dining industry in the United States. Pursuant to the standards of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting (“ASC 280”), the Company’s Chief Executive Officer, who comprises the Company’s Chief Operating Decision Maker function for the purposes of ASC 280, concluded that the Company has two segments for reporting purposes, which are Company-owned restaurants and franchise operations.

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Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less on the date of purchase to be cash equivalents in accordance with ASC Topic 305, Cash and Cash Equivalents. The balance of cash, cash equivalents, and restricted cash was $5,569,783 and $4,820,870 as of June 30, 2021 and December 31, 2020, respectively.

ARC Group Inc.

Cash Reconciliation to the Statements of Cash Flows

	June 30,	December 31,
	2021	2020

Cash and cash equivalents	$3,309,783	$2,560,870
Restricted cash	2,260,000	2,260,000
	$5,569,783	$4,820,870

Accounts Receivable

Accounts receivable are recorded in accordance with ASC Topic 310, Receivables. Accounts receivable consists primarily of credit card receivables, receivables for leasehold improvements, royalties and franchise fees due from franchisees, and vendor allowances. Accounts receivable, net of the allowance for doubtful accounts, represents the estimated net realizable value of the Company’s accounts receivable. The allowance for doubtful accounts is the estimate of the probable credit losses in the Company’s accounts receivable based on a review of account balances. Provisions for doubtful accounts are recorded based on historical collection experience, the age of the receivables and current economic conditions. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recoverability is considered remote.

The accounts receivable balances at June 30, 2021 and December 31, 2020 were comprised primarily of credit card sales by Company-owned restaurants, royalties due from the Company’s franchisees, and sales proceeds due from the concessionaire of the Company’s concessions stands, all of which the Company collected in full in April 2020 and January 2020, respectively. Accordingly, the allowance for doubtful accounts was zero at June 30, 2021 and December 31, 2020.

Other Receivables

Other receivables was comprised primarily of receipts from sales by Company-owned Fat Patty’s restaurants to third-party delivery services, such as GrubHub, Door Dash and Uber Eats.

Inventory

Inventory consists primarily of food and beverage products and is accounted for at the lower of cost or net realizable value using the first in, first out method of inventory valuation in accordance with ASC Topic 330, Inventory. Cash flows related to inventory sales are classified in net cash used by operating activities in the consolidated statements of cash flows.

Intangible Assets, Net

The Company acquired various intangible assets in connection with the acquisition of Fat Patty’s. The intangible assets were comprised of a tradename and a non-compete agreement. The Company amortizes the non-compete agreement on a straight-line basis over the expected period of benefit, which is five years. The tradename has an indefinite life and is not subject to amortization but tested for impairment on an annual basis. The Company recognized $942, and $1,884 of amortization expense for the non-compete agreement during the three-month and six-month periods ended June 30, 2021 and June 30, 2020, respectively.

Property and Equipment, Net

Property and equipment is recorded at cost, less accumulated depreciation, in accordance with ASC Topic 360, Property, Plant and Equipment (“ASC 360”). Depreciation is calculated using the straight-line basis over the estimated useful lives of the assets. Leasehold improvements, which include the cost of improvements funded by landlord incentives or allowances, are amortized using the straight-line method over the lesser of the term of the lease, with consideration of renewal options if renewals are reasonably assured because failure to renew would result in an economic penalty, or the estimated useful lives of the assets. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of major improvements to the Company’s property and equipment are capitalized. The cost of maintenance and repairs that do not improve or extend the life of the applicable assets is expensed as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reported in the period realized.

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Long-Lived Assets

The Company reviews long-lived assets for impairment at least quarterly or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable in accordance with ASC 360. Assets are reviewed at the lowest level for which cash flows can be identified, which is at the individual restaurant level. The Company evaluates the recoverability of a restaurant’s long-lived assets, including buildings, intangibles, leasehold improvements, furniture, fixtures, and equipment over the remaining life of the primary asset in the asset group, after considering the potential impact of planned operational improvements, marketing programs, and anticipated changes in the trade area. In determining future cash flows, significant estimates are made by management with respect to future operating results for each restaurant over the remaining life of the primary asset in the asset group. If assets are determined to be impaired, the impairment charge is measured by calculating the amount by which the asset carrying amount exceeds its fair value based on the Company’s estimate of discounted future cash flows.

The Company accounts for exit or disposal activities, including restaurant closures, in accordance with ASC Topic 420, Exit or Disposal Cost Obligations. Such costs include the cost of disposing of the assets as well as other facility-related expenses from previously closed restaurants. These costs are generally expensed as incurred. Additionally, at the date the Company ceases using a property under an operating lease, it records a liability for the net present value of any remaining lease obligations, net of estimated sublease income. Any subsequent adjustments to that liability as a result of lease termination or changes in estimates of sublease income are recorded in the period incurred.

Financial Instruments

The Company accounts for its financial instruments in accordance with ASC Topic 825, Financial Instruments, which requires the disclosure of fair value information about financial instruments when it is practicable to estimate that value.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. In accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), the Company determines fair value using a fair value hierarchy that distinguishes between market participant assumptions developed based on market data obtained from sources independent of the Company, and the Company’s own assumptions about market participant assumptions developed based on the best information available in the circumstances.

The levels of fair value hierarchy are:

Level 1: Quoted prices in active markets for identical assets and liabilities at the measurement date;

Level 2: Observable inputs other than quoted prices included in Level 1, such as: (i) quoted prices for similar assets and liabilities in active markets, (ii) quoted prices for identical or similar assets and liabilities in markets that are not active, and (iii) other inputs that are observable or can be corroborated by observable market data; and

Level 3: Unobservable inputs for which there is little or no market data available.

A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Company. The Company considers observable data to be market data that is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. In contrast, the Company considers unobservable data to be data that reflects the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

General Advertising Fund

The Company has established a general advertising fund that it uses to pay for advertising costs, sales promotions, market research and other support functions intended to maximize general public recognition and acceptance of the Dick’s Wings franchise. Company-owned and franchised restaurants are required to contribute at least 1%, but not more than 2%, of their gross revenue to the Company’s general advertising fund. The Company accounts for cash and cash equivalents held by the general advertising fund as restricted cash on its consolidated balance sheets. The restricted cash of this fund is classified as current if it is expected to be utilized to fund short-term obligations of the general advertising fund. The Company did not have any restricted cash associated with its general advertising fund at June 30, 2021 or December 31, 2020, respectively. Contributions made by franchisees to the general advertising fund and marketing and advertising expenses paid by the general advertising fund were recognized as revenue and expenses during the six-month periods ended June 30, 2021 and June 30, 2020, respectively.

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Goodwill

Goodwill represents the excess purchase price over the estimated fair value of net assets acquired as of the acquisition date. The Company tests goodwill for impairment on an annual basis and between annual tests when impairment indicators are identified, and goodwill is written down when impaired. For its annual goodwill impairment test in all periods to date, the Company has operated under multiple reporting units and the fair value of its reporting units has been determined by the Company’s enterprise value. For its annual impairment test, the Company completed a quantitative assessment and determined that there was no impairment of goodwill. The Company also considered potential impairment indicators of goodwill at December 31, 2020 and noted no indicators of impairment.

Other Payables

Other payables was comprised primarily of accounts payable owed to the former owner of Fat Patty’s for alcohol and other items purchased by him in connection with the operation of the concept.

Revenue Recognition

The Company generates revenue from two primary sources: (a) retail sales at company-operated restaurants; and (b) franchise revenue, which consists of royalties based on a percentage of sales reported by franchised restaurants, funds contributed by franchisees to the Company’s general advertising fund, and initial and renewal franchise license fees.

Revenue From Company-Owned Restaurants

Revenue from company-owned restaurants is primarily recognized as customers pay for products at the point of sale. The Company reports Company-owned restaurant revenues net of sales and use taxes collected from customers and remitted to governmental taxing authorities.

Revenue From Franchised Restaurants

The Company grants individual restaurant franchises to operators in exchange for initial franchise license fees and continuing royalty payments.

Initial and renewal franchise license fees are payable by the franchisee upon a new restaurant opening or renewal of an existing franchise agreement. Under franchise agreements, the Company provides franchisees with: (a) a franchise license, which includes a non-exclusive license to our intellectual property for the duration of the franchise agreement and where the Company manages a marketing or co-op advertising fund, advertising and promotion management; (b) pre-opening services, such as training and inspections; and (c) ongoing services, such as development of training materials and menu items and restaurant monitoring and inspections. The services that the Company provides are highly interrelated and dependent on the franchise license, so the Company does not consider the services to be individually distinct and therefore accounts for them as a single performance obligation. The performance obligation is satisfied by providing a right to use the Company’s intellectual property over the term of each franchise agreement. Accordingly, initial and renewal franchise fees are recognized as revenue on a straight-line basis over the term of the respective agreement.

The Company’s performance obligation under area development agreements generally consists of an obligation to grant exclusive development rights for a particular geographic region over a stated term. These development rights are not distinct from franchise agreements and are creditable towards the initial franchise license fee, so upfront fees paid by franchisees for exclusive development rights are deferred and allocated to the appropriate franchise restaurant when the franchise agreement is executed.

Franchise royalty revenues represents sales-based royalties that are related entirely to the Company’s performance obligation under the franchise agreement. Continuing franchise royalty revenues are based on a percentage of monthly sales and are recognized on the accrual basis as franchise sales occur. In certain circumstances, the Company may reduce or waive franchise license fees and/or the franchise royalty percentage for a period of time.

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Franchises contributions to the Company’s general advertising funds are calculated as a percentage of monthly sales. Contributions to the fund generally represent sales-based or fixed monthly fee amounts that are related entirely to the Company’s performance obligation under the franchise agreement and are recognized as franchise sales occur.

ASC Topic 606

On January 1, 2018, the Company adopted the provisions of ASC Topic 606, Revenue From Contracts With Customers (“ASC 606”). ASC 606 supersedes the current revenue recognition guidance, including industry-specific guidance. ASC 606 provides a single framework in which revenue is required to be recognized to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services. The Company adopted this new guidance effective the first day of fiscal year 2018, using the modified retrospective method of adoption. Under this method, the cumulative effect of initially adopting the guidance was recognized as an adjustment to the opening balance of equity at January 1, 2018.

Franchise Fees

ASC 606 impacted the timing of recognition of franchise fees. Under previous guidance, these fees were typically recognized upon the opening of restaurants. Under ASC 606, the fees are deferred and recognized as revenue over the term of the individual franchise agreements. The effect of the required deferral of fees received in a given year will be mitigated by the recognition of revenue from fees retrospectively deferred from prior years. The Company recognized $16,188 and $24,500 of deferred franchise fees as income during the three- and six month periods ending June 30, 2021 and recognized $7,813 and $15,625 of deferred franchise fees as income during the three- and six-month periods ended June 30, 2020, respectively. The carrying value of the Company’s deferred franchised fees was $165,266 and $209,766 at June 30, 2021 and December 31, 2020, respectively.

Advertising Funds

ASC 606 also impacted the accounting for transactions related to the Company’s general advertising fund. Under previous guidance, franchisee contributions to and expenditures by the fund were not included in the Company’s condensed consolidated financial statements. Under ASC 606, the Company records contributions to and expenditures by the fund as revenue and expenses within the Company’s condensed consolidated financial statements. The Company recognized contributions to and expenditures by the fund of $70,355 and $55,294 during the six-month periods ended June 30, 2021 and June 30, 2020, respectively.

Gift Card Funds

Additionally, ASC 606 impacted the accounting for transactions related to the Company’s gift card program. Under previous guidance, estimated breakage income on gift cards was deferred until it was deemed remote that the unused gift card balance would be redeemed. Under ASC 606, breakage income on gift cards is recognized as gift cards are utilized. The effect of this change on the Company’s condensed consolidated financial statements was negligible.

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Disaggregation of Revenue

The following table disaggregate revenue by primary geographical market and source:

	3 Months	3 Months	6 Months	6 Months
	Ended	Ended	Ended	Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Primary Geographic Area
Florida	$13,389,877	$7,693,465	$27,254,643	$20,976,718
Georgia	245,467	186,623	486,787	412,045
Kentucky	528,246	407,876	1,026,309	957,656
Louisiana	-	-	-	-
North Carolina	875	875	1,750	1,750
Texas	6,460	2,000	11,984	4,000
West Virginia	1,895,097	982,581	3,732,885	2,747,213
Total Revenue	$16,066,022	$9,273,420	$32,514,358	$25,099,382

Sources of Revenue
Restaurant Sales	$15,774,168	$9,112,500	$32,040,829	$24,756,785
Royalties	233,247	126,250	378,674	271,678
Franchise Fees	16,687	7,811	24,500	15,625
Advertising Fund Fees	41,920	26,859	70,355	55,294
Other Revenues	-	-	-	-
Total Revenue	$16,066,022	$9,273,420	$32,514,358	$25,099,382

Deferred Revenue

Deferred revenue consists of contract liabilities resulting from initial and renewal franchise license fees paid by franchisees, which are generally recognized on a straight-line basis over the term of the underlying franchise agreement, as well as upfront development fees paid by franchisees, which are generally recognized on a straight-line basis over the term of the underlying franchise agreement once it is executed or if the development agreement is terminated.

The following table presents changes in deferred franchise fees as of and for the six-month period ended June 30, 2021:

Deferred franchise fees at December 31, 2020	$209,766
Revenue recognized during the period	(24,500)
Refund paid	(20,000)
Deferred franchise fees at June 30, 2021	$165,266

Anticipated Future Recognition of Deferred Franchise Fees

The following table presents the estimated franchise fees to be recognized in the future related to performance obligations that were unsatisfied as of June 30, 2021:

Franchise
Year	Fees Recognized
2021 (remaining six months)	$12,801
2022	24,750
2023	22,387
2024	21,750
2025	15,954
Thereafter	67,624
Total	$165,266

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The Company reviewed all other significant newly-issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations or that no material effect is expected on the Company’s condensed consolidated financial statements as a result of future adoption.

Note 3. Net (Loss) / Income Per Share

The Company calculates basic and diluted net (loss) / income per share in accordance with ASC Topic 260, Earnings per Share. Basic net (loss) / income per share is based on the weighted-average number of shares of the Company’s common stock outstanding during the applicable period and is calculated by dividing the reported net (loss) / income for the applicable period by the weighted-average number of shares of common stock outstanding during the applicable period. Diluted net (loss) / income per share is calculated by dividing the reported net (loss) / income for the applicable period by the weighted-average number of shares of common stock outstanding during the applicable period, as adjusted to give effect to the exercise or conversion of all potentially dilutive securities outstanding at the end of the applicable period.

	June 30, 2021	June 30, 2020
Revenue	$32,514,358	$25,099,382
Loss from continuing operations	$(2,229,564)	(1,262,406)
Net income (loss)	$1,449,762	(3,992,426)
Net Income (loss) Attributed to Shareholders	$1,155,457	(3,754,996)
Net income (loss) per share – basic	$0.20	$(.55)
Net income (loss) per share – diluted	$0.15	$(.55)
Weighted average number of shares outstanding – basic	7,408,921	7,469,951
Weighted average number of shares outstanding – diluted	7,871,453	7,469,951

Note 4. Inventory

Inventory was comprised of the following at June 30, 2021 and December 31, 2020, respectively:

	June 30, 2021	Dec 31,2020
Food	$492,410	$436,093
Beverages	455,339	400,308
Total	$947,749	$836,401

Note 5. Property and Equipment, Net

Property and equipment was comprised of the following at June 30, 2021 and December 31, 2020, respectively:

	June 30, 2021	Dec 31,2020
Land, buildings and improvements	$-	$-
Leasehold improvements	3,517,579	3,374,952
Furniture, fixtures and equipment	5,184,024	4,734,279
Subtotal	8,701,603	8,109,231
Less: accumulated depreciation	(4,310,095)	(3,883,366)
Total	$4,391,508	$4,225,865

Depreciation expense was $200,201 and $426,732 during the three- and six-month periods ended June 30, 2021, respectively, and was $229,911 and $753,154 during the three- and six-month periods ended June 30, 2020, respectively.

The Company purchased $592,375 of fixed assets for the six-month period of June 30, 2021, and $89,691 for the  six-month period of June 30, 2020.

In 2020, the Company incurred a loss of $2,025,631 from a write-off of fixed assets as a result of the the closure of the Doral, Gainsville and Davie WingHouse restaurant locations that occurred in 2019.

Note 6. Intangible Assets

The Company acquired various intangible assets in connection with the acquisition of Fat Patty’s, and WingHouse. Intangible assets include a tradename valued at $770,000 and a non-compete agreement valued at $18,840 for a total of $788,840 on August 30, 2018, which is the date the acquisition of Fat Patty’s was completed, and $5,380,000 for a trademark on October 11, 2019, the WingHouse acquisition date. The Company amortizes the non-compete agreement on a straight-line basis over the expected period of benefit, which is five years. The tradename has an indefinite life and is not subject to amortization but tested for impairment on an annual basis. The Company recognized $942 and $1,884 of amortization expense on the non-compete agreement during the three- and six-month period ended June 30, 2021. Accordingly, the Company had total intangible assets of $6,157,145 at June 30, 2021.

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The following table presents the future amortization expense to be recognized from the Company’s intangible assets at June 30, 2021:

Year	Amortization Expense to be Recognized
2021 (remaining 6 months)	$1,884
2022	3,768
2023	1,493
Total	$7,145

Note 7. Fair Value Measurements

On December 19, 2016, the Company acquired all of the issued and outstanding membership interests of Seediv, LLC, a Louisiana limited liability company (“Seediv”), from Seenu G. Kasturi for $600,000 and an earn-out payment. Seediv is the owner and operator of the Dick’s Wings & Grill restaurant located at 100 Marketside Avenue, Suite 301, in the Nocatee development in Ponte Vedra, Florida (the “Nocatee Restaurant”) and the Dick’s Wings & Grill restaurant located at 6055 Youngerman Circle in Argyle Village in Jacksonville, Florida (the “Youngerman Circle Restaurant”; together with the Nocatee Restaurant, the “Nocatee and Youngerman Circle Restaurants”).

In connection with the acquisition of Seediv, the Company agreed to pay contingent consideration in the form of an earn-out payment. The Company determined that the fair value of the liability for the contingent consideration was estimated to be $20,897 at the acquisition date. The Company determined the fair value of the contingent consideration based on a probability-weighted approach derived from earn-out criteria estimates and a probability assessment with respect to the likelihood of achieving the earn-out criteria. The measurement was based upon significant inputs not observable in the market, including internal projections and an analysis of the target markets. The resultant probability-weighted contingent consideration was discounted using a discount rate based upon the weighted-average cost of capital.

As of December 31, 2017, the Company calculated the earnout payment in accordance with the provisions of the membership interest purchase agreement and determined that the earnout payment was $199,682. The Company recognized additional Seediv compensation expense in the amount of $178,785 during the year ended December 31, 2017 in connection with the earnout payment and the liability for the contingent consideration was increased by $178,785 to $199,682 at December 31, 2017. The Company made payments in the amount of $144,326 to Mr. Kasturi with respect to the earnout payment during the year ended December 31, 2018. The Company did not make any payments to Mr. Kasturi in 2020, nor during the six-month period ended June 30, 2021. Accordingly, the outstanding balance of contingent consideration was $55,356 at June 30, 2021 and December 31, 2020, respectively.

The following table presents the contingent consideration recorded by the Company in connection with the acquisition of Seediv within the fair value hierarchy utilized to measure fair value on a recurring basis at June 30, 2021 and December 31, 2020, respectively:

	Level 1	Level 2	Level 3
June 30, 2021	$-	$55,356	$-
December 31, 2020	$-	$55,356	$-

The earnout payment was to be calculated based on the earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Nocatee and Youngerman Circle Restaurants during the year ended December 31, 2017. As of December 31, 2017, the EBITDA for the Nocatee and Youngerman Circle Restaurants was utilized to compute the ending contingent consideration liability. As a result, the fair value measurement of the contingent consideration represented a Level 2 fair value measurement at June 30, 2021 and December 31, 2020 because it was based on other significant observable inputs.

The Company’s other financial instruments consist of cash and cash equivalents, accounts and ad fund receivables, notes receivable, operating and financing lease right-of-use assets and liabilities, accounts payable, accrued expenses and notes payable. The estimated fair values of the cash and cash equivalents, accounts and ad fund receivables, notes receivable, accounts payable, accrued expenses and notes payable (and the related beneficial conversion feature associated with the notes payable) approximate their respective carrying amounts due to the short-term maturities of these instruments. The estimated fair value of the financing and operating lease right-of-use assets and liabilities approximated their respective carrying amounts as the interest rate used in calculating the right-of-use-assets and liabilities approximated the interest rate on the outstanding debt.

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Note 8. Notes Receivable

Assignment of Bremer Bank Debt

On October 28, 2020, ARC Fat Patty’s and Bremer Bank, National Association, a national banking association (“Bremer Bank”), entered into that certain Assignment Agreement (the “Assignment”) pursuant to which Bremer Bank assigned all of its right, title and interest to a promissory note in the principal amount of $8,000,000 issued by Wisconsin Apple, LLC, a Louisiana limited liability company owned by Seenu G. Kasturi, the Company’s Chief Executive Officer, and the other related loan documents to ARC Fat Patty’s for $4,000,000 (the “Investment Principal”). The note had a remaining outstanding principal amount owed of $7,691,034 (the “Bremer Principal”) on the date of the transaction.

Pursuant therewith, Wisconsin Apple LLC, Louisiana Apple LLC, and Seenu Kasturi (the “Guarantors”) collectively guarantee (the “Guarantee”) the $4,000,000 principal investment made by ARC Fat Patty’s LLC in connection with the Bremer Bank National Association Promissory Note assignment. The Guarantors pledge   certain amounts owed to Seenu Kasturi by ARC Group Inc in the amounts of $622,929.17 and $2,646,091.01 in addition to the personal and business assets of the Guarantors. The terms of the Note as follows; Five percent (5%) interest only due and payable at each anniversary date calculated on the $4,000,000 Investment Principal in connection with the Assignment. All Bremer Principal and accrued but unpaid interest is due and payable in full on the earlier of: (i) the fifth (5th) anniversary of the date of the Assignment, or (ii) the sale of Wisconsin Apple LLC. The first of such interest only payment is due on or before October 27, 2021 in the amount of $204,647.59 (Two Hundred Four Thousand Six Hundred Forty Seven Dollars and 59 cents). The amount of interest receivable is $383,165 and $125,658 as of June 30, 2021 and December 31, 2020, respectively.

The carrying value of the Company’s outstanding notes receivable was $4,030,191 at June 30, 2021 and December 31, 2020, all of which was due from WI Apple, a related company owned by Seenu Katsuri.

Note 9. Debt Obligations

The Company entered into an unsecured loan with Blue Victory during the year ended December 31, 2017. The Company borrowed $2,381,793 and repaid $3,492,089 under the loan during the year ended December 31, 2020 and borrowed $2,623,258 and repaid $414,954 during six-month period ended June 30, 2021. Accordingly, the amount of principal outstanding under the loan was $2,208,304 at June 30, 2021. The Company recognized $32,205 and $39,866 of interest expense under the loan during the three- and six-month periods ended June 30, 2021, respectively, and recognized $16,864 and $36,727 of interest expense under the loan during the three- and six-month periods ended June 30, 2020, respectively.

On August 30, 2018, the Company entered into a secured convertible promissory note with Seenu G. Kasturi pursuant to which the Company borrowed $622,929 to help finance the Fat Patty’s Acquisition. At the date of the financing, because the effective conversion rate of the convertible note was less than the market value of the Company’s common stock, a beneficial conversion feature of $155,732 was recorded as a discount to the convertible note and an increase to additional paid in capital. The Company recorded a total of $31,132 for amortization of the discount to the convertible note during the year ended December 31, 2020. Accordingly, the amount of unamortized debt discount outstanding was $76,734 at December 31, 2020. The Company recorded $7,762 and $15,347 for amortization of the discount to the convertible note during the three- and six-month period ended June 30, 2021, respectively. Accordingly, the amount of unamortized debt discount outstanding was $61,297 at June 30, 2021, and the principal balance of the note net of unamortized debt discount outstanding was $622,929 at June 30, 2021. The Company recognized $9,314 and $18,526 of interest expense under the convertible note during the three- and six-month periods ended June 30, 2021, respectively, and recognized $9,314 and $18,627 of interest expense under the convertible note during the three- and six-month periods ended June 30, 2020, respectively.

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On October 11, 2019, ARC WingHouse entered into the Loan Agreement with City National Bank pursuant to which the Company borrowed $12,250,000 to help fund the acquisition of the WingHouse Concept. In connection therewith, ARC WingHouse issued the CNB Note in favor of City in the amount of $12,250,000. The Company repaid $384,434 and $859,854 under the loan during the three-month and six-month periods ended June 30, 2021, respectively. Accordingly, the amount of principal outstanding under the loan was $10,148,919 at June 30, 2021. The Company recognized $151,097 and $306,315 of interest expense under the loan during the three-month and six-month periods ended June 30, 2021, respectively.

In addition, on October 11, 2019, ARC WingHouse issued the KCT Note in favor of the Kasturi Children’s Trust in the amount of $1,250,000 pursuant to which ARC WingHouse borrowed the funds comprising the First ARCWH Deposit. No payments were made by ARC WingHouse under the KCT Note during the three-month and six-month periods ended June 30, 2021, respectively. Accordingly, the full principal amount of the KCT Note remained outstanding at June 30, 2021. The Company recognized $18,648 and $37,295 of interest expense under the loan during the three-month and six-month periods ended June 30, 2021, respectively.In addition, on October 11, 2019, ARC WingHouse issued the SW Note in favor of Soaring Wings in the amount of $1,000,000 pursuant to which ARC WingHouse borrowed the funds comprising the Second ARCWH Deposit. Accordingly, the full principal amount of the SW Note was paid in full in the year-ended December 31, 2020.

On October 13, 2020, Soaring Wings sold the SW Notes to Kasturi Childrens’ Trust. In connection therewith, Kasturi Childrens’ Trust and ARC WingHouse entered into allonges to each of the SW Notes pursuant to which: (i) the maturity dates of each of the SW Notes was extended to October 15, 2021, (ii) ARC WingHouse agreed to make quarterly interest payments of $17,882 on the First SW Note commencing January 1, 2021, and (iii) ARC WingHouse agreed to make quarterly interest payments of $12,500 on the Second SW Note commencing January 1, 2021.  ARC WingHouse elected to repay the SW Note balance in its entirety on December 29th, 2020.

On October 11, 2019, the Company and ARC WingHouse jointly issued a promissory note in favor of Soaring Wings in the amount of $792,100 pursuant to which the Company and ARC WingHouse agreed to repay funds utilized by Soaring Wings to pay various accrued but unpaid expenses of ARC WingHouse (the “Second SW Note”; together with the First SW Note, the “SW Notes”). Interest accrues under the Second SW Note at a rate of nine percent (9%) per annum commencing May 1, 2020. The entire principal balance of the Second SW Note Plus all accrued interest due and payable on December 31,2020.

On October 13, 2020, Soaring Wings sold the second SW Note note to Kasturi Childrens’ Trust. In connection therewith, Kasturi Childrens’ Trust and ARC WingHouse entered into allonges to each of the SW Notes pursuant to which: (i) the maturity was extended to October 15, 2021, (ii) ARC WingHouse agreed to make quarterly interest payments of  $12,500 on the Second SW Note commencing January 1, 2021.  ARC WingHouse elected to repay the SW Note balance in its entirety with the final payment made on December 1, 2020.

First Round of Paycheck Protection Program Loans

Between April 15, 2020 and April 17, 2020, the Company and each of ARC WingHouse, Seediv, ARC Fat Patty’s, DWAG Tallahassee, LLC, a Florida limited liability company that is a wholly-owned subsidiary of the Company, and DWAG Valdosta, LLC, a Georgia limited liability company that is a wholly-owned subsidiary of the Company (“DWAG Valdosta”), executed loan documents for loans in the aggregate amount of $6,064,560 for which City National Bank served as lender pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”). On April 19, 2020, the Company learned that the loans had been funded and closed. The remaining balance as of June 30, 2021 was $788,256.

The loans are evidenced by promissory notes issued by the borrowers in favor of City National Bank. The notes have a term of two years and bear interest at a rate of one percent (1%) per year. Monthly principal and interest payments will commence on the six-month anniversary of the loans. The borrowers may prepay the loans at any time without incurring any prepayment penalties. Under the terms of the loans, up to the entire amount of principal and accrued interest may be forgiven to the extent the proceeds of the loans are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the SBA. The notes provide for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and certain material adverse events.

ARC WingHouse applied for and received complete forgiveness of the $4,542,860 loan it received under the PPP loan program. Principal and accrued interest were fully forgiven on June 8, 2021. As authorized by Section 1106 of the CARES Act, SBA has remitted to the Lender of Record the payment for forgiveness of the Borrower’s Paycheck Protection Program (PPP) loan.

ARC Fat Patty’s applied for and received complete forgiveness of the $884,600 loan it received under the PPP loan program. Principal and accrued interest were fully forgiven on November 25, 2020. As authorized by Section 1106 of the CARES Act, SBA has remitted to the Lender of Record the payment listed above for forgiveness of the Borrower’s Paycheck Protection Program (PPP) loan.

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On May 15, 2021, the Company recognized $10,000 of other income as a result of the forgiveness of the EIDL loan.

ARC Fat Patty’s Main Street Loan

On September 18, 2020 ARC Fat Patty’s, LLC, a wholly-owned subsidiary of the Company (“ARC Fat Patty’s”) executed a Loan and Security Agreement, a Promissory Note, and related documents for a loan in the aggregate amount of $4,369,860 for which City National Bank of Florida (“City National Bank”) served as lender pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. On September 24, 2020, the Company learned that the Loans had been funded and closed.

The note has a term of five years and bears interest at a rate per annum equal to: (i) the London Interbank Offered Rate for 30-day U.S. dollar deposits as published in the “Money Rates” column of the local edition of The Wall Street Journal, plus (ii) three percent (3%). Commencing on October 18, 2021 and continuing on the eighteenth (18th) day of each month thereafter, ARC Fat Patty’s shall make consecutive monthly payments of accrued interest. On September 18, 2023 and September 18, 2024, ARC Fat Patty’s must make an annual payment of principal plus accrued but unpaid interest in an amount equal to fifteen percent (15%) of the outstanding principal balance of the note (inclusive of accrued but unpaid interest). The entire outstanding principal balance of the note together with all accrued and unpaid interest is due and payable in full on September 18, 2025. ARC Fat Patty’s may prepay the loan at any time without incurring any prepayment penalties. The note provides for customary events of default, including, among others, those relating to a failure to make payment, bankruptcy, breaches of representations and covenants, and the occurrence of certain events. As security for the Note, ARC Fat Patty’s granted City National Bank a security interest in and to any and all of its property.

The principal amount is $4,293,913 as of June 30, 2021. The Company recognized $69,765 and $106,991 of interest expense under the loan during the three-month and six-month periods ended June 30, 2021, respectively.

Transfer of Soaring Wings Promissory Notes

On October 15, 2020, Soaring Wings sold the SW Notes to the Kasturi Children’s Trust for $625,000. In connection therewith, the Kasturi Children’s Trust and ARC WingHouse entered into allonges to each of the SW Notes pursuant to which: (i) the maturity dates of each of the SW Notes was extended to October 15, 2021, (ii) ARC WingHouse agreed to make quarterly interest payments of $17,882 on the First SW Note commencing January 1, 2021, and (iii) ARC WingHouse agreed to make quarterly interest payments of $12,500 on the Second SW Note commencing January 1, 2021. All principal and accrued but unpaid interest is due in full on the maturity dates of the SW Notes.

ARC WingHouse Main Street Loan

On October 22, 2020, ARC WingHouse executed a Loan and Security Agreement, a Promissory Note, and related documents for a loan in the aggregate amount of $3,180,900 for which City National Bank served as lender pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. On October 27, 2020, the Company learned that the Loans had been funded and closed. The note has a term of five years and bears interest at a rate per annum equal to: (i) the London Interbank Offered Rate for 30-day U.S. dollar deposits as published in the “Money Rates” column of the local edition of The Wall Street Journal, plus (ii) three percent (3%). Commencing on November 22, 2021 and continuing on the twenty-second (22nd) day of each month thereafter, ARC WingHouse shall make consecutive monthly payments of accrued interest. On October 22, 2023 and October 22, 2024, ARC WingHouse must make an annual payment of principal plus accrued but unpaid interest in an amount equal to fifteen percent (15%) of the outstanding principal balance of the note (inclusive of accrued but unpaid interest). The entire outstanding principal balance of the note together with all accrued and unpaid interest is due and payable in full on October 22, 2025. ARC WingHouse may prepay the loan at any time without incurring any prepayment penalties. The note provides for customary events of default, including, among others, those relating to a failure to make payment, bankruptcy, breaches of representations and covenants, and the occurrence of certain events. As security for the note, ARC WingHouse granted City National Bank a security interest in and to any and all of its property. As of June 30,2021 the outstanding balance of the Main Street Loan was $3,180,900 and accrued $49,214.19 in interest expense during the six months ending June 30, 2021.

Agreement to Guaranty Obligations

In connection with the completion of the WingHouse Asset Acquisition, Seenu G. Kasturi executed multiple guaranties guaranteeing all of ARC WingHouse’s obligations under the following; (i) the CNB Note, (ii) the SW Note, (iii) the SW Guarantee, (iv) the Store Master Funding WH Master Lease, (v) other WingHouse Leases, (vi) the Store Master Funding Fat Patty’s Master lease, (vii) the Seediv Leases, and (viii) other agreements in connection therewith. By executing the guarantees for the benefit of ARC Group Inc and its subsidiaries, Seenu G Kasturi, the “Guarantor” guaranteed lease and promissory note payments in excess of $58,750,000. In consideration for the Guarantor agreeing to execute the Guarantees, the company agreed to compensate the Guarantor a total of $2,937,500, representing 5% of the total guaranteed payments. The payments are due from immediately available funds in such amounts available and at such times they are available. As of December 31, 2020  and June 30, 2021 the balance owed to Seenu G Kasturi in connection with the “Agreement to Guarantee Obligations” was $2,646,091.

US Premium Finance

ARC WingHouse finances its insurance policy premiums. As such, the Company entered into two policy premium financing contracts with US Premium Financing covering (1) Cyber Liability (CL) & Employment Practiced Liability (EPLI) and (2) Windstorm, Excess Liability, & Property. The CL & EPLI policy was financed at a rate of 5.26% per annum with 10 monthly payments commencing on November 11, 2020. The total policy premium was $80,858 of which the Company made a $20,266 down payment. The resulting principal financed was $60,532 after doc stamps and other fees. Over the life of the loan, the Company will incur $1,469 in total finance charges. The second policy was financed at a rate of 3.5% per annum with 10 monthly payments commencing on September 29, 2020. The total policy premium was $464,704 of which the Company made a $94,102 down payment. The resulting principal financed was $371,904 after doc stamps and other fees. Over the life of the loan, the Company will incur $5,992 in total finance charges. The balance of the finance contract was $170,363 and $226,737 on June 30, 2021 and December 31, 2020 respectively.

F-60

Second Round of Paycheck Protection Program Loans

Between January 20, 2021 and February 1, 2021, the Company and each of ARC WingHouse, Seediv, ARC Fat Patty’s, LLC, and DWAG Valdosta, LLC, which are subsidiaries of the Company, executed loan documents for loans in the aggregate principal amount of $4,048,850 for which City National Bank served as lender pursuant to the Paycheck Protection Program of the CARES Act as administered by the SBA. Between February 2, 2021 and April 30, 2021, loans in the aggregate principal amount of $4,059,948 were funded and closed.

The loans are evidenced by promissory notes issued by the borrowers in favor of City National Bank. The notes have a term of five years and bear interest at a rate of one percent (1%) per year. Monthly principal and interest payments will commence on 10th day after the first month after the expiration of the Deferment Period (as defined below). The borrowers may prepay the loans at any time without incurring any prepayment penalties. Under the terms of the loans, up to the entire amount of principal and accrued interest may be forgiven to the extent the proceeds of the loans are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the SBA. The notes provide for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and certain material adverse events. “Deferment Period” means the period commencing on the date the applicable loans closed and ending on the earlier of: (a) the date on which the amount of loan forgiveness for the applicable loan determined under section 1106 of the CARES Act is remitted to City National Bank by the SBA, (b) the date that the SBA advises City National Bank that all or part of the applicable loan has not been forgiven, provided that the applicable borrower has applied for forgiveness within 10 months of the end of the Forgiveness Period (as defined below) of the loan or (c) if the applicable borrower fails to apply for forgiveness for the applicable by the end of the Forgiveness Period, a date that is not earlier than the date that is 10 months after the last day of the Forgiveness Period.

“Forgiveness Period means the period beginning on the date the funds are disbursed to the applicable borrower (the “Disbursement Date”) and ending on any date selected by the borrower that is no earlier than the date eight weeks from the Disbursement Date and no later than the date 24 weeks from the Disbursement Date.

On February 9, 2021, the Company entered into a financing lease agreement with Ascentium Capital for the purchase of pizza ovens in 14 WingHouse restaurants. The principal balance was $188,977, with an annual interest rate of 6.99%, with a term of 72 months. The monthly payments are $2,507. The remaining principal balance is $177,412 as of June 30, 2021. The Company has recognized interest expense of $2,485 and $2,950 for the three-month and six-month periods ended June 30, 2021, respectively.

The carrying value of the Company’s outstanding promissory notes, net of unamortized discount of $215,162 and $537,773 at June 30, 2021 and December 31, 2020, respectively, and excluding financing and operating lease liabilities, was $29,390,495 and $28,015,319 at June 30, 2021 and December 31, 2020, respectively.

Note 10. Leases

The Company leases certain office space, land, buildings and equipment. The Company’s lease agreements for equipment are immaterial in amount, both individually and collectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants, and none of the Company’s lease agreements include options to purchase the leased property. The Company does not have any significant leases that have not yet commenced that create significant rights and obligations for the Company. The Company elected the practical expedient under ASC 842 to not separate lease and non-lease components. A description of the Company’s operating and financing leases is set forth herein under Note 14. Commitments and Contingencies – Operating Leases and – Financing Leases.

Most of the Company’s lease agreements have fixed rental payments. Certain of the Company’s lease agreements include fixed rental payments that are adjusted periodically based on rate or are based in part on a percentage of sales. Payments based on a percentage of sales is not considered in the determination of lease payments for purposes of measuring the related lease liability.

Most of the Company’s real estate leases include one or more options to renew, with renewal terms that can extend the lease term from three to five years or more. The exercise of lease renewal options is at the Company’s sole discretion. If the Company is reasonably certain that it will exercise such options, the periods covered by such options are included in the lease term and are recognized as part of the Company’s right-of-use assets and liabilities.

The Company determines discount rates based on the rates of its outstanding debt.

F-61

The following table sets forth information about the Company’s operating and financing lease assets and liabilities included in its condensed consolidated balance sheet as of June 30, 2021:

	Classification on the Condensed Consolidated Balance Sheet 30-Jun-21
Assets
Operating lease right-of-use assets	Right-of-use assets	$36,683,487
Financing lease right-of-use assets	Right-of-use assets	9,312,729
Total right of use assets		$45,996,216

Liabilities
Current liabilities:
Operating lease liability	Current operating lease liabilities	$1,487,694
Financing lease liability	Current portion of other long-term liabilities	250,103
Non-current liabilities:
Operating lease liabilities, net of current portion	Operating lease liabilities	36,570,249
Financing lease liabilities, net of current portion	Other long-term liabilities	10,643,274
Total lease liabilities		$48,951,320

The following table sets forth the components of lease costs related to the Company’s leases for the three- and six-month periods ended June 30, 2021, respectively:

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
Operating Lease costs	$1,526,523	$3,053,045

Financing lease costs:
Amortization of right-of-use assets	$142,727	$374,928
Interest on lease liabilities	174,779	349,558
Total financing lease costs	$317,506	$724,486

The following table shows certain information related to the weighted-average remaining lease terms and the weighted-average discount rates for our operating and financing leases:

	Weighted Average Remaining Lease Term	Weighted Average Discount Rate
	(in years)	(annual)
Operating Leases	9.87	7.86%
Financing Leases	17.43	8.00%

F-62

The following table sets forth the maturity of our operating and financing leases liabilities as of June 30, 2021:

	Operating Leases	Financing Leases
Year Ended December 31,
2021 (remaining six months)	$1,439,844	$454,244
2022	2,896,808	924,385
2023	3,072,635	940,562
2024	3,065,952	957,022
2025	2,979,704	973,770
Thereafter	53,207,060	13,912,268
Total lease payments	66,662,003	18,162,251
Less: imputed interest	(28,604,060)	(7,268,874)
Total	$38,057,943	$10,893,377

Note 11. Capital Stock

The Company’s authorized capital consisted of 100,000,000 shares of Class A common stock, par value $0.01 per share, at June 30, 2021 and December 31, 2020, respectively, of which 7,399,557 and 7,604,777 shares of common stock were outstanding at June 30, 2021 and December 31, 2020, respectively, 1,000,000 shares of Series A convertible preferred stock, par value $0.01 per share, at June 30, 2021 and December 31, 2020, of which 449,581 shares were outstanding at June 30, 2021 and December 31, 2020, and 2,500,000 shares of Series B Convertible Preferred Stock, $0.01 par value per share, none of which was outstanding at June 30, 2021 and December 31, 2020.

In June 2018, the Company’s board of directors created Series A convertible preferred stock and authorized 1,000,000 shares of Series A convertible preferred stock, par value $0.01 per share, for issuance. Each share of Series A convertible preferred stock is entitled to 100 votes per share and is convertible into one share of the Company’s common stock at a conversion price of $0.75 per share of common stock. The conversion price may be paid in cash, through a reduction in the number of shares of common stock received, or by other methods approved by the board of directors. In the event any shares of the Series A convertible preferred stock are transferred by the holder thereof, such shares immediately and automatically convert into shares of common stock with the conversion price being paid by the recipient through a reduction in the number of shares of common stock received. The Series A convertible preferred stock is treated pari passu with the common stock in all other respects.

F-63

In August 2018, the Company entered into an agreement with a firm to provide investor relations services to the Company. Under the terms of the agreement, the Company agreed to pay the firm $12,250 and issue 3,500 shares of common stock to the firm upon the execution of the agreement as compensation for services to be performed during the months of August and September 2018. The Company agreed to pay the firm $7,000 and issue 1,500 shares of common stock each month thereafter during the remainder of the term of the agreement. The Company recognized $1,710 and $3,120 of stock compensation expense under the agreement during the three- and six-month periods ended June 30, 2021, and recognized $5,085 and $6,690 of stock compensation expense under the agreement during the three- and six-month periods ended June 30, 2020, respectively.

On January 26, 2021, the Company granted of 37,500 shares of common stock granted to James and Catherine Keisler by an action by unanimous written consent of the Board of Directors. The shares were valued at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the dates of grant.

In January 2021, the Company rescinded 242,720 shares of a restricted stock award to Richard Akam, who was the Company’s Chief Operating Officer and Secretary. Please refer to Note 13: Commitments and Contingencies – Employment Agreements - Richard Akam.

The Company recognized a total of $0 and $16,058 for stock compensation expense during the three- and six-month periods ended June 30, 2021, respectively, and recognized a total of $22,874 and $56,779 for stock compensation expense during the three- and six-month periods ended June 30, 2020, respectively The Company had a total of $3,044,330 and $3,041,210 of stock subscription payable outstanding at June 30, 2021 and December 31, 2020, respectively.

The following table sets forth the changes in stockholders’ equity as of June 30, 2021:

	Common Stock		Preferred Stock		Additional	Stock	Non-
	Shares	Par Value	Shares	Par Value	Paid-In Capital	Subscriptions Payable	Controlling Interest	Accumulated Deficit	Total
Balance at December 31, 2020	7,604,777	$76,048	449,581	$4,496	$4,849,679	$3,041,210	$1,416,224	$(18,019,260)	$(8,631,603)
Common stock issued for services	37,500	375	—	—	12,563	3,120	—	—	16,058
Share redeemed	(242,270)	(2,426)	—	—	(67,962)	—	—	—	(70,389)
Net Income	—	—	—	—	—	—	294,305	1,155,457	1,449,762
Balance at June 30, 2021	7,399,557	$73,997	449,581	$4,496	$4,794,280	$3,044,330	$1,710,529	$(16,863,803)	$(7,236,170)

F-64

The following table sets forth the changes in stockholders’ equity as of June 30, 2020:

	Common Stock		Preferred Stock		Additional	Stock	Non-
	Shares	Par Value	Shares	Par Value	Paid-In Capital	Subscriptions Payable	Controlling Interest	Accumulated Deficit	Total
Balance at December 31, 2019	7,429,621	$74,296	449,581	$4,496	$4,786,074	$3,024,822	$1,837,000	$(7,891,999)	$1,834,689
Common stock issued for services	120,000	1,200	—	—	42,095	13,485	—	—	56,779
Cancellation of stock option issued for services	—	—	—	—	—	—	-	—	-
Net loss	—	—	—	—	—	—	(237,431)	(3,754,996)	(3,992,426)
Balance at June 30, 2020	7,549,621	$75,496	449,581	$4,496	$4,828,169	$3,038,307	$1,599,569	$(11,647,023)	$(2,100,958)

Note 12. Stock Compensation Plans

American Restaurant Concepts, Inc. 2011 Stock Incentive Plan

In August 2011, the Company adopted the American Restaurant Concepts, Inc. 2011 Stock Incentive Plan. Under the plan, 1,214,286 shares of common stock may be granted to employees, officers and directors of, and consultants and advisors to, the Company under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity-based or equity-related awards. As of June 30, 2021, 142,858 shares of the Company’s common stock remained available for issuance under the plan. The plan terminates in August 2021. On August 18, 2011, the Company filed a registration statement on Form S-8, File No. 333-176383, with the SEC covering the public sale of all 1,214,286 shares of common stock available for issuance under the plan.

ARC Group, Inc. 2014 Stock Incentive Plan

In June 2014, the Company adopted the ARC Group, Inc. 2014 Stock Incentive Plan. Under the plan, 1,000,000 shares of common stock may be granted to employees, officers and directors of, and consultants and advisors to, the Company under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity-based or equity-related awards. As of June 30, 2021, all 1,000,000 shares of the Company’s common stock remained available for issuance under the plan. The plan terminates in June 2024.

Note 13. Commitments and Contingencies

Employment Agreements

Seenu G. Kasturi

On January 18, 2017, the Company appointed Seenu G. Kasturi as its President, Chief Financial Officer and Chairman of its board of directors. In connection therewith, on January 18, 2017, the Company entered into an employment agreement with Mr. Kasturi to serve as the President and Chief Financial Officer of the Company. The employment agreement was for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the employment agreement, Mr. Kasturi was paid annual compensation in the amount of $80,000 per year, consisting of: (i) an initial annual base salary of $26,000, and (ii) equity awards equal in value to $54,000 per year. Mr. Kasturi was eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. He was also eligible to receive annual bonuses in the discretion of the Company’s board of directors beginning with the Company’s fiscal year ended December 31, 2017. The employment agreement contains customary confidentiality, non-competition and non- solicitation provisions in favor of the Company.

F-65

On January 2, 2019, the Company appointed Seenu G. Kasturi as its Chief Executive Officer. As a result of the appointment, Mr. Kasturi then served as the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of its board of directors. In connection therewith, on January 2, 2019, Mr. Kasturi resigned as the Company’s President and Richard W. Akam resigned as the Company’s Chief Executive Officer. Mr. Akam continued to serve as the Company’s Chief Operating Officer and Secretary.

On January 2, 2019, the Company entered into an amended and restated employment agreement with Mr. Kasturi to serve as the Chief Executive Officer and Chief Financial Officer of the Company. The agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Kasturi will be paid an initial annual base salary in the amount of $350,000. Mr. Kasturi will be eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. He will also be eligible to receive annual bonuses in the discretion of the Company’s board of directors beginning with the Company’s fiscal year ended December 31, 2020. The employment agreement contains customary confidentiality, non- competition and non-solicitation provisions in favor of the Company.

Pursuant to the terms of the new employment agreement, the Company entered into a restricted stock award agreement with Mr. Kasturi pursuant to which the Company granted 390,000 shares of the Company’s common stock to Mr. Kasturi. The shares vest in accordance with the following schedule: (i) 130,000 shares on March 31, 2019; (ii) 130,000 shares on March 31, 2020; and (iii) 130,000 shares on March 31, 2021. In the event the Company terminates the employment of Mr. Kasturi without “cause”, as such term is defined in the employment agreement, his restricted stock award will vest in full immediately. In the event Mr. Kasturi’s employment with the Company terminates by reason of death or “disability”, as such term is defined in the employment agreement, or if the Company terminates Mr. Kasturi’s employment for “cause”, as such term is defined in the employment agreement, or if Mr. Kasturi terminates his own employment with the Company, then any shares that have not yet vested will be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding will automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

Richard W. Akam

On January 22, 2013, the Company appointed Richard W. Akam to serve as its Chief Operating Officer. In connection therewith, the Company entered into an employment agreement with Mr. Akam pursuant to which it agreed to pay him an annual base salary of $150,000, subject to annual adjustment and discretionary bonuses, plus certain standard and customary fringe benefits. The initial term of the employment agreement is for one year and automatically renews for additional one-year terms until terminated by Mr. Akam or the Company.

The employment agreement provided that, on July 22, 2013, the Company would grant Mr. Akam shares of its common stock equal in value to $50,000 if Mr. Akam was continuously employed by the Company through that date. The number of shares of common stock that the Company would issue to Mr. Akam would be calculated based on the last sales price of the Company’s common stock as reported on the OTCQB on July 22, 2013. The employment agreement also provided that the Company would grant Mr. Akam additional shares of its common stock equal in value to $50,000 on January 1st of each year thereafter if Mr. Akam was continuously employed by the Company through January 1st of the applicable year. The number of shares of common stock that the Company would issue to Mr. Akam for each applicable year would be calculated based on the average of the last sales price of shares of the Company’s common stock as reported on the OTCQB for the month of January of the applicable year.

Notwithstanding the above, and in connection therewith, Mr. Akam agreed that the number of shares that may be earned by him under his employment agreement in connection with any particular grant would be equal to the lesser of: (i) 71,429 shares of common stock, or (ii) the number of shares of common stock calculated by dividing $50,000 by the closing price of the Company’s common stock on the day immediately preceding the date the Company’s obligation to issue the shares to him fully accrues. Mr. Akam also agreed that in the event the Company was unable to fulfill its obligation to issue all of the shares earned by him with respect to any particular grant because it did not have enough shares of common stock authorized and available for issuance, (i) Mr. Akam would not require the Company to issue more shares of common stock than are then authorized and available for issuance by the Company, and (i) the Company would be permitted to settle any liability to Mr. Akam created as a result thereof in cash.

F-66

In the event the Company terminates Mr. Akam’s employment without “cause” (as such term is defined in the employment agreement), Mr. Akam will be entitled to receive the following severance compensation from the Company: (i) if the Company terminates Mr. Akam’s employment during the first year of his employment with the Company, that amount of compensation equal to the salary payable to Mr. Akam during that year, (ii) if the Company terminates Mr. Akam’s employment during the second year of his employment with the Company, that amount of compensation equal to nine months of the salary payable to Mr. Akam during that year, (iii) if the Company terminates Mr. Akam’s employment during the third year of his employment with the Company, that amount of compensation equal to six months of the salary payable to Mr. Akam during that year, and (iv) if the Company terminates Mr. Akam’s employment after the third year of his employment with the Company, that amount of compensation equal to three months of the salary payable to Mr. Akam during the year that such termination occurs. Mr. Akam will not be entitled to receive any severance compensation from the Company if the Company terminates his employment for “cause” or as a result of his disability, or if Mr. Akam resigns from his employment with the Company.

The employment agreement also contains customary provisions that provide that, during the term of Mr. Akam’s employment with the Company and for a period of one year thereafter, Mr. Akam is prohibited from disclosing confidential information of the Company, soliciting Company employees and certain other persons, and competing with the Company.

On July 31, 2013, the Company appointed Richard Akam as its Chief Executive Officer, Chief Financial Officer and Secretary. The Company and Mr. Akam did not amend the employment agreement in connection with the above appointments, and Mr. Akam did not receive any additional compensation in connection with the above appointments.

On August 19, 2013, Richard Akam resigned as the Company’s Chief Financial Officer. Mr. Akam retained his positions as the Company’s Chief Executive Officer, Chief Operating Officer and Secretary.

On January 31, 2017, the Company and Richard W. Akam entered into an amendment to the employment agreement. Under the terms of the amendment, the parties confirmed the appointment of Mr. Akam as the Company’s Chief Operating Officer on January 22, 2013 and as the Company’s Chief Executive Officer on July 31, 2013, clarified that Mr. Akam’s monthly base salary after the initial term of the employment agreement may be adjusted from time to time by the Company with Mr. Akam’s consent, removed the provision relating to the grant of shares of the Company’s common stock to Mr. Akam on January 1st of each year effective December 31, 2016, and clarified that the criteria for Mr. Akam’s annual bonuses will be identified and agreed upon by the Company and Mr. Akam by the end of the 1st quarter of each fiscal year.

On January 2, 2019, the Company entered into a Second Amendment to Employment Agreement with Richard W. Akam pursuant to which Mr. Akam resigned as the Company Chief Executive Officer but retained his positions as the Company’s Chief Operating Officer and Secretary.

In March, 2020 Mr. Akam’s employment from the Company was terminated.

Alex Andre

On July 15, 2019, the Company appointed Alex Andre as its Chief Financial Officer. In connection therewith, on July 15, 2019, Seenu G. Kasturi resigned as the Company’s Chief Financial Officer. Mr. Kasturi continued to serve as the Company’s Chief Executive Officer and Chairman of the Company’s board of directors.

On July 15, 2019, the Company entered into an employment agreement with Mr. Andre to serve as the Chief Financial Officer of the Company and, upon the completion of all applicable registration and licensing requirements, to serve as the General Counsel of the Company. The employment agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Andre will be paid an initial annual base salary in the amount of $175,000. On May 1, 2020, Mr. Andre’s salary will increase to $200,000 for the remainder of the employment term. Mr. Andre will be eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. On November 1, 2019, he will be eligible to receive an interim bonus of up to an amount equal to 10% of his then current base salary in the discretion of the Company’s board of directors, and will be eligible to receive annual bonuses on May 1st of each year thereafter of up to an amount equal to 10% of his then current base salary in the discretion of the Company’s board of directors. The employment agreement contains customary confidentiality, non-competition and non-solicitation provisions in favor of the Company.

F-67

On April 8, 2019, the Company entered into a restricted stock award agreement with Mr. Andre pursuant to which the Company granted 225,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Andre. The shares vest in accordance with the following schedule: (i) 75,000 shares on April 30, 2020; (ii) 75,000 shares on April 30, 2021; and (iii) 75,000 shares on April 30, 2022. In the event the Company terminates the employment of Mr. Andre without “cause”, as such term is defined in Section 4(c) of the Employment Agreement, his restricted stock award will vest in full immediately. In the event Mr. Andre’s employment with the Company terminates by reason of death or “disability”, as such term is defined in Section 4(b) of the Employment Agreement, or if the Company terminates Mr. Andre’s employment for “cause”, as such term is defined in Section 4(c) of the Employment Agreement, or if Mr. Andre terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

Mr. Andre resigned from the Company on July 27, 2021.

Joseph Dominiak

On November 12, 2019, the “Company appointed Joseph Dominiak as its Chief Operating Officer. In connection therewith, on November 12, 2019, Richard W. Akam resigned as the Company’s Chief Operating Officer.

On November 6, 2019, the Company entered into an employment agreement with Mr. Dominiak to serve as the Chief Operating Officer of the Company. The employment agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Dominiak will be paid an initial annual base salary in the amount of $200,000. Beginning January 1, 2021, he will be eligible to receive increases in salary in the discretion of the Company’s board of directors. Mr. Dominiak will be eligible to receive annual bonuses on each anniversary of the Effective Date of up to 20% of his then current base salary in the discretion of the Company’s board of directors. The employment agreement contains customary confidentiality, non-competition and non- solicitation provisions in favor of the Company.

On November 12, 2019, pursuant to the terms of the employment agreement, the Company entered into a restricted stock award agreement with Mr. Dominiak under which the Company granted 100,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Dominiak. The shares vest in accordance with the following schedule: (i) 33,333 shares on November 12, 2020; (ii) 33,333 shares on November 12, 2021; and (iii) 33,334 shares on November 12, 2022. In the event the Company terminates the employment of Mr. Dominiak without “cause”, as such term is defined in Section 4(c) of the employment agreement, then all shares that would have vested within the following 12 months had the Executive continued to be employed by the Company during such period shall immediately vest in full. In the event Mr. Dominiak’s employment with the Company terminates by reason of death or “disability”, as such term is defined in Section 4(b) of the employment agreement, or if the Company terminates Mr. Dominiak’s employment for “cause”, as such term is defined in Section 4(c) of the employment agreement, or if Mr. Dominiak terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

Yannick Bastien

On April 27, 2020, the Company entered into an employment agreement with Mr. Bastien to serve as the Chief Administrative Officer of the Company (the “Employment Agreement”). The Employment Agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the Employment Agreement, Mr. Bastien will be paid an initial annual base salary in the amount of $150,000. Since January 1, 2021, Mr. Bastien has been eligible to receive increases in salary in the discretion of the Company’s board of directors. Mr. Bastien’s salary cannot be reduced after any increase is made in accordance with the terms of the Employment Agreement. Mr. Bastien is eligible to receive annual bonuses on April 1st of each year of up to an amount equal to 10% of his then-current base salary in the discretion of the Company’s board of directors. The Employment Agreement contains customary confidentiality, non-competition, non-solicitation and non-disparagement provisions in favor of the Company. The terms of the Employment Agreement shall continue to be effective with respect to Mr. Bastien’s appointment as the Chief Financial Officer of the Company.

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On April 27, 2020, in conjunction with the Employment Agreement, the Company entered into a restricted stock award agreement with Mr. Bastien pursuant to which the Company granted 150,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Bastien. The shares vest in accordance with the following schedule: (i) 50,000 shares on April 27, 2021; (ii) 50,000 shares on April 27, 2022; and (iii) 50,000 shares on April 27, 2023. In the event the Company terminates the employment of Mr. Bastien without “cause,” as such term is defined in Section 4(c) of the Employment Agreement, his restricted stock award will vest in full immediately. In the event Mr. Bastien’s employment with the Company terminates by reason of death or “disability,” as such term is defined in Section 4(b) of the Employment Agreement, or if the Company terminates Mr. Bastien’s employment for “cause,” as such term is defined in Section 4(c) of the Employment Agreement, or if Mr. Bastien terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control,” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

Operating Leases

Company Headquarters

In January 2015, the Company entered into a lease with Crescent Hill Office Park for its corporate headquarters located at 6327-4 Argyle Forest Boulevard, Jacksonville, Florida. The lease provided for an initial monthly rent payment of $1,806 and expired on December 31, 2017, at which time it converted to a month-to-month lease.

In January 2018, the Company entered into a new, month-to-month lease with Crescent Hill Office Park for its corporate headquarters located at 6327-4 Argyle Forest Boulevard, Jacksonville, Florida. The lease provided for an initial monthly rent payment of $2,063 and continued in place until it terminated on December 31, 2018.

On November 15, 2018, the Company entered into a triple net lease with the Kasturi Children’s Trust (the “Trust”) for its new corporate headquarters located at 1409 Kingsley Ave., Ste. 2, Orange Park, Florida. The lease is for a term of 60 months and provides the Company with an option to extend the lease by three additional five-year periods. The lease provides for rent payments in the amount of $4,000 per month. The Trust is an irrevocable trust for which the children of Seenu G. Kasturi are the beneficiaries. The trustee of the Trust is an unrelated third party.

Nocatee Restaurant

In October 2013, DWG Acquisitions, LLC, a Louisiana limited liability company (“DWG Acquisitions”), entered into a triple net shopping center lease with NTC-REG, LLC (“NTC-REG) for the Nocatee Restaurant. The lease provides for an initial monthly rent payment of $1,100 and an additional annual rent payment equal to the amount by which 6% of the restaurant’s annual gross sales exceeds the aggregate monthly rent payments accrued during the applicable year. The lease has an initial term of 53 months and provides DWG Acquisitions with an option to extend the lease by an additional term of 60 months. The lease was assumed by Seediv when Seediv acquired all of the assets and liabilities associated with the Nocatee and Youngerman Circle Restaurants from DWG Acquisitions pursuant to the terms of that certain asset purchase agreement, dated December 1, 2016, by and between Seediv and DWG Acquisitions (the “Seediv Purchase Agreement”).

On April 1, 2017, DWG Acquisitions, Seediv and NTC-REG entered into an assignment and assumption & first modification to lease agreement for the Nocatee Restaurant. Under the agreement, DWG Acquisitions assigned all of its right, title, interest and claim in and to the Nocatee lease, and Seediv assumed the payment and performance of all obligations, liabilities and covenants of DWG Acquisitions under the lease for the Nocatee Restaurant. In addition, the parties amended certain terms of the lease to state that the lease covers approximately 3,400 square feet of space, to extend the term of the lease for a 60-month period commencing on April 1, 2018 and expiring March 31, 2023, and to change the rent payments to an initial monthly rent payment of $7,035 without an additional annual rent payment.

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Youngerman Circle Restaurant

In May 2014, DWG Acquisitions entered into a triple net lease with Raceland QSR, LLC, a Louisiana limited liability company (“Raceland QSR”), which is a related party, for the Youngerman Circle Restaurant. The lease provides for a monthly rent payment equal to 7% of the restaurant’s monthly net sales. The lease has an initial term of 10 years and renews automatically for additional one-year terms unless prior written notice is provided by either party. The lease was assumed by Seediv when Seediv acquired all of the assets and liabilities associated with the Nocatee and Youngerman Circle Restaurants from DWG Acquisitions pursuant to the terms of the Seediv Purchase Agreement.

On December 20, 2016, Seediv entered into a new triple net lease with Raceland QSR for the Youngerman Circle Restaurant. The lease provides for rent payments to be made by the Company for each of 13 rent periods per year, with each rent period comprised of four weeks. The lease provides for an initial base rent payment equal to the greater of: (i) $10,000 per rent period, or (ii) 7.5% of the Youngerman Circle Restaurant’s net sales for the applicable rent period. Commencing on the fifth (5th) anniversary and continuing every five years thereafter, the base rent will be equal to the sum of: (i) the average base rent previously in effect for the preceding five-year period, and (ii) the product of such previous average base rent multiplied by 7.5%. The lease has an initial term of 20 years and provides the Company with an option to extend the lease for two additional five-year periods. The Company agreed to guarantee Seediv’s payment and performance of all of its obligations under the lease.

Valdosta Dick’s Wings Restaurant

On December 31, 2017, DWAG Valdosta, LLC, a Georgia limited liability company that is a wholly-owned subsidiary of the Company, entered into a triple net lease with PLD, L.L.L.P., a Georgia limited liability company, for the Dick’s Wings and Grill restaurant located at 153 Baytree Road, Valdosta, Georgia. The lease provides for monthly rent payments of $3,333 for the first two years and $5,000 for the following three years, plus an additional annual rent payment equal to the amount by which 6% of the restaurant’s annual gross sales exceeds $1,000,000. The lease has an initial term of five years and provides the Company with an option to extend the lease for two additional five-year periods.

Panama City Beach Dick’s Wings Restaurant

On July 1, 2015, DWG Acquisitions entered into a lease with Arquette Development Corporation, a Florida corporation (“Arquette Development”), for the Dick’s Wings and Grill restaurant located at 1136 Thomas Drive, Panama City Beach, Florida (the “Panama City Lease”). The lease provided for rent payments of $5,000 plus an additional annual rent payment equal to the amount by which 6% of the restaurant’s annual gross sales exceeds $1,200,000. The lease had an initial term of three years and provided DWG Acquisitions with an option to extend the lease for three additional three-year periods. The lease expired on June 30, 2018 and was not renewed by DWG Acquisitions. Upon the expiration of the lease, DWG Acquisitions entered into a month-to-month tenancy with Arquette Development pursuant to which DWAG PCB, LLC, a Florida limited liability company that is a wholly-owned subsidiary of the Company (“DWAG PCB”), makes monthly rent payments of $3,000 to Arquette Development on behalf of DWG Acquisitions.

Tallahassee Dick’s Wings Restaurant

On May 1, 2018, DWAG Tallahassee, LLC, a Florida limited liability company that is a wholly-owned subsidiary of the Company (“DWAG Tallahassee”), entered into a triple net lease with Bannerman Crossings III, LLC, a Florida limited liability company, for a Dick’s Wings and Grill restaurant to be located at 3427 Bannerman Rd., Suite 104, Tallahassee, Florida. The lease provides for no rent during the first year of the lease, followed by monthly rent payments equal to 6% of the restaurant’s monthly gross sales for each month remaining under the lease. The lease has an initial term of 10 years and provides the Company with an option to extend the lease for two additional five-year periods. Bannerman Crossings agreed to loan DWAG Tallahassee $250,000 to be used for tenant improvements to the property. DWAG has the right to terminate the lease at the end of the 42nd month of the initial term in the event if gross sales during the period commencing on the first day of the 25th month of the initial term and ending on the last day of the 36th month of the initial term are less than $1,400,000.

Financing Leases

On August 30, 2018, the Company entered into the Master Lease. The initial term of the lease expires on August 31, 2038. The Company has the option to extend the term of the lease for four additional successive periods of five years each. The aggregate base annual rent is $876,875 and is subject to annual increases commencing September 1, 2019 in an amount equal to the lesser of: (i) 1.75%, or (ii) 1.25 times the change in the Consumer Price Index. The Company is responsible for all costs and obligations relating to the Properties.

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Sponsorship Agreements

In July 2013, we entered into a three-year sponsorship agreement with the Jacksonville Jaguars, LLC (the “Jacksonville Jaguars”) and, in connection therewith, in August 2013, entered into a subcontractor concession agreement with Levy Premium Foodservice Limited Partnership (“Levy”) for a concession stand to be located at TIAA Bank Field in Jacksonville, Florida. We concurrently assigned all of our rights and obligations under the concession agreement to DWG Acquisitions in return for a fee of $2,000 per month for each full or partial month during which the concession agreement is in effect. In July 2015, we extended our sponsorship agreement with the Jaguars by an additional two years and entered into a subcontractor concession agreement with Ovations Food Services, L.P. (“Ovations”) for a second concession stand at TIAA Bank Field. We concurrently assigned all of our rights and obligations under the second concession agreement to DWG Acquisitions in return for an additional fee of $3,000 per month for each full or partial month during which the concession agreement is in effect.

In September 2016, we terminated our subcontractor concession agreements with Levy and Ovations and the related assignment agreements with DWG Acquisitions, and entered into a sub-concession agreement with Jacksonville Sportservice, Inc. (“Jacksonville Sportservice”) and DWG Acquisitions with respect to the two concession stands previously covered by the Levy and Ovations subcontractor concession agreements. We concurrently assigned all of our rights and obligations under the sub-concession agreement to DWG Acquisitions in return for a fee equal to the revenue generated by the concession stands less all expenses incurred by the concession stands for each full or partial month during which the concession agreement is in effect. In October 2017, we entered into a termination agreement with DWG Acquisitions whereby we terminated the assignment to DWG Acquisitions.

In November 2017, the Company entered into a new five-year sponsorship agreement with the Jacksonville Jaguars. Under the terms of the sponsorship agreement, during each preseason and regular season football game played by the Jacksonville Jaguars and at certain other events held at the football-based stadium in Jacksonville, Florida currently named “Everbank Field”: (i) the Company has the right to display its branding on one fixed concession stand in the Bud Light Party Zone at Everbank Field and a second concession stand located on the concourse at Everbank Field, (ii) the Company has the right to have its food products sold or otherwise distributed from the stands and/or certain general concession areas at Everbank Field, and (iii) the Company has the right to receive a variety of stadium signage at Everbank Field, radio broadcasting on the Jacksonville Jaguars’ radio programming, and digital advertising on the Jacksonville Jaguars’ website and certain of its social media sites.

The term of the sponsorship agreement commenced on April 1, 2018 and expires on the later of: (i) the conclusion of the 2022/23 NFL season, and (ii) February 28, 2023. The Company is required to pay the Jacksonville Jaguars annual fees in the amount of $200,000 during the first year of the agreement increasing to $216,490 during the last year of the agreement. In addition, the Company is required to provide the Jacksonville Jaguars with food, beverages and serving products equal in value to $35,000 during the first year of the agreement increasing to $37,890 during the last year of the agreement. In the event the Jacksonville Jaguars play in any post-season playoff games, the Company will pay the Jacksonville Jaguars an additional amount per playoff game equal to a pro-rated portion of the annual fee applicable during the then-current year of the agreement.

In July 2019, the Company entered into a First Amendment to Sponsorship Agreement with the Jacksonville Jaguars. The amendment amended the terms of that certain Sponsorship Agreement, dated November 27, 2017, by and between the Company and the Jaguars. Under the terms of the amendment, during each preseason and regular season football game played by the National Football League’s Jacksonville Jaguars and at certain other events held at the football- based stadium in Jacksonville, Florida currently named “TIAA Bank Field”: (i) the Company has the right to display its branding on two fixed concession stands in the stadium located in the Bud Light Party Zone at Everbank Field, five fixed concession stands on the stadium concourse, and two fixed concession stands on the upper club level of the stadium, and up to four portable concession stands on the north end zone deck, (ii) the Company has the right to have its food products sold or otherwise distributed from the stands and/or certain general concession areas at TIAA Bank Field, (iii) the Company has the right to receive a variety of advertising and stadium signage at TIAA Bank Field, radio broadcasting on the Jacksonville Jaguars’ radio programming, and digital advertising on the Jacksonville Jaguars’ website and certain of its social media sites, and (iv) the Company will be identified as the “Official Watch Party Restaurant / Bar for Jaguars away games, including social media spots, radio spots and banner ads.

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Second Amendment to Sponsorship Agreement

In August 2020, the Company entered into a Second Amendment to Sponsorship Agreement with the Jacksonville Jaguars. The amendment further amended the terms of that certain Sponsorship Agreement, dated November 27, 2017, by and between the Company and the Jaguars. Under the terms of the amendment, the parties agreed to reduce the benefits to be received by the Company and the term of the agreement. The amendment is for a term of three NFL football seasons, is deemed to have commenced as of April 1, 2018, and expires on the later of: (i) the conclusion of the 2020/21 NFL season, and (ii) the last day in February 2021. The Company is required to pay the Jaguars annual fees in the amount of $200,000 during the 2018/19 NFL season, $500,000 during the 2019/20 NFL season, and $150,000 during the 2020/21 NFL season. In addition, the Company is required to provide the Jaguars with food, beverages and serving products equal in value to $35,000 during the 2018/19 NFL season, $35,700 during the 2019/20 NFL season, and $6,875 during the 2020/21 NFL season.

Third Amendment to Sponsorship Agreement

In May 2021, the Company entered into a Third Amendment to Sponsorship Agreement with the Jacksonville Jaguars. The amendment further amended the terms of that certain Sponsorship Agreement, dated November 27, 2017, by and between the Company and the Jaguars. Under the terms of the amendment, the parties agreed to extend the term of this agreement to: (i) the conclusion of the 2022/23 NFL season, and (ii) the last day in February 2023. The term deemed to have commenced as of April 1, 2018. The Company is required to pay the Jaguars annual fees in the amount of $200,000 during the 2018/19 NFL season, $500,000 during the 2019/20 NFL season, $150,000 during the 2020/21 NFL season, $100,000 during the 2021/22 NFL season, and $105,000 during the 2022/23 NFL season. In addition, the Company will not be required to provide the Jaguars with food, beverages or serving during any of the seasons under contract.

The following table presents the future minimum annual payments under the sponsorship agreement as of June 30, 2021:

Year Ended December 31,	Minimum Annual Payments
2021 (remaining six months)	$415,072
2022	830,144
2023	830,144
2024	834,444
2025	834,444
Thereafter	3,337,776
Total	$7,082,024

Note 14. Related-Party Transactions

Except as otherwise set forth below, all of the following transactions are with Seenu G. Kasturi or an entity affiliated with Mr. Kasturi. On January 18, 2017, Mr. Kasturi was appointed as the Company’s President, Chief Financial Officer and Chairman of the Company’s board of directors. As of June 30, 2021, Mr. Kasturi was the beneficial owner of 6.9% of the Company’s common stock and 100% of the Company’s Series A convertible preferred stock, collectively representing 89.4% of the voting power of the Company’s capital stock.

Seenu G. Kasturi has served as Vice President and Controller of TKFO since June 2018. He has owned all of the outstanding membership interests in DWG Acquisitions and Raceland QSR and has served as the President, Treasurer and Secretary of DWG Acquisitions and Raceland QSR, since their formation in 2013 and 2012, respectively. Mr. Kasturi has owned 90% of the equity interests in Blue Victory and has served as its President, Treasurer, Secretary and sole member of its board of directors since its formation in 2009. He also owned all of the outstanding membership interests in Seediv, and served as its President, Treasurer and Secretary, from its formation in July 2016 to December 19, 2016, the date the Company acquired Seediv.

Employment Agreements

In January 2017, the Company appointed Seenu G. Kasturi as its President, Chief Financial Officer and Chairman of the board of directors and, in connection therewith, entered into an employment agreement with him. In January 2019, the Company appointed Mr. Kasturi as its Chief Executive Officer and entered into a new employment agreement with him. As of September 30, 2019, Mr. Kasturi served as the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the its board of directors. A description of the employment agreement is set forth herein under Note 13. Commitments and Contingencies – Employment Agreements – Seenu G. Kasturi.

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In January 2013, the Company entered into an employment agreement with Richard W. Akam in connection with his appointment as the Company’s Chief Operating Officer. As of September 30, 2019, Mr. Akam served as the Company’s Chief Operating Officer and Secretary. A description of the employment agreement is set forth herein under Note 13. Commitments and Contingencies – Employment Agreements – Richard W. Akam.

In July 2019, the Company appointed Alex Andre as its Chief Financial Officer and, in connection therewith, entered into an employment agreement with him. A description of the employment agreement is set forth herein under Note 13. Commitments and Contingencies – Employment Agreements – Alex Andre.

In November 2019, the Company appointed Joseph Dominiak as its Chief Operating Officer and, in connection therewith, entered into an employment agreement with him. A description of the employment agreement is set forth herein under Note 13. Commitments and Contingencies – Employment Agreements – Joseph Dominiak.

In April 2020, the Company appointed Yannick Bastien as its Chief Administrative Officer and the Chief Financial Officer and, in connection therewith, entered into an employment agreement with him. A description of the employment agreement is set forth herein under Note 13. Commitments and Contingencies – Employment Agreements – Yannick Bastien

Financing Transactions

The Company is a party to a credit facility with Blue Victory. A description of the credit facility is set forth herein under Note 9. Debt Obligations.

The Company borrowed funds from, and repaid funds to, Blue Victory under a separate loan that it had entered into with Blue Victory during the year ended December 31, 2017. A description of the loan is set forth herein under Note 9. Debt Obligations.

Leases

In October 2013, DWG Acquisitions entered into a triple net shopping center lease with NTC-REG, LLC (“NTC-REG) for the Nocatee Restaurant. A description of the lease is set forth herein under Note 15. Commitments and Contingencies – Operating Leases. The lease was assumed by Seediv on December 1, 2016 when Seediv acquired all of the assets and liabilities associated with the Nocatee and Youngerman Circle Restaurants from DWG Acquisitions, and became the Company’s obligation when the Company acquired Seediv on December 19, 2016. On April 1, 2017, DWG Acquisitions, Seediv and NTC-REG entered into an assignment and assumption & first modification to lease agreement for the Nocatee Restaurant. A description of the agreement is set forth herein under Note 13. Commitments and Contingencies – Operating Leases.

In May 2014, DWG Acquisitions entered into a triple net lease with Raceland QSR for the Youngerman Circle Restaurant. A description of the lease is set forth herein under Note 15. Commitments and Contingencies – Operating Leases. The lease was assumed by Seediv on December 1, 2016 when Seediv acquired all of the assets and liabilities associated with the Nocatee and Youngerman Circle Restaurants from DWG Acquisitions, and became the Company’s obligation when the Company acquired Seediv on December 19, 2016. On December 20, 2016, Seediv entered into a new triple net lease with Raceland QSR for the Youngerman Circle Restaurant. A description of the lease is set forth herein under Note 13. Commitments and Contingencies – Operating Leases.

On November 15, 2018, the Company entered into a triple net lease with the Kasturi Children’s Trust (the “Trust”) for its new corporate headquarters. A description of the lease is set forth herein under Note 13. Commitments and Contingencies – Operating Leases.

Upon the expiration of the Panama City Lease on June 30, 2018, DWG Acquisitions entered into a month-to-month tenancy with Arquette Development pursuant to which DWAG PCB makes monthly rent payments of $3,000 to Arquette Development on behalf of DWG Acquisitions. A description of the Panama City Lease and DWG Acquisitions’ month-to-month tenancy with Arquette Development is set forth herein under Note 13. Commitments and Contingencies – Operating Leases.

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Franchise Agreements

Prior to December 31, 2018, the Company had been a party to several franchise agreements with DWG Acquisitions pursuant to which DWG Acquisitions owned and operated Dick’s Wings restaurants. The terms of these franchise agreements were identical to the terms of the franchise agreements that the Company enters into with unrelated franchisees, except that the Company did not require DWG Acquisitions to pay a franchise fee to the Company under the franchise agreements for the Nocatee and Youngerman Circle Restaurants. The Company generated $249,934 and $403,174 in royalties and franchise fees through its franchise agreements with DWG Acquisitions during the three- and six-month periods ended June 30, 2021, respectively, and generated $134,062 and $287,302 in royalties and franchise fees through its franchise agreements with DWG Acquisitions during the three- and six-month periods ended June 30, 2020, respectively. The Company did not have any accounts payable and accrued expenses outstanding from DWG Acquisitions at June 30, 2021, and at December 31, 2020.

Series A Convertible Preferred Stock

In June 2018, the Company entered into a securities purchase agreement with Seenu G. Kasturi pursuant to which the Company issued Mr. Kasturi 449,581 shares of Series A convertible preferred stock in exchange for 449,581 shares of common stock then held by Mr. Kasturi. A description of this transaction is set forth herein under Note 11. Capital Stock.

Acquisitions and Dispositions

On August 30, 2018, the Company closed upon the asset purchase agreement for Fat Patty’s. In connection therewith, the Company issued a secured convertible promissory note to Seenu G. Kasturi pursuant to which the Company borrowed $622,929 to help finance this acquisition. A description of the promissory note is set forth herein under Note 9. Debt Obligations.

Other Related-Party Arrangements.

Certain part-time employees of the Company are also employed on a part-time basis by various entities affiliated with Seenu G. Kasturi. In addition, the Company had a total of $1,692,005 and $1,965,524 of accounts payable and accrued expenses outstanding at June 30, 2021 and December 31, 2020, respectively, that were owed to employees and other affiliates of the Company primarily for salaries and other payroll liabilities.

Note 15. Judgments in Legal Proceedings

On February 25, 2011, a legal proceeding entitled Duval Station Investment, LLC vs. Hot Wing Concepts, Inc. d/b/a Dick’s Wings and Grill, and American Restaurant Concepts, Inc. was filed with the Fourth Judicial Circuit Court in and for Duval County, Florida. In the complaint, the plaintiff alleged damages for breach of guaranty. On October 4, 2011, a final judgment was entered by the court in favor of the plaintiff in the amount of $161,747, and on November 11, 2011 a final judgment for attorneys’ fees and costs was entered in favor of the plaintiff in the amount of $33,000. These judgments, together with accrued interest of $2,369 thereon, resulted in a total loss from legal proceedings of $197,116 during the year ended December 25, 2011. The Company had not paid any part of the judgment or the accrued interest thereon. As a result, the loss was reflected in settlement agreements payable at June 30, 2021 and December 31, 2020. Interest expense in the amount of $2,810 and $5,590 accrued on the outstanding balance of the loss during the three- and six-month periods ended June 30, 2021, respectively, and interest expense in the amount of $2,810 and $5,621 accrued on the outstanding balance of the loss during the three- and six-month periods ended June 30, 2020, respectively. The interest expense was credited to settlement agreements payable. The Company had accrued interest of $109,687 and $104,097 outstanding at June 30, 2021 and December 31, 2020, respectively. The outstanding judgment and legal fees in the amount of $194,747 along with the accrued interest of $98,415 totaled $293,162 at June 30, 2021. The outstanding judgment and legal fees in the amount of $194,747 along with the accrued interest of $104,097 totaled $298,844 at December 31, 2020.

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In January 2015, Santander Bank filed a complaint against the Company in the Circuit Court, Fourth Judicial Circuit in and for Duval County, Florida, seeking damages of $194,181 plus interest, costs and attorney’s fees for breach of a guaranty of certain obligations of Ritz Aviation, LLC (“Ritz Aviation”) under a promissory note executed by Ritz Aviation in July 2005. During the Company’s fourth fiscal quarter of 2016, Santander Bank informed the Company that certain assets of Ritz Aviation had been sold for $82,642 and that the proceeds from the sale were applied towards the balance of the damages being sought, resulting in an outstanding balance of damages sought of $111,539. The outstanding balance of damages sought was reflected in accrued legal contingency at June 30, 2021 and December 31, 2020. Interest expense in the amount of $1,952 and $3,904 accrued on the outstanding balance of the accrued legal contingency during the three- and six-month periods ended June 30, 2021. The interest expense was credited to accrued legal contingency. A total of $61,224 and $57,320 of accrued interest, and $10,586 of other expenses (excluding legal fees), were outstanding at June 30, 2021 and December 31, 2020, respectively, resulting in an aggregate potential loss of $183,326 and $179,445 at June 30, 2021 and December 31, 2020, respectively. This case is currently pending.

Due to the Covid-19 pandemic, certain poorly performing assets were further imperiled. Under the WingHouse brand, certain Florida locations, specifically the Doral, Davie, Altamonte and Gainesville locations were closed. For the Dick’s Wings and Grill brand, the corporate owned store in Tallahassee was closed permanently in March of 2020 due to covid.

Operations at the WingHouse Davie location ceased in March of 2020. ARC WingHouse entered into a lease settlement agreement with Prisa (the “Davie Landlord”) on December, 2020, whereby WingHouse agreed to pay Prisa a total of $525,000.

The settlement payment is structured as follows: $250,000 paid upon execution of the settlement. The remaining balance of $275,000 to be paid in twelve equal monthly installments of $22,916.67 commencing in January 15, 2021. The current lease liability prior to the settlement was $2,148,502 as of December 31, 2020.

Operations at the WingHouse Doral location ceased in March of 2020. ARC WingHouse entered into a lease settlement agreement with DBH Properties, LTD (the “Doral Landlord”) on August 19, 2020, whereby the lease was fully settled for a total of $200,000, structured as follows: $80,000 was paid upon execution of the settlement followed by twelve monthly payments of $5,000 per month commencing on September 1, 2020 and six $10,000 monthly payments starting on September 1, 2021 with the final payment being made on February 1, 2022. The lease liability prior to the settlement was $2,006,162.

Operations at the WingHouse Altamonte Location ceased in March of 2020. The store remains closed. ARC WingHouse is collaborating with Store Capital, the “Altamonte Landlord” to reach an agreement to sub-lease or divest of the property. ARC WingHouse is paying rent on the closed location until such event occurs.

Operations at the WingHouse Gainesville location ceased on 11/15/2020. The location was sold by Store Capital, the “Gainesville Landlord”. The lease liability for the WingHouse Gainesville location was incorporated in the total lease liability under the Store Capital Master Lease Agreement. On February 12, 2020, April 21, 2020 and October 29, 2020, ARC WingHouse and Store Master Funding entered into that certain Amended and Restated Master Lease, Second Amended and Restated Master Lease and Third Amended and Restated Master Lease, respectively, the collective effect of which was to add the Company and Seenu G. Kasturi, who is the Company’s Chief Executive Officer, as guarantors and to reduce the aggregate base annual rent from $2,041,848 to $1,904,763 in connection with the sale of one of the properties and the closure of the WingHouse Gainesville location.

Operations at the Dick’s Wings and Grill Tallahassee location ceased in March of 2020. DWAG Tallahassee, a wholly owned subsidiary of ARC Group Inc, entered into a settlement agreement with Bannerman Crossings III, LLC, the “Tallahassee DWG Landlord,” in December of 2020 for a total of $130,000. The settlement payment structure is the following: a payment of $75,000 was made on the execution date of the agreement; a second payment of $15,000 was made thirty days after the execution date of the agreement; a third payment of $10,000 was made sixty days after the execution date of the agreement, and payments of $5,000 each shall be made on the ninetieth (90th), one hundred and twentieth (120th), one hundred and fiftieth (150th), one hundred and eightieth (180th), two hundred and tenth (210th), and two hundred and fortieth (240th) day following the execution date of the agreement.

Note 16. Segment Reporting

The Company has two reportable segments, which are Company-owned restaurants and franchise operations.

Company-Owned Restaurants

Company-owned restaurants consist of several brands that are aggregated into one reportable segment because of the nature of the products and services, the production processes, the customers, the methods used to distribute the products and services, the nature of the regulatory environment, and store level profit margin for each of the brands are similar. The brands are Dick’s Wings and Grill, Fat Patty’s and WingHouse. All Company-owned restaurants are casual dining restaurants. There were a total of 32 and 32 company-owned restaurants at June 30, 2021 and December 31, 2020, respectively.

Franchise Operations

The Company only offers franchises for the Dick’s Wings brand. All franchised restaurants are casual dining restaurants. Franchises are sold in markets where expansion is deemed advantageous to the development of the Dick’s Wings brand and system of restaurants. The Company enters into franchise agreements with franchisees to build and operate restaurants using the Dicks Wings brand within a defined geographic area. The agreements have a 10-year term and can be renewed for one additional 10-year term.

In exchange for royalty payments, advertising funds, franchise fees and area development fees, the Company provides the franchisees with the use of its Dick’s Wings trademarks and Dick’s Wings system, which includes uniform operating procedures, standards for consistency and quality of products, technical knowledge, and procedures for accounting, inventory control and management. The Company also provides franchisees with assistance with site selection, prototypical architectural plans, interior and exterior design and layout, training, marketing and sales techniques, and restaurant openings. Franchisees generally remit royalty payments weekly for the prior week’s sales. Franchise fees and area development fees are paid upon the signing of the related franchise agreements.

Franchisees are required to operate their restaurants in compliance with their franchise agreements, which includes adherence to operating and quality control standards, procedures and specifications established by the Company. Franchisees are evaluated regularly by the Company for compliance with their franchise agreements through the use of periodic, unannounced, on-site inspections and standard evaluation reports.

The Company is not required to provide loans, leases, or guarantees to franchisees or the franchisees’ employees and vendors. If a franchisee becomes financially distressed, the Company is not required to provide financial assistance. If financial distress leads to insolvency of the franchisee or the filing of a petition by or against the franchisee under bankruptcy laws, the Company has the right, but not the obligation, to acquire the franchise at fair value as determined by an independent appraiser selected by the Company.

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There were a total of 16 and 16 franchised restaurants at June 30, 2021 and December 31, 2020, respectively.

Segment Financial Information

Information on segments and a reconciliation of income from operations to net loss is as follows:

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30 2021	June 30 2020	June 30 2021	June 30 2020
Revenue
Company-owned restaurants	$15,774,169	$9,112,500	$32,040,829	$24,756,786
Franchise operations	291,853	160,920	473,529	342,596
Total revenue	$16,066,022	$9,273,420	$32,514,358	$25,099,382

Net (Loss) / Income
Company-owned restaurants	(211,959)	(548,134)	(730,077)	($2,474,965)
Franchise operations	80,697	47,344	(6,098)	(27,255)
Total income from operations	(131,261)	(500,790)	(736,175)	(2,502,220)
Corporate and unallocated gains/(expenses)	3,043,595	(712,127)	2,185,937	(1,490,206)
Net (loss) / income	2,912,333	(1,212,917)	1,449,762	(3,992,426)

Depreciation and Amortization
Company-owned restaurants	$203,924	$155,484	423,999	$740,276
Franchise operations	—	—	—	—
Corporate	(3,724)	6,439	2,733	12,878
Total	$200,200	$161,923	$426,732	$753,154

Capital Expenditures
Company-owned restaurants	$563,350	$74,706	$592,375	$89,691
Franchise operations	—	—	—	—
Corporate	-	-	-	-
Total	$563,350	$74,706	$592,375	$89,691

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Note 17. Store Closures

Due to the Covid-19 pandemic, certain poorly performing assets were further imperiled. Under the WingHouse brand, certain Florida locations, specifically the Doral, Davie, Altamonte and Gainesville locations were closed. For the Dick’s Wings and Grill brand, the corporate owned store in Tallahassee was closed permanently in March of 2020 due to covid.

Operations at the WingHouse Davie location ceased in March of 2020. ARC WingHouse entered into a lease settlement agreement with Prisa (the “Davie Landlord”) on December, 2020, whereby WingHouse agreed to pay Prisa a total of $525,000.

The settlement payment is structured as follows: $250,000 paid upon execution of the settlement. The remaining balance of $275,000 to be paid in twelve equal monthly installments of $22,916.67 commencing in January 15, 2021. The current lease liability prior to the settlement was $2,148,502 as of December 31, 2020.

Operations at the WingHouse Doral location ceased in March of 2020. ARC WingHouse entered into a lease settlement agreement with DBH Properties, LTD (the “Doral Landlord”) on August 19, 2020, whereby the lease was fully settled for a total of $200,000, structured as follows: $80,000 was paid upon execution of the settlement followed by twelve monthly payments of $5,000 per month commencing on September 1, 2020 and six $10,000 monthly payments starting on September 1, 2021 with the final payment being made on February 1, 2022. The lease liability prior to the settlement was $2,006,162.

Operations at the WingHouse Altamonte Location ceased in March of 2020. The store remains closed. ARC WingHouse is collaborating with Store Capital, the “Altamonte Landlord” to reach an agreement to sub-lease or divest of the property. ARC WingHouse is paying rent on the closed location until such event occurs.

Operations at the WingHouse Gainesville location ceased on November 15, 2020. The location was sold by Store Capital, the “Gainesville Landlord”. The lease liability for the WingHouse Gainesville location was incorporated in the total lease liability under the Store Capital Master Lease Agreement. On February 12, 2020, April 21, 2020 and October 29, 2020, ARC WingHouse and Store Master Funding entered into that certain Amended and Restated Master Lease, Second Amended and Restated Master Lease and Third Amended and Restated Master Lease, respectively, the collective effect of which was to add the Company and Seenu G. Kasturi, who is the Company’s Chief Executive Officer, as guarantors and to reduce the aggregate base annual rent from $2,041,848 to $1,904,763 in connection with the sale of one of the properties and the closure of the WingHouse Gainesville location.

Operations at the Dick’s Wings and Grill Tallahassee location ceased in March of 2020. DWAG Tallahassee, a wholly owned subsidiary of ARC Group Inc, entered into a settlement agreement with Bannerman Crossings III, LLC, the “Tallahassee DWG Landlord,” in December of 2020 for a total of $130,000. The settlement payment structure is the following: a payment of $75,000 was made on the execution date of the agreement; a second payment of $15,000 was made thirty days after the execution date of the agreement; a third payment of $10,000 was made sixty days after the execution date of the agreement, and payments of $5,000 each shall be made on the ninetieth (90th), one hundred and twentieth (120th), one hundred and fiftieth (150th), one hundred and eightieth (180th), two hundred and tenth (210th), and two hundred and fortieth (240th) day following the execution date of the agreement.

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Note 18. Subsequent Events

First Amendment to the LA Apple Note

On September 1, 2021, ARC Fat Patty’s and Louisiana Apple entered into the First Amendment to the LA Apple Note (the “Amendment”). The Amendment replaced the collective Promissory Notes and Guarantee agreements by and between ARC Fat Patty’s, Wisconsin Apple LLC, Louisiana Apple LLC and Seenu Kasturi personally in their entirety. Pursuant therewith, Wisconsin Apple LLC, Louisiana Apple LLC, and Seenu Kasturi (the “Guarantors”) collectively guarantee (the “Guarantee”) the $4,000,000 principal investment made by ARC Fat Patty’s LLC in connection with the Bremer Bank National Association Promissory Note assignment. The Guarantors pledge certain amounts owed to Seenu Kasturi by ARC Group Inc in the amounts of $622,929.17 and $2,646,091.01 in addition to the personal and business assets of the Guarantors. The terms of the Note are as follows; Five percent (5%) interest only due and payable at each anniversary date of the Louisiana Apple Note calculated on the $4,000,000 Investment Principal in connection with the Assignment. All Bremer Principal and accrued but unpaid interest is due and payable in full on the earlier of: (i) the fifth (5th) anniversary of the date of the Louisiana Apple Note, or (ii) the sale of Wisconsin Apple LLC. The first of such interest only payment is due on or before October 27, 2021 in the amount of $204,647.59 (Two Hundred Four Thousand Six Hundred Forty Seven Dollars and 59 cents). On September 20, 2021, Seenu G Kasturi agreed to allocate the balance owed under the “Agreement to Guaranty Obligations” and the balance owed under the “Secured Convertible Promissory Note aka The Fat Patty’s Note” associated with the ARC Fat Patty’s acquisition to the principal investment made by ARC Fat Patty’s LLC in connection with the Bremer Bank National Association Promissory Note assignment. In addition, cash payments from Seenu Kasturi’s affiliated companies were allocated to the outstanding balance of the Bremer Principal, reducing the remaining balance to $1,773,516.10

Virtual Dining Concepts

On September 2 2021, ARC WingHouse entered into an agreement with Virtual Dining Concepts (“VDC”) which established a turnkey ghost kitchen relationship. Under the agreement, Virtual Dining Concepts developes and owns menus, recipes, formulas, specifications, manuals, methods, procedures, techniques, training videos, packaging designs, supplier ordering guides, customer data, distinctive forms, devices, slogans, signs, symbols, tradenames, logos and related intellectual property for VDC’s sale of food and beverage products to the general public under the brand name Mr. Beast Burger. VDC’s customers will place orders for the Mr Beast Burgers on the processing platform and orders are simultaneously be transmitted to ARC WingHouse’s participating locations for preparation, cooking, and packaging. Mr Beast’s Burgers processing platform picks up completed orders from ARC WingHouse and delivers the orders to VDC’s customers or, in some cases, allows VDC’s customers to pick up completed orders directly. This agreement can be terminated without cause upon a three day written notice from either party to either party

Tampa Bay Buccaneers Sponsorship Agreement & Stadium Agreement

On July 28, 2021 ARC WingHouse entered into a Sponsorship Agreement & Stadium Agreement with the Tampa Bay Buccaneers. The “sponsorship agreement” provides ARC WingHouse with certain Acquired rights as follows: 1. Advertising and Promotions: (a) Limited Use of Marks. ARC WingHouse shall have the right to use the Team Marks for promotional activity and may refer to themselves as “An Official Partner and/or Sponsor” of the Buccaneers. (b) Run-of-Site Banner Ad Rotation. Team shall display custom banner ads and links on the official Buccaneers website, mobile site, and mobile application. All copy, content and creative shall be approved by Team. Team shall determine the location of the banner ads and links. (c) Social Media. Team will cause at least five (5) posts of Buccaneers-themed Sponsor content on Team’s official social media channels (e.g. Twitter, Facebook, Instagram). Postings will be in support of specific initiatives and programs within WingHouse’s Designated Category. Location, timing, and frequency of such posts will be determined by team, in its sole discretion. All copy, content and creative shall be approved by Team. 2. Gameday Radio: (a) Pre-Game – Network. Team shall cause the broadcast of one (1) :30 commercial during an in network break each network pre-game show. (b) In-Game – Network. Team shall cause the broadcast of one (1) :30 commercial during an in network break each network in-game broadcast. (c) Post-Game – Network. Team shall cause the broadcast of one (1) :30 commercial during an in network break each network post-game show. 3. Non-Gameday Radio: (a) Players Radio Show. Team shall cause the radio broadcast of one (1) :30 commercial spot to air in each weekly Players Radio Show on Team’s flagship radio station. Day and time of show to be determined by Team. (b) Spot Bank. Team shall cause the radio broadcast of fifty (50) :30 commercial spots on stations designated by Team. Days and times of broadcast to be determined by Team. 4. Hospitality: (a) VIP Draft Party Invitations. Team shall provide two (2) VIP invitations to the official Buccaneers Draft Party. (b) VIP Mini-Camp Practice Day Invitations. Team shall provide two (2) invitations to attend a mini-camp practice during the Buccaneers off-season. The date of the practice session will be selected by WingHouse from a list provided by Team. Event includes food and beverages. (c) VIP BBQ Invitations. Team shall provide two (2) invitations to a private BBQ or similar event at AdventHealth Training Center during the Buccaneers bye week or on a date determined by Team. Event includes food and beverages. (d) VIP Training Camp Passes. Team shall provide two (2) VIP passes to attend a pre-season training camp practice session. The date of the training camp practice session will be selected by WingHouse from a list provided by Team. Event includes food and beverages. 5. Memorabilia: (a) Autographed Footballs. WingHouse shall receive ten (10) autographed footballs. The player(s) providing the autographs will be subject to availability and determined by the Team and a certificate of authenticity will be provided. (b) Autographed Jersey. WingHouse shall receive one (1) autographed jersey. The player providing the autograph will be subject to availability and determined by the Team and a certificate of authenticity will be provided. (c) Autographed Helmets. WingHouse shall receive one (1) autographed helmet. The player providing the autograph will be determined by Team and a certificate of authenticity will be provided. 6. Appearances: (a) Player Appearance. Team shall provide an appearance by one (1) Buccaneers player. The player shall be selected by Team and subject to availability. The appearance shall be for a maximum of two (2) hours in duration and located at a WingHouse-designated event within fifty miles of AdventHealth Training Center. Date and time shall be subject to availability as determined by Team. The player appearance shall be subject to the terms and conditions of this Agreement, in addition to any applicable NFL and NFLPA rules and regulations. (b) Alumni Appearance. Team shall provide an appearance by one (1) former Buccaneers player. The former player shall be selected by Team and subject to availability. The appearance shall be for a maximum of two hours in duration and located at a WingHouse designated event within fifty miles of AdventHealth Training Center. Date and time for such appearance shall be subject to availability as determined by Team. (c) Cheer Team Appearances. Team shall provide one (1) appearance by two (2) Buccaneers cheer team members. The cheer team members shall be selected by Team and subject to availability. The appearance shall be for a maximum of two hours in duration and located at a WingHouse-designated event within fifty miles of AdventHealth Training Center. Date and time for the appearance shall be subject to availability as determined by Team. All of the rights which are made available to WingHouse hereunder on a per Contract Year basis, including, but not limited to, rights to hold an event and rights to tickets, must be utilized within the applicable Contract Year and are not eligible to be “rolled over” into subsequent Contract Years. In addition, to the extent Team is no longer able to make available any of the rights described for any reason other than as set forth in the Agreement, Team agrees that it shall make available additional rights to WingHouse hereunder in order to compensate WingHouse for the loss of such rights. Unless otherwise specifically described: (a) All costs associated with all elements of the Acquired Rights shall be borne by WingHouse; (b) All elements of the Acquired Rights (including, but not limited to, the logos, announcements, content, signage, giveaways, artwork, scoreboard messages, appearance, distribution, location, display and size) are subject to Team’s prior written approval; (c) All dates, times, and airings related to all elements of the Acquired Rights are subject to Team’s prior written approval and are to be determined at Team’s sole discretion; and (d) All ticket locations and game dates are subject to availability and are determined by Team at its sole discretion.

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The annual Sponsorship Fee payable by Sponsor hereunder shall be as follows: Contract Year Sponsor Fee (Cash) 2021 (First Contract Year) $265,000 2022 (Second Contract Year) $280,750 2023 (Third Contract Year) $297,288 2024 (Fourth Contract Year) $314,652 2025 (Fifth Contract Year) $332,885 For the First Contract Year, WingHouse shall pay the Sponsor Fee as follows: fifty percent (50%) upon execution of this Agreement; twenty five percent (25%) on or before September 1, 2021; and twenty five percent (25%) on or before October 1, 2021. For applicable Contract Years thereafter, WingHouse shall pay twenty five percent (25%) of the Sponsor Fee on or before April 1 of the applicable Contract Year; twenty five percent (25%) of the Sponsor Fee on or before June 1 of the applicable Contract Year; twenty five percent (25%) of the Sponsor Fee on or before August 1 of the applicable Contract Year; and twenty five percent (25%) of the Sponsor Fee on or before October 1 of the applicable Contract Year.

Stadium Rights. 1. Promotions: (a) Game Day Activation. With Team’s prior written approval, ARC WingHouse may develop and execute game day presence and/or fan interaction programs to be held outside of Stadium at site location(s) approved by Team during each Buccaneers Home Game, such as hosting a kiosk; provided, however, that any costs associated with such programs will be the responsibility of ARC WingHouse. ARC WingHouse shall have the right to hand out materials, provided, however, that any materials must be directly related to the Designated Category and be pre-approved in writing by Team. 2. Signage: a) Tower Wall LED. ARC WingHouse’s logo will be displayed on a static, digital position on one 1) Tower Wall LED. ARC WingHouse’s logo will be displayed in incremental time periods beginning twenty (20) minutes prior to kick-off through the conclusion of the game. The total amount of display time will be a minimum of four (4) minutes per Buccaneers Home Game. ARC WingHouse’s logo will be similarly displayed during non-Team events during which Team has access to, and control over, the content on the scoreboards. Display time equally rotating with other partners during the Team-controlled event inventory for non-Team events. (b) Concourse Pillar Blades. Team shall cause the placement of two (2) signs located on foundation pillars on the lower/upper level concourse of the Stadium. Each sign represents one (1) side of double-sided pillar blades. ARC WingHouse acknowledges that the message displayed must incorporate a Buccaneers-related theme. 3. Concessions: (a) Sale Rights. ARC WingHouse’s products may be sold by the Food & Beverage Concessionaire (“Concessionaire”) at the Stadium (exact concession products and related items shall be decided by Team in consultation with ARC WingHouse). Should Concessionaire sell ARC WingHouse’s products at the Stadium, ARC WingHouse shall provide Concessionaire with ability to purchase ARC WingHouse’s product and related items: (1) at the lowest wholesale price offered by ARC WingHouse in the state of Florida; (2) in quantities and sizes acceptable to Concessionaire; and (3) on delivery terms acceptable to Concessionaire. In no event shall the cost of product and/or related items increase by more than 3% in any year. (b) Concession Stand Signage. Should Concessionaire sell ARC WingHouse’s products at the Stadium, Team shall cause the placement of ARC WingHouse’s logo/identification on three (3) concession stands (one in the main concourse and two in the upper concourse - as determined by Concessionaire). All costs associated with such signage shall be split equally between the Parties. Additionally, logos/identification for ARC WingHouse’s products will be listed on menu board strips of select concession outlets that serve ARC WingHouse’s products (as determined by Concessionaire). (c) Branded Portables. Should Concessionaire sell ARC WingHouse’s products at the Stadium, Team shall cause the placement of ARC WingHouse identification/logo on two (2) portable concession carts throughout the Stadium main concourse (all costs associated with such branding of each portable shall be the responsibility of ARC WingHouse). (d) Royalty. For all ARC WingHouse products purchased at the Stadium, ARC WingHouse shall earn a five percent (5%) royalty on “Net Sales” received directly by Concessionaire. Payment of royalty shall be due on the fifteenth (15th) day of each month during the Term (in accordance with such separate agreement with Concessionaire). Concession prices shall be determined solely by Concessionaire. “Net Sales” shall be defined as gross sales of all ARC WingHouse products less applicable sales tax and credit card fees. For clarity, Net Sales shall not include any beverages (alcoholic or otherwise) sold at such concession location. 4. Hospitality: (a) Season Tickets – Lower Level. Team shall provide ARC WingHouse with four (4) lower level tickets in a location selected by ARC WingHouse from a list provided by Team, for each preseason and regular season game at the Stadium. The use of the seats shall be subject to all Season Ticket Terms and Conditions located at www.buccaneers.com/terms as may be modified at Team’s sole discretion. (b) Season Parking Pass. Team shall provide ARC WingHouse with two (2) parking passes, in locations selected by Team, for each Buccaneers preseason and regular season game at the Stadium.

In consideration for the Stadium Rights, WingHouse agrees to pay to Team the Stadium Fee as follows: 2021 (First Contract Year) $50,000, 2022 (Second Contract Year) $50,000, 2023 (Third Contract Year) $50,000, 2024 (Fourth Contract Year) $50,000, 2025 (Fifth Contract Year) $50,000.

Asset Purchase Agreement with Elite Food Management, Inc.

On October 4, 2021, ARC Winghouse, LLC and ARC Group Inc., acting as “Sellers”, and Elite Food Management, Inc., a Florida corporation, acting as the “Purchaser,” entered into a preliminary asset purchase agreement (the “APA”). Pursuant to the terms and conditions of the APA, Sellers sold to Purchaser twenty (20) WingHouse Bar + Grill restaurants (the “Business”), including: (i) all accounts receivable, (ii) all inventory, (iii) and all or substantially all material agreements and assets (except for the intellectual property, which is an excluded asset in the Agreement. Purchaser also assumed the Loyalty Program Benefits and all other liabilities of Sellers, solely to the extent that such liabilities relate to the operation of the Business after the Closing. These include all liabilities under the Assumed Contracts, all liabilities to customers and suppliers, all liabilities to employees, all liabilities for taxes and proceedings commenced post-closing, etc. The purchase price for the acquisition was: (i) $1.00, (ii) payment of the Estimated Closing Working Capital, and (iii) the assumption, satisfaction, and discharge of all Assumed Liabilities. The acquisition is expected to close on November 30, 2021. Pending the closing of the acquisition, Arc WingHouse LLC, as “Owner,” and Elite Food Management, Inc., as “Manager,” have entered into a restaurant management services agreement (the “Management Agreement”), where the Owner agreed to allow the Manager to manage and operate the Business pending the Closing of the acquisition. Under the terms and conditions of the Management Agreement, the Manager shall be responsible for the day-to-day operations, direction, management, and supervision of the Business, and shall provide all operating and management services for the Business; provide all reasonably necessary personnel to provide the services; comply with all laws applicable to the operation, maintenance, and management of the Business; maintain the Business free and clear of all liens and encumbrances. Owner will only be responsible for paying for liabilities, liens and encumbrances outside of the day-to-day operations of the Business, including all bank loans in which the Owner is the debtor. Daily cash receipts will be deposited in an “Operating Account,” under Owner’s name. Manager will be a signatory on the Operating Account. All costs and expenses related to the operation of the business will be paid from the Operating Account. As consideration for the services provided by the Manager, the Manager will receive all profits derived from operating the Business. The full, faithful, timely payment and performance by Purchaser of all obligations set forth in the APA and the Management Agreement are unconditionally and irrevocably guaranteed by Albert Aminpour, Michael Aminpour and Tony Frazier, who have executed a personal guarantee (the “Guarantee”) for the benefit or ARC WingHouse LLC.

Agreement to Guarantee Obligations

On September 20, 2021, Seenu G Kasturi agreed to allocate the balance owed under the “Agreement to Guaranty Obligations” to the principal investment made by ARC Fat Patty’s LLC in connection with the Bremer Bank National Association Promissory Note assignment. As a result, the “Agreement to Guaranty Obligations” has been satisfied in full and the Bremer Bank Note Assignment balance reduced commensurately.

Franchise Disclosure Document for ARC WingHouse

On August 23, 2021 ARC WingHouse completed its Franchise Disclosure Document (FDD). ARC WingHouse intends to begin the process of re-franchising most of our company owned stores and develop our Franchisee base to meet a ratio relative to industry average ratios between corporate stores and franchised stores.

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ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13.

(b) Exhibits

The documents set forth below are filed as exhibits to this report. Where so indicated, exhibits that were previously filed with the SEC are incorporated by reference herein.

Exhibit No.	Exhibit Description
2.1	Membership Interest Purchase Agreement, dated December 19, 2016, by and between ARC Group, Inc. and Seediv, LLC (incorporated by reference to Exhibit 2.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on December 23, 2016)
2.2	Asset Purchase Agreement, dated August 30, 2018, by and among ARC Group, Inc., CSA, Inc., CSA Investments, LLC, CSA of Teays Valley, Inc., CSA, Inc. of Ashland, Fat Patty’s, LLC and Clint Artrip (incorporated by reference to Exhibit 2.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on August 9, 2018)
2.3	Membership Interest Purchase Agreement, dated October 30, 2018, by and among ARC Group, Inc., SDA Holdings, LLC and Fred D. Alexander (incorporated by reference to Exhibit 2.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on November 5, 2018)

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3.1	Articles of Incorporation of ARC Group, Inc. (incorporated by reference to Exhibit 3.1 to ARC Group, Inc.’s Form 8-K12G3 filed with the SEC on June 19, 2014)
3.2	Bylaws of ARC Group Inc. (incorporated by reference to Exhibit 3.1 to ARC Group, Inc.’s Form 8-K12G3 filed with the SEC on June 19, 2014)
3.3	Certificate of Designation for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to ARC Group, Inc.’s Form 8-K filed with the SEC on June 20, 2018)
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to ARC Group, Inc.’s Form 8-K12G3 filed with the SEC on June 19, 2014)
10.1	+ Employment Agreement, dated January 22, 2013, between ARC Group, Inc. and Richard W. Akam (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on January 28, 2013)
10.2	Loan Agreement, dated September 13, 2013, by and between ARC Group, Inc. and Blue Victory Holdings, Inc. (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on September 19, 2013)
10.3	Promissory Note, dated September 13, 2013, issued by ARC Group, Inc. in favor of Blue Victory Holdings, Inc. (incorporated by reference to Exhibit 10.2 to ARC Group, Inc.’s Form 8-K filed with the SEC on September 19, 2013)
10.4	+ Summary of Compensation for Daniel Slone (incorporated by reference to Exhibit 10.13 to ARC Group, Inc. Form 10-K filed with the SEC on March 31, 2014)
10.5	+ Employment Agreement, dated January 18, 2017, by and between ARC Group, Inc. and Seenu G. Kasturi (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on January 20, 2017)
10.6	+ First Amendment to Employment Agreement, dated January 31, 2017, by and between ARC Group, Inc. and Richard W. Akam (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on February 6, 2017)
10.7	First Amendment to Loan Agreement, dated March 24, 2017, by and between ARC Group, Inc. and Blue Victory Holdings, Inc. (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on March 30, 2017)
10.8	Promissory Note, dated March 24, 2017, issued by ARC Group, Inc. in favor of Blue Victory Holdings, Inc. (incorporated by reference to Exhibit 10.2 to ARC Group, Inc.’s Form 8-K filed with the SEC on March 30, 2017)
10.9	Agreement for Purchase and Sale of Real Estate, dated October 4, 2017, by and between Seediv, LLC and Raceland QSR, LLC (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on October 10, 2017)
10.10	First Amendment to Agreement for Purchase and Sale of Real Estate, dated November 30, 2017, by and between Seediv, LLC and Raceland QSR, LLC (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on December 1, 2017)
10.11	Jacksonville Jaguars Sponsorship Agreement, dated November 27, 2017, by and between ARC Group, Inc. and Jacksonville Jaguars LLC (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on December 11, 2017)
10.12	Termination Agreement and Mutual Release, dated February 1, 2018, by and between Seediv, LLC and Raceland QSR, LLC (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on February 7, 2018)
10.13	Securities Purchase Agreement, dated June 15, 2018, by and between ARC Group, Inc. and Seenu G. Kasturi (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on June 20, 2018)
10.14	Purchase and Sale Agreement, dated August 3, 2018, by and between ARC Group, Inc. and Store Capital Acquisitions, LLC (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on August 9, 2018)
10.15	Secured Convertible Promissory Note, dated August 30, 2018, by and between ARC Group, Inc. and Seenu G. Kasturi (incorporated by reference to Exhibit 10.2 to ARC Group, Inc.’s Form 8-K filed with the SEC on September 5, 2018)
10.16	Master Lease Agreement, dated August 30, 2018, by and between ARC Group, Inc. and Store Capital Acquisitions, LLC (incorporated by reference to Exhibit 10.3 to ARC Group, Inc.’s Form 8-K filed with the SEC on September 5, 2018)
10.17	+ Amended and Restated Employment Agreement, dated January 2, 2019, by and between ARC Group, Inc., and Seenu G. Kasturi (incorporated by reference to Exhibit 10.1 to ARC Group, Inc.’s Form 8-K filed with the SEC on January 8, 2019)
10.18	+ Second Amendment to Employment Agreement, dated January 2, 2019, by and between ARC Group, Inc. and Richard W. Akam (incorporated by reference to Exhibit 10.2 to ARC Group, Inc.’s Form 8-K filed with the SEC on January 8, 2019)
10.19	+ Restricted Stock Award Agreement, dated January 2, 2019, by and between ARC Group, Inc. and Seenu G. Kasturi (incorporated by reference to Exhibit 10.3 to ARC Group, Inc.’s Form 8-K filed with the SEC on January 8, 2019)
10.20	Consulting Agreement dated August 8, 2018, by and between ARC Group, Inc. and Crescendo Communications, LLC. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
10.21	Assignment, Assumption of, and Amendment to Master Distribution Agreement, dated March 4, 2019, by and between Sysco Corporation, Tilted Kilt Franchise Operating, LLC (“Assignor”), and ARC Group, Inc. (“Assignee”). (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
10.22	First Amended Sponsorship Agreement, dated July 9, 2019, by and between ARC Group, Inc. and the Jacksonville Jaguars, LLC. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)

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10.23	Second Amended Sponsorship Agreement, dated August 18, 2020, by and between ARC Group, Inc. and the Jacksonville Jaguars, LLC. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
10.24	Settlement Agreement, dated August 19, 2020, by and between DBH Properties, Ltd. And ARC WingHouse, LLC. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
10.25	Conditional Settlement Agreement, dated December 2020, by and between Bannerman Crossings, III, LLC, and ARC Group, Inc. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
10.26	Stipulation for Settlement, dated January 27, 2021, by and between PRISA II DAVIE SC, LLC and ARC WingHouse LLC. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
10.27	Notice of Paycheck Protection Program Reconciliation Payment, dated February 12, 2021, by and between ARC Fat Patty’s LLC and City National Bank of Florida. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
10.28	Third Amended Sponsorship Agreement, dated May 7, 2021, by and between ARC Group, Inc. and the Jacksonville Jaguars, LLC. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
10.29	Accounting Software Agreement, dated May 27, 2021, by and between ARC Group, Inc. and Restaurant 365. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
10.30	Notice of Paycheck Protection Program Forgiveness, dated June 8, 2021, by and between ARC WingHouse LLC and City National Bank of Florida. (incorporated by reference to Arc Group, Inc.’s Form 10-K filed with the SEC on August 30, 2021)
21.1	SUBSIDIARIES OF THE REGISTRANT*
31.1	Certification of Chief Executive Officer of the registrant required by Rule 13a-14(a) under the Securities Exchange Act of 1934, as amended*
31.2	Certification of Chief Financial Officer of the registrant required by Rule 13a-14(a) under the Securities Exchange Act of 1934, as amended*
32.1	Certification of Chief Executive Officer and Chief Financial Officer of the registrant required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended*
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

+ Management contract or compensatory plan or arrangement.

* Filed Herewith

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARC GROUP, INC.

October 6, 2021	By:	/s/ Seenu G. Kasturi
	Name:	Seenu Kasturi
	Title:	Chief Executive Officer

October 6, 2021	By:	/s/ Yannick Bastien
	Name:	Yannick Bastien
	Title:	Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer

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